FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-08

The Information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JUNE 3, 2013, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED APRIL 26, 2013)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-165147) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

$1,249,024,000 (Approximate)
JPMBB Commercial Mortgage Securities Trust 2013-C12
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, National Association
Barclays Bank PLC
Archetype Mortgage Funding II LLC
KeyBank National Association
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2013-C12

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2013-C12 consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates. The certificates (which are comprised of the certificates offered by this free writing prospectus and the Class X-C, Class E, Class F, Class NR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named JPMBB Commercial Mortgage Securities Trust 2013-C12. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing on July 17, 2013.

	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P/KBRA)(5)	Rated Final Distribution Date(3)
Class A-1	$101,691,000%		(6)	May 2018	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class A-2	$162,984,000%		(6)	June 2018	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class A-3	$33,613,000%		(6)	May 2020	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class A-4	$215,000,000%		(6)	May 2023	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class A-5	$322,522,000%		(6)	May 2023	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class A-SB	$103,054,000%		(6)	May 2022	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class X-A	$1,064,605,000	(7)%	Variable(8)	June 2023	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class X-B	$129,093,000	(7)%	Variable(8)	June 2023	A2(sf)/A-(sf)/AAA(sf)	July 2045
Class A-S	$125,741,000%		(6)	June 2023	Aaa(sf)/AAA(sf)/AAA(sf)	July 2045
Class B	$80,474,000%		(6)	June 2023	Aa3(sf)/AA-(sf)/AA-(sf)	July 2045
Class C	$48,619,000%		(6)	June 2023	A3(sf)/A-(sf)/A-(sf)	July 2045
Class D	$55,326,000%		(6)	June 2023	Baa3(sf)/BBB-(sf)/BBB-(sf)	July 2045

(Footnotes on table on page S-2)

You should carefully consider the risk factors beginning on page S-43 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency,instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of its affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities LLC, Barclays Capital Inc. and KeyBanc Capital Markets Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner:  J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 43.7% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 56.3% of each class of offered certificates.  KeyBanc Capital Markets Inc. is acting as co-manager for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 25, 2013.

J.P. Morgan	Barclays
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Manager

June , 2013

# JPMBB Commercial Mortgage Securities Trust 2013-C12

Commercial Mortgage Pass-Through Certificates, Series 2013–C12

Kansas
1 property
$4,378,987
0.3% of total
Nebraska
1 property
$10,455,173
0.8% of total
Arkansas
2 properties
$4,446,567
0.3% of total
Minnesota
2 properties
$102,283,992
7.6% of total
Missouri
3 properties
$40,640,129
3.0% of total
Wisconsin
4 properties
$75,960,818
5.7% of total
Illinois
5 properties
$43,017,429
3.2% of total
Michigan
4 properties
$41,766,838
3.1% of total
Pennsylvania
1 property
$8,500,000
0.6% of total
New York
11 properties
$85,844,873
6.4% of total
Washington
2 properties
$17,202,377
1.3% of total
Massachusetts
2 properties
$159,947,409
11.9% of total
Oregon
2 properties
$27,966,963
2.1% of total
Ohio
4 properties
$75,250,000
5.6% of total
Connecticut
1 property
$1,400,000
0.1% of total
New Jersey
2 properties
$25,777,367
1.9% of total
Nevada
2 properties
$14,358,848
1.1% of total
Maryland
3 properties
$23,932,538
1.8% of total
Virginia
2 properties
$10,192,084
0.8% of total
California
6 properties
$102,973,340
7.7% of total
North Carolina
1 property
$6,792,119
0.5% of total
Arizona
3 properties
$8,545,000
0.6% of total
South Carolina
1 property
$20,600,000
1.5% of total
Colorado
1 property
$10,000,000
0.7% of total
Georgia
7 properties
$57,539,003
4.3% of total
New Mexico
1 property
$4,514,000
0.3% of total
Louisiana
1 property
$6,148,340
0.5% of total
Kentucky
3 properties
$52,865,034
3.9% of total
Alabama
7 properties
$66,832,182
5.0% of total
Florida
5 properties
$64,510,844
4.8% of total
Texas
15 properties
$134,040,173
10.0% of total
Mississippi
1 property
$8,955,292
0.7% of total
Tennessee
1 property
$23,596,546
1.8% of total
0.1% – 2.0% of Initial Pool Balance
2.1% – 10.0% of Initial Pool Balance
10.1% – 11.9% of Initial Pool Balance

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/S&P/KBRA)(5)	Principal Window(4)
Offered Certificates
A-1	$101,691,000		30.000%	(6)	May 2018%		2.81	Aaa(sf)/AAA(sf)/AAA(sf)	07/13-05/18
A-2	$162,984,000		30.000%	(6)	June 2018%		4.94	Aaa(sf)/AAA(sf)/AAA(sf)	05/18-06/18
A-3	$33,613,000		30.000%	(6)	May 2020%		6.89	Aaa(sf)/AAA(sf)/AAA(sf)	05/20-05/20
A-4	$215,000,000		30.000%	(6)	May 2023%		9.67	Aaa(sf)/AAA(sf)/AAA(sf)	05/22-05/23
A-5	$322,522,000		30.000%	(6)	May 2023%		9.89	Aaa(sf)/AAA(sf)/AAA(sf)	05/23-05/23
A-SB	$103,054,000		30.000%	(6)	May 2022%		6.97	Aaa(sf)/AAA(sf)/AAA(sf)	05/18-05/22
X-A	$1,064,605,000	(7)	N/A	Variable(8)	June 2023%		N/A	Aaa(sf)/AAA(sf)/AAA(sf)	N/A
X-B	$129,093,000	(7)	N/A	Variable(8)	June 2023%		N/A	A2(sf)/A-(sf)/AAA(sf)	N/A
A-S	$125,741,000		20.625%	(6)	June 2023%		9.90	Aaa(sf)/AAA(sf)/AAA(sf)	05/23-06/23
B	$80,474,000		14.625%	(6)	June 2023%		9.97	Aa3(sf)/AA-(sf)/AA-(sf)	06/23-06/23
C	$48,619,000		11.000%	(6)	June 2023%		9.97	A3(sf)/A-(sf)/A-(sf)	06/23-06/23
D	$55,326,000		6.875%	(6)	June 2023%		9.97	Baa3(sf)/BBB-(sf)/BBB-(sf)	06/23-06/23
Non-Offered
Certificates(11)
X-C	$67,061,266	(9)	N/A	Variable(10)	June 2023%		N/A	NR/NR/NR	N/A
E	$25,149,000		5.000%	(6)	June 2023%		9.97	Ba2(sf)/BB(sf)/BB(sf)	06/23-06/23
F	$23,471,000		3.250%	(6)	June 2023%		9.97	B2(sf)/B+(sf)/B(sf)	06/23-06/23
NR	$43,590,266		0.000%	(6)	June 2023%		9.97	NR/NR/NR	06/23-06/23

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)
The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)
The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of offered certificates is July 2045. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A, Class X-B and Class X-C certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)
Ratings shown are those of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus. Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to www.moodys.com, www.standardandpoors.com and/or www.krollbondratings.com. Important disclaimer: Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

(6)
The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate balances of the Class B and Class C certificates. The Class X-A and Class X-B certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(9)
The notional amount of the Class X-C certificates will be equal to the aggregate of the certificate balances of the Class F and Class NR certificates. The Class X-C certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class F and Class NR certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(11)	The Class R certificates are not represented in the above table.

The Class X-C, Class E, Class F, Class NR and Class R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	S-2	Office Properties Have Special
IMPORTANT NOTICE REGARDING		Risks	S-55
THE OFFERED CERTIFICATES	S-8	Hotel Properties Have Special Risks	S-56
IMPORTANT NOTICE ABOUT		Industrial Properties Have Special
INFORMATION PRESENTED IN		Risks	S-57
THIS FREE WRITING		Cold Storage Properties Have
PROSPECTUS AND THE		Special Risks	S-58
ACCOMPANYING PROSPECTUS	S-9	Mixed Use Facilities Have Special
SUMMARY OF TERMS	S-11	Risks	S-59
RISK FACTORS	S-43	Manufactured Housing Community
Combination or “Layering” of		Properties Have Special Risks	S-59
Multiple Risks May Significantly		Self-Storage Properties Have
Increase Risk of Loss	S-43	Special Risks	S-61
The Offered Certificates May Not Be		Risks Relating to Affiliation with a
a Suitable Investment for You	S-43	Franchise or Hotel Management
The Credit Crisis and Downturn in		Company	S-61
the Real Estate Market Have		Risks of Lease Early Termination
Adversely Affected and May		Options	S-62
Continue To Adversely Affect		Geographic Concentration Entails
the Value of Commercial		Risks	S-63
Mortgage-Backed Securities	S-43	Risks Relating to Mortgage Loan
Market Considerations and Limited		Concentrations and Borrower-
Liquidity	S-44	Sponsor Concentrations	S-64
Legal and Regulatory Provisions		The Borrower’s Form of Entity May
Affecting Investors Could		Cause Special Risks	S-66
Adversely Affect the Liquidity of		Tenancies-in-Common May Hinder
the Certificates	S-45	Recovery	S-69
The Volatile Economy and Credit		Additional Debt or the Ability To
Crisis May Increase Loan		Incur Other Borrowings Entails
Defaults and Affect the Value		Risk	S-69
and Liquidity of Your Investment	S-46	Borrower May Be Unable To Repay
The Prospective Performance of the		Remaining Principal Balance on
Mortgage Loans Included in the		Maturity Date or Anticipated
Trust Fund Should Be		Repayment Date; Longer
Evaluated Separately from the		Amortization Schedules and
Performance of the Mortgage		Interest-Only Provisions Create
Loans in Any of Our Other		Risks	S-71
Trusts	S-48	Tenant Concentration Entails Risk	S-72
Commercial Lending Is Dependent		Certain Additional Risks Relating to
Upon Net Operating Income	S-49	Tenants	S-73
Risks Relating to Underwritten Net		Options and Other Purchase Rights
Cash Flow	S-50	May Affect Value or Hinder
Limited Information Causes		Recovery with Respect to the
Uncertainty	S-50	Mortgaged Properties	S-75
No Reunderwriting of the Mortgage		Risks Related to Redevelopment
Loans	S-50	and Renovation at the
Risks Associated with Commercial		Mortgaged Properties	S-75
Real Estate Lending	S-51	Mortgaged Properties Leased to
Risks Associated with Retail		Borrowers or Borrower-Affiliated
Properties	S-51	Entities Also Have Risks	S-76
Multifamily Properties Have Special		Tenant Bankruptcy Entails Risks	S-76
Risks	S-54

Mortgage Loans Are Nonrecourse		The Servicing of the IDS Center
and Are Not Insured or		Whole Loan and the
Guaranteed	S-77	Southridge Mall Whole Loan
Lack of Skillful Property		Will Shift to Others	S-88
Management Entails Risks	S-77	Potential Conflicts of Interest of
The Performance of a Mortgage		the Directing
Loan and the Related		Certificateholder	S-89
Mortgaged Property Depends in		Conflicts Between
Part on Who Controls the		Certificateholders and the
Borrower and the Related		Holder of a Companion
Mortgaged Property	S-77	Loan	S-89
Some Mortgaged Properties May		Potential Conflicts of Interest of
Not Be Readily Convertible to		the Underwriters and Their
Alternative Uses	S-77	Affiliates	S-90
Condominiums and Master		Other Possible Conflicts of
Developments May Limit Use		Interest	S-91
and Improvements	S-78	Potential Conflicts of Interest in
Mortgage Loans Secured by		the Selection of the
Leasehold Interests May		Mortgage Loans	S-92
Expose Investors to Greater		Your Lack of Control Over the Trust
Risks of Default and Loss	S-79	Can Adversely Impact Your
Limitations of Appraisals	S-79	Investment	S-93
Different Timing of Mortgage Loan		Special Servicer May Be Directed
Amortization Poses Certain		To Take Actions	S-94
Risks	S-79	The Sponsors, the Depositor and
Environmental Risks Relating to the		the Trust Are Subject to
Mortgaged Properties	S-80	Bankruptcy or Insolvency Laws
Availability of Earthquake, Flood		That May Affect the Trust
and Other Insurance	S-81	Fund’s Ownership of the
Risks Associated with Blanket		Mortgage Loans	S-95
Insurance Policies or Self-		Risks Relating to Prepayments and
Insurance	S-82	Repurchases	S-96
Availability of Terrorism Insurance	S-82	Risks Relating to Substitutions of
Zoning Compliance, Use		Mortgaged Properties by the
Restrictions and Condemnation		Related Borrower	S-99
May Adversely Affect Property		Optional Early Termination of the
Value	S-83	Trust Fund May Result in an
Increases in Real Estate Taxes Due		Adverse Impact on Your Yield or
to Termination of a PILOT		May Result in a Loss	S-99
Program or Other Tax		The Mortgage Loan Sellers May Not
Abatement Arrangements May		Be Able To Make a Required
Reduce Net Cash Flow and		Repurchase or Substitution of a
Payments to Certificateholders	S-84	Defective Mortgage Loan	S-100
Litigation or Other Legal		Realization on Certain Mortgage
Proceedings Could Adversely		Loans May Be Adversely
Affect the Mortgage Loans	S-84	Affected by the Rights of the
Certain of the Mortgage Loans Lack		Mezzanine Lender	S-100
Customary Provisions	S-85	Potential Risks to Certificateholders
Potential Conflicts of Interest	S-85	as a Result of a Securitization of
Potential Conflicts of Interest of		the Americold Cold Storage
the Sponsors and Mortgage		Portfolio Mezzanine Loan	S-100
Loan Sellers	S-85	Limited Obligations	S-101
Potential Conflicts of Interest of		Changes to Accounting Standards
the Master Servicer and the		and Regulatory Restrictions
Special Servicer	S-88	Could Have an Adverse Impact
		on the Certificates	S-101

Tax Consequences Related to		Additional Mortgage Loan
Foreclosure	S-101	Information	S-154
State and Local Tax Considerations	S-101	Sale of Mortgage Loans; Mortgage
Ratings of the Certificates	S-102	File Delivery	S-158
DESCRIPTION OF THE MORTGAGE		Representations and Warranties;
POOL	S-104	Repurchases and Substitutions	S-159
General	S-104	Lockbox Accounts	S-162
Mortgage Pool Characteristics	S-105	TRANSACTION PARTIES	S-164
General	S-105	The Sponsors and Mortgage Loan
Fee & Leasehold Estates;		Sellers	S-164
Ground Leases	S-107	JPMorgan Chase Bank,
Mortgage Loan Concentrations	S-108	National Association	S-164
Cross-Collateralized Mortgage		Barclays Bank PLC	S-172
Loans; Multi-Property		Archetype Mortgage Funding II
Mortgage Loans and		LLC	S-179
Related Borrower Mortgage		KeyBank National Association	S-185
Loans	S-108	The Depositor	S-190
Tenancies-in-Common	S-109	The Trust	S-190
Property Type Concentrations	S-110	The Trustee and the Certificate
Geographic Concentrations	S-112	Administrator	S-191
Additional Debt	S-112	Resignation and Removal of the
The Legacy Place Whole Loan	S-118	Trustee and the Certificate
The Americold Cold Storage		Administrator	S-194
Portfolio Whole Loan	S-121	The Master Servicer	S-195
The IDS Center Whole Loan	S-125	Additional Servicer	S-197
The Southridge Mall Whole Loan	S-129	The Special Servicer	S-204
Net Cash Flow and Certain		Replacement of the Special Servicer	S-207
Underwriting Considerations	S-133	Servicing and Other Compensation
Mortgaged Property Considerations	S-134	and Payment of Expenses	S-209
Environmental Considerations	S-134	The Senior Trust Advisor	S-219
Property Renovation Issues	S-136	DESCRIPTION OF THE
Litigation Considerations		CERTIFICATES	S-220
Bankruptcy Issues and		General	S-220
Other Proceedings	S-136	Book-Entry Registration and
Tenant Issues	S-138	Definitive Certificates	S-221
Purchase Options, Rights of		List of Certificateholders	S-223
First Refusal and Rights of		Distributions	S-224
First Offer	S-140	Allocation of Yield Maintenance
Additional Considerations	S-141	Charges and Prepayment
Assessments of Property Value and		Premiums	S-236
Condition	S-142	Assumed Final Distribution Date;
Appraisals	S-142	Rated Final Distribution Date	S-236
Engineering Reports	S-142	Subordination; Allocation of
Zoning and Building Code		Collateral Support Deficit	S-237
Compliance and		Advances	S-239
Condemnation	S-142	Appraisal Reductions	S-243
Certain Terms and Conditions of the		Reports to Certificateholders;
Mortgage Loans	S-143	Certain Available Information	S-246
ARD Loans	S-147	Voting Rights	S-253
Defeasance; Collateral		Termination; Retirement of
Substitution; Property		Certificates	S-254
Releases	S-147	SERVICING OF THE MORTGAGE
Releases of Individual		LOANS	S-256
Mortgaged Properties	S-148	General	S-256
Other Releases	S-150

Special Note Regarding the IDS		Rights Upon Servicer Termination
Center Whole Loan and the		Event	S-287
Southridge Mall Whole Loan	S-260	Amendment	S-288
The Directing Certificateholder	S-260	CERTAIN AFFILIATIONS,
Limitation on Liability of Directing		RELATIONSHIPS AND RELATED
Certificateholder	S-265	TRANSACTIONS INVOLVING
The Senior Trust Advisor	S-265	TRANSACTION PARTIES	S-291
Consultation Duties of the		PENDING LEGAL PROCEEDINGS
Senior Trust Advisor After a		INVOLVING TRANSACTION
Control Event	S-268	PARTIES	S-292
Replacement of the Special		YIELD AND MATURITY
Servicer	S-269	CONSIDERATIONS	S-293
Termination and Resignation of		Yield Considerations	S-293
the Senior Trust Advisor	S-269	Weighted Average Life	S-296
Senior Trust Advisor		Yield Sensitivity of the Class X-A
Compensation	S-270	and Class X-B Certificates	S-302
Maintenance of Insurance	S-271	Pre-Tax Yield to Maturity Tables	S-302
Modifications, Waivers and		MATERIAL FEDERAL INCOME TAX
Amendments	S-273	CONSEQUENCES	S-305
Mortgage Loans with “Due-on-Sale”		General	S-305
and “Due-on-Encumbrance”		Tax Status of Offered Certificates	S-306
Provisions	S-276	Taxation of Offered Certificates	S-306
Realization Upon Defaulted		Taxation of Foreign Investors	S-307
Mortgage Loans	S-276	Further Information	S-307
Servicing of the Non-Serviced		CERTAIN STATE AND LOCAL TAX
Mortgage Loans	S-280	CONSIDERATIONS	S-307
Inspections; Collection of Operating		CERTAIN ERISA CONSIDERATIONS	S-308
Information	S-280	CERTAIN LEGAL ASPECTS OF THE
Certain Matters Regarding the		MORTGAGE LOANS	S-310
Master Servicer, the Special		LEGAL INVESTMENT	S-311
Servicer, the Senior Trust		LEGAL MATTERS	S-312
Advisor and the Depositor	S-281	RATINGS	S-312
Rating Agency Confirmations	S-283	INDEX OF DEFINED TERMS	S-314
Evidence as to Compliance	S-285
Servicer Termination Events	S-286

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT

ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-2 of this free writing prospectus, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-43 of this free writing prospectus, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-314 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 127 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE TRUST OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NEITHER THE DEPOSITOR, THE TRUST NOR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE TRUST OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF OFFERED CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE, THE EXPRESSION “PROSPECTUS DIRECTIVE”  MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE”  MEANS DIRECTIVE 2010/73/EU.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IS MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000. WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO ARE INSIDE THE UNITED KINGDOM AND QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”). IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE TRUST (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF TERMS

          This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this free writing prospectus.

Issuing Entity
JPMBB Commercial Mortgage Securities Trust 2013-C12, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this free writing prospectus.

Mortgage Loan Sellers
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, Barclays Bank PLC, a public limited company registered in England and Wales, Archetype Mortgage Funding II LLC, a Delaware limited liability company, and KeyBank National Association, a national banking association organized under the laws of the United States of America. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters. Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of the non-offered certificates, KeyBank National Association is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters and an initial purchaser of the non-offered certificates, and of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. Archetype Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
JPMCB	15	$586,765,402	43.7%
Barclays	34	471,817,911	35.2
AMF II	18	157,893,545	11.8
KeyBank	10	124,757,409	9.3
Total	77	$1,341,234,267	100.0%

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The master servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. See “Transaction Parties— The Master Servicer” in this free writing prospectus.

Each of the IDS Center whole loan and the Southridge Mall whole loan will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the IDS Center pari passu companion loan, designated as note A-1, the IDS Center whole loan will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. After the securitization of the Southridge Mall pari passu companion loan, designated as note A-1, the Southridge Mall whole loan will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Special Servicer
LNR Partners, LLC, a Florida limited liability company, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. LNR Partners, LLC was appointed to be the special servicer by LNR Securities Holdings, LLC (or an affiliate), which entity is expected to be the initial directing certificateholder. LNR Securities Holdings, LLC (or an affiliate), is expected to purchase the Class E, F and NR certificates and may purchase other classes of certificates. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—The Special Servicer” in this free writing prospectus.

Each of the IDS Center whole loan and the Southridge Mall whole loan will initially be serviced by the special servicer under the pooling and servicing agreement for this transaction. After the securitization of the IDS Center pari passu companion loan, designated as note A-1, the IDS Center whole loan will be serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. After the securitization of the Southridge Mall pari passu companion loan, designated as note A-1, the Southridge Mall whole loan will be serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

If either (a) the IDS Center mortgage loan or the IDS Center pari passu companion loan becomes a specially serviced mortgage loan prior to the securitization of the IDS Center pari passu companion loan, or (b) the Southridge Mall mortgage loan or the Southridge Mall pari passu companion loan becomes a specially serviced mortgage loan prior to the securitization of the Southridge Mall pari passu companion loan, then the special servicer will be responsible for the servicing and administration of the related whole loan and will be entitled to compensation as described under the pooling and servicing agreement for this transaction and the related intercreditor agreement. If either the IDS Center whole loan or the Southridge Mall whole loan is being specially serviced when the related pari passu companion loan is securitized, then the special servicer for this transaction will be entitled to compensation for the period during which it acted as special servicer with respect to such whole loan, as well as all surviving indemnity and other rights in respect of such special servicing role. After the securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, then the special servicer designated under the pooling and servicing agreement related to that transaction will act as special servicer for such whole loan, and will be entitled to special servicing fees as provided for under such pooling and servicing agreement. See “Risk Factors— Potential Conflicts of Interest—The Servicing of the IDS Center Whole Loan and the Southridge Mall Whole Loan Will Shift to Others” in this free writing prospectus.

Additional Servicer
KeyCorp Real Estate Capital Markets, Inc. will be a primary servicer and will be responsible for the primary servicing and administration of certain mortgage loans pursuant to the related sub-servicing agreement. The principal commercial mortgage servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is 913-317-4100. See “Transaction Parties—Additional Servicer” and “—Summary of KRECM Primary Servicing Agreement” in this free writing prospectus.

Trustee	Wells Fargo Bank, National Association, a national banking association. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road,

Columbia, Maryland 21045. See “Transaction Parties—The Trustee and the Certificate Administrator” in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Notwithstanding the above, after the securitization of the IDS Center pari passu companion loan and Southridge Mall pari passu companion loan, as applicable, the mortgagee of record with respect to such mortgage loan will be the trustee under the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and the Certificate Administrator” in this free writing prospectus.

Sponsors
JPMorgan Chase Bank, National Association, a national banking association, Barclays Bank PLC, a public limited company registered in England and Wales, Archetype Mortgage Funding II LLC, a Delaware limited liability company and KeyBank National Association, a national banking association. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus and “The Sponsor” in the prospectus.

Senior Trust Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company, will be the senior trust advisor. During such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance of the Class E certificates or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will generally be required to review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, during such time, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans, is required to review promptly certain information available to privileged persons regarding the mortgage loans and certain asset status reports; however, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor will also prepare an annual report to be provided to the trustee for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

For additional information regarding the responsibilities of the senior trust advisor see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement with respect to the IDS Center whole loan or the Southridge Mall whole loan.

Directing Certificateholder
With respect to each mortgage loan (other than the IDS Center mortgage loan and the Southridge Mall mortgage loan after the securitization of each of the related pari passu companion loans), the directing certificateholder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder (including the consent and consultation rights described below). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan); provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate. After such time that none of the Class E, Class F and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

Prior to the securitization of the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the directing certificateholder under this transaction will have the same consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the trust and, after the securitization of the related pari passu companion loan, the directing certificateholder under the pooling and servicing agreement entered into in connection with the related securitization will have certain consent and consultation rights with respect to the IDS Center mortgage loan or the Southridge Mall mortgage loan, as applicable, which will be substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The IDS Center Whole Loan” and “—The Southridge Mall Whole Loan” in this free writing prospectus.

It is anticipated that LNR Securities Holdings, LLC (or an affiliate) will be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loans); however, there can be no assurance that that arrangement will continue. See “Risk Factors—Potential Conflicts of Interest— Potential Conflicts of Interest of the Directing Certificateholder” in this free writing prospectus.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, Archetype Mortgage Funding II LLC and KeyBank National Association, each have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor.

Barclays Bank PLC, one of the sponsors and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. Barclays Bank PLC provides warehouse financing to Archetype Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty. Barclays Bank PLC also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility. Certain of the mortgage loans that RAIT Funding, LLC originated are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

KeyBank National Association, a sponsor and a mortgage loan seller, is an affiliate of KeyBanc Capital Markets Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates, and of KeyCorp Real Estate Capital Markets, Inc., a primary servicer.

Archetype Mortgage Funding II LLC is a wholly-owned subsidiary of Archetype Mortgage Capital LLC. Archetype Mortgage Capital LLC will guarantee the performance of Archetype Mortgage Funding II LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Archetype Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities

Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder.

Wells Fargo Bank, National Association is the trustee, the certificate administrator and the 17g-5 information provider.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free prospectus under “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the related due date in June 2013, or with respect to any mortgage loan that was originated in May 2013 and has its first due date in July 2013, the related payment date in June 2013.

Closing Date	On or about June 25, 2013.

Distribution Date	The 4th business day following each determination date. The first distribution date will be July 17, 2013.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Assumed Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus:

Class A-1	May 2018
Class A-2	June 2018
Class A-3	May 2020
Class A-4	May 2023
Class A-5	May 2023
Class A-SB	May 2022
Class X-A	June 2023
Class X-B	June 2023
Class A-S	June 2023
Class B	June 2023
Class C	June 2023
Class D	June 2023

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and any non-serviced mortgage loan) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2013-C12:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

●	Class D

The certificates will consist of the above classes and the following classes that are not being offered by this free writing prospectus and the accompanying prospectus: Class X-C, Class E, Class F, Class NR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 77 fixed rate commercial mortgage loans secured by first mortgage liens on 107 mortgaged properties.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$101,691,000
Class A-2	$162,984,000
Class A-3	$33,613,000
Class A-4	$215,000,000
Class A-5	$322,522,000
Class A-SB	$103,054,000
Class X-A	$1,064,605,000
Class X-B	$129,093,000
Class A-S	$125,741,000
Class B	$80,474,000
Class C	$48,619,000
Class D	$55,326,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%(1)
Class X-B	%(2)
Class A-S	%
Class B	%
Class C	%
Class D	%

(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates weighted on the basis of their respective certificate balances immediately prior to that distribution date as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(2)
The interest accrual amount on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class B and Class C certificates. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date as described under “Description of the Certificates—Distributions” in this free writing prospectus.

B. Interest Rate Calculation Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this free writing prospectus.

C. Servicing and Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan and with respect to special servicing fees, if the related loan interest payments are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date pursuant to the pooling and servicing agreement, which includes the master servicing fee and the portion of the servicing fee payable to the primary servicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) in the trust at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0550%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan or REO Loan on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month; provided, however, that the special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan other than any special servicing fees which accrued prior to any mortgage loan becoming a non-serviced mortgage loan. Any primary servicing fees or sub-servicing fees will be paid by the master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.0033% with respect to each mortgage loan (other than the Legacy Place mortgage loan) and a per annum rate of 0.0038% with respect to the Legacy Place mortgage loan. The trustee fee is payable by the certificate administrator from the certificate administrator fee. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.0015% with respect to each mortgage loan (other than the Legacy Place mortgage loan) and a per annum rate of 0.00175% with respect to the Legacy Place mortgage loan. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Distributions

A. Amount and Order of Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, yield maintenance charges or other prepayment premiums will be distributed to the certificates in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C certificates: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C certificates, pro rata, in each case in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this free writing prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance on the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance on the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth/Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh/Class D certificates: To the Class D certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Eighth/Non-offered certificates (other than the Class X-C certificates):  In the amounts and order of priority described in “Description of the Certificates—Distributions” in this free writing prospectus.

B. Interest and Principal Entitlements

A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this free writing prospectus.

C. Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

On each distribution date, any excess interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates); provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-A, Class X-B or Class X-C certificates and, therefore, the amount of interest they accrue.

	(1)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates and the Class X-C certificates are not offered by this free writing prospectus.

	(2)	Other than the Class X-C and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the certificates offered hereby.

Principal losses (and principal prepayments, if any) on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses (and principal prepayments, if any) allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses (and principal prepayments, if any) allocated to the Class B and Class C certificates. The notional amount of the Class X-C certificates will be reduced by the amount of principal losses (and principal prepayments, if any) allocated to the Class F and Class NR certificates.

See “Description of the Certificates” in this free writing prospectus.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class R certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this free writing prospectus. See “Description of the Certificates—Distributions—Priority” in this free writing prospectus.

F. Excess Interest
On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class NR certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class NR certificates will be entitled to such distributions of excess interest notwithstanding any reduction of their related certificate balance to zero.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a split loan structure, to the extent such appraisal reduction amount is allocated to the related mortgage loan). See “Description of the Certificates—Advances” in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee. See “Description of the Certificates—Advances” in this free writing prospectus.  None of the master servicer, special servicer or trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not part of the trust.

B. Property Protection Advances
The master servicer may be required, and the special servicer may be permitted, to make advances with respect to mortgage loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

	●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

	●	maintain the lien on the related mortgaged property; and/or

	●	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be 77 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 107 commercial, multifamily and manufactured housing properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,341,234,267.

Whole Loans

Four (4) mortgage loans (identified as Loan Nos. 1, 2, 3 and 4 on Annex A-1 to this free writing prospectus), representing approximately 27.9%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a pari passu split loan structure.

In the case of the mortgage loan referred to in this free writing prospectus as the Legacy Place mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 9.3%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is secured by the same mortgage instrument on the same mortgaged property as a related pari passu companion loan, which companion loan is evidenced by a pari passu note that is not part of the trust, and is referred to in this free writing prospectus as the Legacy Place pari passu companion loan.

In the case of the mortgage loan referred to in this free writing prospectus as the Americold Cold Storage Portfolio mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is secured by the same mortgage instruments on the same mortgaged property as a related pari passu companion loan, which companion loan is evidenced by a pari passu note that is not part of the trust, and is referred to in this free writing prospectus as the Americold Cold Storage Portfolio pari passu companion loan.

In the case of the mortgage loan referred to in this free writing prospectus as the IDS Center mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 6.7%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is secured by the same mortgage instrument on the same mortgaged property as a related pari passu companion loan, which companion loan is evidenced by a pari passu note that is not part of the trust, and is referred to in this free writing prospectus as the IDS Center pari passu companion loan.

In the case of the mortgage loan referred to in this free writing prospectus as the Southridge Mall mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus),

representing approximately 3.7%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is secured by the same mortgage instrument on the same mortgaged property as a related pari passu companion loan, which companion loan is evidenced by a pari passu note that is not part of the trust, and is referred to in this free writing prospectus as the Southridge Mall pari passu companion loan.

The following table and discussion contains general information regarding the whole loans:

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance
1	Legacy Place	$125,000,000	9.3%	$75,000,000
2	Americold Cold Storage Portfolio	$109,791,788	8.2%	$109,791,788
3	IDS Center	$90,000,000	6.7%	$92,510,258
4	Southridge Mall	$50,000,000	3.7%	$75,000,000

Each mortgage loan identified in the above table is included in the trust; in each instance the related pari passu companion loan is not included in the trust.  In the case of the Legacy Place pari passu companion loan, such pari passu companion loan is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-LC11, Commercial Pass Through Certificates, Series 2013-LC11.  In the case of each of the Americold Cold Storage Portfolio pari passu companion loan, the IDS Center pari passu companion loan and the Southridge Mall pari passu companion loan, each pari passu companion loan is expected to be deposited into a future securitization.  In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan.

Each of (a) the Legacy Place mortgage loan and the Legacy Place pari passu companion loan and (b) the Americold Cold Storage Portfolio mortgage loan and the Americold Cold Storage Portfolio pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement.  In addition, pursuant to the related intercreditor agreement, the directing certificateholder may exercise certain rights granted to the controlling noteholder of the Legacy Place mortgage loan or the Americold Cold Storage Portfolio mortgage loan, as applicable, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting the mortgage loan and the pari passu companion loan in the related split loan structure.  See “Description of the Mortgage Pool—The Legacy Place Whole Loan” and “—The Americold Cold Storage Portfolio Whole Loan” in this free writing prospectus.

Prior to the securitization of the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the related whole loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer with respect to this securitization and in accordance with the servicing standards provided in the pooling and servicing agreement for this securitization and the directing certificateholder for this transaction will have the same consent and consultation rights with respect to the related whole loan as it has for the other mortgage loans in this transaction. On and after the securitization of the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the directing certificateholder will only have limited consultation rights with respect to various servicing matters or mortgage loan modifications affecting both the mortgage loan and the related pari passu companion loan in the related split loan structure.  See “Description of the Mortgage Pool—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Each of the Legacy Place whole loan, the Americold Cold Storage Portfolio whole loan, the IDS Center whole loan (prior to the securitization of the related pari passu companion loan) and the Southridge Mall whole loan (prior to the securitization of the related pari passu companion loan) is referred to in this free writing prospectus as a “serviced whole loan”.  After the securitization of the related pari passu companion loan, each of the IDS Center whole loan and the Southridge Mall whole loan is referred to herein as a “non-serviced whole loan”.  After the securitization of either of the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, the related whole loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement.  For additional information regarding these whole loans, see “Description of the Mortgage Pool—The IDS Center Whole Loan”, and “—The Southridge Mall Whole Loan” in this free writing prospectus.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios, debt service coverage ratios and debt yield ratios) with respect to any mortgage loan with a related pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans

Aggregate outstanding principal balance(1)	$1,341,234,267
Number of mortgage loans	77
Number of mortgaged properties	107
Number of crossed loan pools	1
Crossed loan pools as a percentage	3.5%
Range of mortgage loan principal balances	$1,636,084 to $125,000,000
Average mortgage loan principal balances	$17,418,627
Range of mortgage rates	3.41450% to 6.00000%
Weighted average mortgage rate	4.10210%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	111 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization term(3)	180 months to 360 months
Weighted average original amortization term(3)	346 months
Range of remaining amortization terms(3)	179 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of loan-to-value ratios(4)(5)	46.5% to 77.6%
Weighted average loan-to-value ratio(4)(5)	63.6%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	22.2% to 69.3%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	52.7%
Range of debt service coverage ratios(4)(5)(6)	1.26x to 3.38x
Weighted average debt service coverage ratio(4)(5)(6)	1.77x
Percentage of aggregate outstanding principal balance consisting of:
Balloon	49.2%
Interest Only-Balloon	45.6%
ARD-Interest Only	3.2%
ARD- Balloon	2.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of six (6) mortgage loans with anticipated repayment dates (identified as Loan Nos. 9, 32, 45, 66, 68 and 73 on Annex A-1 to this free writing prospectus), representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)
Excludes two (2) mortgage loans (identified as Loan Nos. 9 and 45 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only until their related anticipated repayment date.

(4)
In the case of two (2) mortgage loans (identified as Loan Nos. 5 and 6 on Annex A-1 to this free writing prospectus), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans are cross-collateralized and cross-defaulted with each other, and the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis.

(5)
For each mortgage loan with a related pari passu companion loan, the calculation of the loan-to-value ratios and debt service coverage ratios includes the principal balance and debt service payment of the related pari passu companion loan.

(6)
For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the mortgage loan once amortization has commenced.  For all interest-only loans, the debt service coverage ratio was calculated based on the sum of the first 12 interest payments following the cut-off date.  With respect to twenty-one (21) mortgaged properties (identified as Loan Nos. 2, 7, 17, 39, 45, 57 and 70 on Annex A-1 to this free writing prospectus), securing seven (7) mortgage loans, representing approximately 15.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, underwritten net cash flow and underwritten debt service coverage ratios reflected in the table above.  For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Actual/360	77	$1,341,234,267	100.0%
Total:	77	$1,341,234,267	100.0%

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Balloon	51	$659,706,280	49.2%
Interest Only – Balloon	20	611,800,000	45.6
ARD – Interest Only	2	43,556,000	3.2
ARD – Balloon	4	26,171,987	2.0
Total:	77	$1,341,234,267	100.0%

Six (6) mortgage loans (identified as Loan Nos. 9, 32, 45, 66, 68 and 73 on Annex A-1 to this free writing prospectus), representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after, and otherwise provide incentives to the related borrower to repay the subject mortgage loan by, a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the related mortgage loan documents and to the extent permitted by applicable law), will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class NR certificates. After the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off each such mortgage loan on its anticipated repayment date. The actual term for each such mortgage loan is longer than the period up to the related mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—ARD Loans” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Defeasance(3)	61	$780,668,865	58.2%
Yield Maintenance(4)	16	560,565,402	41.8
Total:	77	$1,341,234,267	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
Includes two (2) mortgage loans (identified as Loan Nos. 5 and 6 on Annex A-1 to this free writing prospectus), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are cross-collateralized and cross-defaulted with each other and permit the related borrowers to obtain a release of either of the related mortgaged properties through defeasance of the applicable mortgage loan in full so long as an additional cash amount is delivered that may be applied as a partial prepayment.

(4)
Includes one (1) mortgage loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permits the related borrower to prepay a portion of the subject mortgage loan on the business day after the payment date in July 2015 without the payment of an accompanying Yield Maintenance Charge in connection with the partial release of an outparcel.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)
Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
2	1	$8,600,000	0.6%
3	20	385,701,257	28.8
4	48	613,593,006	45.7
5	3	31,940,806	2.4
6	2	139,010,000	10.4
7	2	144,739,197	10.8
13	1	17,650,000	1.3
Total:	77	$1,341,234,267	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Retail	35	$541,809,156	40.4%
Multifamily	19	188,550,000	14.1
Office	14	173,495,511	12.9
Hotel	12	167,454,022	12.5
Industrial	17	128,082,187	9.5
Mixed Use	4	122,094,815	9.1
Manufactured Housing	4	12,365,000	0.9
Self Storage	1	5,093,576	0.4
Other – Leased Fee	1	2,290,000	0.2
Total:	107	$1,341,234,267	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in 33 states. The following table lists the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Massachusetts	2	$159,947,409	11.9%
Texas	15	134,040,173	10.0
California	6	102,973,340	7.7
Minnesota	2	102,283,992	7.6
New York	11	85,844,873	6.4
Wisconsin	4	75,960,818	5.7
Ohio	4	75,250,000	5.6
Alabama	7	66,832,182	5.0
Total:	51	$803,132,788	59.9%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Additional Aspects of Certificates

Denominations
The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of certificates offered hereby will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold certificates offered hereby through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the certificates offered hereby.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this free writing prospectus and in the prospectus.

Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit;

	●	the certificate administrator’s website initially located at “www.ctslink.com”; and

	●	the master servicer’s website initially located at “www.pnc.com/midland”.

Optional Termination
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates), including the Class X-A, Class X-B and Class X-C certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, there is only one holder of the outstanding certificates and the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, the related mortgage loan seller may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan (other than the IDS Center mortgage loan or the Southridge Mall mortgage loan after the securitization of the related pari passu companion loan) if it determines that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust (or, in the case of any whole loan, the trust and the holder of the related companion loan, as a collective whole) on a net present value basis. The special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan is subject to the rights of the holder of any related mezzanine debt, respectively, to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement.

If any mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer (or, after the securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, the special servicer with respect to such other securitization), determines to sell the related mortgage loan as described above, then the applicable special servicer will be required to sell the related pari passu companion loan together with the related mortgage loan as a single whole loan.  In connection with any such sale, such special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, or similar procedures provided for under the other pooling and servicing agreement, as applicable.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the related distribution account for such deferred interest) as two separate REMICs – a lower-tier REMIC and an upper-tier REMIC – for federal income tax purposes. In addition the portion of the trust exclusive of the trust REMICs will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for these treatments.

Pertinent federal income tax consequences of an investment in the certificates offered hereby include:

	●	Each class of offered certificates will represent “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

	●	Each offered certificate will be treated as a newly originated debt instrument for federal income tax purposes.

	●	You will be required to report income on your offered certificates using the accrual method of accounting.

	●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this free writing prospectus and the prospectus, the certificates offered hereby are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings
The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc.:

	Moody’s(1)	S&P(1)	KBRA(1)
Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-5	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-SB	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-B	A2(sf)	A-(sf)	AAA(sf)
Class A-S	Aaa(sf)	AAA(sf)	AAA(sf)
Class B	Aa3(sf)	AA-(sf)	AA-(sf)
Class C	A3(sf)	A-(sf)	A-(sf)
Class D	Baa3(sf)	BBB-(sf)	BBB-(sf)

(1)
Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.  For additional information about this identifier, prospective investors can go to the website of the applicable rating agency.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate payment in full of the certificate balance of each class of offered certificates on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings on the offered certificates do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by the assigning rating agency. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. See “Ratings” in this free writing prospectus. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The notional amount of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

The rated final distribution date will be the distribution date in July 2045. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this free writing prospectus.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by any other nationally recognized statistical rating organization. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch, Inc., Morningstar Credit Ratings, LLC, Standard & Poor’s Ratings Services, DBRS, Inc. and Kroll Bond Rating Agency, Inc.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the certificates offered hereby. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable or that the identified mortgage loan is not subject to other risk factors described herein.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The certificates offered hereby are not suitable investments for all investors. In particular, you should not purchase any class of certificates offered hereby unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the certificates offered hereby are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates offered hereby involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates offered hereby.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as the debt markets, global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the most recent downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates offered hereby, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under any of the mortgage loans, the trust may suffer a partial or total loss with respect to such mortgage loan and, consequently, the certificates offered hereby. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates offered hereby. While the underwriters currently intend to make a secondary market in the certificates offered hereby, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the certificates offered hereby will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates offered hereby. Accordingly, you may not have an active or liquid secondary market for the certificates offered hereby. Lack of liquidity could result in a substantial decrease in the market value and may adversely affect the regulatory characteristics of the certificates offered hereby. The market value of the certificates offered hereby also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates offered hereby has in the past been volatile and offered very limited liquidity from time to time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The market value of the certificates offered hereby can decline even if the certificates offered hereby and the mortgage loans are performing at or above your expectations. The market value of the certificates offered hereby will be sensitive to fluctuations in current interest rates. However, any change in the market value of the certificates offered hereby may be disproportionately impacted by upward or downward movement in current interest rates.

In particular, the market value of the certificates offered hereby will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates offered hereby, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this free writing prospectus.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

●
Member States of the European Economic Area have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended), which applies to new securitizations issued on or after January 1, 2011 as well as securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. Article 122a imposes a severe capital charge on a securitization position acquired by a European Economic Area-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the European Economic Area-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis. For purposes of Article 122a of the Banking Consolidation Directive, a European Economic Area-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, including those that are based in the United States. Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area insurance and reinsurance undertakings and by investment funds managed by European Economic Area alternative investment fund managers. None of the mortgage loan sellers, the depositor or the trust has taken, or intends to take, any steps to comply with the requirements of Article 122a. Since neither the depositor nor the mortgage loan sellers will retain a 5% net economic interest with respect to the certificates offered hereby in one of the forms prescribed by Article 122a of the Banking Consolidation Directive, the adverse effect of Article 122a of the Banking Consolidation Directive to European Economic Area-regulated institutions and their affiliates may cause them not to invest in the certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market. This could adversely affect your ability to transfer certificates or the price you may receive upon a sale of your certificates.

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The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations.  New regulations have been proposed, some of which have been adopted as final rules while others remain pending. As the regulations are adopted and become effective, investments in asset-backed securities like the certificates by institutions subject to the risk-based capital regulations may result in greater capital charges to financial institutions that own such securities, or otherwise adversely affect the treatment of such securities for regulatory capital purposes.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into recession. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.

 Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and lead to widespread commercial mortgage defaults.

In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property underlying the mortgage loans and, therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrowers and may result in the inability of the related borrowers to make interest payments on the related mortgage loans and repayment at maturity. In the event of default by the related borrowers under the related mortgage loans, the certificateholders would likely suffer a loss on their investment.

In addition, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euro, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.

Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of the certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the certificates offered hereby. In addition, in connection with all the circumstances described above, you should be aware in particular that:

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such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds that would be realized in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

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notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the certificates offered hereby and such declines may be substantial and occur in a relatively short period following the issuance of the certificates offered hereby; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

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if you determine to sell certificates offered hereby, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, which may be the case for reasons unrelated to the then-current performance of the certificates offered hereby or the mortgage loans, and which may be the case within a relatively short period following the issuance of the certificates offered hereby;

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if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

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even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

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the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing or preferred equity. See “—Potential Conflicts of Interest” in this free writing prospectus;

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trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

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even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the certificates offered hereby independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place or on tenants that may have signed a lease, or lease amendment expanding its space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, there can be no assurance that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

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the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

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the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information”) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information on certain of the mortgage loans in the trust.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although none of the mortgage loan sellers have made representations and warranties that they know to be untrue (subject to the exceptions to the representations and warranties described in the purchase agreement and this free writing prospectus). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Risks Associated with Retail Properties” below.

Risks Associated with Retail Properties

Thirty-five (35) of the mortgaged properties, securing thirty (30) mortgage loans, representing approximately 40.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties, and thirty-three (33) of those mortgaged properties (identified as Loan Nos. 1, 4, 7, 10, 12, 13, 23, 24, 29, 32.01, 32.02, 32.04, 32.05, 32.06, 34, 35, 37, 40, 45, 47, 48, 49, 53, 56, 57, 59, 64, 66, 68, 70, 72 and 73 on Annex A-1 to this free writing prospectus), securing twenty-eight (28) mortgage loans, representing approximately 37.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants”, which may or may not be tenants at the mortgaged properties that represent collateral for the related mortgage loan. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

In addition, one (1) mortgaged property (identified as Loan No. 32.03 on Annex A-1 to this free writing prospectus), partially securing one (1) mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is comprised only of the leased fee interest in such property.  However, because the fee interest is improved by a retail building, the related mortgaged property will be subject to similar risks as other retail properties.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan or such tenants may have the option to terminate their respective leases early. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this free writing prospectus for the lease expiration dates for the five largest tenants (based on net rentable area leased) at each mortgaged property. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this free writing prospectus.

Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

In some cases, the leases of certain anchor and other significant tenants prohibit the landlord from leasing space at or near the related mortgaged property to a competitor of the subject tenant, thereby adversely affecting the potential tenant pool and/or the value of the related mortgaged property in a foreclosure scenario.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters and restaurants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus. In such cases, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. In addition, decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Multifamily Properties Have Special Risks

Nineteen (19) of the mortgaged properties, securing twelve (12) mortgage loans, representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate security, maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

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in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate (and may be financially less able to make rent payments) than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	state and local regulations, including rent control and rent stabilization;

●	whether the property is subject to low income housing use restrictions that limit income of tenants and rent for units;

●	the presence of competing properties and residential developments in the local market;

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the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Office Properties Have Special Risks

Fourteen (14) of the mortgaged properties, securing fourteen (14) mortgage loans, representing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties.

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenants;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees; and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

Certain of the mortgage loans identified as being secured by office properties are medical office properties, which are subject to certain additional risks. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment, (ii) its ability to attract doctors and nurses to be on staff, (iii) its ability to afford and acquire the latest medical equipment, (iv) a sufficient patient base and (v) reimbursements for patient fees and other charges from private or government sponsored insurers.  Issues related to reimbursement (ranging from non-payment to delays in payment) from insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower–Sponsor Concentrations” below and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Hotel Properties Have Special Risks

Twelve (12) of the mortgaged properties, securing ten (10) mortgage loans, representing approximately 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality mortgaged properties are limited-service hotels.  Hospitality properties that are limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. Since limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes, that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue therefrom. Also, some hospitality properties may be located on the waterfront and derive material revenue from the leasing of marina slips. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, the current housing crisis and the credit crisis, high energy, fuel and food costs, the increased cost of travel, the potential for bank failures, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and there can be no assurance that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Industrial Properties Have Special Risks

Seventeen (17) of the mortgaged properties, securing three (3) mortgage loans, representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable for a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Cold Storage Properties Have Special Risks

Fifteen (15) of the mortgaged properties (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), securing one (1) mortgage loan, representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to and operated by the related borrower and its affiliates for utilization as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”.

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients, partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling-clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

Substantially all of the tenants / customers at the related mortgaged properties are in the food industry. The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

The operator of the cold storage properties has different arrangements with different customers, many of which do not require the customers to utilize any fixed amount of space at any particular time.  However, certain customers agree to utilize a certain amount of space even if it is not fully used during a particular period.  All of these agreements tend to be rolling arrangements with their consistent customer base.  Although there can be no assurances that customers will continue to enter into their cold storage arrangements from one period to the next, in many cases a customer’s current cold storage provider has a competitive advances due to the proximity to customer processing plants and familiarity with the logistical requirements for storing and transporting the customer’s products.

Certain of the cold storage properties are located near or adjacent to customers’ processing facilities and in certain cases a large portion of the entire property is devoted to a single customer. An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties.  In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial properties.  See

—Industrial Properties Have Special Risks”   in this free writing prospectus and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

Mixed Use Facilities Have Special Risks

Four (4) mortgaged properties, securing four (4) mortgage loans, representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties.

Mixed use mortgaged properties consist of office, industrial, warehouse, flex and retail components, and as such, the mortgage loans secured by mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Manufactured Housing Community Properties Have Special Risks

Four (4) of the mortgaged properties, securing three (3) mortgage loans on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●
location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

●	the percentage of owner-occupied homes versus rental homes;

●	any restrictions on the age of tenants who may reside at the property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities provided;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

In general, a manufactured housing community property is a “single-purpose” property that could not be readily converted to general residential, retail or office use. Thus, if the operation of the manufactured housing community property becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity:

●	may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants;

●	may not be connected to public water and sewer systems;

●	have tenants that may not have leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period; or

●	are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein.

In the case of manufactured housing community mortgaged properties that are not connected to public water and sewer systems, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In the case of manufactured housing community mortgaged properties that are located, in whole or in part, in a flood zone, flood insurance may not be available and, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Additionally, certain manufactured housing community properties securing mortgage loans in the issuing entity may be, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older.  Such restrictions limit the potential residents of the related mortgaged properties and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow from, and the level of occupancy at, the related mortgaged property may be subject to greater fluctuations.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan and may be rented on a lease-to-own basis.  The borrower or an affiliate thereof may acquire, own, lease, sell and/or finance the ownership of homes at a manufactured housing community mortgaged property.  In cases where the borrower itself acquires, owns, leases, sells and/or finances the ownership of homes, that borrower does not fully satisfy the criteria for being a special purpose entity.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they are frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Self-Storage Properties Have Special Risks

One (1) mortgaged property securing one (1) mortgage loan, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a self-storage property.

The self-storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self-storage units included in the self-storage properties. We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous materials, or that they will remain so in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Eleven (11) of the mortgaged properties, securing nine (9) mortgage loans (identified as Loan Nos. 14, 18, 22, 30, 33, 41, 43, 52 and 63 on Annex A-1 to this free writing prospectus), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are affiliated with a franchise or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The continuation of a franchise agreement or management agreement is typically subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. In addition, some of the franchise agreements applicable to the hotel mortgaged properties expire, or grant the franchisor a termination right that is exercisable, during the term of the related mortgage loan. There can be no assurance that a replacement franchise could be obtained in the event of a termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise license agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii) the transferee is a competitor (within the meaning of the franchise agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there is no franchise agreement related to the property. There may be risks associated with hospitality properties that have not entered into or become a party to a franchise agreement. Hospitality properties often enter into franchise agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of, or access to, the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors or particular significant tenants, and/or a percentage of the tenants, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers described above that are common with respect to retail properties, certain tenant leases of other property types permit the related tenant to unilaterally terminate its lease without the occurrence of any trigger. Generally, any tenants that hold termination options are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that tenants at any of the mortgaged properties will not exercise any such early termination and contraction rights, or will honor their obligations to pay a termination fee, and we cannot assure you that the absence or reduced presence of any such tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. In addition, see Annex A-1 to this free writing prospectus for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties and “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for further information on the mortgage loans included in the trust.

Geographic Concentration Entails Risks

Mortgaged properties located in Massachusetts, Texas, California, Minnesota, New York, Wisconsin, Ohio and Alabama secure approximately 11.9%, 10.0%, 7.7%, 7.6%, 6.4%, 5.7%, 5.6% and 5.0% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 59.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout twenty-five (25) other states, with no more than 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, mudslides, wildfires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more generally susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they have material improvements that are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling Agreements—Hazard Insurance Policies” in the prospectus.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  One or more mortgaged properties securing a mortgage loan included in the pool of mortgage loans may be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

●	The largest mortgage loan represents approximately 9.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●	The three (3) largest mortgage loans represent, in the aggregate, approximately 24.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●
The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans represent, in the aggregate, approximately 44.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgage Loan Concentrations” in this free writing prospectus.

Each of the other mortgage loans represents no more than approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Retail	35	$ 541,809,156	40.4%
Multifamily	19	188,550,000	14.1
Office	14	173,495,511	12.9
Hotel	12	167,454,022	12.5
Industrial	17	128,082,187	9.5
Mixed Use	4	122,094,815	9.1
Total:	101	$1,321,485,691	98.5%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus for information related to property type concentrations.

Certain of the mortgage loans have borrowers that are related to each other. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the first property, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans.

In addition, it is possible that some or all of the properties owned or controlled by a borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Mortgaged properties owned by related borrowers are likely to:

●	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

●	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. This is particularly the case where multiple borrowers with respect to a mortgage loan have differing ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

A lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus for information relating to mortgage loans secured by multiple mortgaged properties and mortgage loans with related borrowers.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or it is a “recycled” single-purpose vehicle that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation.  In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally, but not in all cases, under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the In re General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower. Additionally in certain circumstances where the related mortgage loan had an original principal balance in excess of $20 million, no non-consolidation opinion was obtained with respect to the related borrower at origination. See representation number 33 in Annex D-1 and the identified exceptions thereto in Annex D-2 to this free writing prospectus and see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust. Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty. In such instances, references to obligations and responsibilities of the “borrower” in this free writing prospectus, may apply to such property owner instead. In addition, with respect to any such indemnity deed of trust executed prior to July 1, 2012, such indemnity deed of trust may have been exempt from mortgage recording tax under Maryland law, and Maryland mortgage recording tax may not have been paid with respect to the mortgages securing such mortgage loans at the time the mortgage loans were originated. Recently, however, certain counties in Maryland are asserting that in order to record a foreclosure deed or a deed in lieu of foreclosure, the mortgage recording tax must be paid. This could occur in circumstances in which the guarantor whose property is encumbered by the indemnity deed of trust, rather than the borrowing entity, has the effective use of the proceeds of the loan. Under either of these circumstances, Maryland governmental authorities could assert that an indemnity deed of trust securing a mortgage loan could not be foreclosed without payment of the mortgage recording tax, and possibly interest and penalties as well. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan; however, any such taxes, interest and penalties would be payable under the related non-recourse carveout guaranty. See “Risk Factors—Assignment of Leases and Rents May Be Limited by State Law”, “—Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

 Tenancies-in-Common May Hinder Recovery

Four (4) mortgage loans (identified as Loan Nos. 24, 34, 39 and 44 on Annex A-1 to this free writing prospectus), representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, have one or more borrowers (or borrower affiliates pursuant to an indemnity deed of trust structure or fee owners who have signed accommodation mortgages) that own all or a portion of the related mortgaged properties as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower or owner exercise its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower or owner file for bankruptcy, the bankruptcy court stay will be reinstated. In each case, each related tenant-in-common borrower or owner has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenants-in-common and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower or owner is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower or owner will not delay enforcement of the related mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

 Additional Debt or the Ability To Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Four (4) mortgage loans (identified as Loan Nos. 1, 2, 3 and 4 on Annex A-1 to this free writing prospectus), representing approximately 9.3%, 8.2%, 6.7% and 3.7% respectively of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure that is secured by the same mortgage instrument or instruments (as applicable), on the related mortgaged property or mortgaged properties, as applicable.  In each case, the related mortgage loan is included in the trust, but the related companion loan that is part of the split loan structure is not included in the trust.  In the case of the Legacy Place pari passu companion loan, such companion loan was deposited into the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-LC11.  In the case of each of the Americold Cold Storage Portfolio pari passu companion loan, the IDS Center pari passu companion loan and the Southridge Mall pari passu companion loan, each companion loan is expected to be deposited in a future securitization trust, and each companion loan is pari passu in right of payment with the related mortgage loan.  See “Description of the Mortgage Pool—The Legacy Place Whole Loan”, “—The Americold Cold Storage Portfolio Whole Loan”, “—The IDS Center Whole Loan” and “—The Southridge Mall Whole Loan” in this free writing prospectus.

Although none of the pari passu companion loans is an asset of the trust, in each instance the related borrower is still obligated to make interest and principal payments on or in respect of each related pari passu companion loan.  As a result, the trust is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the related borrower to pay the required debt service on the related companion loan and that the value of the mortgaged property may decline as a result; and

●
the risk that it may be more difficult for the related borrower to refinance the related mortgage loan, or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of all of the pari passu obligations, upon the maturity of the related mortgage loan.

See “Description of the Mortgage Pool—General”, “—The Legacy Place Whole Loan”, “—The Americold Cold Storage Portfolio Whole Loan”, “—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Certain of the mortgage loans will have mezzanine debt secured by pledges of ownership interests in the related borrower in place on the closing date of this securitization transaction. In addition, certain of the mortgage loans permit future mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

In addition, the mortgage loan documents related to certain mortgage loans allow the related borrower, either currently or in the future, to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital.  Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.  In certain instances, the right to replace the manager of the borrower may currently be exercisable by the holder of the preferred equity.

See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” and “—Future Mezzanine Debt”, “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity or that permit subordinate, mezzanine or other additional debt in the future.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.  Also, borrowers under certain other mortgage loans have issued or are permitted to issue preferred equity in such borrowers or their members.  See “Description of the Mortgage Pool—Additional Debt—Unsecured Debt” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of the stated maturity date or anticipated repayment date of the related mortgage loan, including certain mortgage loans that pay interest-only for a portion of the related term or until the respective maturity dates or anticipated repayment dates of the related mortgage loans, and that substantially all of the mortgage loans have amortization schedules that are significantly longer than their respective terms.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Amortization Types” in this free writing prospectus.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to a modification of the related mortgage loan, and any delay in collection of an anticipated repayment date payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Furthermore, the recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of

Your Investment” in this free writing prospectus. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Although there may be financial incentives to do so, failure to pay a mortgage loan with an anticipated repayment date in full on or before that date will not be an event of default.

Additionally, none of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend the maturity of, and otherwise modify, mortgage loans (other than any non-serviced mortgage loan, which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard and the REMIC provisions of the Code, subject to the limitations described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—General” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus for information on the terms of the mortgage loans in the trust.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans with mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans included in the trust and “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. In some of these cases the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See Annex A-1 to this free writing prospectus for an identification of any government-sponsored tenant that constitutes one of the five largest tenants at any mortgaged property.

In addition, in certain cases a mortgaged property may be leased in whole or substantial part by the related borrower under the mortgage loan to an affiliate of the borrower.  In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions.  We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan.  In some cases an affiliated lessee may be physically occupying space related to its business; in other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.  See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis. Further, certain tenant leases may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

Tenant Rollover Risks. The mortgaged properties related to certain mortgage loans have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date or anticipated repayment date, as applicable, of the related mortgage loans. In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for additional information relating to lease terminations and expirations with respect to certain mortgage loans in the trust. In addition, for tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus.

In addition, certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date or anticipated repayment date. Prospective investors are encouraged to review the lease maturities for the top five tenants at each mortgaged property on Annex A-1 to this free writing prospectus where applicable.

Co-tenancy. In the event certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

Certain examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus and in Annex A-1 and Annex A-3 and in the footnotes thereto.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan.

In addition, certain mortgaged properties may have tenants that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased. In addition, in certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. Unless otherwise specifically indicated, the occupancy, underwritten net operating income and underwritten net cash flow statistics set forth in this free writing prospectus assume that those tenants are presently occupying the related leased space; however there can be no assurance that those tenants that are not currently in occupancy will ultimately occupy their respective spaces or that those tenants that are not currently paying full rent will pay that rent as required under their respective leases. For more information regarding tenants that may have executed leases, but are not yet in occupancy, see Annex A-1 to this free writing prospectus including the footnotes thereto and Annex A-3 to this free writing prospectus. In addition, investors should note that mortgaged properties with significant vacant space may be more difficult to relet as compared with mortgaged properties that have the benefit of higher occupancy rates.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space.

The leases with respect to certain of the mortgage loans provide that under certain circumstances the related tenant has the right to cease operating at the subject mortgaged property provided that it continues to pay rent subject, in certain circumstances, to certain landlord recapture rights.

Certain tenants at the mortgaged properties may presently be dark but are continuing to pay current rent. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” in this free writing prospectus.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For additional descriptions of lease termination rights, rights to reduce space for certain tenants and occupancy and leasing issues with respect to the applicable mortgage loans, see “—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus, and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. See Annex A-1 to this free writing prospectus for additional information on certain occupancy and leasing issues applicable to the top five tenants at the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to one or more tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and Repurchases”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

Rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to purchase options, rights of first offer and rights of first refusal affecting the related mortgaged properties.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may take rental units or leasable space “off-line” or otherwise make space unavailable for rental, or, in general, make such mortgaged property less attractive to tenants or their customers, and accordingly, in each case, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

In addition, there can be no assurance that any disruption caused by renovations at the mortgaged properties will not have an adverse impact on the revenue from the related mortgaged properties, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Renovation Issues” in this free writing prospectus for additional related information on certain mortgage loans in the trust.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.

See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

In general, the mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower and, in certain cases, the mortgage loans may have existing or permitted future mezzanine indebtedness. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” in this free writing prospectus.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self-storage space, manufactured housing community properties, hospitals, certain single tenant retail, office or industrial properties, fitness centers, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Risks Associated with Retail Properties” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominiums and Master Developments May Limit Use and Improvements

With respect to four (4) mortgaged properties securing four (4) mortgage loans (identified as Loan Nos. 21, 40, 58 and 71 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or part of the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements or in real property that is part of a master development, and related interests in the common areas and/or the related voting rights in the condominium or owners association.

Condominium interests in buildings and/or other improvements or in real property that is part of a master development may in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium or master development generally has discretion to make decisions affecting the condominium or master development and there can be no assurance that the related borrower under a mortgage loan secured by one or more interests in that condominium or by a property that is part of that master development will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium or master development and many other decisions affecting the maintenance of that condominium or master development, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests or that are part of a master development. There can be no assurance that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium or master development.

Further, due to the nature of condominiums and master developments, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units or part of a master development. The rights of other unit or property owners, the documents governing the management of the condominium units or properties that are part of master developments and the state and local laws applicable to condominium units or properties that are part of master developments must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.

Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit or part of a master development.

In addition, certain of the mortgage loans are subject to statutory vertical subdivisions governing the related borrower’s interest in the related mortgaged property.  A vertical subdivision has similar characteristics to a condominium structure and is subject to similar risks as those described above.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to condominium interests and vertical subdivision interests affecting the related mortgaged properties.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to four (4) mortgaged properties (identified as Loan Nos. 1, 17, 39 and 42 on Annex A-1 to this free writing prospectus), securing four (4) mortgage loans, representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or a portion of the related mortgaged property (or, if applicable, one of the related mortgaged properties) consists of a leasehold interest in the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee and Leasehold Estates; Ground Leases” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the accompanying prospectus.  See also representation and warranty No. 36 on Annex D-1 to this free writing prospectus and the exceptions thereto on Annex D-2 to this free writing prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, notwithstanding that all of the mortgage loans were underwritten and originated within the past six (6) months (and 100.0% of the mortgage loans have appraisal dates within nine (9) months of the cut-off date), the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus and “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the certificates offered hereby is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the certificates offered hereby.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II environmental site assessments or equivalent tests also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations”, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

●	that will be remediated or abated in all material respects by the closing date;

●	for which an escrow or letter of credit for the remediation was established;

●	for which an environmental insurance policy was obtained from a third party insurer;

●
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

●
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

●	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

●
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there can be no assurance that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

There is no assurance that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and there can be no assurance that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the trust.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Environmental Assessments”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they have material improvements that are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates offered hereby. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan and, consequently, the certificates offered hereby could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” in this free writing prospectus.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide insurance or self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.  See representation and warranty number 18 on Annex D-1 to this free writing prospectus and the exceptions thereto on Annex D-2 to this free writing prospectus.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon Terrorism Risk Insurance Program Reauthorization Act of 2007’s expiration.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” in this free writing prospectus for additional information on certain mortgage loans in the trust.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to satisfy the remaining indebtedness of the related mortgage loan. Similarly, proceeds payable in connection with partial condemnations may not be sufficient to restore the related mortgaged property and, as a result, any partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.  See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates thereof and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. There can be no assurance that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—Litigation Concerns” in the prospectus.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this free writing prospectus, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes” in this free writing prospectus.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates.

Barclays Bank PLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates.  Barclays Bank PLC provides warehouse financing to Archetype Mortgage Funding II LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty. Barclays Bank PLC also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility.  Certain of the mortgage loans that RAIT Funding, LLC originated are subject to that repurchase facility.  Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

KeyBank National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of KeyBanc Capital Markets Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates, and of KeyCorp Real Estate Capital Markets, Inc., a primary servicer.

Archetype Mortgage Funding II LLC is a sponsor and one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder.

LNR Securities Holdings, LLC (or an affiliate) is expected to purchase the Class E, Class F and Class NR certificates on the closing date and be the initial directing certificateholder. Conflicts may arise due to Archetype Mortgage Funding II LLC participating in this transaction in the capacity of a sponsor and mortgage loan seller as well as being an affiliate of the anticipated purchaser of the Class E, Class F and Class NR certificates.

In connection with its acquisition of the Class E, Class F and Class NR certificates, LNR Securities Holdings, LLC (which is an affiliate of a mortgage loan seller and, as the anticipated purchaser of the foregoing classes of certificates, is the party under the pooling and servicing agreement with the right to appoint the directing certificateholder), was given the opportunity to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the trust, and to accept certain exceptions with respect to the required representations and warranties included therein or to request the removal, re-sizing or modification of other features of some or all of the mortgage loans.  We cannot assure you that a third party purchaser or an unaffiliated purchaser of the Class E, Class F and Class NR certificates would have accepted any or all of the exceptions identified on Annex D-2 to this free writing prospectus with respect to the mortgage loans contributed to the trust by Archetype Mortgage Funding II LLC, or that such party would have agreed to the inclusion of any or all of such mortgage loans in the trust.

Because the incentives of the anticipated purchaser of the Class E, Class F and Class NR certificates may, in certain circumstances, differ from a purchaser who is not the same entity as, or is not affiliated with, any of the mortgage loan sellers, prospective investors should consider the potential impact of the conflicts of interest described above.

Pursuant to the related mortgage loan purchase agreement, each mortgage loan seller is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it in connection with either a material breach of such mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller does not otherwise cure such breach or defect pursuant to the related mortgage loan purchase agreement. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Conflicts may also arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may create conflicts of interest.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

JPMorgan Chase Bank, National Association, a sponsor, and its affiliates (including one of the underwriters and an initial purchaser of the non-offered certificates), Barclays Bank PLC, a sponsor, and its affiliates (including one of the underwriters and an initial purchaser of the non-offered certificates), Archetype Mortgage Funding II LLC, a sponsor, and its affiliates (including LNR Partners, LLC, the initial special servicer, and LNR Securities Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder), and KeyBank National Association, a sponsor, and its affiliates (including one of the underwriters and an initial purchaser of the non-offered certificates) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the certificates offered hereby. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the certificates offered hereby and the amount of proceeds received from the sale of the certificates offered hereby to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the certificates offered hereby because the offering would establish an additional market precedent and a valuation data point for securities similar to the certificates offered hereby, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds remaining certificates or an interest in a companion loan might seek to reduce the potential for losses allocable to those certificates or from a related troubled mortgage loan with a split loan structure by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed To Take Actions” below.

LNR Partners, LLC, the initial special servicer and an affiliate of LNR Securities Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder, is also an affiliate of Archetype Mortgage Funding II LLC, one of the sponsors and mortgage loan sellers.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Certain relationships and transactions between the directing certificateholder and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, without cause, remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The Servicing of the IDS Center Whole Loan and the Southridge Mall Whole Loan Will Shift to Others

The servicing of the IDS Center Whole Loan and the Southridge Mall Whole Loan is expected to be governed by the pooling and servicing agreement only temporarily, until such time as the related pari passu companion loan is securitized in a separate securitization.  At that time, the servicing and administration of the related whole loan will shift to the master servicer and special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement.  Neither the closing date of such securitization nor the identity of such other master servicer or special servicer has been determined.  In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—The IDS Center Whole Loan” and “—The Southridge Mall Whole Loan”, respectively, in this free writing prospectus.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the other pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, once the servicing is governed by the other pooling and servicing agreement, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related whole loan other than those consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related intercreditor agreement will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction.  See “Description of the Mortgage Pool—The Legacy Place Whole Loan” and “—The Southridge Mall Whole Loan”, respectively, in this free writing prospectus.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer, an affiliate of the entity expected to be the initial directing certificateholder, will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Conflicts Between Certificateholders and the Holder of a Companion Loan

With respect to four (4) mortgage loans (identified as Loan Nos. 1, 2, 3 and 4 on Annex A-1 to this free writing prospectus), representing approximately 9.3%, 8.2%, 6.7% and 3.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property also secures a related pari passu companion loan.  Pursuant to the related intercreditor agreement, for so long as each such mortgage loan and the related pari passu companion loan are serviced under the pooling and servicing agreement, certain decisions to be made with respect to each such mortgage loan will be subject to the consent and consultation rights of the directing certificateholder.

In addition, after the securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the related whole loan will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of the other securitization or such other party specified in such other pooling and servicing agreement.  As a result, you will have less control over the servicing of the IDS Center mortgage loan or the Southridge Mall mortgage loan, as applicable, than you would have if such mortgage loan were being serviced at all times by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The interests of the directing certificateholder of the other securitization or such other party specified in the other pooling and servicing agreement entitled to exercise various rights with respect to the servicing of the IDS Center mortgage loan or the Southridge Mall mortgage loan, as applicable, and the related pari passu companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against any such party for having acted solely in its respective interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates. If that were to occur, that underwriter or affiliate’s interests may not be aligned with your interests in the offered certificates that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for such certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand. JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, Archetype Mortgage Funding II LLC and KeyBank National Association each have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor. Barclays Bank PLC, one of the sponsors and mortgage loan sellers, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates.  In addition, KeyBank National Association, one of the sponsors and mortgage loan sellers, is an affiliate of KeyBanc Capital Markets Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates, and of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. See “Summary of Terms—Certain Affiliations” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Furthermore, Barclays Bank PLC, a mortgage loan seller and an affiliate of one of the underwriters, is the purchaser under repurchase agreements with Archetype Mortgage Funding II LLC, a sponsor and a mortgage loan seller, and RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, for the purpose of providing short-term warehouse financing of mortgage loans originated or acquired by Archetype Mortgage Funding II LLC and RAIT CMBS Conduit II, LLC, respectively. The mortgage loans subject to the repurchase facility that will be sold by Archetype Mortgage Funding II LLC to the depositor in connection with this securitization transaction have an aggregate outstanding principal balance as of the cut-off date of approximately $157,893,545. Proceeds received by Archetype Mortgage Funding II LLC in connection with this securitization transaction will be applied, among other things to make payments from Archetype Mortgage Funding II LLC to Barclays Bank PLC as the repurchase agreement counterparty. The mortgage loans subject to the repurchase facility that were originated by RAIT Funding, LLC have an aggregate outstanding principal balance as of the cut-off date of approximately $25,085,077. Proceeds received by RAIT CMBS Conduit II, LLC in connection with this securitization transaction will be applied, among other things to make payments from RAIT CMBS Conduit II, LLC to Barclays Bank PLC as the repurchase agreement counterparty.

Each of the foregoing relationships should be considered carefully by you before you invest in any of the offered certificates.

Other Possible Conflicts of Interest

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

With respect to mortgage loans that have mezzanine debt, the mezzanine lenders will have certain rights with respect to the related mortgage loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related mortgage loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan or to purchase the related mortgage loan after certain defaults under such mortgage loan. JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a senior mezzanine loan related to the mortgage loan identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  The holders of preferred equity interests may have similar rights as those described above.  These additional financial interests in the mortgage loans may create conflicts of interest.  See “—Potential Risks to Certificateholders as a Result of a Securitization of the Americold Cold Storage Portfolio Mezzanine Loan” and “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor”. Pursuant to the pooling and servicing agreement, during such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during that time, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

Although the senior trust advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the senior trust advisor will not itself be bound by the servicing standard.

The senior trust advisor is prohibited from making a principal investment in any class of certificates issued by the trust. However, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchaser of the Class E, Class F and Class NR certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with its agreement to purchase those classes of certificates. The mortgage loans pricing and purchase terms as originally proposed by the sponsors were adjusted based on some of this feedback.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such buyer’s feedback would not adversely affect the performance of the certificates offered hereby and benefit the performance of such buyer’s certificates. Because of the differing subordination levels, such buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such buyer but that does not benefit other investors. In addition, such buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchaser of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyer in respect thereof.

It is anticipated that LNR Securities Holdings, LLC (or an affiliate) will purchase the Class E, Class F and Class NR certificates and will initially constitute the directing certificateholder, and thus would have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this free writing prospectus, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor has no consultation rights over actions by the special servicer prior to (i) such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance or (ii)  such time as a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its controlling class rights as described in this free writing prospectus. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no (A) fiduciary duty or (B) other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.  Further, the senior trust advisor will have no duties with respect to either the IDS Center mortgage loan or the Southridge Mall mortgage loan, or any non-serviced mortgage loan, nor will it have any consultation or consent rights on actions taken with respect to either the IDS Center mortgage loan or the Southridge Mall mortgage loan, or any non-serviced mortgage loan.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized or appraised losses. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

In addition, none of the pari passu companion loans will be included as an asset of the trust fund, but each will be serviced under the pooling and servicing agreement (other than the IDS Center pari passu companion loan and the Southridge Mall pari passu companion loan, as applicable, upon the inclusion in a securitization trust of either such pari passu companion loan, at which time both it and the related mortgage loan will be serviced pursuant to the other pooling and servicing agreement established in connection with such other securitization).  The directing certificateholder (or, after the securitization of IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the directing certificateholder under such other pooling and servicing agreement) will have certain rights with respect to the related whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the master servicer and/or the special servicer (or, after the securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the master servicer and/or special servicer with respect to that other securitization) with respect to various servicing matters or mortgage loan modifications affecting the related whole loan.  While the directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by the other directing certificateholder following a securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, in exercising such rights, that directing certificateholder will not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

In addition, with respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  The holders of preferred equity interests may have similar rights as those described above.  See “—Potential Risks to Certificateholders as a Result of a Securitization of the Americold Cold Storage Portfolio Mezzanine Loan”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Debt” in this free writing prospectus.”

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans (other than either the IDS Center mortgage loan or the Southridge Mall mortgage loan, as applicable, after a securitization of the related pari passu companion loan), the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates offered hereby. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the certificates offered hereby. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer”, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than

25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C and Class R certificates)), as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Special Servicer” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

After the securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, the special servicer under the pooling and servicing agreement entered into in connection with that securitization will be able to, in accordance with the terms of such pooling and servicing agreement, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates.  See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.  The directing certificateholder under the pooling and servicing agreement entered into in connection with the securitization of either the IDS Center pari passu companion loan or the Southridge Mall pari passu companion loan, as applicable, will exercise its rights in accordance with such pooling and servicing agreement and the related intercreditor agreement.  Such directing certificateholder may have interests in conflict with those of the certificateholders of the classes of the offered certificates.  As a result, it is possible that such directing certificateholder may direct the special servicer under the pooling and servicing agreement entered into in connection with the securitization of such pari passu companion loan to take actions that conflict with the interests of certain classes of the offered certificates.  However, such special servicer will not be permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents.  In addition, such special servicer may be removed without cause by such directing certificateholder as described in this free writing prospectus.  See “Servicing of the Mortgage Loans—General,” “—The Directing Certificateholder” and “Transaction Parties—The Special Servicer” in this free writing prospectus.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates offered hereby would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the certificates offered hereby would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued an opinion in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The opinion further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the Federal Deposit Insurance Corporation were to disregard or differently interpret the acting general counsel’s opinion, delays or reductions in payments on the offered certificates would occur.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, potentially, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association, Barclays Bank PLC, Archetype Mortgage Funding II LLC and KeyBank National Association or affiliates thereof) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. There can be no assurance that the losses actually incurred with respect to the mortgage loans that back the certificates offered hereby will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this free writing prospectus.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted-average cap rate would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates and the notional amount of the Class X-B certificates is based upon the outstanding certificate balances of the Class B and Class C certificates, the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amounts of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates and then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the certificates offered hereby will depend on the terms of the certificates offered hereby, more particularly:

●
A class of certificates offered hereby that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
A class of certificates offered hereby that entitles the holders of the certificates offered hereby to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Although the mortgage loans generally have prepayment protection in the form of lockout periods and/or one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are sixteen (16) mortgage loans (identified as Loan Nos. 1, 2, 3, 8, 13, 14, 15, 18, 20, 21, 28, 37, 44, 45, 53 and 74 on Annex A-1 to this free writing prospectus), representing approximately 41.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least 24 months (or, in the case of one (1) mortgage loan, 13 months).  See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the related mortgage loans;

●	the length of any prepayment lockout period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	any applicable yield maintenance charges and prepayment premiums;

●	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this free writing prospectus. Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers with respect to certain mortgage loans to affect a paydown of amounts owing under the related mortgage loan documents in connection with a release of a portion of the related mortgaged property during periods in which prepayments on the mortgage loan were otherwise prohibited. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information relating to prepayment provisions on certain mortgage loans in the trust.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this free writing prospectus. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates offered hereby with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable.  Mezzanine lenders and holders of preferred equity in a borrower may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above.  A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the certificates offered hereby.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)       will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)       if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Risks Relating to Substitutions of Mortgaged Properties by the Related Borrower

With respect to certain mortgage loans, the related mortgage loan documents permit the related borrower to substitute certain other properties for mortgaged properties currently securing the related mortgage loan. As a result, it is possible that certain of the mortgaged properties that secure one of these mortgage loans may not secure such mortgage loan for its entire term. Although any substitution will have to meet certain conditions, including loan-to-value tests and/or receipt of written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn, the replacement property may differ from the substituted property with respect to certain characteristics. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates offered hereby affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the applicable mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Archetype Mortgage Capital LLC, Archetype Mortgage Funding II LLC’s parent, will, however, guarantee the performance of Archetype Mortgage Funding II LLC’s obligations to repurchase or replace defective mortgage loans. Notwithstanding the existence of the guarantee, there is no assurance that Archetype Mortgage Capital LLC or Archetype Mortgage Funding II LLC will have the financial ability or otherwise be able to effect or cause, as applicable, such a repurchase or substitution. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Archetype Mortgage Funding II LLC” in this free writing prospectus. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Mezzanine Lender

Mezzanine lenders commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits the mezzanine lender to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event a mezzanine lender is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s rights under the intercreditor agreement to purchase the related mortgage loan from the trust may result in a loss to the trust in the amount of those fees and additional expenses.  Furthermore, a mezzanine lender generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the mortgagee’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Potential Risks to Certificateholders as a Result of a Securitization of the Americold Cold Storage Portfolio Mezzanine Loan

JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a senior mezzanine loan related to one (1) mortgage loan identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  JPMorgan Chase Bank, National Association may securitize all or a portion of this mezzanine loan in a future securitization.  If securitized, the mezzanine loan would be held by a trustee on behalf of various investors through The Depository Trust Company.  Pursuant to the terms of the related intercreditor agreement, the holders of the mezzanine loan have certain consent rights with respect to the mortgage loan.  As a result of the mezzanine loan securitization, coordination among investors in the mezzanine loan securitization may be difficult and consents needed from the mezzanine lender may be difficult to obtain as a result.  Any delay in obtaining a consent or failure to obtain a consent could result in the inability of the trustee, the master servicer or the special servicer to take, or cause the delay of, actions with respect to the mortgage loan.  In addition, typical mezzanine intercreditor provisions may not be applicable in the event that the mezzanine loan is securitized. We cannot assure you that a securitization of the mezzanine loan will not have an adverse effect on the mortgage loan or your investment in the certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the certificates offered hereby are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates offered hereby are entitled. See “Description of the Certificates—General” in this free writing prospectus.

Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the certificates offered hereby. The Financial Accounting Standards Board adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that begins after November 15, 2009. These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the certificates offered hereby should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the certificates offered hereby.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other things, the independent contractor would not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless such construction was at least 10% completed when the default on the related mortgage loan became imminent. Any net income from such operation and management (other than qualifying “rents from real property”) and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, will subject the REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this free writing prospectus. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the offered certificates by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of the offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates are determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the senior trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this free writing prospectus.

Further, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies engaged by the depositor or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could adversely affect the ability of a benefit plan or other investor to purchase or retain that class. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on the offered certificates from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. There can be no assurance as to whether another nationally recognized statistical rating organization will rate any class of the offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of the offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the rating agencies engaged by the depositor. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates, and did not select the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of the offered certificates and non-offered certificates. Had the depositor selected the other three nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that they would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the United States Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Ratings” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of 77 fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,341,234,267 as of the Cut-off Date (the “Initial Pool Balance”).

On or about June 25, 2013 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Bank PLC (“Barclays”), Archetype Mortgage Funding II LLC (“AMF II”) and KeyBank National Association (“KeyBank”) pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”). We will then assign our interests in the mortgage loans, without recourse, to Wells Fargo Bank, National Association, as trustee for the benefit of the holders of the certificates (each a “Certificateholder”).

The “Cut-off Date” with respect to each mortgage loan is the related due date in June 2013, or with respect to any mortgage loan that was originated in May 2013 and has its first due date in July 2013, the related payment date in June 2013.  All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received.

The mortgage loans were originated in the period between December 26, 2012 and May 24, 2013, and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.  Thirty-seven (37) mortgage loans, representing approximately 35.8% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust, which will be in the form of either a whole mortgage loan or, in the case of any of the Legacy Place Whole Loan, the Americold Cold Storage Portfolio Whole Loan, the IDS Center Whole Loan and the Southridge Mall Whole Loan (each as described below), includes the related mortgage loan but does not include the related pari passu companion loan.

Lenders typically look to the “Debt Yield” and/or “Debt Service Coverage Ratio” or “DSCR”, each of which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust

Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the prospectus for a description of Debt Service Coverage Ratios, net operating income, LTV Ratios and Debt Yield, the manner in which these terms are calculated and important considerations related to their use.

  Mortgage Pool Characteristics

General

For a discussion of the presentation of statistical information on the mortgage loans and Mortgaged Properties described in this free writing prospectus and the related Annexes, see “—Additional Mortgage Loan Information”. Calculations of Debt Service Coverage Ratios, LTV Ratios and Debt Yields will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented herein reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including the annexes and all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios, Debt Service Coverage Ratios and Debt Yields) with respect to each of the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan and the Southridge Mall Mortgage Loan (each as described below), such information, unless otherwise indicated, is calculated including the principal balance and debt service payment of the related pari passu companion loan. See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this free writing prospectus.

The tables set forth in this free writing prospectus present certain anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in these tables are calculated as described below under “—Additional Mortgage Loan Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. The principal balance of each mortgage loan as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on or before the Cut-off Date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the Cut-off Date. Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

General Mortgage Loan Characteristics
(As of the Cut-off Date unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,341,234,267
Number of mortgage loans	77
Number of Mortgaged Properties	107
Number of crossed loan pools	1
Crossed loan pools as a percentage	3.5%
Range of Cut-off Date Balances	$1,636,084 to $125,000,000
Average Cut-off Date Balance	$17,418,627
Range of Mortgage Rates	3.41450% to 6.00000%
Weighted average Mortgage Rate	4.10210%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	111 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization term(3)	180 months to 360 months
Weighted average original amortization term(3)	346 months
Range of remaining amortization terms(3)	179 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of Loan-to-Value Ratios(4)(5)	46.5% to 77.6%
Weighted average Loan-to-Value Ratio(4)(5)	63.6%
Range of Loan-to-Value Ratios as of the maturity date(2)(4)(5)	22.2% to 69.3%
Weighted average Loan-to-Value Ratio as of the maturity date(2)(4)(5)	52.7%
Range of Debt Service Coverage Ratios(4)(5)(6)	1.26x to 3.38x
Weighted average Debt Service Coverage Ratio(4)(5)(6)	1.77x
Percentage of Initial Pool Balance consisting of:
Balloon	49.2%
Interest Only-Balloon	45.6%
ARD-Interest Only	3.2%
ARD-Balloon	2.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of six (6) mortgage loans with Anticipated Repayment Dates (identified as Loan Nos. 9, 32, 45, 66, 68 and 73 on Annex A-1 to this free writing prospectus), representing approximately 5.2% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)
Excludes two (2) mortgage loans (identified as Loan Nos. 9 and 45 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the Initial Pool Balance, that are interest-only until the related Anticipated Repayment Date.

(4)
In the case of two (2) mortgage loans (identified as Loan Nos. 5 and 6 on Annex A-1 to this free writing prospectus), representing approximately 3.5% of the Initial Pool Balance, the mortgage loans are cross-collateralized and cross-defaulted, and the Loan-To-Value Ratios and Debt Service Coverage Ratios are presented on an aggregate basis.

(5)
For each of the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan and the Southridge Mall Mortgage Loan (each as described below), the calculation of the Loan-to-Value Ratios and Debt Service Coverage Ratios include the principal balance and debt service payment of the related pari passu companion loan.

(6)
For all partial interest-only loans, the Debt Service Coverage Ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the mortgage loan once amortization has commenced.  For all interest-only loans, the Debt Service Coverage Ratio was calculated based on the sum of the first 12 interest payments following the cut-off date.  With respect to twenty-one (21) Mortgaged Properties (identified as Loan Nos. 2, 7, 17, 39, 45, 57 and 70 on Annex A-1 to this free writing prospectus), securing seven (7) mortgage loans, representing 15.1% of Initial Pool Balance by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, UW NCF and UW NCF DSCRs reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Net Cash Flow and Certain Underwriting Considerations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

Fee & Leasehold Estates; Ground Leases

Each mortgage loan is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)        on a fee simple estate in one or more commercial properties; and/or

(2)        on a leasehold estate in one or more commercial properties; and/or

(3)        on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee simple estates and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)
Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	103	$1,172,537,720	87.4%
Fee and Leasehold(2)	3	159,196,546	11.9
Leasehold(3)	1	9,500,000	0.7
Total:	107	$1,341,234,267	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)
Includes one (1) Mortgaged Property (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing 1.8% of the Initial Pool Balance by allocated loan amount, that is subject to a ground lease that will expire in 2021.  Upon expiration, the related borrower has the right (and is required under the related mortgage loan documents) to purchase the fee interest for $100.

(3)
Includes one (1) Mortgaged Property (identified as Loan No. 42 on Annex A-1 to this free writing prospectus), representing 0.7% of the Initial Pool Balance by allocated loan amount, that is subject to a ground lease that will expire in 2018.  Upon expiration, the related borrower has the right (and is required under the related mortgage loan documents) to purchase the fee interest for $1.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

As regards grounds leases, also see representation No. 36 on Annex D-1 to this free writing prospectus and the exceptions thereto on Annex D-2 to this free writing prospectus.

Mortgage Loan Concentrations

Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Legacy Place	$125,000,000	9.3%	$414	1.45x	54.8%	Retail
Americold Cold Storage Portfolio	109,791,788	8.2%	$61	2.36x	51.0%	Industrial
IDS Center	90,000,000	6.7%	$129	1.68x	71.3%	Mixed Use
Southridge Mall	50,000,000	3.7%	$226	1.53x	69.1%	Retail
Colony Hills Portfolio Loans(2)	46,700,000	3.5%	$38,436	1.52x	72.4%	Multifamily
Steelyard Commons Shopping Center	40,000,000	3.0%	$151	1.58x	69.7%	Retail
Sunset Tower Hotel	37,000,000	2.8%	$456,790	1.88x	59.2%	Hotel
408-416 Fulton Street	35,000,000	2.6%	$633	2.23x	58.3%	Retail
Liberty Tree Mall & Strip Center	34,947,409	2.6%	$78	3.38x	46.6%	Retail
PNC Center	32,558,030	2.4%	$110	1.59x	72.4%	Office

Top 3 Total/Weighted Average	$324,791,788	24.2%		1.82x	58.1%
Top 5 Total/Weighted Average	$421,491,788	31.4%		1.75x	61.0%
Top 10 Total/Weighted Average	$600,997,227	44.8%		1.86x	61.1%

(1)
In the case of each of the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan and the Southridge Mall Mortgage Loan, each of which is related to a pari passu companion loan that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for such mortgage loan have been calculated based on the principal balance and Underwritten Net Cash Flow for the mortgage loan included in the trust and the related pari passu companion loan in the aggregate.

(2)
The Colony Hills Portfolio Loans-Yester Oaks Apartments and Colony Hills Portfolio Loans-Windsor Place and Pathways Apartments are cross-collateralized and cross-defaulted loans and are presented in the table above on an aggregate basis.

For more information regarding the ten largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. Other than with respect to the top 10 mortgage loans or groups of cross-collateralized loans identified in the table above, each of the other mortgage loans represents no more than 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of mortgage loans will include seven (7) mortgage loans (identified as Loan Nos. 2, 6, 14, 16, 32, 37 and 55 on Annex A-1 to this free writing prospectus), representing approximately 16.0% of the Initial Pool Balance, which are each secured by two or more properties (other than through cross-collateralization of that mortgage loan with other mortgage loans). In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below shows each individual mortgage loan that is secured by two or more Mortgaged Properties and the group of cross-collateralized mortgage loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Americold Cold Storage Portfolio	$ 109,791,788	8.2%
Colony Hills Portfolio Loans – Yester Oaks Apartments / Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments(1)	46,700,000	3.5
Sava Holdings IHG Portfolio	26,000,000	1.9
Chelsmore Multifamily Portfolio	24,900,000	1.9
Bluerock Net Lease Portfolio	14,010,000	1.0
LA Fitness Houston Portfolio	11,500,000	0.9
West Phoenix Mobile Home Park Portfolio	5,785,000	0.4
Total:	$ 238,686,788	17.8%

(1)
The Colony Hills Portfolio Loans —Yester Oaks Apartments and Colony Hills Portfolio Loans —Windsor Place and Pathways Apartments are cross-collateralized and cross-defaulted and are presented in the table above on an aggregate basis.

Four (4) groups of mortgage loans comprised of eight (8) mortgage loans (identified as Loan Nos. 4, 10, 11, 29, 66, 69, 70 and 73 on Annex A-1 to this free writing prospectus), representing approximately 11.2% of the Initial Pool Balance, are not cross-collateralized but have sponsors related to each other, but no group of mortgage loans having sponsors that are related to each other represents more than approximately 6.3% of the Initial Pool Balance.  The following table shows each group of mortgage loans having borrowers that are related to each other.  See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex-A-1 to this free writing prospectus.

Related Borrower Loans (Other than Cross-Collateralized Groups)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance

Group 1:
Southridge Mall	$ 50,000,000	3.7%
Liberty Tree Mall & Strip Center	34,947,409	2.6
Total for Group 1:	$ 84,947,409	6.3%
Group 2:
PNC Center	$ 32,558,030	2.4%
130 South Bemiston Avenue	3,994,850	0.3
Total for Group 2:	$ 36,552,880	2.7%
Group 3:
Shops at Gun Hill Road – Home Depot	$ 16,955,256	1.3%
Shops at Gun Hill Road – Chuck E. Cheese’s	3,989,617	0.3
Total for Group 3:	$ 20,944,873	1.6%
Group 4:
Walgreens – Bonner Springs	$ 4,378,987	0.3%
Walgreens – Waynesboro	3,618,000	0.3
Total for Group 4:	$ 7,996,987	0.6%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 and the footnotes related thereto.

Tenancies-in-Common

Four (4) mortgage loans (identified as Loan Nos. 24, 34, 39 and 44 on Annex A-1 to this free writing prospectus), representing 3.7% of the Initial Pool Balance by allocated loan amount, have one or more borrowers or fee owners who have signed an accommodation mortgage that own all or a portion of the related Mortgaged Properties as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in this free writing prospectus.

Property Type Concentrations

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	35	$ 541,809,156	40.4%
Multifamily	19	188,550,000	14.1
Office	14	173,495,511	12.9
Hotel	12	167,454,022	12.5
Industrial	17	128,082,187	9.5
Mixed Use	4	122,094,815	9.1
Manufactured Housing	4	12,365,000	0.9
Self Storage	1	5,093,576	0.4
Other—Leased Fee	1	2,290,000	0.2
Total:	107	$ 1,341,234,267	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, we note in particular the following:

●
Thirty-three (33) of the Mortgaged Properties (identified as Loan Nos. 1, 4, 7, 10, 12, 13, 23, 24, 29, 32.01, 32.02, 32.04, 32.05, 32.06, 34, 35, 37, 40, 45, 47, 48, 49, 53, 56, 57, 59, 64, 66, 68, 70, 72 and 73 on Annex A-1 to this free writing prospectus), securing twenty-eight (28) mortgage loans, representing approximately 37.4% of the Initial Pool Balance by allocated loan amount, are considered by the applicable sponsor to have an “anchor tenant”, which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related mortgage loan. These Mortgaged Properties may also benefit from an additional “shadow anchor” tenant.

●
Three (3) of the Mortgaged Properties (identified as Loan Nos. 10, 12 and 47 on Annex A-1 to this free writing prospectus), securing three (3) mortgage loans, representing approximately 5.6% of the Initial Pool Balance by allocated loan amount, are secured by a retail property that has a theater as one of the five largest tenants (by net rentable area leased) at the Mortgaged Property. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

●
Seven (7) of the Mortgaged Properties (identified as Loan Nos. 32.04, 48, 49, 53, 60, 64 and 70 on Annex A-1 to this free writing prospectus), securing seven (7) mortgage loans, representing approximately 2.9% of the Initial Pool Balance by allocated loan amount, have one or more restaurants among the five largest tenants (by net rentable area leased) at the Mortgaged Property.

See “Risk Factors—Risks Associated with Retail Properties” in this free writing prospectus.

With respect to the hotel properties set forth in the above chart, we note in particular the following:

●
Eleven (11) Mortgaged Properties (identified as Loan Nos. 14.01, 14.02, 14.03, 18, 22, 30, 33, 41, 43, 52 and 63 on Annex A-1 to this free writing prospectus), securing nine (9) mortgage loans, representing approximately 9.7% of the Initial Pool Balance by allocated loan amount, are affiliated with a franchise or hotel management company through a franchise or management agreement.  In the case of eight (8) of those Mortgaged Properties (identified as Loan Nos. 14.01, 14.02, 14.03, 30, 33, 41, 52 and 63 on Annex A-1 to this free writing prospectus), securing six (6) mortgage loans, representing approximately 5.8% of the Initial Pool Balance by allocated loan amount, the related franchise agreements expire, or the related franchisors have termination rights that may be exercised, prior to the maturity date of the related mortgage loans. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

●
Two (2) Mortgaged Properties (identified as Loan Nos. 8 and 18 on Annex A-1 to this free writing prospectus), representing approximately 4.5% of the Initial Pool Balance, are identified as hotel properties even though they are comprised of a mixture of hotel and restaurant facilities.

●
One (1) Mortgaged Property (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance, is listed on the National Register of Historic Places.  Such properties may have restrictions related to renovations, construction or other restrictions.  See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”

See “Risk Factors—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

With respect to the multifamily Mortgaged Properties set forth in the above chart, we note in particular the following:

●
One (1) multifamily Mortgaged Property (identified as Loan No. 15 on Annex A-1 to this free writing prospectus), securing a mortgage loan, representing approximately 1.9% of the Initial Pool Balance, is approximately 32% occupied by military personnel residents, mostly from the United States Army.

See “Risk Factors—Multifamily Properties Have Special Risks” in this free writing prospectus.

Geographic Concentrations

The Mortgaged Properties are located in 33 states. The following table lists the states that have concentrations of Mortgaged Properties of 5% or more of the Initial Pool Balance:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Massachusetts	2	$159,947,409	11.9%
Texas	15	134,040,173	10.0
California	6	102,973,340	7.7
Minnesota	2	102,283,992	7.6
New York	11	85,844,873	6.4
Wisconsin	4	75,960,818	5.7
Ohio	4	75,250,000	5.6
Alabama	7	66,832,182	5.0
Total:	51	$803,132,788	59.9%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

The remaining Mortgaged Properties are located throughout 25 other states, with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, particularly where Mortgaged Properties are concentrated in distinct geographic areas. In this regard, we note that the Mortgaged Properties included in the trust include the following:

●
Seventeen (17) Mortgaged Properties (identified as Loan Nos. 5, 6, 10, 15, 21, 22, 26, 29, 37, 38, 45, 46, 47, 70 and 74 on Annex A-1 to this free writing prospectus), securing fifteen (15) mortgage loans, representing approximately 17.7% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories more susceptible to hurricanes.

●
Nine (9) Mortgaged Properties (identified as Loan Nos. 2.01, 2.10, 8, 12, 25, 52, 53, 60 and 61 on Annex A-1 to this free writing prospectus), securing eight (8) mortgage loans, representing approximately 9.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Each of such Mortgaged Properties are located in California, Nevada, Oregon or Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 18%.

See “Risk Factors—Geographic Concentration Entails Risks” in this free writing prospectus.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Whole Loans.  The mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “Legacy Place”, “Americold Cold Storage Portfolio”, “IDS Center” and “Southridge Mall” are each evidenced by one of two pari passu mortgage notes secured by a single mortgage and a single assignment of leases and rents or by the same set of mortgages and assignments of leases and rents in the case of any Whole Loan secured by multiple Mortgaged Properties.

The “Legacy Place Mortgage Loan”, identified as Loan No. 1 on Annex A-1 to this free writing prospectus, representing approximately 9.3% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to herein as the “Legacy Place Pari Passu Companion Loan”. Together, the Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan, are referred to herein as the “Legacy Place Whole Loan”, and comprises the entire mortgage loan evidenced by those interests.

The “Americold Cold Storage Portfolio Mortgage Loan”, identified as Loan No. 2 on Annex A-1 to this free writing prospectus, representing approximately 8.2% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to herein as the “Americold Cold Storage Portfolio Pari Passu Companion Loan”. Together, the Americold Cold Storage Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari Passu Companion Loan, are referred to herein as the “Americold Cold Storage Portfolio Whole Loan”, and comprises the entire mortgage loan evidenced by those interests.

The “IDS Center Mortgage Loan”, identified as Loan No. 3 on Annex A-1 to this free writing prospectus, representing approximately 6.7% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred herein to as the “IDS Center Pari Passu Companion Loan”. Together, the IDS Center Mortgage Loan and the IDS Center Pari Passu Companion Loan, are referred to herein as the “IDS Center Whole Loan”, and comprises the entire mortgage loan evidenced by those interests.

The “Southridge Mall Mortgage Loan”, identified as Loan No. 4 on Annex A-1 to this free writing prospectus, representing approximately 3.7% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to herein as the “Southridge Mall Pari Passu Companion Loan”. Together, the Southridge Mall Mortgage Loan and the Southridge Mall Pari Passu Companion Loan, are referred to herein as the “Southridge Mall Whole Loan”, and comprises the entire mortgage loan evidenced by those interests.

The Legacy Place Pari Passu Companion Loan, the Americold Cold Storage Portfolio Pari Passu Companion Loan, the IDS Center Pari Passu Companion Loan and the Southridge Mall Pari Passu Companion Loan are sometimes referred to herein, individually or collectively, as the context requires, as a “Companion Loan”.  In addition, the Legacy Place Whole Loan, the Americold Cold Storage Portfolio Whole Loan, the IDS Center Whole Loan and the Southridge Mall Whole Loan are sometimes referred to herein, individually or collectively, as the context requires, as a “Whole Loan”.

Each of the Whole Loans will initially be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  However, on and after the date that the IDS Center Pari Passu Companion Loan is included in a securitization trust (the “IDS Center Pari Passu Companion Loan Securitization Date”), the IDS Center Whole Loan (including the IDS Center Mortgage Loan) will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement and the Southridge Mall Pari Passu Companion Loan is included in a securitization trust (the “Southridge Mall Pari Passu Companion Loan Securitization Date”), the Southridge Mall Whole Loan (including the Southridge Mall Mortgage Loan) will each be serviced pursuant to, and by the related master servicer and the related special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

As used in this free writing prospectus, the following terms are used to refer to the different portions of each of the Whole Loans at different times (i.e., prior to and after the IDS Center Pari Passu Companion

Loan Securitization Date or the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable):

“Serviced Mortgage Loan” means each of the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan (prior to the IDS Center Pari Passu Companion Loan Securitization Date), and the Southridge Mall Mortgage Loan (prior to the Southridge Mall Pari Passu Companion Loan Securitization Date).

“Non-Serviced Mortgage Loan”:  Initially, there will not be any Non-Serviced Mortgage Loans related to the trust.  However, on and after the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Mortgage Loan will be a Non-Serviced Mortgage Loan, and on and after the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Serviced Whole Loan” means each of the Legacy Place Whole Loan, the Americold Cold Storage Portfolio Whole Loan, the IDS Center Whole Loan (prior to the IDS Center Pari Passu Companion Loan Securitization Date), and the Southridge Mall Whole Loan (prior to the Southridge Mall Pari Passu Companion Loan Securitization Date).

“Non-Serviced Whole Loan”:  Initially, there will not be any Non-Serviced Whole Loans related to the trust.  However, on and after the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Whole Loan will be a Non-Serviced Whole Loan, and on and after the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Whole Loan will be a Non-Serviced Whole Loan.

“Serviced Pari Passu Companion Loan” means each of the Legacy Place Pari Passu Companion Loan, the Americold Cold Storage Portfolio Pari Passu Companion Loan, the IDS Center Pari Passu Companion Loan (prior to the IDS Center Pari Passu Companion Loan Securitization Date), and the Southridge Mall Pari Passu Companion Loan (prior to the Southridge Mall Pari Passu Companion Loan Securitization Date).

“Non-Serviced Pari Passu Companion Loan”:  Initially, there will not be any Non-Serviced Pari Passu Companion Loans related to the trust.  However, on and after the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Pari Passu Companion Loan will be a Non-Serviced Pari Passu Companion Loan, and on and after the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Pari Passu Companion Loan will be a Non-Serviced Pari Passu Companion Loan.

Information regarding each Whole Loan and its related Companion Loan as of the Cut-off Date is as set forth in the following table:

Whole Loan Summary
Loan No.	Whole Loan	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Original Balance	Subordinate Companion Loan Original Balance	Mortgage Loan UW NCF DSCR(1)	Whole Loan UW NCF DSCR	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio
1	Legacy Place	$ 125,000,000	9.3%	$ 75,000,000	N/A	1.45x	1.45x	54.8%	54.8%
2	Americold Cold Storage Portfolio	$ 109,791,788	8.2%	$ 110,000,000	N/A	2.36x	2.36x	51.0%	51.0%
3	IDS Center	$ 90,000,000	6.7%	$ 92,510,258	N/A	1.68x	1.68x	71.3%	71.3%
4	Southridge Mall	$ 50,000,000	3.7%	$ 75,000,000	N/A	1.53x	1.53x	69.1%	69.1%

(1)	The Whole Loan is comprised of two pari passu loans and UW NCF DSCR and LTV Ratios are presented on an aggregate basis.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-

managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined DSCR, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, liquidation fees in certain circumstances, protective advances and interest on Advances related to, such mortgage loan. However, with respect to permitted future mezzanine loans, that price may have some differences depending on the intercreditor agreement executed in connection with the future mezzanine loan. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of certificates offered hereby, lender approval or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement.

Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance		Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut-off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
2	Americold Cold Storage Portfolio	$ 109,791,788	8.2%	$ 102,000,000	(3)	2.36x	1.42x	51.0%	74.8%
5	Colony Hills Portfolio Loans –Yester Oaks Apartments	$ 23,850,000	1.8%	$ 9,000,000	(4)	1.52x	1.11x	72.4%	86.4%
6	Colony Hills Portfolio Loans –Windsor Place and Pathways Apartments	$ 22,850,000	1.7%	$ 9,000,000	(4)	1.52x	1.11x	72.4%	86.4%
7	Steelyard Commons Shopping Center	$ 40,000,000	3.0%	$ 6,000,000		1.58x	1.22x	69.7%	80.1%
14	Sava Holdings IHG Portfolio	$ 26,000,000	1.9%	$ 7,000,000		2.27x	1.45x	66.0%	83.8%
18	Doubletree-Chicago Northshore	$ 23,467,614	1.7%	$ 5,000,000		2.06x	1.44x	53.3%	64.7%

(1)	The Combined UW NCF DSCR reflects the combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)
The Combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(3)
Comprised of two (2) mezzanine loans, a senior mezzanine loan in the amount of $70,000,000 held by JPMCB as mezzanine lender and a junior mezzanine loan in the amount of $32,000,000 held by a third party mezzanine lender.  See “Risk Factors—Potential Risks to Certificateholders as a Result of a Securitization of the Americold Cold Storage Portfolio Mezzanine Loan” in this free writing prospectus.

(4)
The mezzanine loan is part of a larger financing arrangement that assisted the sponsor of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified as Loan Nos. 5 and 6 on Annex A-1 to this free writing prospectus, representing approximately 3.5% of the Initial Pool Balance in its acquisition of five (5) multi-family properties, including the Colony Hills Portfolio Loans - Yester Oaks Apartments and Colony Hills - Windsor Place and Pathways Apartments Mortgaged Properties included in the Mortgage Pool and two other properties that do not serve as collateral for any mortgage loan included in this offering. Of the $14,000,000 outstanding balance of such mezzanine loan, $9,000,000 is allocated to the two mortgage loans included in the trust and the Combined UW NCF DSCR inclusive of the two other properties not included in this offering is 1.10x.  The Combined Cut-off Date LTV Ratio inclusive of the two other properties not included in this offering is 86.4%.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.  The loans secured by the Mortgaged Properties identified as Colony Hills Portfolio Loans - Yester Oaks Apartments and Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments on Annex A-1 to this free writing prospectus are cross-collateralized and cross-defaulted with each other and are also part of a larger financing arrangement involving two other properties that do not serve as collateral for any mortgage loan included in this offering and are not cross-collateralized or cross-defaulted with any mortgage loan included in this offering (the “Other Mortgage Loans”).  The respective member of the mortgagors under the Colony Hills Portfolio Loans –Yester Oaks Apartments mortgage loan and the Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments mortgage loan, and the mortgagors under the Other Mortgage Loans (the “Other Mortgagors”) have pledged their ownership interests in the mortgagors and the Other Mortgagors to secure the mezzanine debt.  The mezzanine loan is secured by the equity interests in the borrowers, the borrowers of the Other Mortgage Loans, and approximately 66% of the equity interest in the mezzanine borrower, and was provided by an affiliate of Richmond Hill Investment Company.  There is a risk that a default under the Other Mortgage Loans could trigger a foreclosure under the mezzanine loan which would result in a change in the equity ownership of the mortgagors under the Colony Hills Portfolio Loans – Yester Oaks Apartments and Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments mortgage loans.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart and determined in accordance with the related loan documents.
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
3	IDS Center(1)	$ 90,000,000	70.0%	1.40x
13	Shelbyville Road Plaza Phase II(2)	$ 27,150,000	80.0%	1.45x
20	Candleton Village	$ 20,600,000	75.0%	1.35x
26	Bridgeport Center	$ 17,650,000	73.5%	1.50x
41	TownePlace Suites - BWI(3)	$ 9,732,538	75.0%	1.50x

(1)	The maximum mezzanine loan amount is subject to a cap of $30,000,000.

(2)	The mortgage loan documents also require a combined debt yield of at least 9.5%.

(3)
The mortgage loan documents also require a combined debt yield of at least 10.25%; however, no mezzanine debt may be incurred while the additional unsecured debt is outstanding.  See “—Unsecured Debt” below.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due-on-sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Preferred Equity.  So-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the Mortgaged Property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the Mortgaged Property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding obligations, even if the obligations are structured as preferred equity obligations, the trust is subjected to additional risks.  For example, the borrower may have difficulty meeting its preferred equity obligations.  In addition, the existence of a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related Mortgaged Property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity.  Preferred equity obligations effectively reduce a non-preferred equity owner’s economic stake in the related Mortgaged Property.  The existence of a preferred equity obligation will reduce cash flow on the related borrower’s Mortgaged Property after the payment of debt service and the preferred return and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to suffer by not making capital infusions to support the Mortgaged Property.

With respect to one (1) mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, a member of the related borrower currently holds preferred equity interests in the related borrower in the amount of $3,500,000.  The holder of the preferred equity is entitled to payments from funds available after payment of debt service and operating expenses on the related mortgage loan.  If for any reason there is not enough cash flow from the operation of the Mortgaged Property to pay the holder of the preferred equity, such distributions will accrue interest at 8% per annum.

The existence of preferred equity poses similar risks as other forms of indebtedness as discussed in this free writing prospectus.

Unsecured Debt. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

With respect to one (1) mortgage loan (identified as Loan No. 41 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the related borrower has unsecured debt in the outstanding principal amount of $630,808.13 as of the origination of the mortgage loan in the form of member loans to HP BWI TPS Associates, LLC.  Additionally, the mortgage loan documents permit future unsecured loans from members up to a total amount of $1,000,000, provided that (i) any such loans are non-recourse to the related borrower and any of its assets, including the Mortgaged Property, and the unsecured debt is payable only out of excess cash flow after mortgage loan debt service; (ii) the member loan is evidenced by (A) a promissory note stating that the respective lender is a third-party beneficiary and (B) a separate subordination and standstill agreement; and (iii) no mezzanine loan related to such mortgage loan is then outstanding.

With respect to one (1) mortgage loan (identified as Loan No. 31 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the Initial Pool Balance, the related mortgage loan documents permit the related borrower to incur future unsecured debt not to exceed $725,000 with persons controlled by the related guarantor upon satisfaction of certain conditions set forth in the related mortgage loan documents, including the execution of a subordination and standstill agreement provided by the related borrower and guarantor. Proceeds from the unsecured debt will be used solely for satisfying tenant improvement and leasing commission obligations at the Mortgaged Property.

See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

The Legacy Place Whole Loan

General

The Legacy Place Mortgage Loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 9.3% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Legacy Place Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $125,000,000.  The related Legacy Place Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $75,000,000 and is not included in the trust.  Only the Legacy Place Mortgage Loan is included in the trust.  The Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Legacy Place Whole Loan.

The holders (the “Legacy Place Noteholders”) of each promissory note comprising the Legacy Place Whole Loan have entered into a co-lender agreement (the “Legacy Place Intercreditor Agreement”) that sets forth the respective rights of each Legacy Place Noteholder.  Pursuant to the terms of the Legacy Place Intercreditor Agreement, (a) prior to the Closing Date, the Legacy Place Whole Loan will be serviced and administered pursuant to the terms of the pooling and servicing agreement entered into in connection with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-LC11 securitization (the “2013-LC11 Pooling and Servicing Agreement”) by the designated master servicer and the special servicer, as the case may be, according to the servicing standard set forth therein and subject to the terms of the Legacy Place Intercreditor Agreement, and (b) from and after the Closing Date, will be serviced and administered by Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as master servicer, and LNR Partners, LLC, in its capacity as special servicer, pursuant to the terms of the Pooling and Servicing Agreement, according to the Servicing Standard and subject to the terms of the Legacy Place Intercreditor Agreement.  The Legacy Place Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Legacy Place Whole Loan will be allocated on a pro rata basis to the Legacy Place Noteholders.

Servicing

Prior to the Closing Date, the Legacy Place Whole Loan and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the 2013-LC11 Pooling and Servicing Agreement, but subject to the terms of the related Legacy Place Intercreditor Agreement.  In servicing the Legacy Place Whole Loan, the servicing standard set forth in the 2013-LC11 Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the certificateholders thereunder and the holder of the Legacy Place Mortgage Loan.

On and after the Closing Date, the Legacy Place Whole Loan and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the Legacy Place Intercreditor Agreement.  In servicing the Legacy Place Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement requires the master servicer and the special servicer to take into account the interests, as a collective whole, of the Certificateholders and the holder of the Legacy Place Pari Passu Companion Loan.

After the Closing Date, the Legacy Place Whole Loan will no longer be serviced pursuant to the 2013-LC11 Pooling and Servicing Agreement and will instead be serviced and administered pursuant to the Pooling and Servicing Agreement as described herein.

Amounts payable to the trust as holder of the Legacy Place Mortgage Loan pursuant to the Legacy Place Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Legacy Place Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Legacy Place Pari Passu Companion Loan as set forth in the Legacy Place Intercreditor Agreement.

Application of Payments

The Legacy Place Intercreditor Agreement sets forth the respective rights of the holder of the Legacy Place Mortgage Loan and the holder of the Legacy Place Pari Passu Companion Loan with respect to distributions of funds received in respect of the Legacy Place Whole Loan, and provides, in general, that:

●
the Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Legacy Place Whole Loan or the related Mortgaged Property will be applied to the Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents, insurance proceeds or condemnation awards to be applied to restoration or repair of the Mortgaged Property and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the Legacy Place Intercreditor Agreement and the Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls with respect to the Legacy Place Whole Loan will be allocated, on a pro rata and pari passu basis, to the Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan in accordance with the terms of the Legacy Place Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Legacy Place Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Legacy Place Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Legacy Place Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances with respect to the Legacy Place Whole Loan) allocable to the Legacy Place Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Legacy Place Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Legacy Place Intercreditor Agreement will, prior to the Closing Date, be the directing certificateholder under the 2013-LC11 Pooling and Servicing Agreement and, after the Closing Date, will be the trustee as holder of the Legacy Place Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Controlling Class Certificateholder (or the Directing Certificateholder on its behalf) will be entitled to exercise the rights of the controlling noteholder with respect to the Legacy Place Whole Loan.  In its capacity as the controlling noteholder under the Legacy Place Intercreditor Agreement, the Directing Certificateholder will be entitled to exercise all of the rights of the Directing Certificateholder set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Legacy Place Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Legacy Place Whole Loan that requires the special servicer to consult with the Directing Certificateholder as and to the extent described herein under “Servicing of the Mortgage Loans—General”.  Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Legacy Place Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Legacy Place Intercreditor Agreement, the holder of the Legacy Place Pari Passu Companion Loan or its representative (which will be the directing certificateholder under the 2013-LC11 Pooling and Servicing Agreement prior to a Control Event, and the related trustee or other representative thereafter for so long as such Companion Loan is included in the related trust) will (i) have a right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Legacy Place Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Legacy Place Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the Legacy Place Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Legacy Place Whole Loan.  The consultation right of the holder of the Legacy Place Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Legacy Place Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer (or special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the Legacy Place Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any major decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Legacy Place Mortgage Loan and the Legacy Place Pari Passu Companion Loan.  Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Legacy Place Pari Passu Companion Loan (or its representative).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the holder of the Legacy Place Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Legacy Place Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Legacy Place Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Legacy Place Intercreditor Agreement.

In addition to the consultation rights of the holder of the Legacy Place Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Legacy Place Intercreditor Agreement, the holder of the Legacy Place Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Legacy Place Whole Loan.

Sale of a Defaulted Legacy Place Whole Loan

Pursuant to the terms of the Legacy Place Intercreditor Agreement, if the Legacy Place Whole Loan becomes a defaulted mortgage loan and the special servicer determines to sell the Legacy Place

Mortgage Loan, then the special servicer will be required to sell the Legacy Place Mortgage Loan together with the Legacy Place Pari Passu Companion Loan as one whole loan.  In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Legacy Place Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the Legacy Place Pari Passu Companion Loan (or its representative) (unless 50% or more of the controlling class or the rights of the related directing certificateholder are held by the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Legacy Place Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Legacy Place Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Legacy Place Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Legacy Place Pari Passu Companion Loan (or its representative) that are material to the sale price of the Legacy Place Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Legacy Place Pari Passu Companion Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the Pooling and Servicing Agreement and the Legacy Place Intercreditor Agreement, the holder of the Legacy Place Mortgage Loan (or its representative) will be permitted to bid at any sale of the Legacy Place Whole Loan (unless such person is the borrower thereunder or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Legacy Place Intercreditor Agreement, the controlling noteholder with respect to the Legacy Place Whole Loan (which, unless a Control Event exists, will be the Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the Legacy Place Whole Loan and appoint a replacement special servicer in lieu thereof.  The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of voting rights (after a Control Event) will have the right, with or without cause, to replace the special servicer then acting with respect to the Legacy Place Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to terms as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Americold Cold Storage Portfolio Whole Loan

General

The Americold Cold Storage Portfolio Mortgage Loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties.

The Americold Cold Storage Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $109,791,788.  The related Americold Cold Storage Portfolio Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $109,791,788 and is not included in the trust.  Only the Americold Cold Storage Portfolio Mortgage Loan is included in the trust.  The Americold Cold Storage Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari

Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Americold Cold Storage Portfolio Whole Loan.

The holders (the “Americold Cold Storage Portfolio Noteholders”) of each promissory note comprising the Americold Cold Storage Portfolio Whole Loan have entered into a co-lender agreement (the “Americold Cold Storage Portfolio Intercreditor Agreement”) that sets forth the respective rights of each Americold Cold Storage Portfolio Noteholder.  Pursuant to the terms of the Americold Cold Storage Portfolio Intercreditor Agreement, the Americold Cold Storage Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard.  The Americold Cold Storage Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Americold Cold Storage Portfolio Whole Loan will be allocated on a pro rata basis to the Americold Cold Storage Portfolio Noteholders.

Servicing

The Americold Cold Storage Portfolio Whole Loan and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the Americold Cold Storage Portfolio Intercreditor Agreement. In servicing the Americold Cold Storage Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Americold Cold Storage Portfolio Mortgage Loan pursuant to the Americold Cold Storage Portfolio Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Americold Cold Storage Portfolio Pari Passu Companion Loan as set forth in the Americold Cold Storage Portfolio Intercreditor Agreement.

Application of Payments

The Americold Cold Storage Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Americold Cold Storage Portfolio Mortgage Loan and the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Americold Cold Storage Portfolio Whole Loan, and provides, in general, that:

●
the Americold Cold Storage Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Americold Cold Storage Portfolio Whole Loan or the related Mortgaged Property will be applied to the Americold Cold Storage Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents, insurance proceeds or condemnation awards to be applied to restoration or repair of the Mortgaged Property and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the Americold Cold Storage Portfolio Intercreditor Agreement and the Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Americold Cold Storage Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Americold Cold Storage

Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari Passu Companion Loan in accordance with the terms of the Americold Cold Storage Portfolio Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Americold Cold Storage Portfolio Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Americold Cold Storage Portfolio Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Americold Cold Storage Portfolio Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Americold Cold Storage Portfolio Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Americold Cold Storage Portfolio Pari Passu Companion Loan or from general collections with respect to the securitization of the Americold Cold Storage Portfolio Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

The controlling noteholder under the Americold Cold Storage Portfolio Intercreditor Agreement will be the trustee as holder of the Americold Cold Storage Portfolio Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Controlling Class Certificateholder (or the Directing Certificateholder on its behalf) will be entitled to exercise the rights of the controlling noteholder with respect to the Americold Cold Storage Portfolio Whole Loan.  In its capacity as the controlling noteholder under the Americold Cold Storage Portfolio Intercreditor Agreement, the Directing Certificateholder will be entitled to exercise all of the rights of the Directing Certificateholder set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Americold Cold Storage Portfolio Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Americold Cold Storage Portfolio Whole Loan will require the special servicer to consult with the Directing Certificateholder as and to the extent described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Americold Cold Storage Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Americold Cold Storage Portfolio Intercreditor Agreement, the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative which, at any time the Americold Cold Storage Portfolio Pari Passu Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Americold Cold Storage Portfolio Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Americold Cold Storage Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Americold Cold Storage Portfolio Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Americold Cold Storage Portfolio Whole Loan.  The consultation right of the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer (or special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representatives) described above, the master servicer or special servicer, as applicable, is permitted to make any major decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Americold Cold Storage Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari Passu Companion Loan.  Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative, including, if the Americold Cold Storage Portfolio Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Americold Cold Storage Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Americold Cold Storage Portfolio Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Americold Cold Storage Portfolio Intercreditor Agreement.

In addition to the consultation rights of the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Americold Cold Storage Portfolio Intercreditor Agreement, the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonic, in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Americold Cold Storage Portfolio Whole Loan.

Sale of Defaulted Americold Cold Storage Portfolio Whole Loan

Pursuant to the terms of the Americold Cold Storage Portfolio Intercreditor Agreement, if the Americold Cold Storage Portfolio Whole Loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the Americold Cold Storage Portfolio Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the Americold Cold Storage Portfolio Pari Passu Companion Loan together with the Americold Cold Storage Portfolio Mortgage Loan as one whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Americold Cold Storage Portfolio Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan (or its representative) (unless 50% or more of the Controlling Class or the rights of the Directing Certificateholder are held by the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Americold Cold Storage Portfolio Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Americold Cold Storage Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan that are material to the sale price of the Americold Cold Storage Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the Pooling and Servicing Agreement, the holders of the Americold Cold Storage Portfolio Mortgage Loan and the Americold Cold Storage Portfolio Pari Passu Companion Loan (or their representatives) will be permitted to bid at any sale of the Americold Cold Storage Portfolio Whole Loan (unless any such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Americold Cold Storage Portfolio Intercreditor Agreement, the controlling noteholder (or its representative) with respect to the Americold Cold Storage Portfolio Whole Loan (which, unless a Control Event exists, will be the Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the Americold Cold Storage Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Americold Cold Storage Portfolio Pari Passu Companion Loan.  The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will have the right, with or without cause, to replace the special servicer then acting with respect to the Americold Cold Storage Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The IDS Center Whole Loan

General

The IDS Center Mortgage Loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 6.7% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The IDS Center Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $90,000,000.  The related IDS Center Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $92,510,258 and is not included in the trust.  Only the IDS Center Mortgage Loan is included in the trust.  The IDS Center Mortgage Loan and the IDS Center Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the IDS Center Whole Loan.

The holders (the “IDS Center Noteholders”) of each promissory note comprising the IDS Center Whole Loan have entered into a co-lender agreement (the “IDS Center Intercreditor Agreement”) that sets forth the respective rights of each IDS Center Noteholder.  Pursuant to the terms of the IDS Center Intercreditor Agreement, the IDS Center Whole Loan will be initially serviced and administered pursuant to the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard until such time as the IDS Center Pari Passu Companion Loan is securitized, after which the IDS Center Whole Loan will be serviced and administered pursuant to the trust formed in connection with such other securitization.  The IDS Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the IDS Center Whole Loan will be allocated on a pro rata basis to the IDS Center Noteholders.

Servicing

Prior to the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Whole Loan (including the IDS Center Pari Passu Companion Loan) and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related IDS Center Intercreditor Agreement.  In servicing the IDS Center Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the Certificateholders and the holder of the IDS Center Pari Passu Companion Loan.

On and after the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Whole Loan (including the IDS Center Mortgage Loan) and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the pooling and servicing agreement entered into in connection with the securitization of the IDS Center Pari Passu Companion Loan (the “IDS Center Pooling and Servicing Agreement”) and the IDS Center Intercreditor Agreement, in the manner described under “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus, but subject to the terms of the IDS Center Intercreditor Agreement.

If any of the IDS Center Mortgage Loan or the IDS Center Pari Passu Companion Loan becomes specially serviced prior to the securitization of the IDS Center Pari Passu Companion Loan, the special servicer for this securitization will be required to service and administer the IDS Center Whole Loan and any related REO Property in the same manner as any other Specially Serviced Mortgage Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the Pooling and Servicing Agreement.  Prior to such securitization, no other special servicer will be entitled to any such compensation or have such rights and obligations.  After such securitization, the IDS Center Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement.  If the IDS Center Whole Loan is being specially serviced when the IDS Center Pari Passu Companion Loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement.

Amounts payable to the trust as holder of the IDS Center Mortgage Loan pursuant to the related IDS Center Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the IDS Center Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the IDS Center Pari Passu Companion Loan as set forth in the IDS Center Intercreditor Agreement.

Application of Payments

The IDS Center Intercreditor Agreement sets forth the respective rights of the holder of the IDS Center Mortgage Loan and the holder of the IDS Center Pari Passu Companion Loan with respect to distributions of funds received in respect of the IDS Center Whole Loan, and provides, in general, that:

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the IDS Center Mortgage Loan and the IDS Center Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the IDS Center Whole Loan or the related Mortgaged Property will be applied to the IDS Center Mortgage Loan and the IDS Center Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents, insurance proceeds or condemnation awards to be applied to restoration or repair of the Mortgaged

Property and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the IDS Center Intercreditor Agreement and the Pooling and Servicing Agreement (or, after the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Pooling and Servicing Agreement); and

●
costs, fees, expenses, losses and shortfalls with respect to the IDS Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the IDS Center Mortgage Loan and the IDS Center Pari Passu Companion Loan in accordance with the terms of the IDS Center Intercreditor Agreement and the Pooling and Servicing Agreement (or, after the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Pooling and Servicing Agreement).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the IDS Center Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the IDS Center Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the IDS Center Pari Passu Companion Loan or any loans included in the securitization trust related to the IDS Center Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances or, after the IDS Center Pari Passu Companion Loan Securitization Date, any servicing advance with respect to the IDS Center Whole Loan made pursuant to the IDS Center Pooling and Servicing Agreement) allocable to the IDS Center Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to, in the case of a Servicing Advance made prior to the IDS Center Pari Passu Companion Loan Securitization Date, to the trust’s right to reimbursement from future payments and other collections on the IDS Center Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the IDS Center Intercreditor Agreement will initially be the Directing Certificateholder, and from and after the IDS Center Pari Passu Companion Loan Securitization Date, will be the controlling class representative or such other party specified in the IDS Center Pooling and Servicing Agreement (as applicable, the “IDS Center Directing Holder”).  In its capacity as the controlling noteholder under the IDS Center Intercreditor Agreement, the IDS Center Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the IDS Center Whole Loan.

In addition, pursuant to the terms of the IDS Center Intercreditor Agreement, after the IDS Center Pari Passu Companion Loan Securitization Date, the trustee as holder of the IDS Center Mortgage Loan (or prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and the master servicer will (i) have a right to receive copies of all notices, information and reports that the master servicer or special servicer under the IDS Center Pooling and Servicing Agreement is required to provide to the IDS Center Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the IDS Center Directing Holder under the IDS Center Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the IDS Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the IDS Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the IDS Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the IDS Center Whole Loan.  The consultation right of the holder of the IDS Center Mortgage Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the IDS Center Mortgage Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, under the IDS Center Pooling and Servicing Agreement proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the IDS Center Mortgage Loan (or its representative) described above, the master servicer or special servicer, as applicable, under the IDS Center Pooling and Servicing Agreement, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the IDS Center Mortgage Loan and the IDS Center Pari Passu Companion Loan.  Neither the master servicer or special servicer, as applicable, under the IDS Center Pooling and Servicing Agreement will be obligated at any time to follow or take any alternative actions recommended by the holder of the IDS Center Mortgage Loan (or its representative, including the Directing Certificateholder).

Neither the master servicer or special servicer, as applicable, under the IDS Center Pooling and Servicing Agreement may follow any advice or consultation provided by the holder of the IDS Center Mortgage Loan (or its representative) that would require or cause the such party to violate any applicable law, including the REMIC provisions, violate the servicing standard, require or cause such party to violate provisions of the IDS Center Intercreditor Agreement or the IDS Center Pooling and Servicing Agreement require or cause such party to violate the terms of the IDS Center Whole Loan, or materially expand the scope of responsibilities of any of the master servicer or special servicer, as applicable.

In addition to the consultation rights of the holder of the IDS Center Mortgage Loan (or its representative) described above, pursuant to the terms of the IDS Center Intercreditor Agreement, the holder of the IDS Center Mortgage Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or special servicer, as applicable, under the IDS Center Pooling and Servicing Agreement, upon reasonable notice and at times reasonably acceptable to such party in which servicing issues related to the IDS Center Whole Loan are discussed.

Sale of a Defaulted IDS Center Whole Loan

Pursuant to the terms of the IDS Center Intercreditor Agreement, if the IDS Center Whole Loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the IDS Center Mortgage Loan (or, after the IDS Center Pari Passu Companion Loan Securitization Date, the special servicer under the IDS Center Pooling and Servicing Agreement determines to sell the IDS Center Pari Passu Companion Loan), then the applicable special servicer will be required to sell the IDS Center Pari Passu Companion Loan together with the IDS Center Mortgage Loan as one whole loan.  In connection with any such sale, the applicable special servicer will be required to follow the procedures, or procedures substantially similar to the procedures, set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” or the IDS Center Pooling and Servicing Agreement, as applicable.

Notwithstanding the foregoing, after the IDS Center Pari Passu Companion Loan Securitization Date, the special servicer under the IDS Center Pooling and Servicing Agreement will not be permitted to sell the IDS Center Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the IDS Center Mortgage Loan (or its representative) (unless 50% or more of the Controlling Class or the Directing Certificateholder is held by the borrower or an affiliate of the borrower) unless the special servicer under the IDS Center Pooling and Servicing Agreement has delivered to the holder of the IDS Center Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the IDS Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer under the IDS Center Pooling and Servicing Agreement in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the IDS Center Whole Loan, and any documents in the servicing file reasonably requested by the holder of the IDS Center Mortgage Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder under the IDS Center Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer under the IDS Center Pooling and Servicing Agreement in connection with the proposed sale; provided that the majority holder of the IDS Center Mortgage Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence.  The borrower or an agent or affiliate of the borrower is not permitted to bid at any sale of the IDS Center Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights

After the IDS Center Pari Passu Companion Loan Securitization Date, pursuant to the IDS Center Intercreditor Agreement, the controlling noteholder (or its representative) with respect to the IDS Center Whole Loan (which, unless a control event or consultation termination event exists under the IDS Center Pooling and Servicing Agreement, will be the directing certificateholder under the IDS Center Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the IDS Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the IDS Center Mortgage Loan.  The directing certificateholder under the IDS Center Pooling and Servicing Agreement (prior to a control event under the IDS Center Pooling and Servicing Agreement), and the applicable certificateholders with the requisite percentage of voting rights (after a control event) will have the right, with or without cause, to replace the special servicer then acting with respect to the IDS Center Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to terms substantially similar to those described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Southridge Mall Whole Loan

General

The Southridge Mall Mortgage Loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 3.7% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Southridge Mall Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $50,000,000.  The related Southridge Mall Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $75,000,000 and is not included in the trust.  Only the Southridge Mall Mortgage Loan is included in the trust.  The Southridge Mall Mortgage Loan and the Southridge Mall Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Southridge Mall Whole Loan.

The holders (the “Southridge Mall Noteholders”) of each promissory note comprising the Southridge Mall Whole Loan have entered into an intercreditor agreement (the “Southridge Mall Intercreditor Agreement”) that sets forth the respective rights of each Southridge Mall Noteholder.  Pursuant to the terms of the Southridge Mall Intercreditor Agreement, the Southridge Mall Whole Loan will be initially serviced and administered pursuant to the terms of the Pooling and Servicing Agreement and the Southridge Mall Intercreditor Agreement until such time as the Southridge Mall Pari Passu Companion Loan is securitized, after which the Southridge Mall Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “Southridge Mall Pooling and Servicing Agreement”) and the Southridge Mall Intercreditor Agreement.  The Southridge Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Southridge Mall Whole Loan will be allocated on a pro rata basis to the Southridge Mall Noteholders.

Servicing

Prior to the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Whole Loan (including the Southridge Mall Pari Passu Companion Loan) and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage

Loans” in this free writing prospectus, but subject to the terms of the related Southridge Mall Intercreditor Agreement.  In servicing the Southridge Mall Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the Certificateholders and the holder of the Southridge Mall Pari Passu Companion Loan.

On and after the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Whole Loan (including the Southridge Mall Mortgage Loan) and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Southridge Mall Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus, but subject to the terms of the Southridge Mall Intercreditor Agreement.

If any of the Southridge Mall Mortgage Loan or the Southridge Mall Pari Passu Companion Loan becomes specially serviced prior to the securitization of the Southridge Mall Pari Passu Companion Loan, the special servicer for this securitization will be required to service and administer the Southridge Mall Whole Loan and any related REO Property in the same manner as any other Specially Serviced Mortgage Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the Pooling and Servicing Agreement.  Prior to the securitization of the Southridge Mall Pari Passu Companion Loan, no other special servicer will be entitled to any such compensation or have such rights and obligations.  After such securitization, the Southridge Mall Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement.  If the Southridge Mall Whole Loan is being specially serviced when the Southridge Mall Pari Passu Companion Loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement.

Amounts payable to the trust as holder of the Southridge Mall Mortgage Loan pursuant to the related Southridge Mall Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Southridge Mall Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Southridge Mall Pari Passu Companion Loan as set forth in the Southridge Mall Intercreditor Agreement.

Application of Payments

The Southridge Mall Intercreditor Agreement sets forth the respective rights of the holder of the Southridge Mall Mortgage Loan and the holder of the Southridge Mall Pari Passu Companion Loan with respect to distributions of funds received in respect of the Southridge Mall Whole Loan, and provides, in general, that:

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the Southridge Mall Mortgage Loan and the Southridge Mall Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the Southridge Mall Whole Loan or the related Mortgaged Property will be applied to the Southridge Mall Mortgage Loan and the Southridge Mall Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (other than (i) insurance proceeds or condemnation awards applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the related loan documents, (ii) amounts required to be deposited by the related loan documents in reserve or escrow and (iii) certain amounts due, payable or reimbursable to the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee) in accordance with the terms of the Southridge Mall Intercreditor Agreement and the Pooling and Servicing Agreement (or, after the

Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Pooling and Servicing Agreement); and

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costs, fees, expenses, losses and shortfalls with respect to the Southridge Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Southridge Mall Mortgage Loan and the Southridge Mall Pari Passu Companion Loan in accordance with the terms of the Southridge Mall Intercreditor Agreement and the Pooling and Servicing Agreement (or, after the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Pooling and Servicing Agreement).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Southridge Mall Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Southridge Mall Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Southridge Mall Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances or, after the Southridge Mall Pari Passu Companion Loan Securitization Date, any servicing advance with respect to the Southridge Mall Whole Loan made pursuant to the Southridge Mall Pooling and Servicing Agreement) allocable to the Southridge Mall Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to, in the case of a Servicing Advance made prior to the Southridge Mall Pari Passu Companion Loan Securitization Date, to the trust’s right to reimbursement from future payments and other collections on the Southridge Mall Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Southridge Mall Intercreditor Agreement will initially be the Directing Certificateholder, and from and after the Southridge Mall Pari Passu Companion Loan Securitization Date, will be the directing certificateholder or such other party specified in the Southridge Mall Pooling and Servicing Agreement (such party, the “Southridge Mall Directing Holder”).  In its capacity as the controlling noteholder under the Southridge Mall Intercreditor Agreement, the Southridge Mall Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Southridge Mall Whole Loan.

In addition, pursuant to the terms of the Southridge Mall Intercreditor Agreement, after the Southridge Mall Pari Passu Companion Loan Securitization Date, the trustee as holder of the Southridge Mall Mortgage Loan (or prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and the master servicer will have the right to (i) receive copies of all notices, information and reports that the master servicer or special servicer under the Southridge Mall Pooling and Servicing Agreement is required to provide to the Southridge Mall Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Southridge Mall Directing Holder under the Southridge Mall Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Southridge Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Southridge Mall Whole Loan and (ii) be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Southridge Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Southridge Mall Whole Loan.  The consultation right of the holder of the Southridge Mall Mortgage Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Southridge Mall Mortgage Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, under the Southridge Mall Pooling and Servicing Agreement proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the Southridge Mall Mortgage Loan (or its representative’s) described above, the master servicer or special servicer, as applicable, under the Southridge Mall Pooling and Servicing Agreement, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Southridge Mall Mortgage Loan and the Southridge Mall Pari Passu Companion Loan.  Neither the master servicer or special servicer, as applicable, under the Southridge Mall Pooling and Servicing Agreement will be obligated at any time to follow or take any alternative actions recommended by the holder of the Southridge Mall Mortgage Loan (or its representative, including the Directing Certificateholder).

Neither the master servicer or special servicer, as applicable, under the Southridge Mall Pooling and Servicing Agreement may follow any advice or consultation provided by the holder of the Southridge Mall Mortgage Loan (or its representative) that would require or cause the such party to violate any applicable law, including the REMIC provisions, violate the servicing standard, require or cause such party to violate provisions of the Southridge Mall Intercreditor Agreement or the Southridge Mall Pooling and Servicing Agreement require or cause such party to violate the terms of the Southridge Mall Whole Loan, or materially expand the scope of responsibilities of any of the master servicer or special servicer, as applicable.

In addition to the consultation rights of the holder of the Southridge Mall Mortgage Loan (or its representative) described above, pursuant to the terms of the Southridge Mall Intercreditor Agreement, the holder of the Southridge Mall Mortgage Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or special servicer, as applicable, under the Southridge Mall Pooling and Servicing Agreement, upon reasonable notice and at times reasonably acceptable to such party in which servicing issues related to the Southridge Mall Whole Loan are discussed.

Sale of a Defaulted Southridge Mall Whole Loan

Pursuant to the terms of the Southridge Mall Intercreditor Agreement, if the Southridge Mall Whole Loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the Southridge Mall Mortgage Loan (or, after the Southridge Mall Pari Passu Companion Loan Securitization Date, the special servicer under the Southridge Mall Pooling and Servicing Agreement determines to sell the Southridge Mall Pari Passu Companion Loan), then the applicable special servicer will be required to sell the Southridge Mall Pari Passu Companion Loan together with the Southridge Mall Mortgage Loan as one whole loan.  In connection with any such sale, the applicable special servicer will be required to follow the procedures, or procedures substantially similar to the procedures, set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, after the Southridge Mall Pari Passu Companion Loan Securitization Date, the special servicer under the Southridge Mall Pooling and Servicing Agreement will not be permitted to sell the Southridge Mall Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the Southridge Mall Mortgage Loan (or its representative) (unless 50% or more of the related controlling class or the rights of the related directing certificateholder are held by the borrower or an affiliate of the borrower), unless the special servicer under the Southridge Mall Pooling and Servicing Agreement has delivered to the holder of the Southridge Mall Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Southridge Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer under the Southridge Mall Pooling and Servicing Agreement in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Southridge Mall Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Southridge Mall Mortgage Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Southridge Mall Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer under the Southridge Mall Pooling and Servicing Agreement in connection with the proposed sale; provided that the majority holder of the Southridge Mall Mortgage Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence.  The borrower or an agent or affiliate of the borrower is not permitted to bid at any sale of the Southridge Mall Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights

After the Southridge Mall Pari Passu Companion Loan Securitization Date, pursuant to the Southridge Mall Intercreditor Agreement, the controlling noteholder with respect to the Southridge Mall Whole Loan (which, unless a control event or consultation termination event exists under the Southridge Mall Pooling and Servicing Agreement, will be the directing certificateholder under the Southridge Mall Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the Southridge Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Southridge Mall Mortgage Loan.  The directing certificateholder under the Southridge Mall Pooling and Servicing Agreement (prior to a control event under the Southridge Mall Pooling and Servicing Agreement), and the applicable certificateholders with the requisite percentage of voting rights (after a control event) will have the right, with or without cause, to replace the special servicer then acting with respect to the Southridge Mall Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to terms substantially similar to those described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

Net Cash Flow and Certain Underwriting Considerations

Underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. Each investor should review the assumptions described in “—Additional Mortgage Loan Information” below and make its own determination of the appropriateness of the assumptions used in determining underwritten net cash flow. In addition, with respect to the mortgage loans in the trust, we note the following:

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With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the Initial Pool Balance, the related borrower does not typically enter into leases or other occupancy agreements for the Mortgaged Properties.  Instead, the borrower (or the borrower’s manager) typically contracts with its customers for storage, warehousing and handling services.  These contracts generally do not obligate the customer to use the related Mortgaged Property or meet any minimum contractual obligations and generally require payment only for goods actually stored and for services actually rendered.  Furthermore, the customers are generally entitled to terminate or reduce their use of the Mortgaged Properties at any time without penalty.  Many existing customers have no ongoing storage obligations and there can be no assurances that existing customers will continue to enter into their cold storage arrangements from one period to the next or that the revenue received from any customers will continue in the future.  See “Risk Factors—Cold Storage Properties Have Special Risks” in this free writing prospectus.

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Four (4) mortgage loans (identified as Loan Nos. 32, 36, 39 and 45 on Annex A-1 to this free writing prospectus), representing approximately 3.4% of the Initial Pool Balance, are secured in whole or in part by a recently acquired or constructed Mortgaged Property that either has no or limited prior operating history or does not have historical financial information.

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In the case of one (1) mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 3.0% of the Initial Pool Balance, the occupancy rate of the related Mortgaged Property includes a tenant that has vacated its space and is currently

“dark” but has continued to pay rent as required under its lease. Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio for such mortgage loan include rent from such tenant even though such tenant is not currently in occupancy of its space. See “Risk Factors—Certain Additional Risks Relating to Tenants—Occupancy and Other Leasing Considerations” in this free writing prospectus.

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In the case of three (3) mortgage loans (identified as Loan Nos. 17, 40 and 62 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the Initial Pool Balance, the Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated based on the average rent of the single tenant of the related Mortgaged Property during the term of the mortgage loan.

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In the case of three (3) mortgage loans (identified as Loan Nos. 17, 39 and 70 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance, the respective Mortgaged Properties benefit from a tax abatement as part of a PILOT or similar tax abatement program, and the Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated based on the real estate taxes without the abatement in place. The related PILOT agreement or similar tax abatement program expires in 2021, 2018 and 2013, respectively, which in each instance is prior to the related maturity date of the related mortgage loan. There can be no assurance that the increased tax payments applicable to the related Mortgaged Property will not have a material adverse effect on the related borrower’s ability to meet its obligations under the mortgage loan documents. See “Risk Factors—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders” in this free writing prospectus.

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In the case of one (1) Mortgaged Property (identified as Loan No. 2.09 on Annex A-1 to this free writing prospectus), partially securing one (1) mortgage loan representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property benefits from a tax abatement program, and the Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated based on the real estate taxes as reduced by the tax abatements. The tax abatement agreement expires in 2016, with an option to extend to 2021 if the borrower complies with the agreement, which is prior to the related maturity date of the mortgage loan. There can be no assurance that the increased tax payments applicable to the Mortgaged Property if the tax abatement agreement is not extended will not have a material adverse effect on the related borrower’s ability to meet its obligations under the mortgage loan documents.

●
In the case of one (1) mortgage loan (identified as Loan No. 57 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance, the occupancy rate includes All Smiles Dental, the fifth largest tenant occupying 6.3% of the net rentable area at the Mortgaged Property, which tenant is in bankruptcy but is currently paying its rent due under its lease.  The Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio for such mortgage loan does not include rent from such tenant. See “Risk Factors—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

See “Risk Factors—Risks Relating to Underwritten Net Cash Flow”, Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

Mortgaged Property Considerations

Environmental Considerations

In connection with the origination of the mortgage loans, the related mortgage loan seller or other originator either (i) obtained or updated an environmental site assessment for the related Mortgaged Property from a qualified environmental firm or (ii) obtained an environmental insurance policy for the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Environmental Assessment” in this free writing prospectus.

See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.  In addition, with respect to the mortgage loans in the trust, we note the following:

With respect to one (1) mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.6% of the Initial Pool Balance, the environmental assessment obtained at origination of the mortgage loan disclosed the presence of a historical recognized environmental condition due to an unspecified release that occurred in 1989 and which is listed with a “pending no further action” status.  The borrower and guarantor executed an environmental indemnity in favor of the lender.

With respect to one (1) mortgage loan (identified as Loan No. 13 on Annex A-1 to this free writing prospectus), representing approximately 2.0% of the Initial Pool Balance, the environmental assessment obtained at origination of the mortgage loan reported that groundwater contamination from a former dry cleaner on an adjacent property has migrated beneath the Mortgaged Property.  The Kentucky Department of Environmental Protection (“KDEM”) in 2008 approved a remediation plan consisting of monitored natural attenuation and bi-annual sampling for volatile organic compounds at both properties, which continues to be performed.  Based on monitoring results and the most recent modeling, the amount of groundwater contamination beneath the Mortgaged Property does not pose an indoor ambient air vapor intrusion concern.  The related loan documents require the owner of the former drycleaner property to continue monitoring on a bi-annual basis and perform any other corrective actions required by the KDEM until completion of the remediation is approved and a “no-further action” letter is issued.  However, we can provide no assurances that the assessment accurately characterized the level of contamination at the Mortgaged Property, that the responsible party will be able to complete any additional remediation measures required by the KDEM, or that the KDEM will issue a formal no further action letter.

With respect to one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the Initial Pool Balance, the environmental site assessment obtained at origination of the mortgage loan disclosed the former presence of a gasoline service station at the related Mortgaged Property, which was in operation during the 1950s until 1962.  The assessment noted that the consultant was unable to obtain information regarding the decommissioning of the service station and recommended that the related borrower conduct (i) a geophysical survey in order to determine whether any underground storage tank (a “UST”) systems associated with the service station remain on the northwestern portion of the Mortgaged Property and (ii) a limited subsurface investigation to determine the character of the subsurface soil and groundwater conditions at the Mortgaged Property.  The assessment provided a worst case scenario estimate of $185,000-270,000 in the event that the USTs and any related spills, if any, required remediation.  In lieu of conducting the additional investigations, the borrower obtained an environmental insurance policy that includes lender collateral protection.  The term of the policy extends from April 8, 2013 until April 8, 2021, with aggregate coverage limits of $1,000,000 and a deductible of $25,000.  However, we cannot assure you that the initial environmental assessment completely or accurately identified and characterized the extent of any environmental concerns at the Mortgaged Property or any potential future remediation requirements, or that any proceeds from a claim under the environmental policies will be sufficient to satisfy any losses incurred with respect to the potential environmental issues at the Mortgaged Property.

In the case of one (1) mortgage loan (identified as Loan No. 36 on Annex A-1 to free writing prospectus), representing approximately 0.9% of the Initial Pool Balance, in connection with an underground storage tank, New Jersey regulators have recommended further groundwater monitoring and remediation due to the elevated benzene levels in the monitoring well.  At origination, an escrow of

$110,000 was established and such escrowed monies will be released upon satisfactory evidence of closure documents from state regulators.

See also representation number 43 on Annex D-1 to this free writing prospectus and the exceptions thereto on Annex D-2 to this free writing prospectus.

Property Renovation Issues

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.

We can provide no assurances that any of these renovations or expansions will be completed or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.

See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” in this free writing prospectus.

Litigation Considerations; Bankruptcy Issues and Other Proceedings

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure. In this regard, we note the following with respect to the mortgage loans in the trust:

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With respect to twenty-three (23) mortgage loans (identified as Loan Nos. 7, 10, 11, 14, 17, 23, 26, 31, 34, 35, 37, 38, 40, 42, 46, 49, 50, 54, 59, 60, 69, 71 and 72 on Annex A-1 to this free writing prospectus), representing approximately 24.4% of the Initial Pool Balance, within the last ten (10) years either (a) sponsors (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, loan restructuring or similar proceedings or (b) the mortgage loan refinanced a prior loan secured by the related Mortgaged Property, or the related Mortgaged Property otherwise secured a prior loan, which prior loan was the subject of a foreclosure, maturity default or a discounted payoff, short sale, forbearance or other restructuring.  See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans”.

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With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the Initial Pool Balance, the related sponsor is a defendant in a pending lawsuit alleging a breach of a settlement agreement entered into in 1994.  After a fire at one of its facilities and a subsequent lawsuit by its customers, the predecessor company entered into a settlement agreement and a consent judgment in the amount of $58,670,754.  As part of the settlement, the predecessor company assigned its rights to pursue its insurer to the plaintiffs, and the plaintiffs subsequently filed a lawsuit against the insurer.  The lawsuit against the insurer was dismissed in 2011, and the Kansas Supreme Court ruled that the original consent judgment had expired and was no longer valid.  The plaintiffs have filed a new lawsuit against the sponsor alleging that the sponsor failed to comply with the terms of the settlement agreement by not taking any actions or executing documents in order to keep the original consent judgment viable.  The sponsor is defending the lawsuit and has filed a motion to dismiss the claims.  Notwithstanding the foregoing, we can provide no assurances that the original consent judgment will not be reinstated or that the reinstatement of the consent judgment will not have a material adverse impact on the sponsor’s financial condition.

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With respect to one (1) mortgage loan (identified as Loan No. 14 on Annex A-1 to this free writing prospectus), representing approximately 1.9% of the Initial Pool Balance, the related sponsor placed two (2) of its affiliates into Chapter 11 bankruptcy in 2010 that owned the Holiday Inn DFW Airport South property and the Staybridge Suites Plano/Richardson property.  The sponsor had difficulty in finding permanent financing to refinance the construction loans, and the bankruptcies were filed after maturity defaults.  During the proceedings, the construction loans were subsequently restructured, and the affiliates emerged from bankruptcy in August 2011.  In addition, the related sponsors and guarantors are indirect limited partners in a venture that has filed for bankruptcy.  There can be no assurance that the sponsors will not avail themselves of their rights or cause the borrower under the related mortgage loan to similarly avail themselves of their rights in bankruptcy in the event similar economic hardships impact the related Mortgaged Property.  See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans”.

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With respect to one (1) mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance, the related sponsor has been a sponsor on prior commercial real estate properties, eleven of which went into foreclosure during the last three years.  The related sponsor continues to be an active investor in the market and has recently sponsored real estate projects in two different securitization transactions.

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With respect to one (1) mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance, the non-recourse carveout guarantor reports that it is currently subject to a class action securities arbitration claim for securities law violations concerning the failure to disclose the fact that a lease guarantee was pledged as collateral for a loan.  The investors seek recovery in the amount of $9,000,000 as well as punitive damages.  The guarantor’s insurance carrier has assumed the defense and an additional guarantor has entered into a guaranty with lender which springs upon the insolvency or bankruptcy of the current guarantor.

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In the case of one (1) mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, the principal of the sponsor and guarantor on the mortgage loan is a defendant in pending lawsuits by an investor group related to a condominium conversion project.  The plaintiffs are seeking a rescission of their $4,185,000 investment in the project and compensatory damages under a claim for fraud and “controlling person liability” under the federal securities laws, and they have alleged state law claims for fraud and for failure to pay distributions to the investor group as required by the operating agreement.  The federal law claims were tried in December 2012 and are currently under consideration by the trial judge.  The state law claims for fraud have been stayed pending the results of the federal law claims, and the claim for failing to pay distributions is currently the subject of summary judgment motions by both the plaintiffs and the defendants.  We can provide no assurances that the sponsor will obtain a favorable outcome on any of these claims, or that an adverse determination in these claims would not have a material impact on the sponsor’s financial condition.  Additionally, we can provide no assurances that the sponsor will not engage in similar behavior with respect to the mortgage loan in this pool.

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With respect to one (1) mortgage loan (identified as Loan No. 30 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, Apple REIT Seven, Inc., the non-recourse carve-out guarantor for the mortgage loan, along with various other affiliated entities and their respective directors and officers, David Lerner and David Lerner Associates, Inc., are named defendants in a consolidated action known as In re Apple REITs in the United States District Court for the Eastern District of New York. The consolidated lawsuit alleges claims of, among others, breach of fiduciary duty, negligence, violations of federal, New Jersey,

Connecticut and Florida securities laws and unjust enrichment. The consolidated action seeks, among other things, a certification of a putative nationwide class. On July 13, 2012, each of the defendants filed motions to dismiss the consolidated complaint, which were granted on April 3, 2013 and judgment in favor of the defendants was entered on April 11, 2013 dismissing with prejudice the class action complaint in its entirety.  On April 12, 2013, the plaintiffs filed a notice of appeal.  We can provide no assurances that the non-recourse carveout guarantor will obtain a favorable outcome on any of these claims, or that an adverse determination in these claims would not have a material impact on the non-recourse carveout guarantor ‘s financial condition.

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With respect to one (1) mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance, Bluerock Real Estate, LLC (“Bluerock”), the guarantor for the mortgage loan, is the plaintiff in a legal malpractice lawsuit filed with the Supreme Court of the State of New York on November 6, 2009 against Bluerock’s former counsel seeking $12,000,000 in damages (including a refund of $300,000 for paid legal bills) arising from legal services and guidance with respect to structuring Bluerock’s REIT, the Bluerock Enhanced Multifamily Trust, Inc. (the “REIT”).  The lawsuit alleges that the legal advice received resulted in significant delays in the launch of the REIT due to the fact that the REIT was not approved by securities regulators until after it was restructured in a manner significantly different than that advised by the law firm that provided such legal services.  On January 26, 2010 the law firm filed a counterclaim against Bluerock for payment of its legal bills and Bluerock has answered and denied the counterclaim.  We can provide no assurances that the guarantor will obtain a favorable outcome on any of these claims, or that an adverse determination in these claims would not have a material impact on the guarantor’s financial condition.

See “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Risk Factors—Litigation Concerns” in the prospectus.  See also representations and warranties Nos. 15, 41, 42 and 50 on Annex D-1 to this free writing prospectus and the exceptions thereto on Annex D-2 to this free writing prospectus.

Tenant Issues

Occupancy and Tenant Concentrations.  Mortgaged Properties that are owner-occupied or leased to a single tenant, or leased to a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

See “Risk Factors—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus, and Annex A-3 to this free writing prospectus.

In addition, the Mortgaged Properties securing mortgage loans included in the trust have single tenant concentrations as set forth below:

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Seventeen (17) of the Mortgaged Properties (identified as Loan Nos. 17, 29, 32, 36, 37, 40, 62, 66, 68, 70 and 73 on Annex A-1 to this free writing prospectus) securing eleven (11) mortgage loans, representing approximately 8.1% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a mortgage loan representing more than approximately 1.8% of the Initial Pool Balance by allocated loan amount.

Mortgaged Properties securing certain mortgage loans have tenant lease concentrations. For certain information on the top ten tenants at each of the top fifteen mortgage loans, see the chart entitled “Tenant Summary” on Annex A-3 to this free writing prospectus.  In addition, see Annex A-1 for the identity and size of the top five tenants at each Mortgaged Property.  Further, we note the following with respect to the mortgage loans in the trust:

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With respect to one (1) mortgage loan (identified as Loan No. 2  on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the Initial Pool Balance, the largest customer at each of seven (7) of the related Mortgaged Properties constituted over eighty percent (80%) of the trailing twelve (12) month revenue at each such Mortgaged Property.  A loss of the largest customer at any of these Mortgaged Properties could result in a significant reduction in revenue at the applicable Mortgaged Property, which in turn could impair the value of the Mortgaged Property and have a material adverse impact on the related borrower’s ability to repay the mortgage loan.

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With respect to six (6) Mortgaged Properties (identified as Loan Nos. 9, 38, 39, 45, 51 and 72 on Annex A-1 to this free writing prospectus), securing six (6) mortgage loans, representing approximately 5.6% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Properties are leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “Risk Factors—Tenant Concentration Entails Risk” in this free writing prospectus.

Certain Mortgaged Properties securing some of the mortgage loans may have low occupancy rates.  For the occupancy rate and the date of its measurement for each mortgage loan, see Annex A-1 to this free writing prospectus.  Further, we note the following with respect to the mortgage loans in this trust:

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With respect to two (2) mortgage loans (identified as Loan Nos. 60 and 67 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the occupancy percentage at the Mortgaged Property as of the applicable date set forth in Annex A-1 to this free writing prospectus is 68.9% and 63.5%, respectively.

Certain of the Mortgaged Properties are leased to affiliates of the related borrower.  In that regard, we note the following with respect to the mortgage loans in this trust:

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In the case of one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this free writing prospectus), representing approximately 2.3% of the Initial Pool Balance, the second largest tenant is an affiliate of the related borrower and the space is operated as a movie theater.

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related mortgage loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus. In addition, see Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each Mortgaged Property. In addition, identified below are certain lease terminations and expirations with respect to the Mortgaged Properties securing certain of the mortgage loans included in the trust:

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Ten (10) Mortgaged Properties (identified as Loan Nos. 7, 17, 29, 34, 36, 37, 39, 62 and 70 on Annex A-1 to this free writing prospectus), securing nine (9) mortgage loans, representing approximately 10.1% of the Initial Pool Balance by allocated loan amount, are each subject to tenant leases that are scheduled to have a 50% or more (based either on net rentable area or total underwritten rent) lease rollover in the same year, which year is prior to the related maturity date or the anticipated repayment date in the case of an ARD Loan.  For information regarding lease rollovers for the top fifteen mortgage loans, see the chart entitled “Lease Rollover Schedule” in Annex A-3 to this free writing prospectus.

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In the case of one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 9.3% of the Initial Pool Balance, leases representing approximately 70.7% of the net rentable area at the related Mortgaged Property will expire during 2019 and 2020.  This includes four out of the top five tenants at the Mortgaged Property, which occupy 23.7% of the net rentable area, collectively, and the expiration of the largest tenant’s lease could trigger co-tenancy provisions for the third largest tenant at the Mortgaged Property.

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In the case of one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 6.7% of the Initial Pool Balance, leases representing approximately 39.5% of the net rentable area of the related Mortgaged Property will rollover between 2015 and 2016.

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In the case of eight (8) mortgage loans (identified as Loan No. 11, 24, 35, 47, 48, 53, 57 and 64 on Annex A-1 to this free writing prospectus), representing approximately 7.2% of the Initial Pool Balance, the largest tenant (by net rentable area leased) and the anchor tenant, who occupies approximately 22.4%, 29.5%, 27.1%, 40.1%, 33.5%, 41.7%, 44.5%, and 42.6%, respectively, of the net rentable area, has a lease which expires prior to the related maturity date or the anticipated repayment date in the case of an ARD Loan, and with respect to Loan Nos. 24, 35 and 47, the expiration of this lease will trigger a co-tenancy provision for another tenant at the related Mortgaged Property.  See Annex A-1 to this free writing prospectus and the footnotes thereto.

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In the case of seven (7) mortgage loans (identified as Loan Nos. 17, 29, 34, 37, 38, 62 and 70 on Annex A-1 to this free writing prospectus), representing approximately 6.3% of the Initial Pool Balance, leases representing approximately 100% of the net rentable area at the related Mortgaged Property will expire between 2015 and 2017 with respect to Loan No. 34, in 2022 with respect to Loan No. 17, in 2018 with respect to Loan Nos. 29 and 70, between 2016 and 2017 with respect to Loan No. 38, in 2022 with respect to Loan No. 62 and between 2020 and 2021 with respect to Loan No. 37.

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In the case of one (1) mortgage loan (identified as Loan No. 13 on Annex A-1 to this free writing prospectus), representing approximately 2.0% of the Initial Pool Balance, leases representing approximately 34.8% of the net rentable area of the Mortgaged Property will rollover between 2014 and 2015 and  leases representing approximately 32.3% of the net rentable area of the Mortgaged Property will rollover between 2018 and 2019.

●
In the case of one (1) mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, the largest tenant (by net rentable area leased) which occupies approximately 46.1% of the net rentable area, is scheduled to rollover in 2021.

Terminations. Tenants under commercial leases often have the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

Fourteen (14) Mortgaged Properties (identified as Loan Nos. 3, 10, 19, 24, 26, 32.03, 35, 39, 40, 44, 53, 59, 68 and 77 on Annex A-1 to this free writing prospectus), securing fourteen (14) mortgage loans, representing approximately 18.3% of the Initial Pool Balance by allocated loan amount, are each secured by a Mortgaged Property that is subject to leases where one or more of the top five (5) tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, or in the case of ARD Loans, during the initial term, prior to the stated expiration of the full lease term (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space at the related Mortgaged Property pursuant to the related lease. See Annex A-1 to this free writing prospectus and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Purchase Options, Rights of First Refusal and Rights of First Offer

Tenants under commercial leases, franchisors, property managers, ground lessors and others may have the right to purchase all or a portion of the related Mortgaged Property under certain circumstances, including, in the event that the related borrower contemplates a sale of such Mortgaged Property. See “Risk Factors—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus. With respect to the Mortgaged Properties securing the mortgage loans in the trust, we note in particular the following:

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In the case of twelve (12) Mortgaged Properties (identified as Loan Nos. 2.07, 2.09, 32.01, 32.02, 32.03, 32.04, 41, 44, 45, 66, 68 and 73 on Annex A-1 to this free writing prospectus), securing eight (8) mortgage loans, representing approximately 4.8% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors at such Mortgaged Properties or other parties have a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable.

●
Additionally, in the case of one (1) Mortgaged Property (identified as Loan No. 33 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.0% of the Initial Pool Balance, Courtyard Management Corporation, the manager under the related management agreement has a right of first refusal in connection with the sale of the Mortgaged Property by the borrower or an affiliate of the borrower.  The management agreement and the related purchase option have been subordinated to the mortgage.

●
Additionally, in the case of one (1) Mortgaged Property (identified as Loan No. 41 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.7% of the Initial Pool Balance, Marriott International, Inc. (“Marriott”), the franchisor under the related franchise agreement, has a right of first refusal in connection with the sale of the Mortgaged Property (or transfer of a beneficial interest therein) to a competitor of Marriott, as competitor is defined in the related franchise agreement. The right of first refusal also applies to a transferee in connection with a foreclosure or deed in lieu of foreclosure (if such transferee is a competitor).

Additional Considerations.

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With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 6.7% of the Initial Pool Balance, the related borrower has the right to convert the Mortgaged Property into a condominium upon certain terms and conditions contained in the mortgage loan documents.  See “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” in this free writing prospectus.

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With respect to one (1) mortgage loan (identified as Loan No. 44 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance, the building is subject to a statutory vertical subdivision, and the collateral for the mortgage loan is the related borrower’s interest in the building, which includes interests in the air rights and subterranean rights.  A vertical subdivision has similar characteristics to a condominium structure and is subject to similar risks as described under “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” in this free writing prospectus.

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With respect to one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is part of a larger shopping center, which contains an undeveloped portion owned by an entity unrelated to the borrower.  As part of the acquisition of the Mortgaged Property, the borrower agreed that if that entity constructs an additional retail space of at least 5,000 square feet in the undeveloped portion, the borrower is required to pay a supplemental purchase price of $1,200,000 if the construction is completed by February 2014 or $1,058,823 if the construction is completed by February 2015.  The sponsor and non-recourse carveout guarantor of the mortgage loan has provided a payment guaranty to cover this supplemental purchase price.  We can provide no assurances that the borrower or guarantor will be able to pay this supplemental purchase price, or that the payment of such amount will not have a material adverse impact on the borrower’s or sponsor’s financial condition.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within 4 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and Loan-to-Value Ratio”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Appraisals” in this free writing prospectus. Prospective investors should note the related representation number 45 on Annex D-1 and the identified exceptions thereto in Annex D-2 to this free writing prospectus.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Engineering Reports

In connection with the origination of each mortgage loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eleven months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Property Condition Assessments”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Engineering Assessments” in this free writing prospectus.  With respect to such engineering reports, prospective investors should note the related representation number 12 in Annex D-1 and the identified exceptions thereto in Annex D-2 to this free writing prospectus.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each mortgage loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance” in this free writing prospectus.  In this regard, we note the following:

●
With respect to one (1) mortgage loan (identified as Loan No. 19 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the Initial Pool Balance, the Mortgaged Property is legal nonconforming due to the building’s height, which Mortgaged Property may not be rebuilt to the current height after a condemnation.  The related borrower has obtained casualty insurance in the amount of $73,500,000, which could be applied to the principal balance of the mortgage loan to pay such mortgage loan in full.  The related borrower and guarantor are liable to the lender for any losses incurred in connection with the foregoing legal nonconforming height issue at the related Mortgaged Property.  No certificates of occupancy are on file with the City of Detroit due to the age of the building since the City does not retain records older than 15 years.

●
In addition, certain other building code violations exist at the related Mortgaged Property.  The related borrower and guarantor are liable to the lender for any losses incurred in connection with the foregoing building code violations.

●
In the case of one (1) mortgage loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance, the related Mortgaged Property is legal nonconforming due to use restrictions on the Mortgaged Property.  Under this restriction, a multifamily property requires a land use permit from the local planning commission, and the Mortgaged Property pre-dates such requirement.  In connection with a casualty that results in damage to 50% or more of an individual building at the Mortgaged Property based on replacement value, such building would not be able to be restored to operate as part of the Mortgaged Property without the applicable permit.  Property insurance was obtained to cover the expected costs related to the damaged portions of the Mortgaged Property.  Law and ordinance coverage was obtained in connection with the origination of the mortgage loan to cover the costs related to the undamaged portions of the Mortgaged Property, demolition costs and increased cost of construction.  There can be no assurance that, in the event of a casualty which exceeds the threshold, the related borrower will be able to obtain the required permits or that the amount of any insurance proceeds and law and ordinance proceeds will be sufficient to satisfy any remaining obligations under the related mortgage loan documents.

See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus and see representations number 26 and 27 in Annex D-1 and the identified respective exceptions thereto in Annex D-2 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

All of the mortgage loans bear interest at a mortgage rate (each a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the ARD Loans will increase as described in this free writing prospectus. See “—ARD Loans” in this free writing prospectus. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1	30	$706,767,887	52.7%
5	1	35,000,000	2.6
6	46	599,466,379	44.7
Total:	77	$1,341,234,267	100.0%

As used in this free writing prospectus, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
0	66	$1,226,418,187	91.4%
5	9	80,666,079	6.0
5 (two per year)	1	25,550,000	1.9
5 (one per year)	1	8,600,000	0.6
Total:	77	$1,341,234,267	100.0%

As used in this free writing prospectus, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the express terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) or on a 360-day year consisting of twelve 30-day months (“30/360 Basis”), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Actual/360	77	$1,341,234,267	100.0%
Total:	77	$1,341,234,267	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Balloon	51	$ 659,706,280	49.2%
IO-Balloon	20	611,800,000	45.6
ARD-Interest Only	2	43,556,000	3.2
ARD-Balloon	4	26,171,987	2.0
Total:	77	$1,341,234,267	100.0%

Overview of Prepayment Protection(1)(2)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Defeasance(3)	61	$ 780,668,865	58.2%
Yield Maintenance(4)	16	560,565,402	41.8
Total:	77	$1,341,234,267	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
Includes two (2) mortgage loans (identified as Loan Nos. 5 and 6 on Annex A-1 to this free writing prospectus), representing approximately 3.5% of the Initial Pool Balance, that are cross-collateralized and cross-defaulted with each other and permit the related borrowers to obtain a release of either of the related mortgaged properties through defeasance of the applicable mortgage loan in full so long as an additional cash amount is delivered that may be applied as a partial prepayment.

(4)
Includes one (1) mortgage loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance, that permits the related borrower to prepay a portion of the subject mortgage loan on the business day after the payment date in July 2015 without the payment of an accompanying Yield Maintenance Charge or prepayment premium in connection with the partial release of an outparcel.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date, the Anticipated Repayment Date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this free writing prospectus for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases, not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan and, with respect to the principal balance of the note due to be outstanding on such date, the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the Mortgage Rate minus the Reinvestment Yield, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance of the prepaid yield maintenance mortgage loan on the date of prepayment (if the prepayment date is a scheduled payment date, after the application of the monthly payment amount due), provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments as set forth in the related mortgage loan documents.

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
2	1	$8,600,000	0.6%
3	20	385,701,257	28.8
4	48	613,593,006	45.7
5	3	31,940,806	2.4
6	2	139,010,000	10.4
7	2	144,739,197	10.8
13	1	17,650,000	1.3
Total:	77	$1,341,234,267	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

ARD Loans

Six (6) mortgage loans (identified as Loan Nos. 9, 32, 45, 66, 68 and 73 on Annex A-1 to this free writing prospectus) (each an “ARD Loan”), representing approximately 5.2% of the Initial Pool Balance, provide that, if after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this free writing prospectus for the Anticipated Repayment Date and Revised Rate for each ARD Loan. After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class NR certificates.

Additionally, an account either has been or will be established at or prior to the respective Anticipated Repayment Date for each ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property.  The foregoing features are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks” in this free writing prospectus.

Defeasance; Collateral Substitution; Property Releases

The terms of sixty-one (61) mortgage loans on Annex A-1 to this free writing prospectus), representing approximately 58.2% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (the “Defeasance Lockout Period”), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). The Defeasance Lockout Period is at least two years from the Closing Date. In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a)      pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities within the meaning of Section 2(a)(16) the Investment Company Act of 1940, as amended (“Government Securities”), providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related (i) maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest or (ii) Anticipated Repayment Date (or, in some cases, the first day of the open period for the ARD Loans), including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the Government Securities; and

(b)      delivers a security agreement granting the trust fund a first priority lien on the Government Securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the Government Securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged Government Securities (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan (although in some cases involving a partial Defeasance, the Government Securities and the remaining real property collateral secure separate non-crossed notes).

In some cases, a successor borrower established or designated by the existing borrower (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial defeasances, partial releases and property substitutions as described below.

Releases of Individual Mortgaged Properties.

With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the Initial Pool Balance, the related mortgage loan documents provide that the related borrower is permitted to obtain the release of any of the individual Mortgaged Properties through a partial prepayment of such mortgage loan, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of 115% of the allocated loan amount specified in the related mortgage loan documents plus, if the release occurs prior to the “open period”, the yield maintenance premium specified in the mortgage loan documents, (ii) after giving effect to such release, the projected debt service coverage ratio for the remaining Mortgaged Properties is greater than or equal to the greater of (A) the debt service coverage ratio immediately prior to giving effect to such release, and (B) the debt service coverage ratio as of the date of origination of the mortgage loan, and (iii) each mezzanine borrower must make a partial prepayment of the related mezzanine loan and otherwise comply with the terms and conditions of the mezzanine loan documents.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties exceeds 125%, no release will be permitted unless the borrower (A) pays down the mortgage loan as provided by the related mortgage loan documents, or (B) delivers a REMIC opinion.  If the related borrower does not satisfy the debt service coverage ratio test above at the time of the proposed release, then it may prepay the mortgage loan subject to the terms and conditions of the mortgage loan documents (including the payment of any applicable yield maintenance premium) by an amount that would cause the debt service coverage ratio test to be satisfied.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 6.7% of the Initial Pool Balance, the related mortgage loan documents provide that the borrower is permitted to obtain the release of the retail component at the related Mortgaged Property through a partial prepayment of such mortgage loan, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of $25,000,000 plus, if the release occurs prior to the “open period”, the yield maintenance premium specified in the mortgage loan documents (which is calculated based on the release price for the retail component and not the balance of the mortgage loan), (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property based on the trailing three (3) month period immediately preceding the release of the retail component is greater than or equal to the greater of (A) 1.50x and (B) the debt service coverage ratio for the Mortgaged Property (including the retail component being released) for the immediately preceding three (3) month period prior to the release, and (iii) after giving effect to such release, the loan-to-value ratio (including the mortgage and mezzanine loans) of the remaining Mortgaged Property is not greater than 72%.  Additionally, after giving effect to the release, the loan-to-value ratio of the remaining Mortgaged Property may not exceed 125%, or else the related borrower must prepay a portion of the related mortgage loan as provided in the related mortgage loan documents or deliver a REMIC opinion.

In the case of two (2) cross-collateralized mortgage loans (identified as Loan Nos. 5 and 6 on Annex A-1 to free writing prospectus), representing approximately 3.5% of the Initial Pool Balance, the related borrowers may release an individual property from the collateral for such mortgage loans from the date after the lockout period provided that, among other things: (i) no event of default has occurred and is continuing; (ii) defeasance collateral of 125% of the applicable allocated loan amount is delivered; (iii) after giving effect to the release for the applicable individual property, the debt yield for the remaining properties is no less than the greater of (a) the debt yield as of the closing date and (b) the debt yield for all the properties (including the released property) immediately preceding the release of the applicable individual property; (iv) after giving effect to the release for the applicable individual property, the debt service coverage ratio for the remaining properties is no less than the greater of (a) the debt service coverage ratio as of the closing date or (b) the debt service coverage ratio for all the properties (including the released property) immediately preceding the release of the applicable individual property; and (v) after giving effect to the release for the applicable individual property, the loan-to-value ratio for the remaining properties is no more than the lesser of (a) the loan-to-value ratio as of the closing date or (b) the loan-to-value ratio for all the properties (including the released property) immediately preceding the release of the applicable individual property.

With respect to one (1) mortgage loan (identified as Loan No. 16 on Annex A-1 to this free writing prospectus), representing approximately 1.9% of the Initial Pool Balance, the related mortgage loan documents permit the borrower to obtain the release of one or more Mortgaged Properties in connection with a partial defeasance, subject to, among other things, the purchase of defeasance collateral in an amount at least equal to the greatest of: (i) 125% of the allocated loan amount, (ii) an amount such that the debt service coverage ratio of the remaining property is not less than 1.40x, (iii) an amount such that the loan-to-value ratio of the remaining property is not greater than 70%, and (iv) an amount such that the debt yield of the remaining property is not less than 8.7%.

With respect to one (1) mortgage loan (identified as Loan No. 20 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance, the related mortgage loan documents provide that the borrower is permitted to obtain the release of an outparcel at the related Mortgaged Property through a partial prepayment of such mortgage loan without the payment of any yield maintenance premium, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of $600,000, (ii) after giving effect to such release, the projected debt service coverage ratio for the remaining Mortgaged Property is greater than or equal to the greater of (A) 1.40x and (B) the debt service coverage ratio for the Mortgaged Property (including the outparcel being released) for the immediately preceding three (3)-month period prior to the release, (iii) after giving effect to such release, the loan-to-value ratio (including any mezzanine loan that may be incurred in the future) of the remaining Mortgaged Property is not greater than 77.0%, and (iv) the borrower must submit evidence that the outparcel does not produce any income.  Additionally, after giving effect to the release, the loan-to-value ratio of the remaining Mortgaged Property may not exceed 125%, or else the related borrower must prepay a portion of the related mortgage loan as provided in the related mortgage loan documents or deliver a REMIC opinion.

With respect to one (1) mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance, the related mortgage loan documents, provide that the related borrower is permitted to obtain the release of individual properties through a partial defeasance of such mortgage loan, subject to the satisfaction of certain conditions, including, but not limited to: (i) the debt service coverage ratio of the remaining properties calculated on a trailing twelve (12) month basis immediately following the release is equal to or greater than the greater of (A) 1.46x, and (B) the debt service coverage ratio immediately prior to the release for all properties; (ii) the loan-to-value ratio for the remaining properties immediately following the release shall be less than or equal to the lesser of (A) the loan-to-value ratio at the date of origination of the mortgage loan for all properties, and (B) the loan-to-value ratio for all properties immediately prior to the defeasance; and (iii) the debt yield for the remaining property calculated on a trailing twelve (12) month basis immediately following the release shall be equal to or greater than the greater of (A) 8.7% and (B) the debt yield prior to the release for all properties.

With respect to one (1) mortgage loan (identified as Loan No. 53 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance, the related mortgage loan documents permit the borrower to obtain the release of one (but only one) of the four release parcels identified in the loan documents in connection with a transfer of the parcel, subject to, among other things, delivery by the borrower of (i) evidence that after the release, the remaining Mortgaged Property constitutes a legal subdivided lot and tax parcel and is in compliance with all applicable zoning laws and ordinances, (ii) a prepayment fee equal to the greater of (A) the yield maintenance amount or (B) 1% (provided that no event of default is continuing) of the unpaid principal balance of the note on the prepayment date, and (iii) a release price at least equal to the greatest of: (A) 120% of the allocated loan amount, (B) an amount such that the debt service coverage ratio of the remaining Mortgaged Property is not less than 1.45x, (C) an amount such that the loan-to-value ratio of the remaining Mortgaged Property is not greater than 70%, (D) an amount such that the debt yield of the remaining Mortgaged Property is not less than 10% and (E) in the event that immediately following the release, the loan-to-value ratio for the remaining Mortgaged Property is greater than 125%, an amount that will cause the loan-to-value ratio for the remaining Mortgaged Property to be not more than 125%.

Other Releases

With respect to three (3) mortgage loans (identified as Loan Nos. 1, 2 and 18 on Annex A-1 to this free writing prospectus), representing approximately 19.3% of the Initial Pool Balance, the mortgage loan documents permit a partial release for no consideration of an unimproved or minimally improved portion (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value in the appraisal or was not material for underwriting purposes upon the satisfaction of certain requirements.

In the case of one (1) mortgage loan portfolio (identified as Loan No. 5 on Annex A-1 to free writing prospectus), representing approximately 1.8% of the Initial Pool Balance, the borrower may release a portion of the individual property securing the mortgage loan and acquire title to a portion of an adjacent parcel, provided that there is no events of default, in connection with a land swap to correct an encroachment issue (the “Land Swap”), provided, further, that the related borrower satisfies certain other conditions, including, among other things, (i) delivery of a satisfactory title endorsement; (ii) delivery of all third party reports or other papers the lender may reasonably require and (iii) the Land Swap shall be permitted under all REMIC requirements.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or upon the transfer or encumbrance of ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—Additional Debt” above in this free writing prospectus.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to affiliates of, or persons otherwise related to, the borrower or transferor,

●	transfers among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●
transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

●
transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

●	transfers related to the incurrence and/or foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a Rating Agency Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a mortgage loan or related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided that with respect to such waiver of rights, (i) prior to the occurrence and continuance of any Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder), and (ii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), the special servicer has received a Rating Agency Confirmation from Moody’s Investor Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Kroll Bond Rating Agency, Inc. (“KBRA”) (each a “Rating Agency” and collectively, the “Rating Agencies”), each engaged by the depositor to rate the Offered Certificates; provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the consent (or deemed consent) of the Directing Certificateholder and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation to apply.

The Rating Agency Confirmation described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant(s) to self-insure or provide insurance for its premises. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the mortgage loans do not require earthquake insurance. In particular, nine (9) Mortgaged Properties (identified as Loan Nos. 2.01, 2.10, 8, 12, 25, 52, 53, 60 and 61 on Annex A-1 to this free writing prospectus) securing eight (8) mortgage loans, representing approximately 9.7% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of California, Nevada, Washington or Oregon. A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, the Mortgaged Properties do not have a probable maximum loss in excess of 18%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this free writing prospectus for information regarding earthquake insurance coverage.

With respect to hazard, liability and other insurances required by the mortgage loans included in the trust, we note in particular the following:

●
With respect to six (6) mortgage loans (identified as Loan Nos. 1, 2, 17, 29, 45 and 70 on Annex A-1 to this free writing prospectus), representing approximately 21.5% of the Initial Pool Balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums with respect to Loan Nos. 2 and 17, of two times the then-current premium for all-risk special form insurance, with respect to Loan No. 1, two times the then-current premium of the property insurance policy and business interruption/rental loss insurance (excluding such terrorism coverage), and with respect to Loan No. 45, two and a half times the then-current premium for all-risk special form property insurance and business interruption/rental loss insurance.

●
With respect to two (2) mortgage loans (identified as Loan Nos. 4 and 10 on Annex A-1 to this free writing prospectus), representing approximately 6.3% of the Initial Pool Balance, if the Terrorism Insurance Program Reauthorization Act of 2007 is no longer in effect, the related mortgage loan documents require the related borrower to obtain a stand-alone policy with a deductible in the maximum amount of $5,000,000.

See also representation numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions thereto on Annex D-2 to this free writing prospectus.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column in the tables presented in Annex A-2 to this free writing prospectus may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW NCF Debt Yield, UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF Debt Yield, UW NCF DSCR or LTV Ratio of the mortgage loan based on all of the related Mortgaged Properties collectively. The UW NCF Debt Yield, UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF Debt Yield, UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios, UW NCF DSCR and UW NCF Debt Yield, and similar numerical and statistical information with respect to each Whole Loan, is calculated on both the aggregate principal balance and aggregate debt service of the related Mortgage Loan and the related Companion Loan.

Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than 1 cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the delivery of the final prospectus and will be filed, together with the Pooling and Servicing Agreement, the Underwriting Agreement and the Purchase Agreements, with the United States Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus. All of the numerical information included in this free writing prospectus is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms, pallets or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Operating Income Debt Service Coverage Ratio is the ratio of the Underwritten NOI calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NCF Debt Yield is calculated by dividing (x) the aggregate UW NCF of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates, the aggregate Certificate Balances of such Certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, or, in the case of one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.2% of the Initial Pool Balance, using storage, handling and rental revenues, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this free writing prospectus. The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Companion Loan.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related mortgage loans, respectively. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the related mortgage loan. In the event that a mortgage loan is comprised of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Archetype Mortgage Funding II LLC—AMF II’s Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan or Companion Loan, if applicable, sold by the applicable mortgage loan seller (except that the documents with respect to each of the IDS Center Whole Loan and the Southridge Mall Whole Loan will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i)) will be transferred to the custodian related to the applicable securitization trust on the IDS Center Pari Passu Companion Loan Securitization Date or the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable) (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (iv) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing); (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any franchise agreement, comfort letter or similar agreement related thereto, any assignment thereof or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; (xvii) a copy of any related mezzanine intercreditor agreement; (xviii) with respect to each mortgage loan with a related Companion Loan, the related co-lender agreement and a copy of the mortgage note related to such Companion Loan, rather than the original; and (xix) a copy of all environmental reports that were received by the applicable mortgage loan seller.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders therein, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (or extended period) for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan or the Southridge Mall Mortgage Loan, as applicable, for which no substitution will be permitted) for such mortgage loan and pay a shortfall amount within such 90-day period (or extended period). See “—Representations and Warranties; Repurchases and Substitutions” below.

The Pooling and Servicing Agreement requires that the certificate administrator take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the custodian is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this free writing prospectus as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this free writing prospectus.

Any disclosures in this free writing prospectus that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following (x) except in the case of the succeeding clause (y), such mortgage loan seller’s receipt of that notice or, (y) in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the mortgage loan seller’s discovery of the breach or defect, or (B) discovery of such breach or defect by any other party identified in the Purchase Agreement, provided the mortgage loan seller has received prompt written notice thereof (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or the related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Legacy Place Mortgage Loan, the Americold Cold Storage Portfolio Mortgage Loan, the IDS Center Mortgage Loan or the Southridge Mall Mortgage Loan, as applicable, for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV equal to or less than the lesser of (i) the LTV for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the

Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the lower-tier REMIC (the “Lower-Tier REMIC”) or the upper-tier REMIC (the “Upper-Tier REMIC”) or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee, the Certificate Administrator Fee and the Senior Trust Advisor Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the trust fund that are incurred as a result of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The respective mortgage loan seller will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. There can be no assurance that the applicable mortgage loan seller will have sufficient resources to repurchase or replace a defective mortgage loan. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller regarding the mortgage loan will not be correct in all material respects when made.

Lockbox Accounts

The mortgage loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the mortgage loans included in the trust:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
CMA Lockbox	39	$ 590,372,106	44.0%
Hard Lockbox	11	348,226,439	26.0
Springing Lockbox	17	187,106,825	14.0
Soft Lockbox	4	177,091,788	13.2
None(1)	6	38,437,109	2.9
Total:	77	$1,341,234,267	100.0%

(1)
With respect to one (1) mortgage loan (identified as Loan No. 57 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance, the related mortgage loan closed without a lockbox.  The borrower reserved $450,000 in escrow with the lender to be held as additional collateral for the mortgage loan until such time that a CMA Lockbox is put in place.

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“CMA Lockbox”  means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or its property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox or CMA Lockbox.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2012, of JPMorgan Chase & Co., the 2012 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this free writing prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this free writing prospectus.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2012, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $75.9 billion. Of that amount, approximately $66.2 billion has been securitized by the depositor. In its fiscal year ended December 31, 2012, JPMCB originated approximately $6.5 billion of commercial mortgage loans, of which approximately $4.9 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

 Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this free writing prospectus. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this free writing prospectus regarding the JPMCB mortgage loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this free writing prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each JPMCB mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this free writing prospectus is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

 JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines,” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 and Annex A-3 to this free writing prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

 Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 9.3% of the Initial Pool Balance, JPMCB did not obtain certifications from the related sponsor as to current contingent liabilities or real estate experience, which may represent exceptions to the underwriting guidelines for JPMCB.  JPMCB’s decision to include the mortgage loan notwithstanding the exceptions was supported by the compensating factors that JPMCB was able to effectively evaluate the financial capacity of the sponsor based on other due diligence, including, but not limited to, prior experience with such sponsor and public filings by the sponsor.  Based on these compensating factors, JPMCB approved inclusion of the mortgage loan in this transaction.  Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 9 on Annex A-1 to this free writing prospectus), representing approximately 2.6% of the Initial Pool Balance, JPMCB agreed to waive the reserve for tenant improvements and leasing commissions, which may represent an exception to the underwriting guidelines for JPMCB.  Based on the fact that the two (2) tenant leases expire beyond the Anticipated Repayment Date, JPMCB approved inclusion of this mortgage loan in this transaction.  Certain characteristics of this mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance, JPMCB agreed to waive the insurance reserve with respect to any insurance policies maintained by the condominium owner’s association, which may represent an exception to the underwriting guidelines for JPMCB.  Based on the fact that the association is responsible for insuring only the common elements at the Mortgaged Property, JPMCB approved inclusion of this mortgage loan in this transaction.  Certain characteristics of this mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance, JPMCB agreed to waive (i) the reserves for taxes and insurance premiums if there is no cash sweep period in effect, (ii) the reserve for tenant improvements and leasing commissions if there is no cash sweep period caused by certain trigger events, including a debt service coverage ratio trigger event, and (iii) the reserve for replacements if the loan meets a certain debt service coverage ratio threshold specified in the mortgage loan documents, all of which may represent exceptions to the underwriting guidelines for JPMCB.  Based on the credit characteristics of the sponsors, JPMCB approved inclusion of this mortgage loan in this transaction.  Certain characteristics of this mortgage loan can be found in Annex A-1 to this free writing prospectus.

 Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 13, 2013. The depositor’s CIK number is 0001013611. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 13, 2013. JPMCB’s CIK number is 0000835271. With respect to the period from and including January 1, 2011 to and including March 31, 2013, JPMCB has the following activity to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	125,200,000(2)	11.3	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Smith Barney Mortgage Capital Group, Inc.	71	234,889,102	22.7	1	1,336,954	2.94	0	0.00	0.00	0	0.00	0.00	0	0	0	1	1,336,954(3)	2.94	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Morgan Guaranty Trust Company of New York	93	401,244,372	38.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)
This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

(2)
The asset subject to the repurchase request entered REO status in December 2009.  The outstanding principal balance is calculated as of the most recent trustee’s report that provided the outstanding principal balance of the asset, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as provided in the same trustee report.

(3)
The mortgage loan included on this chart that was subject to a demand to repurchase or replace for breach of a representation and warranty was paid off during the April 1, 2012 to June 30, 2012 reporting period. The outstanding principal balance reflected in the chart was calculated at the time of payoff and the percentage of principal balance reflected in the chart was calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report. Such mortgage loan was originated by Smith Barney Mortgage Capital Group, Inc. (“Smith Barney”) and sold to Morgan Guaranty Trust Company of New York (“MGT”). In connection with the securitization, MGT made the representations and warranties to the securitization trust for such mortgage loan and, as a result, the demand to repurchase or replace such mortgage loan was made to MGT and Smith Barney. JPMCB is the successor in interest to MGT.

Barclays Bank PLC

 General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

 Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on April 25, 2013, Barclays affiliates were the loan sellers in approximately 33 commercial mortgage-backed securitization transactions.  Approximately $11.14 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2013	$663,749,558
2012	$1,217,970,250
2011	$100,000,000
2010	$0
2009	$0
2008	$96,399,012
2007	$2,470,879,201

 Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” and “—RAIT’s Underwriting Guidelines and Processes” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ and RAIT’s origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

 Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below except for the mortgage loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—RAIT’s Underwriting Guidelines and Processes” below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

 Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on May 14, 2013 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

 Exceptions to Barclays’ Disclosed Underwriting Guidelines

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above except for the mortgage loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this free writing prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—RAIT’s Underwriting Guidelines and Processes” below.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

 RAIT’s Underwriting Guidelines and Processes

General.  RAIT Financial Trust, through its lending subsidiary, RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT’s credit committee, as described under “—Loan Approval” below.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where an investment grade tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing.  Interim servicing for all loans originated by RAIT prior to securitization is typically performed by RAIT.  RAIT is rated on S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC.

 Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT

The loans originated by RAIT were originated in accordance with the underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by Barclays.  None of the depositor, the underwriters or any other person, other than Barclays, makes any representation or warranty as to the accuracy or completeness of such information.

Neither Barclays, RAIT nor any of their respective affiliates or subsidiaries will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the certificates or the mortgage loans.

From time to time, RAIT (and/or its affiliates and/or subsidiaries) is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, RAIT has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

Archetype Mortgage Funding II LLC

 General

Archetype Mortgage Funding II LLC (“AMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Archetype Mortgage Capital LLC (“AMC” and, together with its subsidiaries, including AMF II, “Archetype”).  AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  AMF II is a sponsor of, and a seller of certain mortgage loans (the “AMF Mortgage Loans”) into, the securitization described in this free writing prospectus.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to AMF II through a master repurchase facility.  All of the AMF II Mortgage Loans, representing approximately 11.8% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the sale of the AMF II Mortgage Loans to the depositor will be applied, among other things to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Archetype Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder.

 Archetype’s Securitization Program

This is the 11th commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Archetype securitized approximately $1.292 billion of commercial loans in its prior securitizations.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self-storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

 Review of AMF II Mortgage Loans

Overview.  AMF II has conducted a review of the AMF II mortgage loans (the “AMF II Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the AMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”).  The review procedures described below were employed with respect to all of the AMF II Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF II Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each AMF II Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF II Data Tape”) containing detailed information regarding each AMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The AMF II Data Tape was used to provide the numerical information regarding the AMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  AMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by AMF II, relating to information in this free writing prospectus regarding the AMF II Mortgage Loans.  These procedures included:

●	comparing the information in the AMF II Data Tape against various source documents provided by AMF II that are described above under “—Database”;

●	comparing numerical information regarding the AMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the AMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the AMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the AMF II Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each AMF II Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF II Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the AMF II Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any AMF II Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF II Mortgage Loans to determine whether any AMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—AMF II’s Underwriting Guidelines and Processes” below.  See “—Exceptions to AMF II’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF II Mortgage Loans in this free writing prospectus is accurate in all material respects.  Archetype also determined that the AMF II Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria, except as described below under “—Exceptions to AMF II’s Disclosed Underwriting Guidelines” below.  AMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

 AMF II’s Underwriting Guidelines and Processes

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of AMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an AMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

●
Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment:  Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●
Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●
Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

●
Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●
Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

 Exceptions to AMF II’s Disclosed Underwriting Guidelines

None of the AMF II Mortgage Loans have exceptions to the related underwriting criteria.

 Servicing

Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

 Compliance with Rule 15Ga-1 under the Exchange Act

Archetype has no history as a securitizer prior to February 2012.  AMC most recently filed a Form ABS-15G on February 8, 2013.  AMC’s Central Index Key is 0001548405.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

KeyBank National Association

 General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2012, KeyBank’s Real Estate Capital Group originated a total of $6.9 billion in permanent, bridge, development and construction commercial mortgage loans from 25 offices nationwide. Of this total, $3.9 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

 KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of April 30, 2013, KeyBank had originated approximately $12.5 billion of commercial mortgage loans that have been securitized in 50 securitized transactions.  KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KRECM provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

 Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this free writing prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KRECM, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this free writing prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this free writing prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage

Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this free writing prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

 KeyBank’s Underwriting Guidelines and Processes

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

 Exceptions to KeyBank’s Disclosed Underwriting Guidelines

Other than as set forth below, the KeyBank Mortgage Loans were originated in accordance with the underwriting standards set forth above.

In connection with one (1) mortgage loan (identified as Loan No. 36 on Annex A-1 to this free writing prospectus), representing 0.9% of the Initial Pool Balance, the underwritten debt service coverage ratio is 1.26x based on a 25 year amortization schedule and with a loan-to-value ratio of 64.1%.  In addition, in connection with a former underground storage tank at the GSA-Jersey City mortgaged property, $110,000, which is 125% of the minimum estimated amount, was escrowed in connection with on-going monitoring and closure expenses related such former underground storage tank.  The guarantor entered into an environmental indemnity and such guarantor has the adequate financial capacity to pay for the on-going monitoring and closure of such former underground storage tank.  Certain characteristics of this mortgage loan can be found in Annex A-1 to this free writing prospectus.

 Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 25, 2013 and had no demand, repurchase, or replacement claims to report for the calendar year ending December 31, 2012.  Since KeyBank has no demand, repurchase or replacement claims to report KeyBank has suspended its obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including January 1, 2011 to and including December 31, 2012, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Trust

JPMBB Commercial Mortgage Securities Trust 2013-C12, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The trust may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the trust, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “Servicing of the Mortgage Loans—Amendment”. The trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Certificate Account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer and the special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, custodian, and certificate administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and 265,000 employees as of December 31, 2012, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2012, Wells Fargo Bank was acting as trustee on approximately 282 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $188 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2012, Wells Fargo Bank was acting as securities administrator with respect to more than $274 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement, except that with respect to the IDS Center Whole Loan and the Southridge Mall Whole Loan, Wells Fargo Bank is initially acting as the custodian of the related mortgage loan documents until the IDS Center Pari Passu Companion Loan Securitization Date and the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable, at which time such related mortgage loan documents (other than the related note) will be transferred to the custodian related to such other securitization.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2012, Wells Fargo Bank was acting as custodian of more than 61,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2012 Wells Assessment”) for its platform, discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, with respect to certain residential mortgage-backed securities (“RMBS”) transactions in its platform, there were (i) payment errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).

The 2012 Wells Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to management’s determination that there were material instances of noncompliance for the platform were limited to certain RMBS transactions in the platform.  There were no identified payment errors or reporting errors for CMBS transactions like the transaction described herein that contributed to management’s determination that there were material instances of noncompliance for the platform.

The 2012 Wells Assessment further discloses that the identified Payment Errors and Reporting Errors on such RMBS transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in RMBS transactions on the calculation of principal and interest payments and losses and associated investor reporting.

The 2012 Wells Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the RMBS transactions in Wells Fargo’s platform to minimize the risk of future payment and reporting errors.

The 2012 Wells Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The foregoing information set forth under this heading “The Trustee and the Certificate Administrator” has been provided by the trustee and the certificate administrator.

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0033% per annum with respect to each mortgage loan (other than the Legacy Place Mortgage Loan) and a rate equal to 0.0038% per annum with respect to the Legacy Place mortgage loan (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the applicable mortgage loan and will be computed in the same manner as interest is calculated on each such mortgage loan. The Certificate Administrator Fee includes the trustee fee.

The trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated at least “Aa3” by Moody’s and “AA-” by S&P; provided that the trustee and the certificate administrator will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “A2” by Moody’s and “A+” by S&P and the short-term debt obligations of the certificate administrator have a short-term rating of not less than “P-1” from Moody’s and “A-1” from S&P.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the mortgage loans, this free writing prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the trustee and the certificate administrator will not be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee and the certificate administrator were negligent in ascertaining the pertinent facts. In addition, the trustee and the certificate administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 25% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the trust fund, to the extent of amounts held in the Certificate Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the Pooling and Servicing Agreement, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the Pooling and Servicing Agreement.

The certificate administrator (who is also the trustee) will be the REMIC administrator and the 17g-5 Information Provider.

Resignation and Removal of the Trustee and the Certificate Administrator

The trustee and the certificate administrator will be permitted at any time to resign from their obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the trustee, all Certificateholders (which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement), the senior trust advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator, as applicable. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the Pooling and Servicing Agreement, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee or certificate administrator under the Pooling and Servicing Agreement and appoint a successor trustee or certificate administrator. In the event that holders of the Certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until acceptance of appointment by the successor trustee or certificate administrator, as applicable.

In addition, certain provisions regarding the obligations and duties of the trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will act as the master servicer and in such capacity will initially be responsible for servicing and administration of the mortgage loans (other than the Non-Serviced Mortgage Loan), and REO Properties pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced certain of the mortgage loans for the mortgage loan sellers.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch, Inc., and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Ratings Services, Fitch, Inc. and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Ratings Services ranks Midland as “Strong”, Fitch, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2013, Midland was servicing approximately 33,011 commercial and multifamily mortgage loans with a principal balance of approximately $290 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,398

of such loans, with a total principal balance of approximately $125 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2013, Midland was named the special servicer in approximately 150 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $90 billion. With respect to such transactions as of such date, Midland was administering approximately 151 assets with an outstanding principal balance of approximately $1.1 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2010 to 2012.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2010	2011	2012
CMBS	$136	$130	$115
Other	$133	$137	$167
Total	$269	$267	$282

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2010 to 2012.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2010	2011	2012
Total	$63	$75	$82

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the issuing entity by the mortgage loan sellers pursuant to one or more servicing right appointment agreements entered into on the closing date.  The “excess servicing strip” means a portion of the master servicing fee payable to Midland that accrues at a per annum rate equal to the master servicing fee rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement, any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

The information set forth above in this free writing prospectus under the heading “Transaction Parties—The Master Servicer” concerning the master servicer has been provided by the master servicer.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this free writing prospectus. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this free writing prospectus.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

Additional Servicer

 KeyCorp Real Estate Capital Markets, Inc.

KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), an Ohio corporation, will be appointed as a primary servicer with respect to mortgage loans originated by KeyBank (the “KRECM Serviced Loans”).  KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.  KRECM is not an affiliate of the issuing entity, the depositor, any mortgage loan seller (other than KeyBank National Association), the trustee, the certificate administrator, the custodian, the special servicer, the master servicer, the senior trust advisor, or any sub-servicer.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.
Loans	12/31/2010	12/31/2011	12/31/2012
By Approximate Number	11,232	11,970	10,972
By Approximate Aggregate Principal Balance (in billions)	$117.6	$107.5	$101.6

Within this servicing portfolio are, as of December 31, 2012, approximately 7,563 loans with a total principal balance of approximately $73.6 billion that are included in approximately 184 commercial mortgage-backed securitization transactions.

KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States.  KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2012, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, Inc., and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KRECM the rating of “Strong” as a master servicer and primary servicer. Fitch, Inc. has assigned to KRECM the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer.  Morningstar Credit Ratings, LLC has assigned KRECM the rankings of “MOR CS1” as master servicer and primary servicer.  S&P’s, Fitch, Inc.’s, and Morningstar Credit Ratings, LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CREFC format to report to trustees of commercial mortgage-backed securities (“CMBS”) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KRECM is the primary servicer or the master servicer.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.
	S&P	Fitch	Moody’s
Long-Term Deposits	“A-”	“A-”	“A3”
Short-Term Deposits	“A-2”	“F1”	“P-2”

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties and, accordingly, will not have any material adverse impact on the performance of the KRECM Serviced Loans or the performance of the certificates.

KRECM has developed policies, procedures, and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures, and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy, or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KRECM’s servicing policies and procedures for the servicing functions it will perform under the primary servicing agreement for assets of the same type included in the Series 2013-C12 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as a primary servicer, generally responsible for the primary servicing functions with respect to the KRECM Serviced Loans.  KRECM may from time to time perform some of its servicing obligations under the primary servicing agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO property.  KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KRECM will remain liable for its servicing obligations under the primary servicing agreement as if KRECM had not retained any such vendors.

Generally, all amounts received by KRECM on the KRECM Serviced Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account within the time required by the primary servicing agreement.  Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM will not have primary responsibility for custody services of original documents evidencing the KRECM Serviced Loans.  KRECM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KRECM Serviced Loans or otherwise.  To the extent that KRECM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the primary servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KRECM was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KRECM as primary servicer including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KRECM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KRECM does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the primary servicing agreement.  KRECM is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KRECM at this time.

The foregoing information has been provided by KRECM.

 Summary of KRECM Primary Servicing Agreement

General.  KRECM has acquired the right to be appointed as the primary servicer of ten (10) mortgage loans, representing approximately 9.3% of the Initial Pool Balance, which are the mortgage loans to be transferred to the depositor by KeyBank (the “KBNA Transferred Loans”).  Accordingly, Midland, as master servicer, and KRECM, as primary servicer, will enter into a Primary Servicing Agreement dated as of June 1, 2013 (the “KRECM Primary Servicing Agreement”).  The primary servicing of such KBNA Transferred Loans will be governed by the KRECM Primary Servicing Agreement.  The following summary describes certain provisions of the KRECM Primary Servicing Agreement relating to the primary servicing and administration of the KBNA Transferred Loans.  The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KRECM Primary Servicing Agreement.

Summary of Duties.  With respect to the KBNA Transferred Loans, KRECM, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the master servicer,

●
(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) promptly notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections,

●
remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to the master servicer or KRECM, as primary servicer,

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●
notifying the master servicer of any borrower requests or transactions; provided, however, that KRECM will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●
promptly notifying master servicer of any defaults under the KBNA Transferred Loans, collection issues or customer issues; provided that KRECM will not take any action with respect to enforcing such loans without the prior written approval of the master servicer, and

●
with respect to all servicing responsibilities of the master servicer under the Pooling and Servicing Agreement which are not being performed by KRECM under the KRECM Primary Servicing Agreement, KRECM will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KRECM’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KRECM will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KRECM with respect to the KBNA Transferred Loans for audit and review.  KRECM will not take any action (whether or not authorized under the KRECM Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.  KRECM will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

KRECM will also timely provide such certifications, reports and registered public accountant attestations required by the KRECM Primary Servicing Agreement or by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KRECM will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KRECM is able to perform its obligations under the KRECM Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KRECM.  KRECM will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KRECM Primary Servicing Agreement.

KRECM will have no obligation to make any principal and interest advance or any servicing advances.  KRECM will not make any Major Decisions without the prior written approval of the master servicer.

Generally, such consent is not to be unreasonably withheld and the master servicer is required to provide such consent or denial of such consent within ten (10) business days following the receipt from KRECM of an analysis and written recommendation along with relevant supporting information and any other information reasonably requested by the master servicer.  In any case, such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or a mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related mortgage loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related mortgage loan documents, which confirmation may be withheld in such person’s sole discretion.  The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation.  As compensation for its activities under the KRECM Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to each KBNA Transferred Loan under the Pooling and Servicing Agreement.  KRECM is not entitled to any Compensating Interest Payment or Prepayment Interest Excess.  KRECM will be entitled to such additional servicing compensation as set forth in the KRECM Primary Servicing Agreement.  Generally, if received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, KRECM will also be entitled to retain, with respect to each related KBNA Transferred Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any assumption application fees;

●
100% of the master servicer’s share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the borrower;

●	100% of penalty charges, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the related KBNA Transferred Loan;

●	50% of the master servicer’s share of any assumption fees, extension fees, modification fees, processing fees or consent fees; and

●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by KRECM.

KRECM will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KRECM is not entitled to retain.  Except as otherwise provided, KRECM will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KRECM Primary Servicing Agreement.

Notwithstanding the foregoing, KRECM will not be entitled to any additional servicing compensation in the form of fees earned with respect to the processing of any Special Servicer Decision performed solely by the special servicer.  See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

Indemnification; Limitation of Liability.  KRECM and its directors, officers, members, managers, agents or employees (the “KRECM Parties”) will have no liability to the master servicer for any action or inaction, done in good faith pursuant to the KRECM Primary Servicing Agreement, or for errors in judgment.  However, this will not protect KRECM parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by KRECM without right of reimbursement, any specific liability imposed on KRECM for a breach of the accepted primary servicing practices, or any liability that would otherwise be imposed on KRECM by reason of its willful misconduct, bad faith, fraud or negligence in the performance of its duties under the KRECM Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KRECM Primary Servicing Agreement.  The KRECM Parties will be indemnified and held harmless by the master servicer against any loss, liability or expense (including reasonable attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of the master servicer’s willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations.  The master servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by KRECM in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to the master servicer’s agents a right to indemnification from the trust.

KRECM will indemnify and hold harmless the master servicer and its directors, officers, agents or employees against any loss, liability or expense (including all attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of KRECM’s (i) willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the KRECM Primary Servicing Agreement, (ii) breach of accepted primary servicing practices, or (iii) breach of any representation or warranty.

Termination.  The KRECM Primary Servicing Agreement will be terminated with respect to KRECM if any of the following occurs:

●	the master servicer elects to terminate KRECM following a KRECM Event of Default (as defined below);

●	upon resignation by KRECM;

●
at the option of the master servicer, in the event a KBNA Transferred Loan is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement, or at the option of the purchaser of any KBNA Transferred Loan pursuant to the terms of the Pooling and Servicing Agreement; or

●
if the master servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate KRECM pursuant to the Pooling and Servicing Agreement.

“KRECM Event of Default”, means any one of the following events:

●
any failure by KRECM to remit amounts due to the accounts maintained by KRECM or to the master servicer which failure continues unremedied for one (1) business day following the date on which notice of such failure is provided and which failure may be remedied by a late remittance accompanied by payment by KRECM (from its own funds without reimbursement therefor) of interest on the amount of such late deposit or remittance accrued at an annual rate equal to the prime rate;

●
with respect to any year that depositor is required to file a report on Form 10-D, Form 8-K, Form 10-K or any other report with the SEC, any failure of KRECM to timely provide its annual compliance statement, annual reports on assessment of compliance with the servicing criteria or the registered public accountant attestation required by the KRECM Primary Servicing Agreement or other reports, certifications or information required by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations, which failure continues for a period of five (5) days;

●
any failure on the part of KRECM duly to observe or perform in any material respect any other of the covenants or agreements which continues unremedied for a period of twenty (20) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KRECM by the master servicer, provided, however, if such breach is capable of being cured and KRECM is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

●
any breach on the part of KRECM of any representation or warranty which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KRECM by the master servicer, provided, however, if such breach is capable of being cured and KRECM is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

●
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KRECM and such decree or order will have remained in force, undischarged or unstayed for a period of fifty (50) days;

●
KRECM consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KRECM, or of or relating to all or substantially all of its property;

●
KRECM admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

●
Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (B) placed one or more classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within 60 days of such actual knowledge by KRECM) and, in the case of either of clauses (A) or (B), cited servicing concerns with the master servicer (because of actions of KRECM) or KRECM as the sole or material factor in such rating action;

●	KRECM is removed from S&P’s Select Servicer list as a “U.S. Commercial Mortgage Master Servicer”, and is not reinstated to the S&P’s Select Servicer list within 60 days of such removal;

●
KBRA (A) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (B) has placed one or more classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within 60 days of such actual knowledge by KRECM) and, in the case of either of clauses (A) or (B), cited servicing concerns with the master servicer (because of actions of KRECM) or KRECM as the sole or material factor in such rating action;

●
a Servicer Termination Event by the master servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a direct result of the failure of KRECM to perform any obligation required under the KRECM Primary Servicing Agreement;

●	the failure of KRECM to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KRECM Primary Servicing Agreement;

●	a breach of KRECM’s restrictions against communicating directly to the Rating Agencies with respect to certain matters, which breach continues unremedied for two (2) days after such breach; or

●
the failure of KRECM to (A) deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer under any other pooling and servicing agreement that the depositor is a party to or (B) perform in any material respect any of its covenants or obligations contained in the KRECM Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of KRECM, KRECM will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KBNA Transferred Loans to the master servicer or its designee.

The foregoing information set forth in this “Summary of KRECM Primary Servicing Agreement” section has been provided by Midland.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as the special servicer for the mortgage loans to be deposited into the issuing entity and the Serviced Companion Loans.  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 19 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 128 as of October 31, 2012.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic CMBS pools as of December 31, 2001, with a then—current face value in excess of $53 billion;

●	101 domestic CMBS pools as of December 31, 2002, with a then—current face value in excess of $67 billion;

●	113 domestic CMBS pools as of December 31, 2003, with a then—current face value in excess of $79 billion;

●	134 domestic CMBS pools as of December 31, 2004, with a then—current face value in excess of $111 billion;

●	142 domestic CMBS pools as of December 31, 2005, with a then—current face value in excess of $148 billion;

●	143 domestic CMBS pools as of December 31, 2006, with a then—current face value in excess of $201 billion;

●	143 domestic CMBS pools as of December 31, 2007 with a then—current face value in excess of $228 billion;

●	138 domestic CMBS pools as of December 31, 2008 with a then—current face value in excess of $210 billion;

●	136 domestic CMBS pools as of December 31, 2009 with a then—current face value in excess of $191 billion;

●	144 domestic CMBS pools as of December 31, 2010 with a then—current face value in excess of $201 billion;

●	140 domestic CMBS pools as of December 31, 2011 with a then—current face value in excess of $188 billion; and

●	128 domestic CMBS pools as of October 31, 2012 with a then—current face value in excess of $135 billion.

Additionally, LNR Partners has resolved approximately $37.2 billion of U.S. commercial and multifamily loans over the past 19 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, and $11.3 billion of U.S. commercial and multifamily mortgage loans for the nine months ended September 30, during 2011.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, California, New York, North Carolina and Colorado and in England and Germany.  As of October 31, 2012, LNR Partners had 252 employees responsible for the special servicing of commercial real estate assets.  As of October 31, 2012, LNR Partners and its affiliates specially service a portfolio, which included almost over 11,000 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $135 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2013-C12 certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch, Inc.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

Starwood Property Trust, Inc. (NYSE: STWD) and Starwood Capital Group acquired LNR, which is the parent company of LNR Partners (the initial special servicer) and LNR Securities Holdings, LLC (or an affiliate) (the initial Controlling Class Certificateholder).  The closing occurred April 19, 2013.

LNR Partners, the initial special servicer and an affiliate of LNR Securities Holdings, LLC (or an affiliate), the initial directing certificateholder, is also an affiliate of Archetype Mortgage Funding II LLC, one of the sponsors and mortgage loan sellers.  LNR Partners is not otherwise an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the senior trust advisor, any sponsor (other than Archetype Mortgage Funding II LLC), any originator (other than Archetype Mortgage Funding II LLC) or any significant obligor.

LNR Securities Holdings, LLC (or an affiliate), an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and is expected to be the initial Controlling Class Certificateholder.  Otherwise, except as disclosed in this free writing prospectus and for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee and certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, other than as disclosed in this free writing prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee and certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

LNR Partners is an affiliate of the entity expected to (i) purchase the Class E, Class F and Class NR certificates on the Closing Date, (ii) become the initial Controlling Class Certificateholder and (iii) be appointed as the initial Directing Certificateholder.

The foregoing information has been provided by LNR Partners.  None of the depositor, the underwriters, the master servicer, the senior trust advisor, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans or Companion Loans that it is servicing, without cause by (i) the applicable Certificateholders (if a Servicer Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Event has not occurred and is not continuing), as described in “Servicing of the Mortgage Loans—Servicer Termination Events” in this free writing prospectus.

The special servicer may resign under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

Replacement of the Special Servicer

The special servicer may be removed, and a successor special servicer appointed at any time, other than after the occurrence of and during the continuance of a Control Event by the Directing Certificateholder, provided that each Rating Agency provides a Rating Agency Confirmation. All costs and expenses of any such termination made by the Directing Certificateholder without cause will be paid by the holders of the Controlling Class. With respect to any Non-Serviced Whole Loan, the related special servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Mortgage Loan Controlling Holder, to the extent set forth in the related intercreditor agreement.

After the occurrence of and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon. A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor other than compensation that is not material and is unrelated to the senior trust advisor’s recommendation that such party be appointed as the replacement special servicer and (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the certificate administrator, with a copy to the trustee and the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust (and each related Companion Loan other than any Non-Serviced Pari Passu Companion Loan) and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan (and each related Companion Loan other than any Non-Serviced Pari Passu Companion Loan) or REO Loan.

First, out of recoveries of interest with respect to that mortgage loan (and each related Companion Loan other than any Non-Serviced Pari Passu Companion Loan) and any REO Loan and then, if the related mortgage loan (and each related Companion Loan other than any Non-Serviced Pari Passu Companion Loan) and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.
Monthly
Special Servicing Fee / Special Servicer
With respect to any Specially Serviced Mortgage Loan (and the related Companion Loan) and REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(3) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan (and the related Companion Loan) or REO Loan.

First, from any revenues received with respect to the related mortgage loan (and the related Companion Loan) or any related REO Property, and then from general funds on deposit in the Certificate Account.
Monthly
Workout Fee / Special Servicer(4)	With respect to each mortgage loan (and the related Companion Loan) that is a Corrected Mortgage Loan, the Workout Fee	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan (and the	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
	Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan (and the related Companion Loan) for so long as it remains a Corrected Mortgage Loan.	related Companion Loan) and then from general funds on deposit in the Certificate Account.
Liquidation Fee / Special Servicer(4)
With respect to any Specially Serviced Mortgage Loan (and the related Companion Loan) and REO Property for which the special servicer obtains a full or partial payment of any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan (and the related Companion Loan) or any related REO Property and then from general funds on deposit in the Certificate Account.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer
All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the mortgage loans (and each related Companion Loan other than any Non-Serviced Pari Passu Companion Loan).(5)
		Related payments made by borrowers with respect to the related mortgage loans (and each related Companion Loan other than any Non-Serviced Pari Passu Companion Loan).	Time to time
Certificate Administrator Fee / Certificate Administrator
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Trustee Fee.(7)	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(8) multiplied by the total outstanding principal amount of each mortgage loan (other than the IDS Center Mortgage Loan and the Southridge Mall Mortgage Loan) in the trust.

First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$10,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time
Servicing Advances / Master Servicer,	To the extent of funds available, the amount of any servicing	First, from funds collected with respect to the related mortgage	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
Special Servicer or Trustee	advances.
loan or REO Property and then out of general funds on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the related Companion Loan (other than any Non-Serviced Pari Passu Companion Loan)).

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the related Companion Loan (other than any Non-Serviced Pari Passu Companion Loan)).
Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan or REO Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.
Monthly
Indemnification
Expenses /
Trustee, Certificate
Administrator,
Depositor, Master
Servicer, Senior Trust
Advisor or Special
Servicer and any
director, officer,
employee or agent of
any of the foregoing
parties
Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.
Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations (and, under certain circumstances, from collections on the related Companion Loan (other than any Non-Serviced Pari Passu Companion Loan)).
Time to time

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the certificate administrator in the case of amounts owed to any of them) prior to distributions on the Certificates.

(2)	The Servicing Fee Rate for each mortgage loan and Companion Loan will be a per annum rate ranging from 0.0050% to 0.0550%, as described below.

(3)
The Special Servicing Fee Rate for each mortgage loan and applicable Companion Loan on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month, as described in this “—Servicing and Other Compensation and Payment of Expenses” section.

(4)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

(5)	Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement.

(6)	The Certificate Administrator Fee Rate will be a per annum rate ranging from 0.0033% to 0.0038% , as described above under “—The Trustee and the Certificate Administrator”.

(7)	The trustee fee is included in the Certificate Administrator Fee.

(8)
The Senior Trust Advisor Fee Rate will equal 0.0015% per annum with respect to each mortgage loan (other than the Legacy Place Mortgage Loan) and 0.00175% per annum with respect to the Legacy Place Mortgage Loan, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each mortgage loan (including any Non-Serviced Mortgage Loan) or related REO Loan, and any related Companion Loan (other than any Non-Serviced Pari Passu Companion Loan) (to the extent not prohibited under the related intercreditor agreement), and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.0050% to 0.0550%.  The Servicing Fee payable to the master servicer with respect to each Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related intercreditor agreement, from amounts payable in respect of the related Companion Loan (as applicable).  In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation, the following amounts to the extent collected from the related borrower (other than with respect to any Non-Serviced Mortgage Loan): (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement); provided that such modifications, waivers, extensions or amendments are not Major Decisions or Special Servicer Decisions; provided, further, that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans (whether or not the consent of the special servicer is required) and 100% of all defeasance fees; provided, however, that 50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with defeasance transactions for which the consent of the special servicer is required under the Pooling and Servicing Agreement will be paid by the master servicer to the special servicer, (3) 100% of assumption, waiver, consent and earnout fees on any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) a specified percentage of all assumption, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) as to which special servicer exercised its approval rights pursuant to any “due-on-sale” or “due-on-encumbrance” provisions or as to which it exercised its processing and / or consent rights with respect to any Major Decision or Special Servicer Decision, but only to the extent that all amounts then due and payable with respect to the related mortgage loan have been paid and (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans or any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, any related Companion Loan, since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with regard to the related Companion Loan as well as the related mortgage loan to the extent consistent with the Pooling and Servicing Agreement and not prohibited by the related intercreditor agreement.  Notwithstanding the foregoing, the master servicer will not be entitled to any additional servicing compensation in the form of fees earned with respect to the processing of any Special Servicer Decision performed solely by the special servicer.  If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Decision, the master servicer will obtain the special servicer’s prior consent to such Special Servicer Decision and the master servicer and special servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.  See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

“Excess Modification Fees” means, with respect to any mortgage loan and Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the trust with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including any Non-Serviced Mortgage Loan) and, the related Companion Loan (other than any Non-Serviced Pari Passu Companion Loan), and any REO Loan in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

If the IDS Center Mortgage Loan (or the IDS Center Pari Passu Companion Loan) becomes a Specially Serviced Mortgage Loan prior to the IDS Center Pari Passu Companion Loan Securitization Date, or the Southridge Mall Mortgage Loan (or the Southridge Mall Pari Passu Companion Loan) becomes a Specially Serviced Mortgage Loan prior to the Southridge Mall Pari Passu Companion Loan Securitization Date, then the related Whole Loan will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the special servicer will be entitled to receive the same special servicing compensation for such Whole Loan as if the related Companion Loan were a mortgage loan under the Pooling and Servicing Agreement.  On and after the IDS Center Pari Passu Companion Loan Securitization Date, or the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable, the related Whole Loan will be serviced under the pooling and servicing agreement for the securitization which includes the related Companion Loan.  After any such securitization, the related Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement.  If either of these Whole Loans are being specially serviced when the related Companion Loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to the applicable Whole Loan, as well as all surviving indemnity and other rights in respect of its special servicing role.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan (including any REO Loan) and Companion Loan, if applicable, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.  Any Non-Serviced Whole Loan will be subject to a special servicing fee pursuant to the related pooling and servicing agreement.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related mortgage loan (including the related Companion Loan, if applicable) that would result in the total Workout Fees payable to the special servicer in respect of that mortgage loan (including the related Companion Loan, if applicable) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan, if applicable, unless prohibited under the related intercreditor agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.  Each of the IDS Center Whole Loan and the Southridge Mall Whole Loan will be subject to a similar workout fee after the IDS Center Pari Passu Companion Loan Securitization Date or the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable, pursuant to the pooling and servicing agreement for such securitization.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan (including the related Companion Loan, if applicable) again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Workout Fee will be less than $25,000.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer (a) receives a full or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan, if applicable) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, (x) within the 90 days following the date such holder’s option to purchase the mortgage loan first becomes exercisable pursuant to the related intercreditor agreement and, (y) if the related intercreditor agreement does not require such holder to pay a liquidation fee in connection with the exercise of its purchase option within 90 days after each time such purchase option becomes exercisable, within 90 days after each time such purchase option becomes exercisable by such holder, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) with respect to a Serviced Pari Passu Companion Loan, (x) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation under the pooling and servicing agreement for the trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension thereof) provided for such repurchase if such repurchase occurs prior to the termination of the extended resolution period provided therein or (y) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (except if such affiliate is the Directing Certificateholder or any affiliate thereof; provided, however, that if prior to a Control Event, such Directing Certificateholder or any affiliate thereof purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or (vi) if a mortgage loan or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” under the heading “Servicing of the Mortgage Loans—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.  Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related pooling and servicing agreement.  The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) all assumption application fees and assumption fees received with respect to the Specially Serviced Mortgage Loans, (iii) a specified percentage of all Excess Modification Fees and assumption, consent and earnout fees received with respect to all mortgage loans (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Mortgage Loans and for which the special servicer’s consent or approval is required, (iv) 50% of the portion of any fees payable solely in connection with modifications, waivers, amendments or consents executed in connection with a defeasance transaction that require the consent of the special servicer in connection therewith as provided in the pooling and servicing agreement, and (v) 50% of all fees related to Major Decisions with respect to non-Specially Serviced Mortgage Loans. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans (including the related Companion Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) since the Closing Date.  In addition to the foregoing, the special servicer will also be entitled to additional servicing compensation in the form of 100% of all fees related to the processing solely by the special servicer of any Special Servicer Decision.  If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Decision, the master servicer will obtain the special servicer’s prior consent to such Special Servicer Decision and the master servicer and special servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.  See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

The Pooling and Servicing Agreement will provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the certificate administrator, without charge and within two (2) business days following the determination date with respect to such Distribution Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO Property (other than any Non-Serviced Mortgage Loan or related REO property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any special servicer compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, Serviced Whole Loan or REO Property in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or any REO Property in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

As and to the extent described in this free writing prospectus under “Description of the Certificates—Advances”, the master servicer, the trustee and the special servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans (and any related Companion Loan) serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan in whole or in part after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each mortgage loan (other than any Non-Serviced Mortgage Loan), equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.0025% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the mortgage loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement, the related Serviced Pari Passu Companion Loan) subject to such prepayment.

If a Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls otherwise described in clause (i) above in connection with such Prohibited Prepayments.

The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as senior trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Senior Trust Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park North, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government.  Pentalpha Surveillance has been appointed as operating advisor or trust advisor for approximately $32 billion of commercial mortgage-backed securitizations issued in 29 transactions since October 2010.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder or any “originators” (within the meaning of Item 1110 of Regulation AB) with respect to the trust or the initial controlling class representative.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Senior Trust Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information set forth in this free writing prospectus concerning the senior trust advisor has been provided by the senior trust advisor.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in JPMBB Commercial Mortgage Securities Trust 2013-C12, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account (but, with respect to any Whole Loan, only to the extent of the trust fund’s interest therein), if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2013-C12 will consist of the following classes (each, a “Class”): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-C certificates (together, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR and Class R certificates (the “Certificates”). The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this free writing prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this free writing prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this free writing prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Regular Certificates”. The Class A Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Principal Balance Certificates”. The Senior Certificates (other than the Class X-C certificates) and the Class A-S, Class B, Class C and Class D certificates are also referred to in this free writing prospectus as the “Offered Certificates”.

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such Class of Principal Balance Certificates and, with respect to any Class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each Class of Principal Balance Certificates offered hereby is expected to be the balance set forth on the cover of this free writing prospectus.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this free writing prospectus, the Certificate Balance of each class of Principal Balance Certificates (other than the Class A Certificates) will be notionally reduced by its share of Appraisal Reductions allocated as described in “—Appraisal Reductions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have a Certificate Balance, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $1,064,605,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $129,093,000. The Notional Amount of the Class X-C certificates will equal the aggregate of the Certificate Balances of the Class F and Class NR certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $67,061,266.

The Class NR certificates will be entitled to receive Excess Interest received on the ARD Loans, if any, irrespective of whether such Class NR certificates have a remaining outstanding Certificate Balance.

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A and Class X-B certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this free writing prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day). All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with certain standards set forth in the Pooling and Servicing Agreement. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement.

The certificate administrator is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in the name of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in the name of the trustee on behalf of the Certificateholders. To the extent that gains (or, with respect to any Whole Loan, the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement) realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the mortgage loans (or in the case of a Non-Serviced Mortgage Loan, only to the extent received by the trust pursuant to the related pooling and servicing agreement and/or the related intercreditor agreement) and any REO Property that is on deposit in the Certificate Account (exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the holder of any related Companion Loan), the Distribution Account and, without duplication, the REO Account, as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)           all scheduled payments of principal and/or interest, including any balloon payments (the “Periodic Payments”), collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)           all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)           all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)           with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)           Excess Interest allocable to the mortgage loans (which is separately distributed to the Class NR certificates);

(6)           all Yield Maintenance Charges and prepayment premiums;

(7)           all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(8)           any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)    all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “Description of the Certificates—Distributions” in this free writing prospectus); and

(c)    with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date and any mortgage loan (and the related Companion Loan) will be the period commencing on the day immediately following the Due Date for such mortgage loan (and the related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan (and the related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan (and the related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (and the related Companion Loan) relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan or the related Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, (e) then, to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, (f) then, to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero, and (g) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates to zero, to the Class A-S certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and

Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero;

Sixth, to the Class A-S certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero;

Ninth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero);

Twelfth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-fourth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-fifth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to      %.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to      %.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately      % per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately      % per annum. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-C certificates for the initial Distribution Date will equal approximately      % per annum. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class NR certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan or any REO Loan (other than the portion of an REO Loan related to the related Companion Loan) is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of the ARD Loans after their respective Anticipated Repayment Dates), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the related mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Offered Certificates, the Net Mortgage Rate of any mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Senior Trust Advisor Fee Rate.

“Mortgage Rate” with respect to any mortgage loan or the related Companion Loan is the per annum rate at which interest accrues on the mortgage loan or the related Companion Loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loans in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest From Recoveries for such class of certificates to the extent not previously paid, for all prior Distribution Dates.

“Accrued Interest From Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order).

As of any Due Date and for any mortgage loan that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of the following amounts: (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such mortgage loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that mortgage loan or REO Loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related mortgage loan and the related Companion Loan on such date.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related pooling and servicing agreement) will be treated as if there exists with respect to such REO Property an outstanding mortgage loan and, if applicable, the related Companion Loan (an “REO Loan”), and all references to mortgage loan, Companion Loan and pool of mortgage loans in this free writing prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan and Companion Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan or the related Companion Loan, including any portion of it payable or reimbursable to the master servicer or special servicer, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan or the related Companion Loan.

Excess Interest. On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loans on or prior to the related Determination Date to the holders of the Class NR certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement. The Class NR certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents (including any related intercreditor agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of amounts payable to the related Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second to the master servicer or the special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion thereof (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of the real property, and excluding the value of personal property and going concern value, if any) must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions; provided, further, that if a Non-Serviced Mortgage Loan and any related Companion Loan comprising a Whole Loan becomes an

REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the other pooling and servicing agreement, in that order; provided, further, that with respect to each mortgage loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

Liquidation Proceeds in respect of each mortgage loan or REO Loan (exclusive of amounts payable to a Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer or special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges.

Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

With respect to each mortgage loan related to a Whole Loan, amounts collected with respect to the Whole Loan will be allocated first pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to the application as described above.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “—Advances” in this free writing prospectus.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-C, Class E, Class F and Class NR certificates) in the following manner:  (1) pro rata, between (x) the group (the “YM Group A”) of Class A Certificates and the Class X-A certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class X-B, Class B, Class C and Class D certificates, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan (or with respect to any mortgage loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan, as applicable) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan or Serviced Whole Loan, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan or Serviced Whole Loan, as applicable, and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class X-C, Class E, Class F, Class NR or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all Yield Maintenance Charges with respect to the mortgage loans will be distributed to the holders of the Class X-B certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of certificates offered hereby will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	May 2018
Class A-2	June 2018
Class A-3	May 2020
Class A-4	May 2023
Class A-5	May 2023
Class A-SB	May 2022
Class X-A	June 2023
Class X-B	June 2023
Class A-S	June 2023
Class B	June 2023
Class C	June 2023
Class D	June 2023

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Certificates offered hereby may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Certificates offered hereby may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we do not provide any assurances to you as to actual payment experience.

The “Rated Final Distribution Date” for each class of certificates offered hereby will be the Distribution Date in July 2045. See “Ratings” in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

●	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

●	the rights of the holders of the Class F and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

●	the rights of the holders of the Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

●	the rights of the holders of the Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

●	the rights of the holders of the Class C, Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates,

●	the rights of the holders of the Class B, Class C, Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates, and

●	the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the Class A-S certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates (other than the Class A-S certificates). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates.

The protection afforded to the holders of more senior classes of Subordinate Certificates by means of the subordination of more junior classes of Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Certificates offered hereby.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates until their Certificate Balance has been reduced to zero, and, seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date and the allocation of Certificate Deferred Interest, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans (excluding any portion allocable to the related Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any such deficit, a “Collateral Support Deficit”). The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order:  to the Class NR certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates, Class B certificates and Class A-S certificates, and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator as described under “Transaction Parties—The Trustee and the Certificate Administrator” in this free writing prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero; provided that in any event the Class NR certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due) and each REO Loan (other than any portion of an REO Loan related to a Companion Loan), an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related pooling and servicing agreement and the master servicer has notice of such Appraisal Reduction) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction (or, in the case of any Whole Loan, the portion of such Appraisal Reduction allocated to the related mortgage loan), if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In no event shall either the master servicer or the trustee be required to make a P&I Advance with respect to any Companion Loan.

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan or Whole Loan (other than any Non-Serviced Whole Loan), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or, consistent with the related intercreditor agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer but such determination will not be binding on the master servicer or the trustee.  Amounts payable in respect of each Companion Loan pursuant to the related intercreditor agreement will not be available for distributions on the certificates but will be available for the reimbursement of Nonrecoverable Advances of principal or interest solely with respect to the related Whole Loan. If a Servicing Advance by the master servicer or special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general funds on deposit in the Certificate Account.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof); provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (with respect to any specially-serviced mortgage loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any trust into which the related Serviced Companion Loan is deposited) and with respect to a Non-Serviced Mortgage Loan, the related master servicer, the certificate administrator, the trustee, the senior trust advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee; however, the special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.  With respect to any Non-Serviced Whole Loan, if any servicer in connection with a securitization of the related Non-Serviced Pari Passu Companion Loan determines that a P&I Advance with respect to the related Non-Serviced Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan.  Similarly, with respect to the related Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to a related Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Pari Passu Companion Loan.  In making such non-recoverability determination, such person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-

recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the master servicer or the trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan.  No Servicing Advances will be made with respect to any Whole Loan if the related mortgage loan is no longer part of the trust or if such Whole Loan is no longer a Serviced Whole Loan. Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan or Serviced Pari Passu Companion Loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)           120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of a mortgage loan or a Serviced Pari Passu Companion Loan;

(2)           the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Serviced Pari Passu Companion Loan or a change in any other material economic term of the mortgage loan or related Serviced Pari Passu Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or related Serviced Pari Passu Companion Loan by the special servicer;

(3)           30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)           30 days after the date on which a borrower declares bankruptcy (and not otherwise dismissed within such time);

(5)           60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)           90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan for a mortgage loan or related Serviced Pari Passu Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan or Serviced Pari Passu Companion Loan, in which case 120 days after such uncured delinquency; and

(7)           immediately after a mortgage loan or related Serviced Pari Passu Companion Loan becomes an REO Loan;

provided, however, that the 30 day period referenced in clauses (3) and (4) above will not apply if the related mortgage loan is a Specially Serviced Mortgage Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, based upon the value determined by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence of a Control Event, in consultation with the Senior Trust Advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan or the Stated Principal Balance of the applicable Whole Loan, as the case may be, over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) (or Whole Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan together with any other mortgage loan cross-collateralized with such mortgage loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan (or Whole Loan) as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that mortgage loan or Whole Loan at a per annum rate equal to the Mortgage Rate, (y) all Advances on the related mortgage loan not reimbursed from the proceeds of such mortgage loan or Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Whole Loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such mortgage loan or Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such Whole Loan.  Any Appraisal Reduction in respect of any Whole Loan will be allocated in accordance with the related intercreditor agreement or, if no allocation is specified in the related intercreditor agreement, then, pro rata, between the related mortgage loan and the related Serviced Pari Passu Companion Loan.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to any Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and, after the occurrence of a Control Event, the Senior Trust Advisor, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction. In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25%

of the current Stated Principal Balance of the related mortgage loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer.

As a result of calculating one or more Appraisal Reductions (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates and then to the Class A-S certificates). See “—Advances” above.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required (i) within 30 days of each annual anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Serviced Whole Loan, as applicable.  Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder with respect to the calculation of an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan (or Whole Loan) that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan (or Serviced Whole Loan), provided that the special servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related pooling and servicing agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the related pooling and servicing agreement in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on that Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related pooling and servicing agreement, any Non-Serviced Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such Non-Serviced Whole Loan.  Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis.

Any mortgage loan (other than any Non-Serviced Mortgage Loan) previously subject to an Appraisal Reduction that becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Controlling Class, Appraisal Reductions (with respect to the Whole Loan, to the extent allocated to the related mortgage loan) will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates and then to the Class A-S certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the certificate administrator will be required to prepare and make available to any Certificateholder on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the CREFC’s guidelines (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)           the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)           the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)           the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)           the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer and the fees payable to the senior trust advisor, in each case with respect to the Due Period for the Distribution Date;

(5)           the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)           the aggregate amount of unscheduled payments received;

(7)           the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)           the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)           the value of any REO Property (including, with respect to any Serviced Whole Loan, the trust’s interest therein)  included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)         the Available Distribution Amount for the Distribution Date;

(11)         the accrued certificate interest in respect of such class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of certificates;

(12)         the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) Excess Interest and (C) prepayment premiums;

(13)         the Pass-Through Rate for each class of certificates for the Distribution Date;

(14)         the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount;

(15)         the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date;

(16)         the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(17)         the amount of any Appraisal Reductions (including with respect to any Serviced Whole Loan, the amount allocable to the related mortgage loan and Companion Loan) effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(18)         the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(19)         the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(20)         a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(21)         a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(22)         all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(23)         the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(24)         the amount of the distribution on the Distribution Date to the holders of each class of Principal Balance Certificates in reimbursement of Collateral Support Deficit;

(25)         the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(26)         with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(27)         with respect to any REO Property (including, with respect to any Non-Serviced Whole Loan, the trust fund’s interest therein) included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss or Collateral Support Deficit, as applicable, allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination;

(28)         the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(29)         the aggregate amount of interest on Servicing Advances paid to the master servicer, the special servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(30)         the then-current credit support levels for each class of Certificates;

(31)         the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(32)         identification of any material modification, extension or waiver of a mortgage loan;

(33)         identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller;

(34)         the amount of any Excess Interest actually received;

(35)         an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to the related Distribution Date; and

(36)         the amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such class of certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the related Notional Amount of such class) outstanding immediately prior to such Distribution Date, in respect of each class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of certificates.

Under the Pooling and Servicing Agreement, the master servicer is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related intercreditor agreement.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the senior trust advisor, any affiliate of the senior trust advisor designated by the senior trust advisor, any holder of a Companion Loan identified to the certificate administrator by the master servicer, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate, (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (iii) that such person has received a copy of the free writing prospectus and the prospectus.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

In the case of information furnished pursuant to clauses (1), (2), (11), (12), (15), (19), (23), (30) and (36) above, the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses  (1), (2) and (36) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the issuing entity for so long as the issuing entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the certificates, including the Statements to Certificateholders, CREFC reports and supplemental notices, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the trust.

The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the free writing prospectus, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator:

(A)         The following documents, which will be made available under a tab or heading designated “deal documents”:

●
the free writing prospectus and prospectus and any other disclosure document relating to the Certificates offered hereby, in the form most recently provided to the certificate administrator by the depositor or by any person designated by the depositor;

●	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement; and

●	the CREFC loan setup file provided by the master servicer to the certificate administrator;

(B)         the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)         The following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Statements to Certificateholders;

●
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports (other than the loan setup file) specified by CREFC (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC Investor Reporting Package”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

●	the annual reports prepared by the senior trust advisor;

(D)         The following documents, which will be made available under a tab or heading designated “additional documents”:

●	summaries of Final Asset Status Reports;

●	inspection reports; and

●	appraisals;

(E)         The following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any mortgage loan;

●	notice of final payment on the certificates;

●
all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

●	notice of resignation or termination of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the trust;

●	any assessment of compliance delivered to the certificate administrator; and

●	any Attestation Reports delivered to the certificate administrator;

(F)         The “Investor Q&A Forum”; and

(G)        Solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

In addition, the certificate administrator will include the identity of any mortgage loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Due Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC Investor Reporting Package listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans (excluding any Non-Serviced Mortgage Loans) or the related Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the applicable party under the related pooling and servicing agreement. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including the requirements thereof in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries.  In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related pooling and servicing agreement; provided that the certificate administrator shall not be responsible for the content of such answer, or any delay or failure to obtain such answer.  The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC” means the CRE Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Certificateholder, any underwriter, the sponsors, the mortgage loan sellers, any Certificate Owner or any prospective investor or investment advisor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows: (1) 2% in the case of the Class X Certificates (allocated, pro rata, between the Class X-A, Class X-B and Class X-C certificates based upon their Notional Amounts as of the date of determination) and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates), each determined as of the prior Distribution Date. The Class R certificates will not be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, or any mortgage loan seller or any affiliate thereof will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive a Servicer Termination Event under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the special servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan and REO Property (as applicable) subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (b) there is only one holder of the then outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase) and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related pooling and servicing agreement, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clauses (2) and (3) above.  This purchase will effect early retirement of the then outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) including the Class X-A, Class X-B and Class X-C certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class X-A, Class X-B and Class X-C certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

General

The servicing and administration of the mortgage loans (excluding any Non-Serviced Mortgage Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding any Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Mortgage Loan will be serviced in accordance with the related pooling and servicing agreement by the related master servicer and the related special servicer and according to the servicing standards provided for in the related pooling and servicing agreement, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of such Non-Serviced Whole Loan.  All references to “mortgage loans” in this section, “Servicing of the Mortgage Loans,” include Serviced Whole Loans but do not include any Non-Serviced Mortgage Loan and any related REO Property, unless otherwise specifically stated.  The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements. Except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this free writing prospectus (in this section or in each other section of the free writing prospectus) regarding the servicing and administration of the mortgage loans should be deemed to include the servicing and administration of each Serviced Whole Loan (including the related Companion Loan) but exclude the servicing and administration of any Non-Serviced Mortgage Loan.  In connection with the servicing and administration of a Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Companion Loan as well as the related mortgage loan as set forth in the related intercreditor agreement and the Pooling and Servicing Agreement.

The master servicer and the special servicer will each be required to service and administer the mortgage loans (excluding any Non-Serviced Mortgage Loan), Serviced Whole Loans and REO Properties, for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents, and in the case of a Serviced Whole Loan or any related mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or

Specially Serviced Mortgage Loans and any related Companion Loan, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of the related Companion Loan, taking into account the pari passu nature of the related Companion Loan), but without regard to any conflict of interest arising from:

(A)          any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)          the ownership of any certificate or, if applicable, any related mezzanine loan or the related Companion Loan by the master servicer or special servicer or any of its affiliates;

(C)          any obligation to make advances;

(D)          the master servicer or special servicer’s right to receive, or adequacy of, compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)          any option to purchase any mortgage loan or the related Companion Loan it may have; and

(G)          any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer will be responsible initially for the servicing and administration of each of the mortgage loans (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)           as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward such commitment to the special servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)           as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a mortgage loan with an associated mezzanine loan, the holder of the related mezzanine loan cures such delinquency);

(3)           as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan (including any related Companion Loan) will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)           as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)           as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)           as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to any Serviced Whole Loan, the interest of the Certificateholder and the holders of the related Companion Loan, as a collective whole, has occurred and remains unremediated for the applicable grace period specified in the mortgage loan or Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)           as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan or Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (or, with respect to a Serviced Whole Loan, the interests of the holders of the related Companion Loan, as a collective whole, and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (and any related Companion Loan) (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loans, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and (z) receive the Servicing Fee in respect of the mortgage loans (including any related Companion Loan, if applicable) at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (and any related Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans (including each Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Whole Loan) serviced by the special servicer and any mortgage loans (including each Serviced Whole Loan, but excluding any Non-Serviced Whole Loan) that have become REO Properties are referred to in this free writing prospectus collectively as the “Specially Serviced Mortgage Loans”. If any Companion

Loan becomes specially serviced, then the related mortgage loan will also become a Specially Serviced Mortgage Loan. If any mortgage loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will also become a Specially Serviced Mortgage Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than any Non-Serviced Whole Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and during the continuance of a Control Event), the certificate administrator, the master servicer, the trustee and the 17g-5 Information Provider. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report and each Asset Status Report in accordance with the Pooling and Servicing Agreement and any related intercreditor agreement, to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, in each case, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless prior to a Control Event, the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report.  After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports and the special servicer will only be obligated to consult with the senior trust advisor with respect to any Asset Status Reports as described above.  The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the senior trust advisor or the Directing Certificateholder.

Special Note Regarding the IDS Center Whole Loan and the Southridge Mall Whole Loan

As to particular servicing matters, the discussion under this heading ‘‘Servicing of the Mortgage Loans” is applicable with respect to the IDS Center Whole Loan and the Southridge Mall Whole Loan only while the Pooling and Servicing Agreement governs the servicing of the IDS Center Whole Loan and the Southridge Mall Whole Loan, as applicable (i.e., prior to the IDS Center Pari Passu Companion Loan Securitization Date or the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable).  As described under ‘‘Risk Factors—Potential Conflicts of Interest—The Servicing of the IDS Center Whole Loan and the Southridge Mall Whole Loan Will Shift to Others” in this free writing prospectus, on and after the IDS Center Pari Passu Companion Loan Securitization Date, or the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable, the related Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such securitization, and the provisions of that pooling and servicing agreement may be different than the terms of the Pooling and Servicing Agreement, although each such Whole Loan will still be required to be serviced in compliance with the requirements of the related intercreditor agreement, which are described under “Description of the Mortgage Pool—The IDS Center Whole Loan”, “—The Southridge Mall Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

  The Directing Certificateholder

Except as described herein regarding the mortgage loans, prior to the occurrence and continuance of any Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer, and (3) the special servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Except as otherwise described in the succeeding paragraphs below, both (a) the master servicer, solely to the extent it is permitted to take any of the following actions as provided for in the first proviso following the Major Decisions listed below, will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) with respect to any mortgage loan, prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)   any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus) for less than the applicable Mortgage Loan Repurchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)  any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)  any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

(ix)   any determination of an Acceptable Insurance Default;

(x)   any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan; and

(xi)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xi) with respect to any non-Specially Serviced Mortgage Loan, and in any case with respect to a Major Decision, the master servicer and special servicer shall each be entitled to 50% of any fee paid in connection with such matters (see “Servicing of the Mortgage Loans—Modification, Waivers and Amendments” in this free writing prospectus);

provided, further, that in the event that the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders (or, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan), as a collective whole, the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing

Certificateholder in connection with any Major Decision (and such other matters that are subject to consultation rights of the Directing Certificateholder pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Directing Certificateholder in respect thereof.  In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable mortgage loan or any other mortgage loan.  In addition, after the occurrence and during the continuance of a Control Event, the special servicer will also be required to consult with the senior trust advisor in connection with any proposed action described above (and such other matters that are subject to consultation rights of the senior trust advisor pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the senior trust advisor in respect thereof.  In the event the special servicer receives no response from the senior trust advisor within 10 days following its written request for input on any required consultation and delivery of all information reasonably requested by the senior trust advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the senior trust advisor on the specific matter; provided, however, that the failure of the senior trust advisor to respond will not relieve the special servicer from consulting with the senior trust advisor on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan) as described under “Description of the Mortgage Pool—The Legacy Place Whole Loan” “—The Americold Cold Storage Portfolio Whole Loan”, “—The IDS Center Whole Loan” and “—The Southridge Mall Whole Loan” in this free writing prospectus.

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the related Non-Serviced Mortgage Loan Controlling Holder; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether the related Non-Serviced Mortgage Loan Controlling Holder is entitled to exercise such rights.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

The certificate administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Certificateholder has not changed absent notice of a replacement of the Directing Certificateholder by a majority of the Controlling Class, or the resignation of the then-current Directing Certificateholder. After the occurrence and during the continuance of a Control Event, (i) the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement and (ii) the holders of more than 50%, by Certificate Balance, of the most senior Class of Control Eligible Certificates then outstanding will have the right to select the Directing Certificateholder. In the event the Controlling Class Certificateholder has elected to irrevocably waive its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder as described in this free writing prospectus, there will be no Directing

Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder described herein until such time as a Controlling Class Certificateholder is reinstated and a new Directing Certificateholder is appointed.  See “Description of the Certificates—Appraisal Reductions” in this free writing prospectus. The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC (or an affiliate).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions; or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement. Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Non-Serviced Mortgage Loan Controlling Holder”, with respect to any Non-Serviced Whole Loan will be the “controlling class certificateholders” or similar party under the pooling and servicing agreement pursuant to which the related Non-Serviced Pari Passu Companion Loan is securitized.

The master servicer, the special servicer, the senior trust advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the senior trust advisor may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then the master servicer or the special servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Notwithstanding anything to the contrary contained herein, at any time that the Controlling Class Certificateholder is the holder of a majority of the Class E Certificates it may waive its right (a) to appoint the Directing Certificateholder or (b) to exercise any of the Directing Certificateholder’s rights set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and senior trust advisor. During such time, the special servicer will be required to consult with only the senior trust advisor in connection with asset status reports and material special servicing actions, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions.  Any such waiver shall remain effective until such time as the Controlling Class Certificateholder sells its interest in the Class E Certificates to an unaffiliated third party. Following any such transfer the successor Controlling Class Certificateholder will again have the rights of the Controlling Class Certificateholder without regard to any prior waiver by the predecessor Controlling Class Certificateholder. The successor Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. No successor Controlling Class Certificateholder will have any consent rights with respect to any mortgage loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class E Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such mortgage loan becomes a Corrected Mortgage Loan.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

A “Control Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code.

The master servicer and the special servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The master servicer or the special servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. Except as limited by certain conditions set forth under “Transaction Parties—The Special Servicer” in this free writing prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Event, at any time by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that is acceptable to the Rating Agencies. After the occurrence and during the continuance of a Control Event, the special servicer may be replaced with a new special servicer (x) upon the written request of holders of Regular Certificates (other than the Class X Certificates) evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Regular Certificates (other than the Class X Certificates) and (y) the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum of the Principal Balance Certificates.

Additionally, either of the master servicer or the special servicer, as the case may be, may be replaced by the depositor, the trustee, or Certificateholders representing at least 51% of Voting Rights in the event that a Servicer Termination Event under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the master servicer or the special servicer resigns or is replaced and no replacement is otherwise provided for, the trustee is required to immediately take the place of such resigning master servicer and the master servicer is required to immediately take the place of such resigning special servicer unless the trustee or the master servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the trustee or the master servicer, as applicable, in any case in which a master servicer or special servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder):

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (or the related Non-Serviced Mortgage Loan Controlling Holder) or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

Generally, the holders of any Companion Loan and its designees will have limitations on liability with respect to actions taken in connection with the related mortgage loan similar to the limitations of the Directing Certificateholder described above.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the IDS Center Whole Loan or the Southridge

Mall Whole Loan and no Senior Trust Advisor Consulting Fee will be payable with respect to either such Whole Loan.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing an Offered Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an investment adviser within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this free writing prospectus.

The senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the certificate administrator’s website related to mortgage loans on the CREFC watch list report prepared monthly by the master servicer and each Final Asset Status Report in order to maintain its familiarity with the mortgage loans. In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

The special servicer will deliver to the senior trust advisor each Final Asset Status Report.

At all times, the senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction.

The senior trust advisor will not disclose any Privileged Information to any person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which will be an expense of the trust) delivered to the master servicer, the senior trust advisor, the certificate administrator, the special servicer, the Directing Certificateholder and the trustee. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the certificates; provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

The Senior Trust Advisor will have no obligations with respect to any Non-Serviced Mortgage Loan or the IDS Center Mortgage Loan or the Southridge Mall Mortgage Loan.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will prepare an annual report to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least 5 business days prior to its delivery to the certificate administrator and the Rating Agencies, provided that the senior trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

A form of annual report is attached to this free writing prospectus as Annex C (which form may subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement regarding Privileged Information.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

   Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within 10 business days of receipt of such Asset Status Report and additional information reasonably requested by the senior trust advisor related thereto, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole.

After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole), taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor is required to promptly notify the trustee and the trustee will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the senior trust advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

   Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch, Inc., Moody’s, Morningstar Credit Ratings, LLC, KBRA, DBRS Limited or DBRS, Inc. (including, in the case of the senior trust advisor, this transaction) but has not been special servicer on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer as the sole or a material factor in such rating action.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation from each Rating Agency.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the senior trust advisor under the pooling and servicing agreement will terminate without payment of any penalty or termination fee. If the senior trust advisor is terminated pursuant to the foregoing sentence, then no replacement senior trust advisor will be appointed.  In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses and any rights to indemnification provided under the Pooling and Servicing Agreement with respect to the period for which it acted as senior trust advisor.

   Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan and REO loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.0015% with respect to each mortgage loan (other than the Legacy Place Mortgage Loan) and a per annum rate of 0.00175% with respect to the Legacy Place Mortgage Loan.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation rights. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than the IDS Center Mortgage Loan and the Southridge Mall Mortgage Loan); provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this free writing prospectus, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans and any related Companion Loan but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing any Non-Serviced Whole Loan) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) as long as the trustee has an insurable interest and it is available at commercially reasonable rates. This insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such mortgage loans and any related Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing any Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the mortgage loans and any related Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing any Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless, other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan, such insurance was required at the time of origination of the related mortgage loan and is available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than a Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan (and any related Companion Loan, if applicable) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans (other than any Non-Serviced Mortgage Loan) and any related Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan and any related Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and/or the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan, which is serviced under the related pooling and servicing agreement), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan (and any related Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to mortgage loans (and any related Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee in trust for the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan and/or Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within ten (10) business days of delivery to the special servicer of the recommendation and analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the Pooling and Servicing Agreement), except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

With respect to any non-Specially Serviced Mortgage Loan, the master servicer’s determination to consent to or approve a request by a borrower with respect any of the following will be subject to the special servicer’s right, in its discretion, to process and/or consent to each of the following types of requests (each a “Special Servicer Decision”):

(i)      approving leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area related Mortgaged Property;

(ii)     approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(iii)    approving annual budgets for the related Mortgaged Property with increases (in excess of 15%) in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related mortgage loan);

(iv)    approving material easements;

(v)     releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, but excluding routine and customary escrows and reserve disbursements;

(vi)     in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the mortgage loan documents (including determining whether any applicable terms or tests are satisfied), processing requests to incur additional debt in accordance with the terms of the mortgage loan documents;

(vii)    in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the mortgage loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan; provided that in any case Special Servicer Decisions will not include releases, substitutions or additions of collateral in connection with a defeasance transaction;

(viii)   any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

(ix)    processing and approving all subordination, non-disturbance and attornment agreements.

provided, however, that notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the Pooling and Servicing Agreement that the master servicer will process any of the foregoing matters with respect to any non-Specially Serviced Loan.  If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Decision, the master servicer shall obtain the special servicer's prior consent to such Special Servicer Decision and the master servicer and special servicer shall each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.

The special servicer will be entitled to 100% of all fees related to any action taken solely by the special servicer in processing any Special Servicer Decision as described above under the heading “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan (or any non-Specially Serviced Mortgage Loan with respect to which such determination derives from the special servicer’s consideration of a Major Decision or Special Servicer Decision that is subject to its processing and/or consent rights) with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the trust and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below and, with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a mortgage loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision will be required to refer the request to the special servicer, which will process the request directly or direct the master servicer to prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” above and “Description of the Mortgage Pool—The Legacy Place Whole Loan”, “—The Americold Cold Storage Portfolio Whole Loan”, “—The IDS Center Whole Loan” and “—The Southridge Mall Whole Loan” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the mortgage loan or Serviced Whole Loan, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes of certificates (other than the Class X-A, Class X-B, Class X-C and Class R certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the applicable mortgage loan seller, the senior trust advisor (after the occurrence and during the continuance of a Control Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such mortgage loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice to the Directing Certificateholder), the related mortgage loan seller and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The modification, waiver or amendment of a Serviced Whole Loan or a mortgage loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a mortgage loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, if applicable.

With respect to a mortgage loan and any related Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder, if applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of a Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan or may offer to purchase any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement), if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements  (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan (or REO Loan) or, if applicable, Serviced Whole Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer), the special servicer will accept the highest offer received from any person that is determined to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the senior trust advisor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer, a holder of any related Companion Loan (in connection with offers related to any Serviced Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”). The trustee (based upon, among other things, updated independent appraisals ordered and received by the trustee (the cost of which will be a Servicing Advance by the master servicer), is required to determine or to obtain an independent appraiser or expert to determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. The reasonable cost of such independent appraisal and/or such appraiser or expert will be an expense of the trust. Any such determination by the trustee will be binding on all parties. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates. In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if a Serviced Whole Loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related Serviced Mortgage

Loan that has become a Specially Serviced Mortgage Loan in accordance with the terms described above, then the special servicer will be required to sell the related Serviced Pari Passu Companion Loan together with the related Serviced Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the certificate administrator in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000).  Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Whole Loan if it becomes a Specially Serviced Mortgage Loan without the written consent of the holder of the related Serviced Pari Passu Companion Loan (provided that such consent is not required if 50% or more of the Serviced Pari Passu Companion Loan is held by the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the related Serviced Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related Serviced Pari Passu Companion Loan that are material to the price of such Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that (i) with respect to each of the Legacy Place Whole Loan and the Americold Cold Storage Portfolio Whole Loan, the holder of the related Companion Loan may waive any of the delivery or timing requirements set forth in this sentence, and (ii) with respect to each of the IDS Center Whole Loan and the Southridge Mall Whole Loan, the holder of the related Mortgage Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence.  The holder of a Serviced Pari Passu Companion Loan (or its representative) will be permitted to bid at any sale of the related Serviced Whole Loan.  See “Description of the Mortgage Pool—The Legacy Place Whole Loan—Consultation and Control”, “—Sale of a Defaulted Legacy Place Whole Loan”, “Description of the Mortgage Pool—The Americold Cold Storage Portfolio Whole Loan—Consultation and Control”, “—Sale of a Defaulted Americold Cold Storage Portfolio Whole Loan”, “Description of the Mortgage Pool—The IDS Center Whole Loan—Consultation and Control”, “—Sale of a Defaulted IDS Center Whole Loan”, “Description of the Mortgage Pool—The Southridge Mall Whole Loan—Consultation and Control” and “—Sale of a Defaulted Southridge Mall Whole Loan” in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund (and the holder of any related Companion Loan, if applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Lower-Tier REMIC or the Upper-Tier REMIC or cause the trust fund (or either the Lower-Tier REMIC or the Upper-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund or the holder of any Companion Loan of any income from non-permitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Servicing of the Non-Serviced Mortgage Loans

If any of (a) the IDS Center Mortgage Loan or the IDS Center Pari Passu Companion Loan becomes specially serviced prior to the securitization of the IDS Center Pari Passu Companion Loan, or (b) the Southridge Mall Mortgage Loan or the Southridge Mall Pari Passu Companion Loan becomes a specially serviced mortgage loan prior to the securitization of the Southridge Mall Pari Passu Companion Loan, then the related Whole Loan will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the special servicer will be entitled to receive the same special servicing compensation for the related Whole Loan as if such Whole Loan were a mortgage loan under the Pooling and Servicing Agreement.

Pursuant to the terms of the related intercreditor agreement, after (a) the IDS Center Pari Passu Companion Loan Securitization Date or (b) the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable, the related mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such securitization, which are expected to contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the senior trust advisor, the master servicer, the special servicer or the trustee will have any obligation or authority to supervise any other master servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with the securitization of the related Companion Loan, and none of the master servicer, the special servicer or the trustee will have any obligation or authority to make Servicing Advances with respect to the related mortgage loan.  The obligation of the master servicer to provide information and collections to the trustee, the certificate administrator and the Certificateholders with respect to the related mortgage loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the other securitization.

After (a) the IDS Center Pari Passu Companion Loan Securitization Date, the IDS Center Mortgage Loan or (b) the Southridge Mall Pari Passu Companion Loan Securitization Date, the Southridge Mall Mortgage Loan, as applicable, will not be subject to the Servicer Termination Events described under “—Servicer Termination Events,” but will be subject to generally similar but not necessarily identical events provided for in the related other pooling and servicing agreement.  In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Whole Loan.

See “Description of the Mortgage Pool—The IDS Center Whole Loan” and “—The Southridge Mall Whole Loan” in this free writing prospectus.

Inspections; Collection of Operating Information

The master servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related pooling and servicing agreement, and other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2013 unless a physical inspection has been performed by the special servicer within the last calendar year and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related intercreditor agreement) and then from the Certificate Account as an expense of the trust fund, and, in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata, to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to any Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described herein); and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor, the senior trust advisor or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund, Certificateholders or holders of the related Companion Loan for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, the senior trust advisor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer, the special servicer, the depositor, the senior trust advisor and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement, the mortgage loans, the related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.  The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer or trustee under the related pooling and servicing agreement with respect to a Non-Serviced Pari Passu Companion Loan and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to such Non-Serviced Mortgage Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the related master servicer, depositor, special servicer or trustee under the related pooling and servicing agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related pooling and servicing agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related intercreditor agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a mortgage loan or Companion Loan, then any subsequent recovery on that mortgage loan or Companion Loan, as applicable, will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the master servicer, the special servicer or the depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer, the special servicer and the senior trust advisor may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including, without limitation, workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC provisions of the Code.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or Serviced Companion Loan, a sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan or Serviced Companion Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this free writing prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required (without providing notice to the 17g-5 Information Provider) to confirm (by direct communication and not by posting any confirmation on the 17g-5 website) that the applicable Rating Agency has received such second request and, following such confirmation, (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be considered satisfied with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be considered satisfied (i) if the replacement master servicer or the special servicer, as applicable, has not been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) if the replacement master servicer or the special servicer, as applicable, is currently listed on S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency or (iii) if KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA. is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being considered satisfied as described in clause (x) above, the master servicer or special servicer will be required to provide written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement or any related intercreditor agreement, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place, provided that the summary of such oral communications will not identify which Rating Agency the communication was with. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth herein.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the depositor and the certificate administrator, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset Backed

Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Certificate Account or remit to the companion paying agent for deposit into the related companion distribution account on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account, or any other account required under the Pooling and Servicing Agreement, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders or holders of any Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody’s (i) has qualified, downgraded or withdrawn its ratings of one or more classes of Certificates, or (ii) has placed one or more classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by Moody’s within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(g)  (i) the master servicer is removed from S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Master Servicer”, and is not reinstated to the S&P’s “Select Servicer” list within 60 days of such removal; or (ii) the special servicer is removed from S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Special Servicer” and is not reinstated within 60 days of such removal; or

(h)  KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) has placed one or more classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by KBRA within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by any Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Companion Loan (or, if applicable, the related trustee, acting at the direction of the related controlling class representative) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan).  The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency.  A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate thereof) that was terminated at the direction of the holder of the related Companion Loan, without the prior written consent of such holder of the related Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of the special servicer under the pooling and servicing agreement entered into in connection with the securitization of any Non-Serviced Pari Passu Companion Loan (such special servicer, the related “Non-Serviced Special Servicer”) remains unremedied and affects the holder of such Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the holder of such Non-Serviced Mortgage Loan (or, if applicable, the related trustee, acting at the direction of the Directing Certificateholder) will be entitled to direct the trustee under the related pooling and servicing agreement (the “Non-Serviced Trustee”) to terminate the related Non-Serviced Special Servicer solely with respect to the related Whole Loan).  The appointment (or replacement) of a special servicer with respect to any such Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency.  A replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the related pooling and servicing agreement, by the related directing holder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to the related Whole Loan cannot at any time be the person (or an affiliate thereof) that was terminated at the direction of the holder of such Non-Serviced Mortgage Loan, without the prior written consent of such holder of such Non-Serviced Mortgage Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the certificates or the Pooling and Servicing Agreement unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates:

(a)   to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)   to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(c)   to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; provided that the depositor may conclusively rely upon an opinion of counsel to such effect;

(f)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described herein);

(g)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described herein); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier

REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described herein);

(i)    to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j)    in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (j) will be at the sole cost and expense of the depositor.

With respect to paragraph (j) above, in a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA.  (See for example, in Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (SDNY Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and SEC practice, as well as guidance provided by the Division of Corporation Finance Interpretive Response 202.01 regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the depositor informs the trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder and at the expense of the depositor, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions thereof or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner the obligations of any mortgage loan seller under such Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described herein).

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under such Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of such mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING
TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

Barclays is a sponsor and a mortgage loan seller. It is also an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates. Barclays, an affiliate of one of the underwriters, provides warehouse financing to AMF II, one of the sponsors, through a master repurchase facility.  All of the AMF II Mortgage Loans, representing approximately 11.8% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by AMF II in connection with the contribution of the AMF II Mortgage Loans to this securitization transaction will be applied, among other things, to make payments to Barclays as the repurchase agreement counterparty. Barclays provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility.  Certain of the mortgage loans that RAIT Funding, LLC originated are subject to that repurchase facility.  Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Archetype Mortgage Funding II LLC is a sponsor and one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or an affiliate), which is expected to be the initial directing certificateholder.

LNR Securities Holdings, LLC (or an affiliate) is expected to purchase the Class E, Class F and Class NR certificates on the closing date and be the initial directing certificateholder.  Conflicts may arise due to Archetype Mortgage Funding II LLC participating in this transaction in the capacity of a sponsor and mortgage loan seller as well as being an affiliate of the anticipated purchaser of the Class E, Class F and Class NR certificates.

KeyBank is a sponsor and a mortgage loan seller.  It is also an affiliate of KeyBanc Capital Markets Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates, and of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. KeyBank or one of its affiliates originated each of the mortgage loans that KeyBank is selling to the depositor for inclusion in the trust.

JPMCB holds a senior mezzanine loan related to the mortgage loan identified as Loan No. 2 on Annex A-1 to this free writing prospectus representing 8.2% of the Initial Pool Balance.  See “Risk Factors—Potential Risks to Certificateholders as a Result of a Securitization of the Americold Cold Storage Portfolio Mezzanine Loan” and “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus, and Annex D-2 to this free writing prospectus.

Wells Fargo Bank, National Association is the trustee, the certificate administrator, the tax administrator, the custodian, the certificate registrar and the 17g-5 Information Provider.

See “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on: (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the certificate (or, in the case of the Class X-A, Class X-B and Class X-C certificates, reduction of the Notional Amount of the Class X-A, Class X-B and Class X-C certificates, as applicable); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A, Class X-B and Class X-C certificates, the resulting reductions of the Notional Amount of the Class X-A, Class X-B and Class X-C certificates, as applicable, as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of certificates (or, in the case of the Class X-A, Class X-B and Class X-C certificates, in reduction of the Notional Amount of the Class X-A, Class X-B and Class X-C certificates, as applicable).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance provisions, requirements to pay Yield Maintenance Charges and/or other prepayment consideration in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related anticipated repayment date, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under each ARD Loan may have certain incentives to prepay the related ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of such ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates (or, if applicable, Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans to maturity (or, if applicable, to the related anticipated repayment date).  Defaults on the mortgage loans particularly at or near their stated maturity dates (or, if applicable, Anticipated Repayment Dates), may result in significant delays in anticipated payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates applied to reduce the Notional Amount of the Class X-A or Class X-B certificates, as applicable. An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amounts of the Class X-A and Class X-B certificates are based on the outstanding Certificate Balances of, in the case of the Class X-A certificates, the Class A Certificates and, in the case of the Class X-B certificates, the Class B and Class C certificates, the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the classes of certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate, to the extent that mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans.

Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates, Class B certificates and the Class A-S certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. Although losses will not be allocated to the Class X-B certificates directly, they will reduce the Notional Amount of the Class X-B certificates, which will reduce the yield on such Offered Certificates. In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. Although losses will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates, which will reduce the yield on such Offered Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this free writing prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to lockout periods and/or Yield Maintenance Charges. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

With respect to certain mortgage loans, the related mortgage loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain mortgage loans, the related mortgage loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. For more information see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this free writing prospectus with respect to Accrued Interest From Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any lockout period, Defeasance Lockout Period or yield maintenance period. The model used in this free writing prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and no representation is made that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)   scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2013;

(b)   the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)   the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine or other indebtedness will exercise its option to purchase the related mortgage loan;

(d)   any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)   no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

(f)    the Closing Date is on June 25, 2013;

(g)   each ARD Loan prepays in full on its Anticipated Repayment Date;

(h)   the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this free writing prospectus;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(k)   no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(l)    no property releases (or related re-amortizations) occur;

(m)  the optional termination is not exercised; and

(n)   there are no modifications or maturity date extensions in respect of the mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this free writing prospectus and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	87	87	87	87	87
June 2015	70	70	70	70	70
June 2016	49	49	49	49	49
June 2017	24	24	24	24	24
June 2018	0	0	0	0	0
Weighted Average Life (years)(1)	2.81	2.80	2.80	2.80	2.79

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	0	0	0	0	0
Weighted Average Life (years)(1)	4.94	4.94	4.93	4.91	4.75

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	99
June 2019	100	100	100	100	99
June 2020	0	0	0	0	0
Weighted Average Life (years)(1)	6.89	6.88	6.86	6.84	6.63

(1)
The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	88	88	87	86	81
June 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.67	9.60	9.53	9.46	9.26

(1)
The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.89	9.89	9.87	9.84	9.59

(1)
The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	98	98	98	98	98
June 2019	74	74	74	74	74
June 2020	49	49	49	49	50
June 2021	24	24	24	24	24
June 2022	0	0	0	0	0
Weighted Average Life (years)(1)	6.97	6.97	6.97	6.97	6.98

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.89	9.89	9.89	9.72

(1)
The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.96	9.94	9.90	9.72

(1)
The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.72

(1)
The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.72

(1)
The weighted average life of the Class D certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A and Class X-B certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to, in the case of the Class X-A certificates, the Class A Certificates and, in the case of the Class X-B certificates, the Class B and Class C certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Class X-A and Class X-B certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in any Class X-A and Class X-B certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Certificates offered hereby for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Certificates offered hereby is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2013 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Certificates offered hereby, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Certificates offered hereby when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Certificates offered hereby will correspond to the cash flows shown in this free writing prospectus or that the aggregate purchase price of such class of Certificates offered hereby will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Certificates offered hereby.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3,
CLASS A-4, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C
AND CLASS D CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class D Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class D certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and the proceeds thereof (other than Excess Interest), and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (or, in the case of a Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing that Non-Serviced Mortgage Loan), and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”) as the regular interests in the Lower-Tier REMIC, and will issue an uncertificated interest represented by the Class R certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the proceeds thereof and will issue the Senior Certificates and the Subordinate Certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, (3) on and after the IDS Center Pari Passu Companion Loan Securitization Date and on and after the Southridge Mall Pari Passu Companion Loan Securitization Date, as applicable, compliance with all provisions of the pooling and servicing agreement entered into in connection with the securitization of each such Companion Loan and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each of the Upper-Tier REMIC and Lower-Tier REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Code, (b) (i) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R certificates will represent the sole class of “residual interests” in both the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of the REMIC Provisions. For convenience, distributions are described in this free writing prospectus as if distributions on the mortgage loans were made directly on the Certificates. The Offered Certificates are “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust consisting of the Excess Interest (and related amounts in the Excess Interest Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class NR certificates will represent undivided beneficial interests in the Grantor Trust.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the trust qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, nineteen (19) of the Mortgaged Properties, securing twelve (12) mortgage loans (identified as Loan Nos. 5, 6, 15, 16, 20, 21, 27, 42, 46, 54, 58 and 71 on Annex A-1 to this free writing prospectus) representing approximately 14.1% of the Initial Pool Balance by allocated loan amount, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with government securities will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes will be required to include in income all interest on their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of original issue discount (“OID”), if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their respective Anticipated Repayment Dates (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.  It is anticipated that the Class X-A and Class       certificates will be issued with OID.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon, over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on the Class X-A or Class X-B certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A and Class X-B certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such

Certificateholders will not recover a portion of their basis in such classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class       certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such classes of Certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (the “Exemption Rating Agencies”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates (a “5% Borrower”), and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption. The depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a 5% Borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

The U.S. Department of Labor has proposed an amendment to the Exemption that would modify the definition of “rating agency” contained in the Exemption.  If the amendment is adopted as proposed, one of the results would be the inclusion of Kroll Bond Rating Agency, Inc. in the definition of “rating agency” in the Exemption, and consequently the inclusion of Kroll Bond Rating Agency, Inc. in the term “Exemption Rating Agencies” as used herein, in each case as of the date the amendment is published in final form.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or as to the date of adoption.  Plan fiduciaries should consult with their advisors regarding the amendment.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas and Massachusetts that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Two (2) Mortgaged Properties, securing two (2) mortgage loans, representing approximately 11.9% of the Initial Pool Balance by allocated loan amount, are located in Massachusetts. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

Fifteen (15) Mortgaged Properties, securing eleven (11) mortgage loans, representing approximately 10.0% of the Initial Pool Balance by allocated loan amount, are located in Texas.  Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions. See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP and for the underwriters by Sidley Austin LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the following credit ratings from the respective Rating Agencies:
Class	Moody’s(1)	S&P(1)	KBRA(1)
Class A-1	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-5	Aaa(sf)	AAA(sf)	AAA(sf)
Class A-SB	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-A	Aaa(sf)	AAA(sf)	AAA(sf)
Class X-B	A2(sf)	A-(sf)	AAA(sf)
Class A-S	Aaa(sf)	AAA(sf)	AAA(sf)
Class B	Aa3(sf)	AA-(sf)	AA-(sf)
Class C	A3(sf)	A-(sf)	A-(sf)
Class D	Baa3(sf)	BBB-(sf)	BBB-(sf)

(1)
Moody’s, S&P and KBRA have informed us that the “sf” designation in their respective ratings represents an identifier for structured finance product ratings.  For information about this identifier, prospective investors can go to the website of the applicable Rating Agency.

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this free writing prospectus, holders of the Class X-A and Class X-B certificates are entitled only to payments of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The Notional Amount of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected Moody’s, S&P and KBRA to rate the Offered Certificates and not the other three NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-253	Certificate Account	S-224
2010 PD Amending Directive	S-10	Certificate Administrator Fee	S-193
2012 Wells Assessment	S-192	Certificate Administrator Fee Rate	S-193
2013-LC11 Pooling and Servicing		Certificate Balance	S-220
Agreement	S-118	Certificate Deferred Interest	S-231
30/360 Basis	S-144, S-213	Certificate Owner	S-221
5% Borrower	S-308	Certificateholder	S-104
Acceptable Insurance Default	S-272	Certificateholder Quorum	S-208
Accrued Interest From Recoveries	S-231	Certificates	S-220
Actual/360 Basis	S-144	Class	S-220
Additional Exclusions	S-272	Class A Certificates	S-220
Additional Primary Servicing		Class A-SB Planned Principal Balance	S-233
Compensation	S-201	Class X Certificates	S-220
Administrative Cost Rate	S-231	Clearstream	S-221
Advances	S-240	Closing Date	S-104
AMC	S-179	CMA Lockbox	S-162
Americold Cold Storage Portfolio		CMBS	S-185, S-195, S-198
Intercreditor Agreement	S-122	Code	S-305
Americold Cold Storage Portfolio		Collateral Support Deficit	S-239
Mortgage Loan	S-113	Companion Loan	S-113
Americold Cold Storage Portfolio		Compensating Interest Payment	S-218
Noteholders	S-122	Consultation Termination Event	S-263
Americold Cold Storage Portfolio Pari		Control Eligible Certificates	S-264
Passu Companion Loan	S-113	Control Event	S-264
Americold Cold Storage Portfolio Whole		Controlling Class	S-263
Loan	S-113	Controlling Class Certificateholder	S-263
AMF II	S-104, S-179	Corrected Mortgage Loan	S-259
AMF II Data Tape	S-180	CPR	S-296
AMF II Mortgage Loans	S-180	CPY	S-296
AMF Mortgage Loans	S-179	CREFC	S-253
Anticipated Repayment Date	S-147	CREFC Investor Reporting Package	S-250
Appraisal Reduced Interest	S-235	Cross-Over Date	S-229
Appraisal Reduction	S-244	Cut-off Date	S-104
Appraisal Reduction Event	S-243	Cut-off Date Balance	S-104
Appraised-Out Class	S-246	Cut-off Date LTV Ratios	S-157
Archetype	S-179	Defeasance	S-147
Archetype Review Team	S-180	Defeasance Lockout Period	S-147
ARD Loan	S-147	Depositories	S-221
Assessment of Compliance	S-285	Determination Date	S-224
Asset Status Report	S-259	Direct Participants	S-222
Assumed Final Distribution Date	S-236	Directing Certificateholder	S-262
Assumed Scheduled Payment	S-233	Disclosable Special Servicer Fees	S-216
Attestation Report	S-285	Discount Rate	S-145
Available Distribution Amount	S-225	Distributable Certificate Interest	S-231
Barclays	S-104, S-172	Distribution Account	S-224
Barclays Data Tape	S-173	Distribution Date	S-224
Barclays Mortgage Loans	S-173	DTC	S-221
Barclays Review Team	S-173	Due Date	S-143, S-227
Base Interest Fraction	S-236	Due Period	S-226
Bluerock	S-138	Effective Gross Income	S-156
BSCMI	S-164	ERISA	S-308
CBE	S-302	ERISA Plan	S-308

ESA	S-168	KRECM Parties	S-201
Escrow/Reserve Mitigating		KRECM Primary Servicing Agreement	S-199
Circumstances	S-170	KRECM Serviced Loans	S-197
Euroclear	S-221	Land Swap	S-151
Excess Interest	S-231	Legacy Place Intercreditor Agreement	S-118
Excess Interest Distribution Account	S-224, S-225	Legacy Place Mortgage Loan	S-113
Excess Modification Fee Amount	S-214	Legacy Place Noteholders	S-118
Excess Modification Fees	S-213	Legacy Place Pari Passu Companion
Exchange Act	S-171	Loan	S-113
Excluded Plan	S-309	Legacy Place Whole Loan	S-113
Exempt Persons	S-10	Liquidation Fee	S-215
Exemption	S-308	Liquidation Fee Rate	S-215
Exemption Rating Agencies	S-308	Liquidation Proceeds	S-224
Extended Resolution Period	S-160	LNR	S-204
Final Asset Status Report	S-259	LNR Partners	S-204
FIRREA	S-142, S-167	Lower-Tier REMIC	S-161
Form 8-K	S-155	Lower-Tier REMIC Distribution Account	S-224
Gain-on-Sale Reserve Account	S-225	Lower-Tier REMIC Regular Interests	S-305
Government Securities	S-148	LTV Ratio	S-157
Grantor Trust	S-305	MAI	S-161
Hard Lockbox	S-162	Major Decision	S-260
IDS Center Directing Holder	S-127	Marriott	S-141
IDS Center Intercreditor Agreement	S-125	Master Servicer Remittance Date	S-240
IDS Center Mortgage Loan	S-113	Maturity Date LTV Ratios	S-157
IDS Center Noteholders	S-125	MGT	S-172
IDS Center Pari Passu Companion Loan	S-113	Midland	S-195
IDS Center Pari Passu Companion Loan		Modeling Assumptions	S-296
Securitization Date	S-113	Modification Fees	S-213
IDS Center Pooling and Servicing		Moody’s	S-152
Agreement	S-126	Mortgage	S-107
IDS Center Whole Loan	S-113	Mortgage Deferred Interest	S-232
Indirect Participants	S-222	Mortgage File	S-158
Initial Pool Balance	S-104	Mortgage Loan Repurchase Price	S-277
Initial Rate	S-147	Mortgage Note	S-107
Initial Resolution Period	S-159	Mortgage Rate	S-143, S-231
Insurance and Condemnation Proceeds	S-224	Mortgaged Property	S-107
Interest Accrual Period	S-231	Net Aggregate Prepayment Interest
Interest Distribution Amount	S-231	Shortfall	S-231
Interest Payment Differential	S-145	Net Mortgage Rate	S-230
Interest Reserve Account	S-225	Nonrecoverable Advance	S-241
Interested Person	S-277	Non-Serviced Mortgage Loan	S-114
Investor Certification	S-249	Non-Serviced Mortgage Loan
Investor Q&A Forum	S-252	Controlling Holder	S-263
Investor Registry	S-252	Non-Serviced Pari Passu Companion
JPMCB	S-104, S-164	Loan	S-114
JPMCB Data Tape	S-165	Non-Serviced Special Servicer	S-288
JPMCB Deal Team	S-165	Non-Serviced Trustee	S-288
KBNA Transferred Loans	S-199	Non-Serviced Whole Loan	S-114
KBRA	S-152	Notional Amount	S-221
KDEM	S-135	NRSRO	S-249
KeyBank	S-104, S-185	NRSRO Certification	S-249
KeyBank Data Tape	S-186	Occupancy	S-155
KeyBank Mortgage Loans	S-185	Occupancy Date	S-155
KeyBank Review Team	S-186	Offered Certificates	S-220
KRECM	S-185, S-197	OID	S-306
KRECM Event of Default	S-202	OID Regulations	S-306

Operating Statements	S-157	Residual Certificates	S-220
Other Mortgage Loans	S-116	Restricted Group	S-308
Other Mortgagors	S-116	Revised Rate	S-147
P&I Advance	S-240	RMBS	S-192
PAR	S-168	Rule 15Ga-1	S-171
Participants	S-221	Rule 17g-5	S-249
Pass-Through Rate	S-229	Rules	S-222
Payment Errors	S-192	S&P	S-152
Pentalpha Surveillance	S-219	Scheduled Principal Distribution Amount	S-232
Percentage Interest	S-221	SEC	S-155
Periodic Payments	S-226	Securities Act	S-285
Permitted Investments	S-225	Senior Certificates	S-220
Permitted Special Servicer/Affiliate Fees	S-217	Senior Trust Advisor	S-219
PILOT	S-84	Senior Trust Advisor Consulting Fee	S-270
Plan	S-308	Senior Trust Advisor Expenses	S-270
Pooling and Servicing Agreement	S-220	Senior Trust Advisor Fee	S-270
Prepayment Assumption	S-306	Senior Trust Advisor Fee Rate	S-270
Prepayment Interest Excess	S-218	Serviced Mortgage Loan	S-114
Prepayment Interest Shortfall	S-218	Serviced Pari Passu Companion Loan	S-114
Prime Rate	S-243	Serviced Whole Loan	S-114
Principal Balance Certificates	S-220	Servicer Termination Event	S-286
Principal Distribution Amount	S-232	Servicing Advances	S-240
Principal Shortfall	S-233	Servicing Fee	S-212
Privileged Information	S-267	Servicing Fee Rate	S-212
Privileged Person	S-249	Servicing Standard	S-257
Prohibited Prepayment	S-218	Similar Law	S-308
Prospectus Directive	S-10	Smith Barney	S-172
Purchase Agreement	S-104	Soft Lockbox	S-163
Purchase Price	S-160	Southridge Mall Directing Holder	S-131
Qualified Replacement Special Servicer	S-208	Southridge Mall Intercreditor Agreement	S-129
Qualified Substitute Mortgage Loan	S-160	Southridge Mall Mortgage Loan	S-113
RAC No-Response Scenario	S-283	Southridge Mall Noteholders	S-129
RAIT	S-177	Southridge Mall Pari Passu Companion
Rated Final Distribution Date	S-237	Loan	S-113
Rating Agencies	S-152	Southridge Mall Pari Passu Companion
Rating Agency	S-152	Loan Securitization Date	S-113
Rating Agency Confirmation	S-284	Southridge Mall Pooling and Servicing
Record Date	S-224	Agreement	S-129
Regular Certificates	S-220	Southridge Mall Whole Loan	S-113
Regulation AB	S-285	Special Servicer Decision	S-274
Reimbursement Rate	S-243	Special Servicing Fee	S-214
Reinvestment Yield	S-145	Special Servicing Fee Rate	S-214
REIT	S-138	Specially Serviced Mortgage Loans	S-258
Related Proceeds	S-241	Springing Lockbox	S-162
Release Date	S-148	Stated Principal Balance	S-233
Relevant Member State	S-10	Statement to Certificateholders	S-246
Relevant Persons	S-10	Subordinate Certificates	S-220
REMIC	S-305	Sub-Servicing Agreement	S-217
REMIC Provisions	S-305	TIA	S-290
REMIC Regulations	S-305	TIA Applicability Determination	S-290
REO Account	S-273	U.S. Obligations	S-146
REO Loan	S-233	Underwritten Net Cash Flow	S-156
REO Property	S-258	Underwritten Net Cash Flow Debt
Reporting Errors	S-192	Service Coverage Ratio	S-155
Requesting Holders	S-246	Underwritten Net Operating Income
Requesting Party	S-283	Debt Service Coverage Ratio	S-155

Underwritten NOI	S-156	Voting Rights	S-253
Unliquidated Advances	S-235	WAC Rate	S-230
Unscheduled Principal Distribution		Wells Fargo Bank	S-191
Amount	S-232	Whole Loan	S-113
Upper-Tier REMIC	S-161	Withheld Amounts	S-225
Upper-Tier REMIC Distribution Account	S-224	Withheld Loans	S-225
UST	S-135	Workout Fee	S-214
UW NCF	S-156	Workout Fee Rate	S-214
UW NCF Debt Yield	S-155	Workout-Delayed Reimbursement
UW NCF DSCR	S-155	Amount	S-242
UW NCF DY	S-155	Yield Maintenance Charge	S-144, S-145
UW NOI	S-156	YM Group A	S-236
UW NOI Debt Yield	S-156	YM Group B	S-236
UW NOI DSCR	S-155	YM Groups	S-236
UW NOI DY	S-156

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)
1	JPMCB	Legacy Place	680 Legacy Place	Dedham	MA	02026	Norfolk	1	Retail	Anchored	2009		483,569
2	JPMCB	Americold Cold Storage Portfolio	Various	Various	Various	Various	Various	15	Industrial	Cold Storage	Various	Various	3,615,545
2.01	JPMCB	Salem	4095 Portland Road Northeast	Salem	OR	97301	Marion	1	Industrial	Cold Storage	1963	1981	669,650
2.02	JPMCB	Plover	110th Street & Highway 54	Plover	WI	54467	Portage	1	Industrial	Cold Storage	1978	1981	478,467
2.03	JPMCB	Hermiston	78149 Westland Road	Hermiston	OR	97838	Umatilla	1	Industrial	Cold Storage	1975	1996	221,330
2.04	JPMCB	Moses Lake	3245 Road North Northeast	Moses Lake	WA	98837	Grant	1	Industrial	Cold Storage	1967		370,783
2.05	JPMCB	Fremont	950 Schneider Street	Fremont	NE	68025	Dodge	1	Industrial	Cold Storage	1968	2010	144,035
2.06	JPMCB	Gadsden	215 East Air Depot Road	Gadsden	AL	35905	Etowah	1	Industrial	Cold Storage	1991	1994	153,809
2.07	JPMCB	Tomah	28063 Essex Avenue	Tomah	WI	54660	Monroe	1	Industrial	Cold Storage	1989	1994	188,417
2.08	JPMCB	Tarboro	200 Sara Lee Road	Tarboro	NC	27886	Edgecombe	1	Industrial	Cold Storage	1988	2000	181,106
2.09	JPMCB	Delhi	75 Highway 609	Delhi	LA	71232	Richland	1	Industrial	Cold Storage	2010		136,445
2.10	JPMCB	Burlington	301 South Walnut Street	Burlington	WA	98233	Skagit	1	Industrial	Cold Storage	1965	1968	225,843
2.11	JPMCB	Marshall	3465 West Arrow Street	Marshall	MO	65340	Saline	1	Industrial	Cold Storage	1985	1992	191,220
2.12	JPMCB	Springdale	1200 North Old Missouri Road	Springdale	AR	72764	Washington	1	Industrial	Cold Storage	1982	1993	232,956
2.13	JPMCB	Montgomery	4550 Newcomb Avenue	Montgomery	AL	36108	Montgomery	1	Industrial	Cold Storage	1989		127,461
2.14	JPMCB	Texarkana	3609 Genoa Road	Texarkana	AR	71854	Miller	1	Industrial	Cold Storage	1992	1996	177,622
2.15	JPMCB	Birmingham	600 25th Avenue West	Birmingham	AL	35204	Jefferson	1	Industrial	Cold Storage	1963	1986	116,401
3	JPMCB	IDS Center	80 South 8th Street	Minneapolis	MN	55402	Hennepin	1	Mixed Use	Office/Retail	1972	1992-2012	1,410,415
4	Barclays	Southridge Mall	5300 South 76th Street	Greendale	WI	53129	Milwaukee	1	Retail	Regional Mall	1970	2012	553,801
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	146 Yester Oaks Drive	Mobile	AL	36608	Mobile	1	Multifamily	Garden	1971-1977	2000-2005	587
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	Various	Mobile	AL	Various	Mobile	2	Multifamily	Garden	Various	Various	628
6.01	KeyBank	Windsor Place Apartments	3661 Airport Boulevard	Mobile	AL	36608	Mobile	1	Multifamily	Garden	1980-1986	2000-2005	384
6.02	KeyBank	Pathways Apartments	2656 Pathway Place	Mobile	AL	36606	Mobile	1	Multifamily	Garden	1951	2000-2012	244
7	Barclays	Steelyard Commons Shopping Center	3506 Steelyard Drive	Cleveland	OH	44109	Cuyahoga	1	Retail	Anchored	2007, 2008, 2011		264,718
8	JPMCB	Sunset Tower Hotel	8358 West Sunset Boulevard	West Hollywood	CA	90069	Los Angeles	1	Hotel	Full Service	1929	2012	81
9	JPMCB	408-416 Fulton Street	408-416 Fulton Street	Brooklyn	NY	11201	Kings	1	Retail	Unanchored	1937	2013	55,287
10	Barclays	Liberty Tree Mall & Strip Center	100 Independence Way	Danvers	MA	01923	Essex	1	Retail	Regional Mall	1973	1992, 1999	448,983
11	Barclays	PNC Center	120 South Central Avenue	Clayton	MO	63105	Saint Louis	1	Office	CBD	1973	1998	295,634
12	Barclays	Mission Grove Shopping Center	195-341 East Alessandro Boulevard	Riverside	CA	92508	Riverside	1	Retail	Anchored	1991	2000	352,630
13	JPMCB	Shelbyville Road Plaza Phase II	4600 Shelbyville Road	Louisville	KY	40207	Jefferson	1	Retail	Anchored	2005	2008	159,865
14	JPMCB	Sava Holdings IHG Portfolio	Various	Various	TX	Various	Various	3	Hotel	Various	Various		429
14.01	JPMCB	Candlewood Suites DFW South	4200 Reggis Drive	Fort Worth	TX	76155	Tarrant	1	Hotel	Extended Stay	2007		174
14.02	JPMCB	Staybridge Suites Plano/Richardson	301 Silverglen Drive	Plano	TX	75075	Collin	1	Hotel	Extended Stay	2007		112
14.03	JPMCB	Holiday Inn DFW Airport South	14320 Centre Station Drive	Fort Worth	TX	76155	Tarrant	1	Hotel	Full Service	2008		143
15	JPMCB	Links at Georgetown	450 Al Henderson Boulevard	Savannah	GA	31419	Chatham	1	Multifamily	Garden	1999		360
16	AMF II	Chelsmore Multifamily Portfolio	Various	New York	NY	Various	New York	7	Multifamily	Mid-Rise	Various	Various	239
16.01	AMF II	315-325 West 30th Street	315-325 West 30th Street	New York	NY	10001	New York	1	Multifamily	Mid-Rise	1920	2002	90
16.02	AMF II	139 West 14th Street	139 West 14th Street	New York	NY	10011	New York	1	Multifamily	Mid-Rise	1901	2007	23
16.03	AMF II	251 West 15th Street	251 West 15th Street	New York	NY	10011	New York	1	Multifamily	Mid-Rise	1928	2005	29
16.04	AMF II	131-133 West 15th Street	131-133 West 15th Street	New York	NY	10011	New York	1	Multifamily	Mid-Rise	1910	2007	34
16.05	AMF II	351 West 29th Street	351 West 29th Street	New York	NY	10001	New York	1	Multifamily	Mid-Rise	1910	2006	27
16.06	AMF II	78 Washington Place	78 Washington Place	New York	NY	10011	New York	1	Multifamily	Mid-Rise	1900	2013	16
16.07	AMF II	140 West 15th Street	140 West 15th Street	New York	NY	10011	New York	1	Multifamily	Mid-Rise	1920	2005	20
17	Barclays	Healthspring Operational Headquarters	500 - 530 Great Circle Road	Nashville	TN	37228	Davidson	1	Office	Suburban	2011, 2012		170,515
18	JPMCB	DoubleTree - Chicago Northshore	9599 Skokie Boulevard	Skokie	IL	60077	Cook	1	Hotel	Full Service	1974	2006	369
19	Barclays	211 Fort Washington	211 West Fort Street	Detroit	MI	48226	Wayne	1	Office	CBD	1962	1993	447,809
20	JPMCB	Candleton Village	741 Woodruff Road	Greenville	SC	29607	Greenville	1	Multifamily	Garden	2005		313
21	JPMCB	The Element Apartments	2207 Lake Debra Drive	Orlando	FL	32835	Orange	1	Multifamily	Garden	1996	2006, 2010	294
22	Barclays	Courtyard Houston Medical Center	7702 Main Street	Houston	TX	77030	Harris	1	Hotel	Limited Service	2010		197
23	JPMCB	Cedar Hill Crossing	430 US Highway 67	Cedar Hill	TX	75104	Dallas	1	Retail	Anchored	2000		187,800
24	KeyBank	Northway Center	11053 Northwest Freeway	Houston	TX	77092	Harris	1	Retail	Anchored	1979, 2004	2004	211,128
25	AMF II	Santa Monica Physicians Center	1304 15th Street	Santa Monica	CA	90404	Los Angeles	1	Office	Medical	1972	1993, 2012-2013	37,109
26	Barclays	Bridgeport Center	5201 West Kennedy Boulevard	Tampa	FL	33609	Hillsborough	1	Office	Suburban	1980	2010	178,126
27	Barclays	Fountain Square Apartment Portfolio	3601 Fountain Drive, 3609 Green Meadows Drive, 2308 Hikes Lane, 2244 & 2226 Liverpool Lane	Louisville	KY	40218	Jefferson	1	Multifamily	Garden	1961-1965	2010-2011	596
28	Barclays	Freeway Business Park	5156-5178 Sinclair Road and 800-1030 Freeway Drive North	Columbus	OH	43229	Franklin	1	Mixed Use	Industrial/Office	1971, 1974, 1983, 2012		527,732
29	Barclays	Shops at Gun Hill Road - Home Depot	1806 East Gun Hill Road	Bronx	NY	10469	Bronx	1	Retail	Freestanding	1997		132,000
30	KeyBank	Homewood Suites - Miami	5500 Blue Lagoon Drive	Miami	FL	33126	Miami-Dade	1	Hotel	Extended Stay	2000	2008	159
31	Barclays	Park 50	100 Techne Center Drive	Milford	OH	45246	Clermont	1	Office	Suburban	1979-1987		424,293
32	KeyBank	Bluerock Net Lease Portfolio	Various	Various	Various	Various	Various	6	Various	Various	Various		55,907
32.01	KeyBank	Walgreens - Abilene	991 North Willis Street	Abilene	TX	79603	Taylor	1	Retail	Freestanding	2004		14,560
32.02	KeyBank	Walgreens - Haltom	3301 Denton Highway	Haltom City	TX	76117	Tarrant	1	Retail	Freestanding	1998		13,905
32.03	KeyBank	TCF Bank - Ground Lease	2301 North Harlem Avenue	Chicago	IL	60707	Cook	1	Other	Leased Fee	2004		4,068
32.04	KeyBank	Applebee’s - Jonesboro	6767 Tara Boulevard	Jonesboro	GA	30236	Clayton	1	Retail	Freestanding	2004		5,346
32.05	KeyBank	Dollar General - East Hartford	1380 Main Street	East Hartford	CT	06108	Hartford	1	Retail	Freestanding	2013		9,002
32.06	KeyBank	Dollar General - Jacksonville	13807 North Main Street	Jacksonville	FL	32218	Duval	1	Retail	Freestanding	2012		9,026
33	AMF II	Courtyard Paramus	320 Route 17 North	Paramus	NJ	07652	Bergen	1	Hotel	Limited Service	2007		154
34	Barclays	Pipeline Village East & West	1301-1305 & 1323-1343 West Pipeline Road	Hurst	TX	76053	Tarrant	1	Retail	Anchored	1980	1999	132,181
35	Barclays	Rosedale Marketplace	2401 & 2439 Fairview Avenue North	Ramsey	MN	55113	Ramsey	1	Retail	Anchored	1989		162,251
36	KeyBank	GSA Building - Jersey City	325 West Side Avenue	Jersey City	NJ	07305	Hudson	1	Office	CBD	2012		41,477
37	Barclays	LA Fitness Houston Portfolio	Various	Houston	TX	Various	Harris	2	Retail	Freestanding	Various		90,000
37.01	Barclays	LA Fitness - Energy Corridor	1555 Eldridge Parkway	Houston	TX	77077	Harris	1	Retail	Freestanding	2006		45,000
37.02	Barclays	LA Fitness - West Oaks	9025 Highway 6 South	Houston	TX	77083	Harris	1	Retail	Freestanding	2005		45,000
38	Barclays	North East Commerce Center	4 Center Drive	North East	MD	21901	Cecil	1	Industrial	Warehouse	1997		345,600
39	JPMCB	Peachtree Industrial Park	5755, 5765 & 5775 Peachtree Industrial Boulevard	Norcross	GA	30092	Gwinnett	1	Mixed Use	Industrial/Office	1997	2008	170,000
40	AMF II	Safeway at Conifer Town Center	27102, 27122, 27132, 27142, 27152 & 27182 Main Street	Conifer	CO	80433	Jefferson	1	Retail	Anchored	2006		65,800
41	AMF II	TownePlace Suites - BWI	1171 Winterson Road	Linthicum	MD	21090	Anne Arundel	1	Hotel	Extended Stay	2007		136
42	AMF II	Villas by the Lake Apartments	1 Lakeview Way	Jonesboro	GA	30238	Clayton	1	Multifamily	Garden	2003		256
43	Barclays	Holiday Inn Express - Flowood	112 Ridge Way	Flowood	MS	39232	Rankin	1	Hotel	Limited Service	2006		100
44	JPMCB	626 West Jackson	626 West Jackson Boulevard	Chicago	IL	60661	Cook	1	Office	CBD	1910	2009	63,876
45	JPMCB	Marquis Williamsburg	100 & 120 Gristmill Plaza	Williamsburg	VA	23185	York	1	Retail	Anchored	2007		134,911
46	AMF II	Vero Green Apartments	2650 69th Terrace	Vero Beach	FL	32966	Indian River	1	Multifamily	Garden	2001		172
47	Barclays	Carbon Plaza	1241 Blakeslee Boulevard	Lehighton	PA	18235	Carbon	1	Retail	Anchored	1971		209,559
48	AMF II	Midtown Shopping Center	711 12th Street	Ashland	KY	41101	Boyd	1	Retail	Anchored	1970	1994	153,822
49	Barclays	Huntsville Plaza	5900 University Drive	Huntsville	AL	35806	Madison	1	Retail	Anchored	1996	2010, 2011	82,174
50	AMF II	Valley View Business Center II	6280 South Valley View Boulevard	Las Vegas	NV	89118	Clark	1	Industrial	Flex	2000		105,322

A-1-1

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)
51	Barclays	Glendale Medical Office Building	28595 Orchard Lake Road	Farmington Hills	MI	48334	Oakland	1	Office	Medical	1990		44,267
52	AMF II	Staybridge Suites Reno	10559 Professional Circle	Reno	NV	89521	Washoe	1	Hotel	Extended Stay	2008		94
53	AMF II	Town Center I & II	10910, 10930, 10990 & 11010 Foothill Avenue	Rancho Cucamonga	CA	91730	San Bernardino	1	Retail	Anchored	1995-1996		89,563
54	AMF II	Lincoln at Ivy Hills Apartments	1510 Nob Lane	Pontiac	MI	48340	Oakland	1	Multifamily	Garden	1973		351
55	Barclays	West Phoenix Mobile Home Park Portfolio	Various	Avondale	AZ	85323	Maricopa	2	Manufactured Housing	Manufactured Housing	Various		198
55.01	Barclays	Wigman Villa Mobile Home Park	805 North Dysart Road	Avondale	AZ	85323	Maricopa	1	Manufactured Housing	Manufactured Housing	1973		123
55.02	Barclays	Estrella Villa Mobile Home Park	1221 North Dysart Road	Avondale	AZ	85323	Maricopa	1	Manufactured Housing	Manufactured Housing	1984		75
56	Barclays	Monroe Center	2145-2157 North Telegraph Road	Monroe	MI	48162	Monroe	1	Retail	Anchored	1992	2010	143,530
57	AMF II	Edgebrook Center	1175 Edgebrook Drive	Houston	TX	77034	Harris	1	Retail	Anchored	1964	1992	69,439
58	Barclays	January Lane Townhomes	Calendar Court and Homewood Lane	Grand Prairie	TX	75050	Dallas and Tarrant	1	Multifamily	Garden	2008-2012		55
59	Barclays	South Towne Retail	2305-2355 West Broadway	Monona	WI	53713	Dane	1	Retail	Anchored	1985, 1990, 1997, 2000		103,950
60	AMF II	Foothill Crossing	12365-12401 Foothill Boulevard	Rancho Cucamonga	CA	91739	San Bernardino	1	Retail	Unanchored	2007		28,951
61	KeyBank	Keep It Self Storage	4444 Vineland Avenue	North Hollywood	CA	91602	Los Angeles	1	Self Storage	Self Storage	1999		769
62	Barclays	362 4th Avenue	362 4th Avenue	Brooklyn	NY	11215	Kings	1	Office	Medical	1971		9,525
63	AMF II	Holiday Inn Express Georgetown	431 North Interstate Highway 35	Georgetown	TX	78628	Williamson	1	Hotel	Limited Service	2010		74
64	AMF II	Solana Shopping Center	903-907 West Alameda Street	Santa Fe	NM	87501	Santa Fe	1	Retail	Anchored	1962	2005	45,068
65	Barclays	5260 North Clark Street	5260 North Clark Street	Chicago	IL	60640	Cook	1	Mixed Use	Retail/Office	1931	2009	27,879
66	KeyBank	Walgreens - Bonner Springs	550 South 129th Street	Bonner Springs	KS	66012	Wyandotte	1	Retail	Freestanding	2010		14,820
67	AMF II	Lagoons MHC	600 Enterprise Boulevard	Rockport	TX	78382	Aransas	1	Manufactured Housing	Manufactured Housing	1997		301
68	Barclays	Walgreens - Elgin	1700 Larkin Avenue	Elgin	IL	60123	Kane	1	Retail	Freestanding	2002		14,490
69	Barclays	130 South Bemiston Avenue	130 South Bemiston Avenue	Clayton	MO	63105	Saint Louis	1	Office	CBD	1964	2008	73,969
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	1800 East Gun Hill Road	Bronx	NY	10469	Bronx	1	Retail	Freestanding	1997	2003	15,000
71	AMF II	Holland Crossing Apartments	2250 Perrysburg Holland Road	Maumee	OH	43537	Lucas	1	Multifamily	Garden	1970	2012	128
72	KeyBank	Marketplace of Americus	1206 Crawford Street	Americus	GA	31709	Sumter	1	Retail	Anchored	2008		64,718
73	KeyBank	Walgreens - Waynesboro	400 South Liberty Street	Waynesboro	GA	30830	Burke	1	Retail	Freestanding	2008		13,650
74	Barclays	Heritage Medical Park	8926 Woodyard Road	Clinton	MD	20735	Prince George’s	1	Office	Medical	1985	2007, 2009	33,161
75	Barclays	Tempe Corporate Centre	4515 South McClintock Drive	Tempe	AZ	85282	Maricopa	1	Office	Suburban	1986		50,578
76	Barclays	Warner Robins MHC	918 Collins Avenue	Warner Robins	GA	31093	Houston	1	Manufactured Housing	Manufactured Housing	1977-1990		225
77	Barclays	St. Paul Building	125 Saint Pauls Boulevard	Norfolk	VA	23510	Norfolk City	1	Office	CBD	1984		42,300

A-1-2

ANNEX A-1

										Original		Current						Net
			Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)
1	JPMCB	Legacy Place	Square Feet	94.9%	02/27/13	365,000,000	03/11/13	54.8%	125,000,000	414	125,000,000	414	9.3%	No	No	3.99000	0.01805	3.97195
2	JPMCB	Americold Cold Storage Portfolio	Square Feet	74.5%	12/31/12	430,140,000	Various	51.0%	110,000,000	61	109,791,788	61	8.2%	No	No	3.81113	0.00980	3.80133
2.01	JPMCB	Salem	Square Feet	75.1%	12/31/12	56,200,000	02/18/13		15,275,000		15,246,087		1.1%
2.02	JPMCB	Plover	Square Feet	91.7%	12/31/12	49,000,000	02/18/13		13,305,000		13,279,816		1.0%
2.03	JPMCB	Hermiston	Square Feet	75.8%	12/31/12	46,800,000	02/18/13		12,745,000		12,720,876		0.9%
2.04	JPMCB	Moses Lake	Square Feet	83.0%	12/31/12	43,300,000	02/18/13		11,780,000		11,757,702		0.9%
2.05	JPMCB	Fremont	Square Feet	88.0%	12/31/12	38,400,000	02/18/13		10,475,000		10,455,173		0.8%
2.06	JPMCB	Gadsden	Square Feet	78.8%	12/31/12	36,100,000	02/18/13		9,080,000		9,062,813		0.7%
2.07	JPMCB	Tomah	Square Feet	60.5%	12/31/12	27,300,000	02/18/13		7,395,000		7,381,002		0.6%
2.08	JPMCB	Tarboro	Square Feet	72.2%	12/31/12	25,100,000	02/15/13		6,805,000		6,792,119		0.5%
2.09	JPMCB	Delhi	Square Feet	83.2%	12/31/12	29,300,000	02/21/13		6,160,000		6,148,340		0.5%
2.10	JPMCB	Burlington	Square Feet	74.1%	12/31/12	20,000,000	03/04/13		5,455,000		5,444,675		0.4%
2.11	JPMCB	Marshall	Square Feet	50.0%	12/31/12	17,600,000	02/20/13		4,095,000		4,087,249		0.3%
2.12	JPMCB	Springdale	Square Feet	88.3%	12/31/12	12,300,000	02/19/13		3,050,000		3,044,227		0.2%
2.13	JPMCB	Montgomery	Square Feet	83.2%	12/31/12	11,700,000	02/19/13		2,600,000		2,595,079		0.2%
2.14	JPMCB	Texarkana	Square Feet	53.6%	12/31/12	10,740,000	03/04/13		1,405,000		1,402,341		0.1%
2.15	JPMCB	Birmingham	Square Feet	44.1%	12/31/12	6,300,000	02/14/13		375,000		374,290		0.0%
3	JPMCB	IDS Center	Square Feet	89.0%	03/31/13	256,000,000	03/05/13	71.3%	90,000,000	129	90,000,000	129	6.7%	No	No	4.00000	0.01480	3.98520
4	Barclays	Southridge Mall	Square Feet	95.0%	03/19/13	181,000,000	05/13/13	69.1%	50,000,000	226	50,000,000	226	3.7%	No	1	3.85400	0.00980	3.84420
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	Units	97.3%	05/09/13	32,940,000	03/20/13	72.4%	23,850,000	38,436	23,850,000	38,436	1.8%	Yes	2	4.10000	0.01730	4.08270
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	Units	94.3%	05/09/13	31,550,000	03/20/13	72.4%	22,850,000	38,436	22,850,000	38,436	1.7%	Yes	2	4.10000	0.01730	4.08270
6.01	KeyBank	Windsor Place Apartments	Units	92.4%	05/09/13	22,900,000	03/20/13		16,585,261		16,585,261		1.2%
6.02	KeyBank	Pathways Apartments	Units	97.1%	05/09/13	8,650,000	03/20/13		6,264,739		6,264,739		0.5%
7	Barclays	Steelyard Commons Shopping Center	Square Feet	95.0%	04/03/13	57,400,000	02/16/13	69.7%	40,000,000	151	40,000,000	151	3.0%	No	No	4.17700	0.00980	4.16720
8	JPMCB	Sunset Tower Hotel	Rooms	83.9%	04/30/13	62,500,000	03/13/13	59.2%	37,000,000	456,790	37,000,000	456,790	2.8%	No	No	4.05000	0.00980	4.04020
9	JPMCB	408-416 Fulton Street	Square Feet	100.0%	03/01/13	60,000,000	04/01/13	58.3%	35,000,000	633	35,000,000	633	2.6%	No	No	3.80000	0.00980	3.79020
10	Barclays	Liberty Tree Mall & Strip Center	Square Feet	98.0%	02/12/13	75,000,000	04/04/13	46.6%	35,000,000	78	34,947,409	78	2.6%	No	1	3.41450	0.00980	3.40470
11	Barclays	PNC Center	Square Feet	82.6%	03/01/13	45,000,000	03/13/13	72.4%	32,600,000	110	32,558,030	110	2.4%	No	3	4.15000	0.00980	4.14020
12	Barclays	Mission Grove Shopping Center	Square Feet	90.6%	05/01/13	66,100,000	04/02/13	46.9%	31,000,000	88	31,000,000	88	2.3%	No	No	4.02000	0.00980	4.01020
13	JPMCB	Shelbyville Road Plaza Phase II	Square Feet	90.8%	04/01/13	36,500,000	02/15/13	74.4%	27,150,000	170	27,150,000	170	2.0%	No	No	3.96000	0.00980	3.95020
14	JPMCB	Sava Holdings IHG Portfolio	Rooms	82.1%	03/31/13	39,400,000	Various	66.0%	26,000,000	60,606	26,000,000	60,606	1.9%	No	No	3.83260	0.00980	3.82280
14.01	JPMCB	Candlewood Suites DFW South	Rooms	91.9%	03/31/13	15,500,000	03/18/13		11,500,000		11,500,000		0.9%
14.02	JPMCB	Staybridge Suites Plano/Richardson	Rooms	80.7%	03/31/13	11,700,000	03/20/13		7,500,000		7,500,000		0.6%
14.03	JPMCB	Holiday Inn DFW Airport South	Rooms	71.3%	03/31/13	12,200,000	03/19/13		7,000,000		7,000,000		0.5%
15	JPMCB	Links at Georgetown	Units	91.9%	03/13/13	34,600,000	03/25/13	73.8%	25,550,000	70,972	25,550,000	70,972	1.9%	No	No	3.95000	0.00980	3.94020
16	AMF II	Chelsmore Multifamily Portfolio	Units	100.0%	05/01/13	48,700,000	04/22/13	51.1%	24,900,000	104,184	24,900,000	104,184	1.9%	No	No	4.33200	0.00980	4.32220
16.01	AMF II	315-325 West 30th Street	Units	100.0%	05/01/13	19,400,000	04/22/13		9,900,000		9,900,000		0.7%
16.02	AMF II	139 West 14th Street	Units	100.0%	05/01/13	8,800,000	04/22/13		4,500,000		4,500,000		0.3%
16.03	AMF II	251 West 15th Street	Units	100.0%	05/01/13	4,800,000	04/22/13		2,500,000		2,500,000		0.2%
16.04	AMF II	131-133 West 15th Street	Units	100.0%	05/01/13	4,700,000	04/22/13		2,400,000		2,400,000		0.2%
16.05	AMF II	351 West 29th Street	Units	100.0%	05/01/13	3,900,000	04/22/13		2,000,000		2,000,000		0.1%
16.06	AMF II	78 Washington Place	Units	100.0%	05/01/13	3,600,000	04/22/13		1,800,000		1,800,000		0.1%
16.07	AMF II	140 West 15th Street	Units	100.0%	05/01/13	3,500,000	04/22/13		1,800,000		1,800,000		0.1%
17	Barclays	Healthspring Operational Headquarters	Square Feet	100.0%	06/06/13	36,500,000	03/12/13	64.6%	23,660,000	139	23,596,546	138	1.8%	No	No	4.17500	0.00980	4.16520
18	JPMCB	DoubleTree - Chicago Northshore	Rooms	76.1%	03/31/13	44,000,000	03/14/13	53.3%	23,500,000	63,686	23,467,614	63,598	1.7%	No	No	3.83160	0.00980	3.82180
19	Barclays	211 Fort Washington	Square Feet	84.1%	03/29/13	39,000,000	04/25/13	59.0%	23,000,000	51	23,000,000	51	1.7%	No	No	4.95800	0.00980	4.94820
20	JPMCB	Candleton Village	Units	93.6%	05/06/13	26,550,000	04/03/13	77.6%	20,600,000	65,815	20,600,000	65,815	1.5%	No	No	4.12000	0.03980	4.08020
21	JPMCB	The Element Apartments	Units	95.6%	04/22/13	27,700,000	04/17/13	73.1%	20,250,000	68,878	20,250,000	68,878	1.5%	No	No	4.14800	0.03730	4.11070
22	Barclays	Courtyard Houston Medical Center	Rooms	73.0%	12/31/12	34,800,000	03/14/13	57.4%	20,000,000	101,523	19,974,458	101,393	1.5%	No	No	4.18700	0.00980	4.17720
23	JPMCB	Cedar Hill Crossing	Square Feet	94.7%	03/31/13	26,000,000	09/25/12	73.8%	19,200,000	102	19,200,000	102	1.4%	No	No	4.50000	0.00980	4.49020
24	KeyBank	Northway Center	Square Feet	93.0%	04/29/13	29,000,000	04/04/13	64.1%	18,600,000	88	18,600,000	88	1.4%	No	No	3.95000	0.01730	3.93270
25	AMF II	Santa Monica Physicians Center	Square Feet	94.8%	05/21/13	25,900,000	04/20/13	69.5%	18,000,000	485	18,000,000	485	1.3%	No	No	4.16000	0.00980	4.15020
26	Barclays	Bridgeport Center	Square Feet	87.9%	02/01/13	24,000,000	03/14/13	73.5%	17,650,000	99	17,650,000	99	1.3%	No	No	3.89200	0.00980	3.88220
27	Barclays	Fountain Square Apartment Portfolio	Units	95.5%	04/16/13	23,250,000	04/24/13	74.2%	17,250,000	28,943	17,250,000	28,943	1.3%	No	No	4.22000	0.00980	4.21020
28	Barclays	Freeway Business Park	Square Feet	95.3%	04/15/13	22,900,000	03/28/13	74.2%	17,000,000	32	17,000,000	32	1.3%	No	No	4.29500	0.00980	4.28520
29	Barclays	Shops at Gun Hill Road - Home Depot	Square Feet	100.0%	06/06/13	35,000,000	03/25/13	48.4%	17,000,000	129	16,955,256	128	1.3%	No	4	4.27000	0.00980	4.26020
30	KeyBank	Homewood Suites - Miami	Rooms	87.8%	12/31/12	29,360,000	03/04/13	57.7%	17,000,000	106,918	16,935,844	106,515	1.3%	No	No	4.02000	0.01730	4.00270
31	Barclays	Park 50	Square Feet	71.9%	04/05/13	21,000,000	04/04/13	69.0%	14,500,000	34	14,500,000	34	1.1%	No	No	4.61600	0.00980	4.60620
32	KeyBank	Bluerock Net Lease Portfolio	Square Feet	100.0%	Various	19,130,000	Various	73.2%	14,010,000	251	14,010,000	251	1.0%	No	No	4.15000	0.01730	4.13270
32.01	KeyBank	Walgreens - Abilene	Square Feet	100.0%	04/29/13	5,040,000	02/10/13		3,600,000		3,600,000		0.3%
32.02	KeyBank	Walgreens - Haltom	Square Feet	100.0%	04/29/13	4,740,000	02/02/13		3,295,000		3,295,000		0.2%
32.03	KeyBank	TCF Bank - Ground Lease	Square Feet	100.0%	04/29/13	3,150,000	03/20/13		2,290,000		2,290,000		0.2%
32.04	KeyBank	Applebee’s - Jonesboro	Square Feet	100.0%	04/29/13	2,850,000	03/05/13		2,250,000		2,250,000		0.2%
32.05	KeyBank	Dollar General - East Hartford	Square Feet	100.0%	05/01/13	1,800,000	05/02/13		1,400,000		1,400,000		0.1%
32.06	KeyBank	Dollar General - Jacksonville	Square Feet	100.0%	04/29/13	1,550,000	02/08/13		1,175,000		1,175,000		0.1%
33	AMF II	Courtyard Paramus	Rooms	73.7%	03/31/13	20,300,000	03/11/13	68.9%	14,000,000	90,909	13,977,367	90,762	1.0%	No	No	4.73000	0.00980	4.72020
34	Barclays	Pipeline Village East & West	Square Feet	100.0%	02/28/13	16,900,000	03/01/13	72.8%	12,337,000	93	12,304,722	93	0.9%	No	No	4.30000	0.00980	4.29020
35	Barclays	Rosedale Marketplace	Square Feet	81.5%	03/31/13	18,200,000	04/04/13	67.5%	12,300,000	76	12,283,992	76	0.9%	No	No	4.10000	0.00980	4.09020
36	KeyBank	GSA Building - Jersey City	Square Feet	100.0%	05/01/13	18,400,000	04/23/13	64.1%	11,800,000	284	11,800,000	284	0.9%	No	No	4.21000	0.01730	4.19270
37	Barclays	LA Fitness Houston Portfolio	Square Feet	100.0%	06/06/13	17,950,000	04/15/13	64.1%	11,500,000	128	11,500,000	128	0.9%	No	No	4.66000	0.05980	4.60020
37.01	Barclays	LA Fitness - Energy Corridor	Square Feet	100.0%	06/06/13	9,760,000	04/15/13		6,252,925		6,252,925		0.5%
37.02	Barclays	LA Fitness - West Oaks	Square Feet	100.0%	06/06/13	8,190,000	04/15/13		5,247,075		5,247,075		0.4%
38	Barclays	North East Commerce Center	Square Feet	100.0%	02/01/13	20,100,000	03/08/13	53.7%	10,800,000	31	10,800,000	31	0.8%	No	No	3.96500	0.00980	3.95520
39	JPMCB	Peachtree Industrial Park	Square Feet	92.5%	02/28/13	14,500,000	03/25/13	73.1%	10,600,000	62	10,600,000	62	0.8%	No	No	4.10100	0.04980	4.05120
40	AMF II	Safeway at Conifer Town Center	Square Feet	100.0%	06/06/13	13,700,000	04/23/13	73.0%	10,000,000	152	10,000,000	152	0.7%	No	No	4.27000	0.00980	4.26020
41	AMF II	TownePlace Suites - BWI	Rooms	71.6%	03/31/13	15,320,000	04/02/13	63.5%	9,750,000	71,691	9,732,538	71,563	0.7%	No	No	4.14000	0.00980	4.13020
42	AMF II	Villas by the Lake Apartments	Units	96.1%	05/20/13	14,200,000	04/25/13	66.9%	9,500,000	37,109	9,500,000	37,109	0.7%	No	No	4.01800	0.00980	4.00820
43	Barclays	Holiday Inn Express - Flowood	Rooms	72.4%	03/31/13	14,000,000	04/23/13	64.0%	8,970,000	89,700	8,955,292	89,553	0.7%	No	No	4.65000	0.05980	4.59020
44	JPMCB	626 West Jackson	Square Feet	99.5%	02/01/13	11,900,000	03/11/13	72.3%	8,600,000	135	8,600,000	135	0.6%	No	No	3.96000	0.00980	3.95020
45	JPMCB	Marquis Williamsburg	Square Feet	100.0%	04/03/13	14,300,000	04/12/13	59.8%	8,556,000	63	8,556,000	63	0.6%	No	No	3.90000	0.00980	3.89020
46	AMF II	Vero Green Apartments	Units	98.8%	05/13/13	11,900,000	04/30/13	71.4%	8,500,000	49,419	8,500,000	49,419	0.6%	No	No	4.26200	0.00980	4.25220
47	Barclays	Carbon Plaza	Square Feet	99.8%	04/18/13	14,850,000	04/29/13	57.2%	8,500,000	41	8,500,000	41	0.6%	No	No	4.12500	0.05980	4.06520
48	AMF II	Midtown Shopping Center	Square Feet	81.0%	04/24/13	11,450,000	03/14/13	73.9%	8,475,000	55	8,465,034	55	0.6%	No	No	4.56000	0.00980	4.55020
49	Barclays	Huntsville Plaza	Square Feet	90.0%	02/05/13	11,000,000	02/24/13	73.6%	8,100,000	99	8,100,000	99	0.6%	No	No	4.35000	0.00980	4.34020
50	AMF II	Valley View Business Center II	Square Feet	100.0%	04/27/13	10,000,000	03/15/13	74.9%	7,500,000	71	7,490,399	71	0.6%	No	No	4.17600	0.00980	4.16620

A-1-3

ANNEX A-1

										Original		Current						Net
			Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage
Loan #	Seller(1)	Property Name	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)
51	Barclays	Glendale Medical Office Building	Square Feet	94.1%	04/01/13	10,200,000	03/14/13	68.6%	7,000,000	158	7,000,000	158	0.5%	No	No	4.30000	0.00980	4.29020
52	AMF II	Staybridge Suites Reno	Rooms	69.0%	02/28/13	10,400,000	02/05/13	66.0%	6,880,000	73,191	6,868,449	73,069	0.5%	No	No	4.51500	0.00980	4.50520
53	AMF II	Town Center I & II	Square Feet	86.0%	05/16/13	12,300,000	04/04/13	54.5%	6,700,000	75	6,700,000	75	0.5%	No	No	4.63500	0.00980	4.62520
54	AMF II	Lincoln at Ivy Hills Apartments	Units	94.0%	05/02/13	8,200,000	04/04/13	75.0%	6,150,000	17,521	6,150,000	17,521	0.5%	No	No	4.42000	0.00980	4.41020
55	Barclays	West Phoenix Mobile Home Park Portfolio	Pads	88.4%	05/08/13	7,730,000	03/29/13	74.8%	5,785,000	29,217	5,785,000	29,217	0.4%	No	No	4.22000	0.00980	4.21020
55.01	Barclays	Wigman Villa Mobile Home Park	Pads	87.0%	05/08/13	4,800,000	03/29/13		3,592,238		3,592,238		0.3%
55.02	Barclays	Estrella Villa Mobile Home Park	Pads	90.7%	05/08/13	2,930,000	03/29/13		2,192,762		2,192,762		0.2%
56	Barclays	Monroe Center	Square Feet	100.0%	03/20/13	7,600,000	03/16/13	73.9%	5,624,000	39	5,616,838	39	0.4%	No	No	4.20000	0.00980	4.19020
57	AMF II	Edgebrook Center	Square Feet	100.0%	04/10/13	7,270,000	03/20/13	74.9%	5,450,000	78	5,443,533	78	0.4%	No	No	4.52000	0.00980	4.51020
58	Barclays	January Lane Townhomes	Units	100.0%	05/09/13	7,220,000	04/02/13	74.8%	5,400,000	98,182	5,400,000	98,182	0.4%	No	No	4.67300	0.04980	4.62320
59	Barclays	South Towne Retail	Square Feet	92.5%	04/17/13	8,400,000	03/09/13	63.1%	5,300,000	51	5,300,000	51	0.4%	No	No	4.48500	0.00980	4.47520
60	AMF II	Foothill Crossing	Square Feet	68.9%	04/29/13	9,600,000	04/11/13	54.0%	5,200,000	180	5,179,764	179	0.4%	No	No	4.17000	0.00980	4.16020
61	KeyBank	Keep It Self Storage	Units	76.1%	03/31/13	10,950,000	03/29/13	46.5%	5,100,000	6,632	5,093,576	6,624	0.4%	No	No	4.25000	0.01730	4.23270
62	Barclays	362 4th Avenue	Square Feet	100.0%	06/06/13	7,200,000	03/22/13	69.4%	5,000,000	525	5,000,000	525	0.4%	No	No	4.26500	0.00980	4.25520
63	AMF II	Holiday Inn Express Georgetown	Rooms	61.4%	12/31/12	7,800,000	02/08/13	58.2%	4,550,000	61,486	4,542,461	61,385	0.3%	No	No	4.59000	0.04980	4.54020
64	AMF II	Solana Shopping Center	Square Feet	84.7%	05/09/13	6,100,000	04/08/13	74.0%	4,514,000	100	4,514,000	100	0.3%	No	No	4.72500	0.00980	4.71520
65	Barclays	5260 North Clark Street	Square Feet	100.0%	04/17/13	6,600,000	03/20/13	68.1%	4,500,000	161	4,494,815	161	0.3%	No	No	4.65000	0.00980	4.64020
66	KeyBank	Walgreens - Bonner Springs	Square Feet	100.0%	03/20/13	6,650,000	03/07/13	65.8%	4,390,000	296	4,378,987	295	0.3%	No	5	4.51000	0.01730	4.49270
67	AMF II	Lagoons MHC	Pads	63.5%	04/30/13	6,400,000	04/04/13	65.3%	4,180,000	13,887	4,180,000	13,887	0.3%	No	No	4.77500	0.05980	4.71520
68	Barclays	Walgreens - Elgin	Square Feet	100.0%	06/01/13	6,670,000	04/18/13	62.4%	4,165,000	287	4,165,000	287	0.3%	No	No	4.17500	0.00980	4.16520
69	Barclays	130 South Bemiston Avenue	Square Feet	90.9%	05/01/13	5,900,000	03/12/13	67.7%	4,000,000	54	3,994,850	54	0.3%	No	3	4.15000	0.00980	4.14020
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	Square Feet	100.0%	06/06/13	6,350,000	03/25/13	62.8%	4,000,000	267	3,989,617	266	0.3%	No	4	4.34000	0.00980	4.33020
71	AMF II	Holland Crossing Apartments	Units	96.9%	03/28/13	5,500,000	03/28/13	68.2%	3,750,000	29,297	3,750,000	29,297	0.3%	No	No	4.45500	0.04980	4.40520
72	KeyBank	Marketplace of Americus	Square Feet	95.7%	03/21/13	5,200,000	02/23/13	69.6%	3,630,000	56	3,621,003	56	0.3%	No	No	4.57000	0.01730	4.55270
73	KeyBank	Walgreens - Waynesboro	Square Feet	100.0%	04/08/13	5,460,000	04/21/13	66.3%	3,618,000	265	3,618,000	265	0.3%	No	5	4.52000	0.01730	4.50270
74	Barclays	Heritage Medical Park	Square Feet	100.0%	03/27/13	6,900,000	03/08/13	49.3%	3,400,000	103	3,400,000	103	0.3%	No	No	4.70000	0.00980	4.69020
75	Barclays	Tempe Corporate Centre	Square Feet	81.9%	04/08/13	4,000,000	03/25/13	69.0%	2,760,000	55	2,760,000	55	0.2%	No	No	4.69000	0.00980	4.68020
76	Barclays	Warner Robins MHC	Pads	96.4%	03/31/13	3,600,000	02/07/13	66.7%	2,400,000	10,667	2,400,000	10,667	0.2%	No	No	6.00000	0.00980	5.99020
77	Barclays	St. Paul Building	Square Feet	83.6%	02/01/13	3,150,000	03/20/13	51.9%	1,640,000	39	1,636,084	39	0.1%	No	No	4.70000	0.00980	4.69020

A-1-4

ANNEX A-1

				Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period
Loan #	Seller(1)	Property Name	Accrual Type	Service ($)(9)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)
1	JPMCB	Legacy Place	Actual/360	596,048.71	7,152,584.48	04/16/13	06/01/13	05/01/16	06/01/16	119	360	36	1	1	0	0
2	JPMCB	Americold Cold Storage Portfolio	Actual/360	569,210.74	6,830,528.82	05/01/13	06/01/13			119	299	0	1	1	0	0
2.01	JPMCB	Salem
2.02	JPMCB	Plover
2.03	JPMCB	Hermiston
2.04	JPMCB	Moses Lake
2.05	JPMCB	Fremont
2.06	JPMCB	Gadsden
2.07	JPMCB	Tomah
2.08	JPMCB	Tarboro
2.09	JPMCB	Delhi
2.10	JPMCB	Burlington
2.11	JPMCB	Marshall
2.12	JPMCB	Springdale
2.13	JPMCB	Montgomery
2.14	JPMCB	Texarkana
2.15	JPMCB	Birmingham
3	JPMCB	IDS Center	Actual/360	429,673.77	5,156,085.24	04/25/13	06/01/13	05/01/15	06/01/15	119	360	24	1	1	0	0
4	Barclays	Southridge Mall	Actual/360	234,518.35	2,814,220.18	05/22/13	07/06/13	06/06/15	07/06/15	120	360	24	0	6	0	0
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	Actual/360	115,242.81	1,382,913.72	05/20/13	07/01/13	06/01/14	07/01/14	60	360	12	0	1	0	0
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	Actual/360	110,410.83	1,324,929.96	05/20/13	07/01/13	06/01/14	07/01/14	60	360	12	0	1	0	0
6.01	KeyBank	Windsor Place Apartments
6.02	KeyBank	Pathways Apartments
7	Barclays	Steelyard Commons Shopping Center	Actual/360	195,070.28	2,340,843.36	04/12/13	06/06/13	05/06/14	06/06/14	59	360	12	1	6	0	0
8	JPMCB	Sunset Tower Hotel	Actual/360	177,711.87	2,132,542.44	04/23/13	06/01/13	05/01/15	06/01/15	83	360	24	1	1	0	0
9	JPMCB	408-416 Fulton Street	Actual/360	112,372.69	1,348,472.22	05/01/13	06/05/13			119	0	120	1	5	0	5
10	Barclays	Liberty Tree Mall & Strip Center	Actual/360	155,499.97	1,865,999.64	04/24/13	06/06/13			119	359	0	1	6	0	0
11	Barclays	PNC Center	Actual/360	158,469.68	1,901,636.16	04/25/13	06/06/13			119	359	0	1	6	0	0
12	Barclays	Mission Grove Shopping Center	Actual/360	148,356.40	1,780,276.80	05/23/13	07/06/13	06/06/18	07/06/18	120	360	60	0	6	0	0
13	JPMCB	Shelbyville Road Plaza Phase II	Actual/360	128,992.94	1,547,915.28	04/30/13	06/01/13	05/01/14	06/01/14	107	360	12	1	1	0	0
14	JPMCB	Sava Holdings IHG Portfolio	Actual/360	121,631.92	1,459,583.04	05/23/13	07/01/13			60	360	0	0	1	0	0
14.01	JPMCB	Candlewood Suites DFW South
14.02	JPMCB	Staybridge Suites Plano/Richardson
14.03	JPMCB	Holiday Inn DFW Airport South
15	JPMCB	Links at Georgetown	Actual/360	121,244.26	1,454,931.12	04/26/13	06/01/13	05/01/17	06/01/17	119	360	48	1	1	0	5 (two per year)
16	AMF II	Chelsmore Multifamily Portfolio	Actual/360	123,691.31	1,484,295.72	05/23/13	07/06/13			120	360	0	0	6	0	0
16.01	AMF II	315-325 West 30th Street
16.02	AMF II	139 West 14th Street
16.03	AMF II	251 West 15th Street
16.04	AMF II	131-133 West 15th Street
16.05	AMF II	351 West 29th Street
16.06	AMF II	78 Washington Place
16.07	AMF II	140 West 15th Street
17	Barclays	Healthspring Operational Headquarters	Actual/360	115,356.49	1,384,277.88	04/10/13	05/06/13			118	358	0	2	6	0	0
18	JPMCB	DoubleTree - Chicago Northshore	Actual/360	109,923.14	1,319,077.68	04/08/13	06/01/13			59	359	0	1	1	0	0
19	Barclays	211 Fort Washington	Actual/360	151,256.69	1,815,080.28	05/24/13	07/06/13			120	240	0	0	6	0	0
20	JPMCB	Candleton Village	Actual/360	99,778.01	1,197,336.12	05/09/13	07/01/13	06/01/15	07/01/15	120	360	24	0	1	0	0
21	JPMCB	The Element Apartments	Actual/360	98,412.36	1,180,948.32	05/24/13	07/01/13	06/01/15	07/01/15	60	360	24	0	1	0	0
22	Barclays	Courtyard Houston Medical Center	Actual/360	97,651.74	1,171,820.88	04/25/13	06/06/13			119	359	0	1	6	0	0
23	JPMCB	Cedar Hill Crossing	Actual/360	97,283.58	1,167,402.96	12/26/12	02/01/13	07/01/15	08/01/15	115	360	30	5	1	0	0
24	KeyBank	Northway Center	Actual/360	88,263.93	1,059,167.16	05/01/13	06/01/13	05/01/14	06/01/14	119	360	12	1	1	5	0
25	AMF II	Santa Monica Physicians Center	Actual/360	87,603.37	1,051,240.44	05/23/13	07/06/13	06/06/14	07/06/14	120	360	12	0	6	0	0
26	Barclays	Bridgeport Center	Actual/360	83,168.57	998,022.84	04/04/13	05/06/13	04/06/15	05/06/15	118	360	24	2	6	0	0
27	Barclays	Fountain Square Apartment Portfolio	Actual/360	84,556.95	1,014,683.40	05/23/13	07/06/13			120	360	0	0	6	0	0
28	Barclays	Freeway Business Park	Actual/360	84,078.24	1,008,938.88	05/16/13	07/06/13			120	360	0	0	6	0	0
29	Barclays	Shops at Gun Hill Road - Home Depot	Actual/360	83,828.95	1,005,947.40	04/11/13	05/06/13			118	358	0	2	6	2	0
30	KeyBank	Homewood Suites - Miami	Actual/360	89,920.10	1,079,041.20	04/01/13	05/01/13			118	298	0	2	1	0	0
31	Barclays	Park 50	Actual/360	81,553.38	978,640.56	05/23/13	07/06/13			120	300	0	0	6	0	0
32	KeyBank	Bluerock Net Lease Portfolio	Actual/360	68,103.08	817,236.96	05/22/13	07/01/13			120	360	0	0	1	0	0
32.01	KeyBank	Walgreens - Abilene
32.02	KeyBank	Walgreens - Haltom
32.03	KeyBank	TCF Bank - Ground Lease
32.04	KeyBank	Applebee’s - Jonesboro
32.05	KeyBank	Dollar General - East Hartford
32.06	KeyBank	Dollar General - Jacksonville
33	AMF II	Courtyard Paramus	Actual/360	79,655.47	955,865.64	04/30/13	06/06/13			119	299	0	1	6	0	0
34	Barclays	Pipeline Village East & West	Actual/360	61,052.29	732,627.48	04/01/13	05/06/13			118	358	0	2	6	0	0
35	Barclays	Rosedale Marketplace	Actual/360	59,433.40	713,200.80	05/01/13	06/01/13			119	359	0	1	1	5	5
36	KeyBank	GSA Building - Jersey City	Actual/360	63,661.10	763,933.20	05/17/13	07/01/13			120	300	0	0	1	5	5
37	Barclays	LA Fitness Houston Portfolio	Actual/360	73,751.64	885,019.68	05/20/13	07/06/13			120	240	0	0	6	0	0
37.01	Barclays	LA Fitness - Energy Corridor
37.02	Barclays	LA Fitness - West Oaks
38	Barclays	North East Commerce Center	Actual/360	51,343.17	616,118.04	05/21/13	07/06/13			60	360	0	0	6	0	0
39	JPMCB	Peachtree Industrial Park	Actual/360	51,225.18	614,702.16	05/20/13	07/01/13			120	360	0	0	1	0	0
40	AMF II	Safeway at Conifer Town Center	Actual/360	49,311.15	591,733.80	05/21/13	07/06/13			120	360	0	0	6	0	0
41	AMF II	TownePlace Suites - BWI	Actual/360	52,220.77	626,649.24	05/01/13	06/06/13			119	299	0	1	6	5	0
42	AMF II	Villas by the Lake Apartments	Actual/360	45,453.09	545,437.08	05/22/13	07/06/13			60	360	0	0	6	0	0
43	Barclays	Holiday Inn Express - Flowood	Actual/360	50,624.95	607,499.40	04/30/13	06/06/13			119	299	0	1	6	0	0
44	JPMCB	626 West Jackson	Actual/360	40,859.64	490,315.68	05/07/13	07/01/13	06/01/14	07/01/14	120	360	12	0	1	0	5 (one per year)
45	JPMCB	Marquis Williamsburg	Actual/360	28,193.21	338,318.50	04/30/13	06/01/13			119	0	120	1	1	0	0
46	AMF II	Vero Green Apartments	Actual/360	41,874.63	502,495.56	05/21/13	07/06/13			120	360	0	0	6	0	0
47	Barclays	Carbon Plaza	Actual/360	41,195.23	494,342.76	05/22/13	07/06/13			120	360	0	0	6	0	0
48	AMF II	Midtown Shopping Center	Actual/360	43,244.25	518,931.00	04/30/13	06/06/13			119	359	0	1	6	0	0
49	Barclays	Huntsville Plaza	Actual/360	40,322.76	483,873.12	04/19/13	06/06/13	05/06/15	06/06/15	119	360	24	1	6	0	0
50	AMF II	Valley View Business Center II	Actual/360	36,571.31	438,855.72	05/06/13	06/06/13			119	359	0	1	6	0	0

A-1-5

ANNEX A-1

				Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period
Loan #	Seller(1)	Property Name	Accrual Type	Service ($)(9)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)
51	Barclays	Glendale Medical Office Building	Actual/360	34,641.00	415,692.00	05/01/13	07/01/13			119	360	0	0	1	5	5
52	AMF II	Staybridge Suites Reno	Actual/360	38,299.87	459,598.44	04/26/13	06/06/13			119	299	0	1	6	0	0
53	AMF II	Town Center I & II	Actual/360	34,487.46	413,849.52	05/22/13	07/06/13			120	360	0	0	6	0	0
54	AMF II	Lincoln at Ivy Hills Apartments	Actual/360	33,905.04	406,860.48	05/08/13	07/06/13			120	300	0	0	6	0	0
55	Barclays	West Phoenix Mobile Home Park Portfolio	Actual/360	28,357.21	340,286.52	05/21/13	07/06/13			120	360	0	0	6	0	0
55.01	Barclays	Wigman Villa Mobile Home Park
55.02	Barclays	Estrella Villa Mobile Home Park
56	Barclays	Monroe Center	Actual/360	27,502.33	330,027.96	05/03/13	06/06/13			119	359	0	1	6	0	0
57	AMF II	Edgebrook Center	Actual/360	27,679.15	332,149.80	04/11/13	06/06/13			119	359	0	1	6	0	0
58	Barclays	January Lane Townhomes	Actual/360	27,918.88	335,026.56	05/23/13	07/06/13			120	360	0	0	6	0	0
59	Barclays	South Towne Retail	Actual/360	26,807.10	321,685.20	05/17/13	07/06/13			120	360	0	0	6	0	0
60	AMF II	Foothill Crossing	Actual/360	38,908.27	466,899.24	05/03/13	06/06/13			119	179	0	1	6	0	0
61	KeyBank	Keep It Self Storage	Actual/360	25,088.93	301,067.16	05/01/13	06/01/13			119	359	0	1	1	0	0
62	Barclays	362 4th Avenue	Actual/360	24,640.92	295,691.04	05/23/13	07/06/13	06/06/16	07/06/16	120	360	36	0	6	0	0
63	AMF II	Holiday Inn Express Georgetown	Actual/360	25,523.37	306,280.44	04/16/13	06/06/13			119	299	0	1	6	0	0
64	AMF II	Solana Shopping Center	Actual/360	25,670.23	308,042.76	05/23/13	07/06/13			120	300	0	0	6	0	0
65	Barclays	5260 North Clark Street	Actual/360	23,203.67	278,444.04	05/07/13	06/06/13			119	359	0	1	6	0	0
66	KeyBank	Walgreens - Bonner Springs	Actual/360	22,269.58	267,234.96	04/01/13	05/01/13			118	358	0	2	1	0	0
67	AMF II	Lagoons MHC	Actual/360	21,867.89	262,414.68	05/23/13	07/06/13			120	360	0	0	6	0	0
68	Barclays	Walgreens - Elgin	Actual/360	22,388.85	268,666.20	05/13/13	07/01/13			120	300	0	0	1	0	5
69	Barclays	130 South Bemiston Avenue	Actual/360	19,444.13	233,329.56	04/23/13	06/06/13			119	359	0	1	6	0	0
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	Actual/360	19,888.92	238,667.04	04/11/13	05/06/13			118	358	0	2	6	2	0
71	AMF II	Holland Crossing Apartments	Actual/360	18,900.56	226,806.72	05/09/13	07/06/13			120	360	0	0	6	0	0
72	KeyBank	Marketplace of Americus	Actual/360	18,543.96	222,527.52	03/29/13	05/01/13			118	358	0	2	1	0	5
73	KeyBank	Walgreens - Waynesboro	Actual/360	18,374.89	220,498.68	05/16/13	07/01/13			120	360	0	0	1	0	0
74	Barclays	Heritage Medical Park	Actual/360	17,633.69	211,604.28	04/10/13	05/06/13	04/06/15	05/06/15	118	360	24	2	6	0	0
75	Barclays	Tempe Corporate Centre	Actual/360	14,297.82	171,573.84	05/23/13	07/01/13			120	360	0	0	1	0	5
76	Barclays	Warner Robins MHC	Actual/360	14,389.21	172,670.52	05/07/13	07/01/13			120	360	0	0	1	5	5
77	Barclays	St. Paul Building	Actual/360	10,553.34	126,640.08	05/01/13	06/01/13			119	239	0	1	1	5	5

A-1-6

ANNEX A-1

					Final	Maturity/ARD	Maturity	Prepayment	2010	2010	2010	2011	2011	2011
Loan #	Seller(1)	Property Name	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)(6)	LTV %(4)	Provision (Payments)(12)	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)
1	JPMCB	Legacy Place	05/01/23	No		108,094,265	47.4%	L(25),Grtr1%orYM(89),O(6)	19,456,474	9,004,625	10,451,849	23,233,816	9,665,134	13,568,682
2	JPMCB	Americold Cold Storage Portfolio	05/01/23	No		78,599,168	36.5%	L(25),Grtr1%orYM(88),O(7)	72,043,582	38,922,337	33,121,246	74,163,338	41,962,151	32,201,187
2.01	JPMCB	Salem				10,914,566			10,248,284	5,464,248	4,784,036	10,220,843	6,446,522	3,774,321
2.02	JPMCB	Plover				9,506,927			11,346,021	6,550,088	4,795,933	10,570,606	6,387,759	4,182,847
2.03	JPMCB	Hermiston				9,106,785			6,286,320	2,600,630	3,685,689	6,432,273	2,696,839	3,735,433
2.04	JPMCB	Moses Lake				8,417,256			7,162,364	3,057,931	4,104,433	6,839,291	3,280,057	3,559,233
2.05	JPMCB	Fremont				7,484,784			5,093,295	2,537,850	2,555,446	6,579,266	3,315,652	3,263,614
2.06	JPMCB	Gadsden				6,488,004			5,739,376	2,943,889	2,795,487	6,637,109	3,267,285	3,369,824
2.07	JPMCB	Tomah				5,284,008			3,664,723	1,227,697	2,437,026	3,597,160	1,259,055	2,338,106
2.08	JPMCB	Tarboro				4,862,430			5,046,373	2,402,043	2,644,330	4,648,811	2,357,791	2,291,021
2.09	JPMCB	Delhi				4,401,553			282,851	374,234	-91,383	2,963,472	1,987,348	976,124
2.10	JPMCB	Burlington				3,897,804			2,537,444	1,694,470	842,974	2,631,785	1,736,994	894,791
2.11	JPMCB	Marshall				2,926,033			3,206,886	1,747,461	1,459,425	3,211,218	1,749,252	1,461,966
2.12	JPMCB	Springdale				2,179,341			4,389,692	3,279,755	1,109,937	3,951,953	2,784,607	1,167,345
2.13	JPMCB	Montgomery				1,857,799			2,964,844	1,839,395	1,125,450	2,848,657	1,860,675	987,982
2.14	JPMCB	Texarkana				1,003,926			3,090,129	2,118,783	971,347	1,980,935	1,738,729	242,206
2.15	JPMCB	Birmingham				267,952			984,980	1,083,863	-98,883	1,049,959	1,093,585	-43,626
3	JPMCB	IDS Center	05/01/23	No		75,823,392	60.1%	L(25),Grtr1%orYM(92),O(3)	42,140,043	23,238,112	18,901,931	42,129,562	22,178,071	19,951,491
4	Barclays	Southridge Mall	06/06/23	No		41,947,629	57.9%	L(24),Def(92),O(4)	18,269,467	7,872,538	10,396,929	17,641,583	7,287,364	10,354,219
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	06/01/18	No		22,152,642	67.3%	L(24),Def(33),O(3)	4,011,470	2,166,998	1,844,472	4,305,320	1,908,944	2,396,376
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	06/01/18	No		21,223,810	67.3%	L(24),Def(33),O(3)	4,276,625	3,005,488	1,271,137	4,403,617	2,140,285	2,263,332
6.01	KeyBank	Windsor Place Apartments				15,404,921			2,836,669	1,788,328	1,048,341	2,839,365	1,460,914	1,378,451
6.02	KeyBank	Pathways Apartments				5,818,889			1,439,956	1,217,160	222,796	1,564,252	679,371	884,881
7	Barclays	Steelyard Commons Shopping Center	05/06/18	No		37,191,937	64.8%	L(25),Def(31),O(4)	8,034,349	4,211,890	3,822,459	7,989,283	4,068,164	3,921,119
8	JPMCB	Sunset Tower Hotel	05/01/20	No		33,612,677	53.8%	L(25),Grtr1%orYM(55),O(4)	11,351,768	9,590,962	1,760,806	12,920,421	10,042,919	2,877,502
9	JPMCB	408-416 Fulton Street	05/01/23	Yes	11/01/28	35,000,000	58.3%	L(25),Def(92),O(3)	2,678,830	751,252	1,927,578	3,562,510	904,181	2,658,329
10	Barclays	Liberty Tree Mall & Strip Center	05/06/23	No		27,203,625	36.3%	L(25),Def(88),O(7)	11,062,955	3,971,177	7,091,778	10,609,448	4,009,373	6,600,075
11	Barclays	PNC Center	05/06/23	No		26,036,377	57.9%	L(25),Def(91),O(4)	7,384,690	3,800,877	3,583,813	7,415,782	3,945,311	3,470,471
12	Barclays	Mission Grove Shopping Center	06/06/23	No		28,143,558	42.6%	L(24),Def(92),O(4)	5,357,245	1,374,234	3,983,011	5,471,631	1,655,377	3,816,254
13	JPMCB	Shelbyville Road Plaza Phase II	05/01/22	No		22,847,066	62.6%	L(13),Grtr1%orYM(91),O(4)	1,651,376	477,059	1,174,318	2,213,771	562,506	1,651,265
14	JPMCB	Sava Holdings IHG Portfolio	06/01/18	No		23,528,121	59.7%	L(25),Grtr1%orYM(32),O(3)				10,593,264	7,462,563	3,130,701
14.01	JPMCB	Candlewood Suites DFW South				10,406,669						3,324,570	1,831,850	1,492,720
14.02	JPMCB	Staybridge Suites Plano/Richardson				6,786,958						2,844,611	2,010,681	833,930
14.03	JPMCB	Holiday Inn DFW Airport South				6,334,494						4,424,083	3,620,031	804,052
15	JPMCB	Links at Georgetown	05/01/23	No		22,631,617	65.4%	L(25),Grtr1%orYM(91),O(4)	2,862,329	1,282,899	1,579,430	3,445,473	1,366,706	2,078,767
16	AMF II	Chelsmore Multifamily Portfolio	06/06/23	No		20,013,618	41.1%	L(24),Def(92),O(4)	3,202,656	1,113,990	2,088,666	3,404,810	1,300,051	2,104,759
16.01	AMF II	315-325 West 30th Street				7,957,222
16.02	AMF II	139 West 14th Street				3,616,919
16.03	AMF II	251 West 15th Street				2,009,399
16.04	AMF II	131-133 West 15th Street				1,929,023
16.05	AMF II	351 West 29th Street				1,607,520
16.06	AMF II	78 Washington Place				1,446,768
16.07	AMF II	140 West 15th Street				1,446,768
17	Barclays	Healthspring Operational Headquarters	04/06/23	No		18,912,290	51.8%	L(26),Def(91),O(3)				750,751	205,722	545,029
18	JPMCB	DoubleTree - Chicago Northshore	05/01/18	No		21,265,867	48.3%	L(25),Grtr1%orYM(32),O(3)	12,469,172	11,442,087	1,027,085	13,427,118	11,417,000	2,010,118
19	Barclays	211 Fort Washington	06/06/23	No		14,469,415	37.1%	L(24),Def(92),O(4)	7,421,094	4,278,803	3,142,291	8,628,536	4,491,539	4,136,997
20	JPMCB	Candleton Village	06/01/23	No		17,413,023	65.6%	L(25),Grtr1%orYM(92),O(3)				2,604,553	940,893	1,663,660
21	JPMCB	The Element Apartments	06/01/18	No		19,201,654	69.3%	L(25),Grtr1%orYM(32),O(3)				2,938,768	1,400,335	1,538,433
22	Barclays	Courtyard Houston Medical Center	05/06/23	No		15,994,270	46.0%	L(25),Def(91),O(4)	3,236,461	2,908,306	328,155	5,641,044	4,123,676	1,517,368
23	JPMCB	Cedar Hill Crossing	01/01/23	No		16,609,626	63.9%	L(29),Def(87),O(4)	2,604,229	784,277	1,819,952	2,738,810	849,580	1,889,230
24	KeyBank	Northway Center	05/01/23	No		15,207,263	52.4%	L(25),Def(92),O(3)	3,113,834	959,568	2,154,266	3,172,150	1,022,124	2,150,027
25	AMF II	Santa Monica Physicians Center	06/06/23	No		14,815,168	57.2%	L(24),Def(91),O(5)
26	Barclays	Bridgeport Center	04/06/23	No		14,823,760	61.8%	L(26),Def(81),O(13)	3,023,188	1,536,634	1,486,554	3,295,459	1,476,970	1,818,489
27	Barclays	Fountain Square Apartment Portfolio	06/06/23	No		13,810,364	59.4%	L(24),Def(92),O(4)				3,471,917	1,925,054	1,546,862
28	Barclays	Freeway Business Park	06/06/23	No		13,646,219	59.6%	L(24),Grtr1%orYM(92),O(4)	2,530,472	1,233,284	1,297,188	2,609,124	1,256,726	1,352,398
29	Barclays	Shops at Gun Hill Road - Home Depot	04/06/23	No		13,634,428	39.0%	L(26),Def(91),O(3)	1,635,829	89,024	1,546,805	1,633,665	81,868	1,551,797
30	KeyBank	Homewood Suites - Miami	04/01/23	No		12,247,429	41.7%	L(26),Def(91),O(3)	5,918,461	4,068,241	1,850,220	6,417,295	4,217,816	2,199,479
31	Barclays	Park 50	06/06/23	No		10,688,081	50.9%	L(24),Def(92),O(4)	3,630,613	1,721,294	1,909,319	3,435,060	1,651,546	1,783,514
32	KeyBank	Bluerock Net Lease Portfolio	06/01/23	Yes	06/01/28	11,188,593	58.5%	L(25),Def(89),O(6)
32.01	KeyBank	Walgreens - Abilene				2,875,013
32.02	KeyBank	Walgreens - Haltom				2,631,436
32.03	KeyBank	TCF Bank - Ground Lease				1,828,828
32.04	KeyBank	Applebee’s - Jonesboro				1,796,883
32.05	KeyBank	Dollar General - East Hartford				1,118,061
32.06	KeyBank	Dollar General - Jacksonville				938,372
33	AMF II	Courtyard Paramus	05/06/23	No		10,364,507	51.1%	L(25),Def(91),O(4)	5,098,607	3,473,253	1,625,354	5,522,978	3,801,752	1,721,226
34	Barclays	Pipeline Village East & West	04/06/23	No		9,905,019	58.6%	L(26),Def(89),O(5)	1,575,031	387,063	1,187,967	1,758,894	491,131	1,267,762
35	Barclays	Rosedale Marketplace	05/01/23	No		9,806,013	53.9%	L(25),Def(91),O(4)	2,716,953	1,193,137	1,523,816	2,377,636	1,139,727	1,237,909
36	KeyBank	GSA Building - Jersey City	06/01/23	No		8,564,256	46.5%	L(24),Def(93),O(3)
37	Barclays	LA Fitness Houston Portfolio	06/06/23	No		7,146,821	39.8%	L(24),Grtr1%orYM(92),O(4)	1,279,744	6,000	1,273,744	1,338,492	7,200	1,331,292
37.01	Barclays	LA Fitness - Energy Corridor				3,885,960			697,540	3,264	694,276	714,979	3,917	711,062
37.02	Barclays	LA Fitness - West Oaks				3,260,862			582,204	2,736	579,468	623,513	3,283	620,230
38	Barclays	North East Commerce Center	06/06/18	No		9,795,575	48.7%	L(24),Def(32),O(4)				1,258,870	570,342	688,529
39	JPMCB	Peachtree Industrial Park	06/01/23	No		8,450,524	58.3%	L(24),Def(93),O(3)				1,956,988	523,285	1,433,703
40	AMF II	Safeway at Conifer Town Center	06/06/23	No		8,020,139	58.5%	L(24),Def(92),O(4)	1,046,121	258,938	787,183	1,075,321	305,647	769,674
41	AMF II	TownePlace Suites - BWI	05/06/23	No		7,057,694	46.1%	L(25),Def(91),O(4)	3,536,630	2,826,937	709,693	3,671,142	2,751,849	919,293
42	AMF II	Villas by the Lake Apartments	06/06/18	No		8,624,277	60.7%	L(24),Def(32),O(4)	2,082,171	1,008,691	1,073,480	2,022,762	949,863	1,072,899
43	Barclays	Holiday Inn Express - Flowood	05/06/23	No		6,620,867	47.3%	L(25),Def(91),O(4)	2,188,812	1,375,838	812,974	2,367,982	1,433,400	934,582
44	JPMCB	626 West Jackson	06/01/23	No		7,033,261	59.1%	L(25),Grtr1%orYM(93),O(2)				1,039,548	523,619	515,929
45	JPMCB	Marquis Williamsburg	05/01/23	Yes	12/01/27	8,556,000	59.8%	L(25),Grtr1%orYM(91),O(4)
46	AMF II	Vero Green Apartments	06/06/23	No		6,815,199	57.3%	L(24),Def(92),O(4)	1,025,963	881,982	143,981	1,332,387	706,356	626,031
47	Barclays	Carbon Plaza	06/06/23	No		6,782,178	45.7%	L(24),Def(92),O(4)	1,985,727	759,651	1,226,076	1,950,057	780,862	1,169,195
48	AMF II	Midtown Shopping Center	05/06/23	No		6,866,226	60.0%	L(25),Def(91),O(4)	1,244,486	320,558	923,928	1,296,551	331,623	964,928
49	Barclays	Huntsville Plaza	05/06/23	No		6,890,721	62.6%	L(25),Def(91),O(4)	300,024	133,985	166,039	727,931	196,344	531,587
50	AMF II	Valley View Business Center II	05/06/23	No		5,995,508	60.0%	L(25),Def(91),O(4)	1,094,832	352,942	741,890	850,201	397,811	452,390

A-1-7

ANNEX A-1

					Final	Maturity/ARD	Maturity	Prepayment	2010	2010	2010	2011	2011	2011
Loan #	Seller(1)	Property Name	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)(6)	LTV %(4)	Provision (Payments)(12)	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)
51	Barclays	Glendale Medical Office Building	05/01/23	No		5,633,797	55.2%	L(24),Def(91),O(4)	1,476,912	592,835	884,077	1,541,779	576,657	965,123
52	AMF II	Staybridge Suites Reno	05/06/23	No		5,052,451	48.6%	L(25),Def(91),O(4)	2,083,525	1,229,349	854,176	2,211,381	1,353,821	857,560
53	AMF II	Town Center I & II	06/06/23	No		5,441,670	44.2%	L(24),Grtr1%orYM(92),O(4)	1,294,762	616,128	678,634	1,332,696	506,956	825,740
54	AMF II	Lincoln at Ivy Hills Apartments	06/06/23	No		4,499,731	54.9%	L(24),Def(92),O(4)	1,976,739	1,428,385	548,354	2,215,246	1,481,929	733,318
55	Barclays	West Phoenix Mobile Home Park Portfolio	06/06/23	No		4,631,477	59.9%	L(24),Def(92),O(4)	861,088	408,999	452,089	866,197	378,212	487,985
55.01	Barclays	Wigman Villa Mobile Home Park				2,875,949
55.02	Barclays	Estrella Villa Mobile Home Park				1,755,527
56	Barclays	Monroe Center	05/06/23	No		4,499,662	59.2%	L(25),Def(91),O(4)	400,705	337,819	62,886	641,694	291,780	349,914
57	AMF II	Edgebrook Center	05/06/23	No		4,409,403	60.7%	L(25),Def(91),O(4)	865,876	298,721	567,155	909,645	320,378	589,267
58	Barclays	January Lane Townhomes	06/06/23	No		4,391,467	60.8%	L(24),Def(92),O(4)
59	Barclays	South Towne Retail	06/06/23	No		4,282,600	51.0%	L(24),Def(92),O(4)	670,233	319,931	350,302	673,904	366,150	307,754
60	AMF II	Foothill Crossing	05/06/23	No		2,133,532	22.2%	L(25),Def(91),O(4)	1,010,895	319,047	691,848
61	KeyBank	Keep It Self Storage	05/01/23	No		4,087,642	37.3%	L(25),Def(92),O(3)	1,213,084	434,181	778,903	1,207,481	417,628	789,853
62	Barclays	362 4th Avenue	06/06/23	No		4,352,335	60.4%	L(24),Def(92),O(4)
63	AMF II	Holiday Inn Express Georgetown	05/06/23	No		3,350,850	43.0%	L(25),Def(91),O(4)				1,535,784	889,861	645,923
64	AMF II	Solana Shopping Center	06/06/23	No		3,340,900	54.8%	L(24),Def(92),O(4)	655,476	144,063	511,413	579,793	146,669	433,124
65	Barclays	5260 North Clark Street	05/06/23	No		3,656,967	55.4%	L(25),Def(92),O(3)	210,680	157,321	53,359	540,230	179,430	360,800
66	KeyBank	Walgreens - Bonner Springs	04/01/23	Yes	01/01/35	3,550,390	53.4%	L(26),Def(91),O(3)
67	AMF II	Lagoons MHC	06/06/23	No		3,410,992	53.3%	L(24),Def(92),O(4)	939,502	376,892	562,610
68	Barclays	Walgreens - Elgin	06/01/23	Yes	06/01/38	3,018,792	45.3%	L(24),Def(92),O(4)	450,000	61,743	388,257	450,000	61,856	388,144
69	Barclays	130 South Bemiston Avenue	05/06/23	No		3,194,648	54.1%	L(25),Def(91),O(4)	1,197,332	871,900	325,432	1,385,170	930,994	454,176
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	04/06/23	No		3,215,985	50.6%	L(26),Def(91),O(3)	473,040	109,570	363,470	513,727	137,970	375,757
71	AMF II	Holland Crossing Apartments	06/06/23	No		3,027,009	55.0%	L(24),Def(92),O(4)	127,326	172,300	-44,975	430,013	316,131	113,882
72	KeyBank	Marketplace of Americus	04/01/23	No		2,941,783	56.6%	L(26),Def(91),O(3)	592,063	114,422	477,641	519,279	105,887	413,392
73	KeyBank	Walgreens - Waynesboro	06/01/23	Yes	10/01/33	2,927,000	53.6%	L(24),Def(93),O(3)
74	Barclays	Heritage Medical Park	04/06/23	No		2,919,468	42.3%	L(26),Grtr1%orYM(90),O(4)	803,361	193,197	610,164	780,725	206,457	574,268
75	Barclays	Tempe Corporate Centre	06/01/23	No		2,245,816	56.1%	L(24),Def(92),O(4)	628,240	357,113	271,127	574,994	353,384	221,610
76	Barclays	Warner Robins MHC	06/01/23	No		2,035,275	56.5%	L(24),Def(92),O(4)	469,684	86,404	383,280	465,836	87,430	378,406
77	Barclays	St. Paul Building	05/01/23	No		1,021,002	32.4%	L(25),Def(90),O(5)	604,180	332,854	271,326	618,361	412,177	206,184

A-1-8

ANNEX A-1
										UW
			2012	2012	2012	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total		UW
Loan #	Seller(1)	Property Name	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)	As of	Occupancy %	Revenues ($)(3)(14)	Expenses ($)	UW NOI ($)(3)(14)	Capital Items ($)	UW NCF ($)(3)(14)
1	JPMCB	Legacy Place	24,328,013	8,412,286	15,915,727	25,049,795	9,292,828	15,756,967	04/30/13	97.5%	25,064,386	7,920,263	17,144,123	542,853	16,601,270
2	JPMCB	Americold Cold Storage Portfolio	76,201,744	41,612,771	34,588,973	75,745,671	41,696,747	34,048,923	01/31/13	74.5%	76,557,758	42,025,531	34,532,227	2,323,932	32,208,294
2.01	JPMCB	Salem	10,807,172	5,894,035	4,913,137	10,795,015	5,921,344	4,873,671	01/31/13	75.1%	11,315,015	6,253,596	5,061,419	358,690	4,702,729
2.02	JPMCB	Plover	10,151,994	5,782,117	4,369,877	10,033,994	5,702,387	4,331,607	01/31/13	91.7%	10,033,994	5,764,275	4,269,719	273,433	3,996,286
2.03	JPMCB	Hermiston	6,614,844	2,826,413	3,788,431	6,609,844	2,818,433	3,791,411	01/31/13	75.8%	6,609,844	2,793,562	3,816,281	119,780	3,696,501
2.04	JPMCB	Moses Lake	7,114,310	3,517,515	3,596,795	7,094,099	3,568,004	3,526,095	01/31/13	83.0%	7,094,099	3,374,957	3,719,142	212,528	3,506,614
2.05	JPMCB	Fremont	6,578,468	3,370,007	3,208,461	6,540,468	3,363,797	3,176,671	01/31/13	88.0%	6,540,468	3,325,304	3,215,164	95,158	3,120,006
2.06	JPMCB	Gadsden	6,137,712	3,297,138	2,840,575	6,010,712	3,223,418	2,787,295	01/31/13	78.8%	6,010,712	3,135,991	2,874,722	115,711	2,759,011
2.07	JPMCB	Tomah	3,616,879	1,474,285	2,142,594	3,659,298	1,462,236	2,197,062	01/31/13	60.5%	3,659,298	1,380,892	2,278,405	142,454	2,135,952
2.08	JPMCB	Tarboro	4,490,590	2,434,757	2,055,833	4,474,590	2,424,147	2,050,443	01/31/13	72.2%	4,614,590	2,340,791	2,273,799	148,029	2,125,770
2.09	JPMCB	Delhi	3,998,534	1,778,704	2,219,830	3,480,534	1,773,734	1,706,800	01/31/13	83.2%	3,480,534	1,924,671	1,555,863	137,230	1,418,633
2.10	JPMCB	Burlington	3,479,888	2,000,035	1,479,852	3,630,870	2,067,117	1,563,753	01/31/13	74.1%	3,630,870	2,168,775	1,462,095	134,654	1,327,441
2.11	JPMCB	Marshall	3,116,528	1,639,978	1,476,549	3,151,528	1,655,638	1,495,889	01/31/13	50.0%	3,151,528	1,702,372	1,449,156	142,722	1,306,433
2.12	JPMCB	Springdale	3,759,117	2,765,245	993,872	3,821,117	2,790,415	1,030,702	01/31/13	88.3%	3,821,117	2,835,372	985,745	163,991	821,753
2.13	JPMCB	Montgomery	2,871,184	2,034,597	836,587	2,880,184	2,066,597	813,587	01/31/13	83.2%	2,880,184	1,948,111	932,073	77,446	854,627
2.14	JPMCB	Texarkana	2,428,263	1,781,482	646,781	2,540,263	1,855,032	685,231	01/31/13	53.6%	2,540,263	1,927,356	612,907	141,183	471,724
2.15	JPMCB	Birmingham	1,036,261	1,016,462	19,799	1,023,155	1,004,447	18,708	01/31/13	44.1%	1,175,242	1,149,505	25,737	60,923	-35,187
3	JPMCB	IDS Center	42,918,392	22,660,078	20,258,314					95.0%	43,841,362	23,774,838	20,066,524	2,507,122	17,559,402
4	Barclays	Southridge Mall	19,132,809	8,875,699	10,257,110	19,569,370	8,960,675	10,608,695	03/31/13	95.0%	20,828,544	9,376,389	11,452,155	672,612	10,779,543
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	4,308,484	2,202,215	2,106,269	4,315,757	2,203,577	2,112,180	01/31/13	93.9%	4,261,266	1,971,781	2,289,485	161,425	2,128,060
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	4,602,053	2,202,141	2,399,912	4,596,013	2,213,238	2,382,775	01/31/13	93.9%	4,557,823	2,404,721	2,153,101	172,700	1,980,401
6.01	KeyBank	Windsor Place Apartments	2,969,595	1,360,762	1,608,833	2,956,606	1,366,085	1,590,521	01/31/13	93.9%	2,959,953	1,444,410	1,515,543	105,600	1,409,943
6.02	KeyBank	Pathways Apartments	1,632,458	841,379	791,079	1,639,407	847,153	792,254	01/31/13	93.9%	1,597,870	960,311	637,558	67,100	570,458
7	Barclays	Steelyard Commons Shopping Center	8,147,050	4,436,114	3,710,936					93.1%	8,414,903	4,523,792	3,891,111	184,538	3,706,573
8	JPMCB	Sunset Tower Hotel	14,447,572	10,781,415	3,666,157	15,151,645	11,228,399	3,923,246	04/30/13	83.9%	15,476,511	11,458,564	4,017,947	0	4,017,947
9	JPMCB	408-416 Fulton Street	3,504,357	818,775	2,685,582					95.0%	4,029,013	888,076	3,140,936	133,059	3,007,878
10	Barclays	Liberty Tree Mall & Strip Center	10,203,543	3,736,646	6,466,897	10,331,134	3,822,046	6,509,088	03/31/13	86.8%	10,539,132	3,756,140	6,782,993	478,680	6,304,313
11	Barclays	PNC Center	7,418,935	3,899,628	3,519,307					82.5%	7,436,433	3,933,794	3,502,639	470,185	3,032,454
12	Barclays	Mission Grove Shopping Center	5,193,178	1,451,761	3,741,417	5,227,730	1,442,017	3,785,713	03/31/13	82.1%	5,243,113	1,456,492	3,786,621	289,379	3,497,243
13	JPMCB	Shelbyville Road Plaza Phase II	2,584,742	549,785	2,034,957					90.4%	3,196,190	605,371	2,590,819	233,493	2,357,326
14	JPMCB	Sava Holdings IHG Portfolio	11,201,934	7,834,655	3,367,279	11,226,111	7,855,148	3,370,963	03/31/13	82.1%	11,226,111	7,919,853	3,306,258	0	3,306,258
14.01	JPMCB	Candlewood Suites DFW South	3,515,910	1,973,503	1,542,407	3,508,348	1,977,736	1,530,612	03/31/13	91.9%	3,508,348	1,992,868	1,515,480	0	1,515,480
14.02	JPMCB	Staybridge Suites Plano/Richardson	2,991,074	2,084,205	906,869	3,039,329	2,113,879	925,450	03/31/13	80.7%	3,039,329	2,146,710	892,619	0	892,619
14.03	JPMCB	Holiday Inn DFW Airport South	4,694,950	3,776,947	918,003	4,678,434	3,763,533	914,901	03/31/13	71.3%	4,678,434	3,780,275	898,159	0	898,159
15	JPMCB	Links at Georgetown	3,449,458	1,476,899	1,972,559					92.0%	3,759,451	1,573,478	2,185,974	105,120	2,080,854
16	AMF II	Chelsmore Multifamily Portfolio	3,583,020	1,350,387	2,232,633					97.0%	3,672,848	1,493,417	2,179,431	60,000	2,119,431
16.01	AMF II	315-325 West 30th Street
16.02	AMF II	139 West 14th Street
16.03	AMF II	251 West 15th Street
16.04	AMF II	131-133 West 15th Street
16.05	AMF II	351 West 29th Street
16.06	AMF II	78 Washington Place
16.07	AMF II	140 West 15th Street
17	Barclays	Healthspring Operational Headquarters	3,064,822	714,394	2,350,428					93.1%	4,041,763	1,325,352	2,716,411	206,246	2,510,165
18	JPMCB	DoubleTree - Chicago Northshore	13,943,753	11,162,869	2,780,884	13,922,450	10,933,925	2,988,525	03/31/13	76.1%	13,915,870	11,195,031	2,720,839	0	2,720,839
19	Barclays	211 Fort Washington	8,394,876	4,214,516	4,180,360	8,292,270	4,239,298	4,052,972	03/31/13	84.1%	8,217,968	4,315,555	3,902,413	715,883	3,186,530
20	JPMCB	Candleton Village	2,748,848	977,858	1,770,990	2,736,594	980,402	1,756,192	02/28/13	93.0%	2,864,285	1,147,970	1,716,316	78,500	1,637,816
21	JPMCB	The Element Apartments	3,276,304	1,524,441	1,751,863	3,387,063	1,536,805	1,850,258	03/31/13	94.4%	3,547,462	1,795,728	1,751,734	88,200	1,663,534
22	Barclays	Courtyard Houston Medical Center	6,856,660	4,475,166	2,381,494					73.0%	6,881,852	4,909,166	1,972,686	0	1,972,686
23	JPMCB	Cedar Hill Crossing	2,736,046	785,398	1,950,648					92.2%	2,801,489	904,714	1,896,775	113,283	1,783,492
24	KeyBank	Northway Center	3,057,526	974,939	2,082,587					94.3%	3,259,250	1,069,331	2,189,919	262,864	1,927,055
25	AMF II	Santa Monica Physicians Center	2,057,268	586,547	1,470,721					95.5%	2,198,561	579,379	1,619,182	73,373	1,545,809
26	Barclays	Bridgeport Center	3,363,997	1,429,102	1,934,896					87.7%	3,554,434	1,613,045	1,941,389	293,909	1,647,480
27	Barclays	Fountain Square Apartment Portfolio	3,632,064	2,001,715	1,630,349	3,687,456	2,063,184	1,624,272	03/31/13	93.0%	3,690,806	2,022,475	1,668,331	153,768	1,514,563
28	Barclays	Freeway Business Park	2,774,967	1,225,452	1,549,515					92.7%	3,054,185	1,227,539	1,826,646	237,636	1,589,010
29	Barclays	Shops at Gun Hill Road - Home Depot	1,633,568	81,839	1,551,729					97.0%	1,742,624	92,450	1,650,175	86,427	1,563,748
30	KeyBank	Homewood Suites - Miami	6,680,586	4,287,054	2,393,532					87.8%	6,663,430	4,336,539	2,326,891	0	2,326,891
31	Barclays	Park 50	3,648,064	1,723,244	1,924,820	3,643,026	1,744,512	1,898,513	05/17/13	71.0%	3,711,804	1,803,310	1,908,494	347,920	1,560,574
32	KeyBank	Bluerock Net Lease Portfolio								96.3%	1,341,289	123,410	1,217,879	28,726	1,189,153
32.01	KeyBank	Walgreens - Abilene								97.0%	314,708	9,441	305,267	1,456	303,811
32.02	KeyBank	Walgreens - Haltom								97.0%	298,522	8,956	289,567	5,423	284,144
32.03	KeyBank	TCF Bank - Ground Lease								95.0%	218,431	26,427	192,004	9,539	182,464
32.04	KeyBank	Applebee’s - Jonesboro								95.0%	238,604	32,778	205,826	10,505	195,321
32.05	KeyBank	Dollar General - East Hartford								97.0%	154,511	31,641	122,869	900	121,969
32.06	KeyBank	Dollar General - Jacksonville								97.0%	116,513	14,166	102,347	903	101,444
33	AMF II	Courtyard Paramus	5,293,894	3,828,767	1,465,127	5,277,619	3,869,462	1,408,157	03/31/13	73.7%	5,277,619	3,864,112	1,413,507	0	1,413,507
34	Barclays	Pipeline Village East & West	1,767,315	476,600	1,290,715					95.0%	1,698,723	483,343	1,215,380	88,026	1,127,355
35	Barclays	Rosedale Marketplace	2,182,101	1,002,874	1,179,227	2,185,957	1,008,296	1,177,661	02/28/13	86.9%	2,362,206	1,054,624	1,307,582	119,532	1,188,050
36	KeyBank	GSA Building - Jersey City				1,562,194	331,684	1,230,510	02/28/13	95.0%	1,379,110	371,783	1,007,327	43,940	963,388
37	Barclays	LA Fitness Houston Portfolio	1,411,461	7,200	1,404,261	1,411,456	7,200	1,404,256	04/12/13	95.0%	1,340,888	6,705	1,334,183	62,206	1,271,977
37.01	Barclays	LA Fitness - Energy Corridor	767,294	3,917	763,377	767,292	3,917	763,375	04/12/13	95.0%	728,930	3,645	725,285	32,661	692,624
37.02	Barclays	LA Fitness - West Oaks	644,167	3,283	640,884	644,164	3,283	640,881	04/12/13	95.0%	611,958	3,060	608,898	29,545	579,353
38	Barclays	North East Commerce Center	2,300,889	506,299	1,794,590					92.7%	2,221,645	582,980	1,638,665	128,907	1,509,757
39	JPMCB	Peachtree Industrial Park	1,948,902	499,511	1,449,391					85.0%	1,806,545	527,516	1,279,029	164,253	1,114,776
40	AMF II	Safeway at Conifer Town Center								98.0%	1,078,092	188,044	890,048	6,580	883,468
41	AMF II	TownePlace Suites - BWI	3,726,930	2,726,578	1,000,352	3,656,177	2,693,976	962,201	03/31/13	71.6%	3,680,808	2,696,845	983,963	0	983,963
42	AMF II	Villas by the Lake Apartments								89.0%	2,120,024	1,091,943	1,028,082	79,360	948,722
43	Barclays	Holiday Inn Express - Flowood	2,672,305	1,586,882	1,085,423	2,717,402	1,540,704	1,176,698	03/31/13	72.4%	2,717,402	1,678,171	1,039,231	0	1,039,231
44	JPMCB	626 West Jackson	1,608,778	667,360	941,418	1,742,189	691,112	1,051,077	02/28/13	92.5%	1,680,033	723,815	956,218	162,750	793,468
45	JPMCB	Marquis Williamsburg				628,890	147,310	481,580	03/31/13	97.5%	1,131,818	208,913	922,905	35,402	887,503
46	AMF II	Vero Green Apartments	1,540,524	767,257	773,267	1,589,408	762,929	826,479	04/30/13	91.3%	1,589,408	754,853	834,555	44,154	790,401
47	Barclays	Carbon Plaza	1,914,646	743,570	1,171,076	1,928,018	771,376	1,156,642	05/06/13	95.0%	1,895,078	786,805	1,108,272	174,081	934,191
48	AMF II	Midtown Shopping Center	1,279,873	327,296	952,577					83.7%	1,248,858	370,943	877,915	104,599	773,316
49	Barclays	Huntsville Plaza	1,024,620	215,843	808,777					83.1%	1,059,096	237,826	821,270	60,568	760,702
50	AMF II	Valley View Business Center II	911,824	281,196	630,628	936,318	286,723	649,595	03/31/13	91.1%	1,142,399	291,061	851,338	51,486	799,852

A-1-9

ANNEX A-1

										UW
			2012	2012	2012	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total		UW
Loan #	Seller(1)	Property Name	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)	Revenues ($)(13)	Total Expenses ($)(13)	NOI ($)(13)	As of	Occupancy %	Revenues ($)(3)(14)	Expenses ($)	UW NOI ($)(3)(14)	Capital Items ($)	UW NCF ($)(3)(14)
51	Barclays	Glendale Medical Office Building	1,584,663	604,207	980,456	1,585,552	607,478	978,074	02/28/13	85.6%	1,408,416	605,218	803,198	80,116	723,082
52	AMF II	Staybridge Suites Reno	2,302,656	1,383,226	919,430	2,290,878	1,406,146	884,732	02/28/13	69.0%	2,290,878	1,495,623	795,255	0	795,255
53	AMF II	Town Center I & II	1,248,441	403,803	844,638	1,281,027	471,451	809,576	04/30/13	83.3%	1,292,015	446,960	845,055	42,674	802,381
54	AMF II	Lincoln at Ivy Hills Apartments	2,437,390	1,358,779	1,078,611	2,418,134	1,459,424	958,711	03/31/13	84.7%	2,434,941	1,491,747	943,194	164,970	778,224
55	Barclays	West Phoenix Mobile Home Park Portfolio	888,443	380,332	508,111	880,157	386,442	493,715	03/31/13	79.8%	907,750	351,057	556,693	9,900	546,793
55.01	Barclays	Wigman Villa Mobile Home Park
55.02	Barclays	Estrella Villa Mobile Home Park
56	Barclays	Monroe Center	886,408	238,427	647,981					92.5%	928,755	298,412	630,343	100,147	530,195
57	AMF II	Edgebrook Center	954,727	322,026	632,701					91.8%	909,545	362,793	546,752	86,799	459,953
58	Barclays	January Lane Townhomes	723,569	227,846	495,723	779,766	238,349	541,417	03/31/13	94.9%	780,978	271,215	509,763	13,750	496,013
59	Barclays	South Towne Retail	745,401	270,160	475,241	763,711	316,809	446,902	03/31/13	92.0%	1,054,176	342,288	711,889	98,753	613,136
60	AMF II	Foothill Crossing	1,100,989	321,681	779,308					78.9%	903,800	264,740	639,060	23,160	615,900
61	KeyBank	Keep It Self Storage				1,219,062	413,257	805,805	02/28/13	68.1%	1,174,998	436,685	738,313	10,845	727,468
62	Barclays	362 4th Avenue	214,217	60,232	153,985	259,159	70,550	188,609	02/28/13	97.0%	505,343	82,704	422,639	9,512	413,127
63	AMF II	Holiday Inn Express Georgetown	1,658,421	928,869	729,552					61.4%	1,658,421	1,048,635	609,786	0	609,786
64	AMF II	Solana Shopping Center	636,740	131,331	505,409					88.8%	665,902	159,621	506,281	51,908	454,373
65	Barclays	5260 North Clark Street	571,148	176,486	394,662					94.3%	619,957	175,553	444,404	43,743	400,661
66	KeyBank	Walgreens - Bonner Springs								97.0%	407,334	12,220	395,114	2,700	392,414
67	AMF II	Lagoons MHC	949,351	456,760	492,591	968,821	435,070	533,751	04/30/13	88.1%	968,821	504,945	463,876	15,050	448,826
68	Barclays	Walgreens - Elgin	450,000	61,879	388,121					99.0%	445,500	17,410	428,090	0	428,090
69	Barclays	130 South Bemiston Avenue	1,494,451	902,300	592,151					90.9%	1,476,374	914,735	561,639	119,271	442,368
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	512,325	131,253	381,072					95.0%	567,648	190,331	377,317	24,638	352,679
71	AMF II	Holland Crossing Apartments	714,200	329,020	385,180	768,142	340,761	427,381	03/31/13	93.8%	855,625	348,343	507,282	30,000	477,282
72	KeyBank	Marketplace of Americus	547,060	105,987	441,073					92.7%	542,083	128,399	413,684	45,001	368,683
73	KeyBank	Walgreens - Waynesboro								97.0%	335,761	10,073	325,688	2,730	322,958
74	Barclays	Heritage Medical Park				870,912	198,917	671,995	01/31/13	75.4%	656,009	193,483	462,526	62,861	399,665
75	Barclays	Tempe Corporate Centre	624,676	380,398	244,279	642,556	383,033	259,523	02/28/13	82.1%	694,096	371,474	322,622	53,165	269,457
76	Barclays	Warner Robins MHC	473,531	109,077	364,454	472,161	82,831	389,330	03/31/13	95.0%	461,928	154,300	307,628	11,250	296,378
77	Barclays	St. Paul Building	652,635	398,137	254,497					83.4%	558,646	321,987	236,659	67,381	169,278

A-1-10

ANNEX A-1

			UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type(16)	Expiration	Extension Terms	PML %
1	JPMCB	Legacy Place	1.50	1.45	8.6%	8.3%	Fee/Leasehold	03/20/07
2	JPMCB	Americold Cold Storage Portfolio	2.53	2.36	15.7%	14.7%	Fee
2.01	JPMCB	Salem					Fee			17%
2.02	JPMCB	Plover					Fee
2.03	JPMCB	Hermiston					Fee
2.04	JPMCB	Moses Lake					Fee
2.05	JPMCB	Fremont					Fee
2.06	JPMCB	Gadsden					Fee
2.07	JPMCB	Tomah					Fee
2.08	JPMCB	Tarboro					Fee
2.09	JPMCB	Delhi					Fee
2.10	JPMCB	Burlington					Fee			18%
2.11	JPMCB	Marshall					Fee
2.12	JPMCB	Springdale					Fee
2.13	JPMCB	Montgomery					Fee
2.14	JPMCB	Texarkana					Fee
2.15	JPMCB	Birmingham					Fee
3	JPMCB	IDS Center	1.92	1.68	11.0%	9.6%	Fee
4	Barclays	Southridge Mall	1.63	1.53	9.2%	8.6%	Fee
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	1.64	1.52	9.5%	8.8%	Fee
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	1.64	1.52	9.5%	8.8%	Fee
6.01	KeyBank	Windsor Place Apartments					Fee
6.02	KeyBank	Pathways Apartments					Fee
7	Barclays	Steelyard Commons Shopping Center	1.66	1.58	9.7%	9.3%	Fee
8	JPMCB	Sunset Tower Hotel	1.88	1.88	10.9%	10.9%	Fee			17%
9	JPMCB	408-416 Fulton Street	2.33	2.23	9.0%	8.6%	Fee
10	Barclays	Liberty Tree Mall & Strip Center	3.64	3.38	19.4%	18.0%	Fee
11	Barclays	PNC Center	1.84	1.59	10.8%	9.3%	Fee
12	Barclays	Mission Grove Shopping Center	2.13	1.96	12.2%	11.3%	Fee			9%
13	JPMCB	Shelbyville Road Plaza Phase II	1.67	1.52	9.5%	8.7%	Fee
14	JPMCB	Sava Holdings IHG Portfolio	2.27	2.27	12.7%	12.7%	Fee
14.01	JPMCB	Candlewood Suites DFW South					Fee
14.02	JPMCB	Staybridge Suites Plano/Richardson					Fee
14.03	JPMCB	Holiday Inn DFW Airport South					Fee
15	JPMCB	Links at Georgetown	1.50	1.43	8.6%	8.1%	Fee
16	AMF II	Chelsmore Multifamily Portfolio	1.47	1.43	8.8%	8.5%	Fee
16.01	AMF II	315-325 West 30th Street					Fee
16.02	AMF II	139 West 14th Street					Fee
16.03	AMF II	251 West 15th Street					Fee
16.04	AMF II	131-133 West 15th Street					Fee
16.05	AMF II	351 West 29th Street					Fee
16.06	AMF II	78 Washington Place					Fee
16.07	AMF II	140 West 15th Street					Fee
17	Barclays	Healthspring Operational Headquarters	1.96	1.81	11.5%	10.6%	Fee/Leasehold
18	JPMCB	DoubleTree - Chicago Northshore	2.06	2.06	11.6%	11.6%	Fee
19	Barclays	211 Fort Washington	2.15	1.76	17.0%	13.9%	Fee
20	JPMCB	Candleton Village	1.43	1.37	8.3%	8.0%	Fee
21	JPMCB	The Element Apartments	1.48	1.41	8.7%	8.2%	Fee
22	Barclays	Courtyard Houston Medical Center	1.68	1.68	9.9%	9.9%	Fee
23	JPMCB	Cedar Hill Crossing	1.62	1.53	9.9%	9.3%	Fee
24	KeyBank	Northway Center	2.07	1.82	11.8%	10.4%	Fee
25	AMF II	Santa Monica Physicians Center	1.54	1.47	9.0%	8.6%	Fee			14%
26	Barclays	Bridgeport Center	1.95	1.65	11.0%	9.3%	Fee
27	Barclays	Fountain Square Apartment Portfolio	1.64	1.49	9.7%	8.8%	Fee
28	Barclays	Freeway Business Park	1.81	1.57	10.7%	9.3%	Fee
29	Barclays	Shops at Gun Hill Road - Home Depot	1.64	1.55	9.7%	9.2%	Fee
30	KeyBank	Homewood Suites - Miami	2.16	2.16	13.7%	13.7%	Fee
31	Barclays	Park 50	1.95	1.59	13.2%	10.8%	Fee
32	KeyBank	Bluerock Net Lease Portfolio	1.49	1.46	8.7%	8.5%	Fee
32.01	KeyBank	Walgreens - Abilene					Fee
32.02	KeyBank	Walgreens - Haltom					Fee
32.03	KeyBank	TCF Bank - Ground Lease					Fee
32.04	KeyBank	Applebee’s - Jonesboro					Fee
32.05	KeyBank	Dollar General - East Hartford					Fee
32.06	KeyBank	Dollar General - Jacksonville					Fee
33	AMF II	Courtyard Paramus	1.48	1.48	10.1%	10.1%	Fee
34	Barclays	Pipeline Village East & West	1.66	1.54	9.9%	9.2%	Fee
35	Barclays	Rosedale Marketplace	1.83	1.67	10.6%	9.7%	Fee
36	KeyBank	GSA Building - Jersey City	1.32	1.26	8.5%	8.2%	Fee
37	Barclays	LA Fitness Houston Portfolio	1.51	1.44	11.6%	11.1%	Fee
37.01	Barclays	LA Fitness - Energy Corridor					Fee
37.02	Barclays	LA Fitness - West Oaks					Fee
38	Barclays	North East Commerce Center	2.66	2.45	15.2%	14.0%	Fee
39	JPMCB	Peachtree Industrial Park	2.08	1.81	12.1%	10.5%	Fee/Leasehold
40	AMF II	Safeway at Conifer Town Center	1.50	1.49	8.9%	8.8%	Fee
41	AMF II	TownePlace Suites - BWI	1.57	1.57	10.1%	10.1%	Fee
42	AMF II	Villas by the Lake Apartments	1.88	1.74	10.8%	10.0%	Leasehold	01/15/18
43	Barclays	Holiday Inn Express - Flowood	1.71	1.71	11.6%	11.6%	Fee
44	JPMCB	626 West Jackson	1.95	1.62	11.1%	9.2%	Fee
45	JPMCB	Marquis Williamsburg	2.73	2.62	10.8%	10.4%	Fee
46	AMF II	Vero Green Apartments	1.66	1.57	9.8%	9.3%	Fee
47	Barclays	Carbon Plaza	2.24	1.89	13.0%	11.0%	Fee
48	AMF II	Midtown Shopping Center	1.69	1.49	10.4%	9.1%	Fee
49	Barclays	Huntsville Plaza	1.70	1.57	10.1%	9.4%	Fee
50	AMF II	Valley View Business Center II	1.94	1.82	11.4%	10.7%	Fee

A-1-11

ANNEX A-1

			UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type(16)	Expiration	Extension Terms	PML %
51	Barclays	Glendale Medical Office Building	1.93	1.74	11.5%	10.3%	Fee
52	AMF II	Staybridge Suites Reno	1.73	1.73	11.6%	11.6%	Fee			8%
53	AMF II	Town Center I & II	2.04	1.94	12.6%	12.0%	Fee			11%
54	AMF II	Lincoln at Ivy Hills Apartments	2.32	1.91	15.3%	12.7%	Fee
55	Barclays	West Phoenix Mobile Home Park Portfolio	1.64	1.61	9.6%	9.5%	Fee
55.01	Barclays	Wigman Villa Mobile Home Park					Fee
55.02	Barclays	Estrella Villa Mobile Home Park					Fee
56	Barclays	Monroe Center	1.91	1.61	11.2%	9.4%	Fee
57	AMF II	Edgebrook Center	1.65	1.38	10.0%	8.4%	Fee
58	Barclays	January Lane Townhomes	1.52	1.48	9.4%	9.2%	Fee
59	Barclays	South Towne Retail	2.21	1.91	13.4%	11.6%	Fee
60	AMF II	Foothill Crossing	1.37	1.32	12.3%	11.9%	Fee			12%
61	KeyBank	Keep It Self Storage	2.45	2.42	14.5%	14.3%	Fee			13%
62	Barclays	362 4th Avenue	1.43	1.40	8.5%	8.3%	Fee
63	AMF II	Holiday Inn Express Georgetown	1.99	1.99	13.4%	13.4%	Fee
64	AMF II	Solana Shopping Center	1.64	1.48	11.2%	10.1%	Fee
65	Barclays	5260 North Clark Street	1.60	1.44	9.9%	8.9%	Fee
66	KeyBank	Walgreens - Bonner Springs	1.48	1.47	9.0%	9.0%	Fee
67	AMF II	Lagoons MHC	1.77	1.71	11.1%	10.7%	Fee
68	Barclays	Walgreens - Elgin	1.59	1.59	10.3%	10.3%	Fee
69	Barclays	130 South Bemiston Avenue	2.41	1.90	14.1%	11.1%	Fee
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	1.58	1.48	9.5%	8.8%	Fee
71	AMF II	Holland Crossing Apartments	2.24	2.10	13.5%	12.7%	Fee
72	KeyBank	Marketplace of Americus	1.86	1.66	11.4%	10.2%	Fee
73	KeyBank	Walgreens - Waynesboro	1.48	1.46	9.0%	8.9%	Fee
74	Barclays	Heritage Medical Park	2.19	1.89	13.6%	11.8%	Fee
75	Barclays	Tempe Corporate Centre	1.88	1.57	11.7%	9.8%	Fee
76	Barclays	Warner Robins MHC	1.78	1.72	12.8%	12.3%	Fee
77	Barclays	St. Paul Building	1.87	1.34	14.5%	10.3%	Fee

A-1-12

ANNEX A-1

			UPFRONT ESCROW(17)							MONTHLY ESCROW(18)(19)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	Legacy Place	5,996	0	0	32,916	305,225	0	0	5,996	0	32,917	305,225	0	0
2	JPMCB	Americold Cold Storage Portfolio	0	989,339	0	0	0	0	0	193,661	0	0	124,596	0	0
2.01	JPMCB	Salem
2.02	JPMCB	Plover
2.03	JPMCB	Hermiston
2.04	JPMCB	Moses Lake
2.05	JPMCB	Fremont
2.06	JPMCB	Gadsden
2.07	JPMCB	Tomah
2.08	JPMCB	Tarboro
2.09	JPMCB	Delhi
2.10	JPMCB	Burlington
2.11	JPMCB	Marshall
2.12	JPMCB	Springdale
2.13	JPMCB	Montgomery
2.14	JPMCB	Texarkana
2.15	JPMCB	Birmingham
3	JPMCB	IDS Center	38,403	5,927,169	0	183,333	890,411	0	8,730,663	38,403	0	183,333	671,885	0	0
4	Barclays	Southridge Mall	0	0	0	0	0	0	0	0	0	0	0	0	0
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	42,442	244,650	1,300	0	156,935	0	0	13,452	0	0	26,156	0	0
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	166,592	203,335	1,950	0	169,382	0	0	14,392	0	0	28,230	0	0
6.01	KeyBank	Windsor Place Apartments
6.02	KeyBank	Pathways Apartments
7	Barclays	Steelyard Commons Shopping Center	0	0	0	0	430,765	0	429,082	4,415	0	11,038	107,691	0	0
8	JPMCB	Sunset Tower Hotel	66,567	0	0	0	104,141	12,503	0	4% of Gross Revenues	0	0	26,035	12,503	0
9	JPMCB	408-416 Fulton Street	950	0	0	500,000	195,936	0	0	950	0	0	39,187	0	0
10	Barclays	Liberty Tree Mall & Strip Center	0	0	0	0	0	0	0	0	0	0	0	0	0
11	Barclays	PNC Center	0	231,000	0	0	470,409	0	272,750	7,144	0	30,833	94,082	6,948	0
12	Barclays	Mission Grove Shopping Center	0	100,480	0	0	25,833	0	0	9,756	0	0	25,833	0	0
13	JPMCB	Shelbyville Road Plaza Phase II	2,666	0	0	13,327	117,654	0	370,126	2,666	0	13,327	16,808	0	0
14	JPMCB	Sava Holdings IHG Portfolio	37,420	0	0	0	207,607	0	0	4% of Gross Revenues	0	0	41,521	0	0
14.01	JPMCB	Candlewood Suites DFW South
14.02	JPMCB	Staybridge Suites Plano/Richardson
14.03	JPMCB	Holiday Inn DFW Airport South
15	JPMCB	Links at Georgetown	8,927	50,000	0	0	193,084	0	1,115,000	8,927	0	0	27,583	0	0
16	AMF II	Chelsmore Multifamily Portfolio	0	114,063	0	0	0	55,687	0	5,000	0	0	71,718	5,062	0
16.01	AMF II	315-325 West 30th Street
16.02	AMF II	139 West 14th Street
16.03	AMF II	251 West 15th Street
16.04	AMF II	131-133 West 15th Street
16.05	AMF II	351 West 29th Street
16.06	AMF II	78 Washington Place
16.07	AMF II	140 West 15th Street
17	Barclays	Healthspring Operational Headquarters	0	0	0	0	0	0	0	2,842	0	0	0	0	0
18	JPMCB	DoubleTree - Chicago Northshore	500,000	55,129	0	0	226,126	0	0	4% of Gross Revenues	0	0	83,310	0	0
19	Barclays	211 Fort Washington	0	151,063	0	1,000,000	578,323	0	505,186	7,463	0	52,244	72,290	0	0
20	JPMCB	Candleton Village	6,542	15,000	45,000	0	177,862	12,083	0	6,542	0	0	32,339	6,041	0
21	JPMCB	The Element Apartments	5,833	33,700	0	0	236,318	16,540	213,190	5,833	0	0	29,540	8,270	0
22	Barclays	Courtyard Houston Medical Center	0	12,188	0	0	60,344	0	0	4% of Gross Revenues	0	0	30,172	0	0
23	JPMCB	Cedar Hill Crossing	125,000	18,750	0	515,000	0	10,476	14,000	2,348	0	13,303	27,559	5,238	0
24	KeyBank	Northway Center	3,625	0	0	0	140,125	89,994	253,400	3,625	0	25,000	35,031	7,500	0
25	AMF II	Santa Monica Physicians Center	0	0	0	0	73,662	0	0	618	0	5,500	18,416	0	0
26	Barclays	Bridgeport Center	260,615	114,385	0	200,000	141,250	0	0	3,414	0	20,781	28,250	18,000	0
27	Barclays	Fountain Square Apartment Portfolio	0	11,500	0	0	113,823	32,355	0	12,814	0	0	14,228	16,177	0
28	Barclays	Freeway Business Park	0	0	0	0	36,143	0	0	4,398	0	15,405	36,143	0	0
29	Barclays	Shops at Gun Hill Road - Home Depot	0	0	0	500,000	0	0	0	0	0	0	0	0	0
30	KeyBank	Homewood Suites - Miami	23,600	0	0	0	137,714	0	9,082	1/12 of 4% of Gross Revenues	0	0	27,543	0	0
31	Barclays	Park 50	0	86,258	0	0	122,158	0	0	13,790	0	15,204	20,970	0	0
32	KeyBank	Bluerock Net Lease Portfolio	801	9,883	0	70,000	4,031	0	0	801	0	0	725	0	0
32.01	KeyBank	Walgreens - Abilene
32.02	KeyBank	Walgreens - Haltom
32.03	KeyBank	TCF Bank - Ground Lease
32.04	KeyBank	Applebee’s - Jonesboro
32.05	KeyBank	Dollar General - East Hartford
32.06	KeyBank	Dollar General - Jacksonville
33	AMF II	Courtyard Paramus	0	0	0	0	109,222	16,785	0	0	0	0	27,306	2,098	0
34	Barclays	Pipeline Village East & West	0	0	0	337,000	140,813	0	0	3,319	0	11,015	28,162	0	0
35	Barclays	Rosedale Marketplace	0	0	0	300,000	108,643	7,686	650,000	2,301	0	0	54,321	1,921	0
36	KeyBank	GSA Building - Jersey City	691	0	110,000	0	33,950	2,085	0	691	0	0	16,975	1,042	0
37	Barclays	LA Fitness Houston Portfolio	0	0	0	0	0	0	0	0	0	0	0	0	0
37.01	Barclays	LA Fitness - Energy Corridor
37.02	Barclays	LA Fitness - West Oaks
38	Barclays	North East Commerce Center	0	0	0	0	0	0	0	0	0	0	0	0	0
39	JPMCB	Peachtree Industrial Park	2,125	0	0	0	58,746	0	95,000	2,125	0	0	6,527	0	0
40	AMF II	Safeway at Conifer Town Center	0	20,938	0	0	91,089	1,246	0	548	0	0	15,637	415	0
41	AMF II	TownePlace Suites - BWI	0	0	0	0	70,547	51,680	26,737	12,269	0	0	8,818	4,307	5,241
42	AMF II	Villas by the Lake Apartments	0	44,438	0	0	128,743	9,933	58,906	6,613	0	0	18,392	4,967	11,220
43	Barclays	Holiday Inn Express - Flowood	0	0	0	0	33,287	3,634	220,000	4% of Gross Revenues	0	0	9,001	1,817	7,000
44	JPMCB	626 West Jackson	795	0	0	7,944	97,773	0	146,753	795	0	7,944	18,586	0	0
45	JPMCB	Marquis Williamsburg	0	0	0	0	0	0	0	0	0	0	0	0	0
46	AMF II	Vero Green Apartments	0	0	0	0	46,046	38,067	0	3,680	0	0	6,578	4,758	0
47	Barclays	Carbon Plaza	0	0	0	250,000	161,527	73,168	0	3,493	0	13,098	22,960	8,130	0
48	AMF II	Midtown Shopping Center	0	76,312	0	0	108,932	3,997	0	2,307	0	6,409	13,961	1,999	0
49	Barclays	Huntsville Plaza	0	0	0	0	42,657	7,845	0	1,507	0	3,424	6,094	3,276	0
50	AMF II	Valley View Business Center II	0	0	0	250,000	16,259	6,153	0	1,404	0	0	5,420	1,538	0

A-1-13

ANNEX A-1

			UPFRONT ESCROW(17)							MONTHLY ESCROW(18)(19)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
51	Barclays	Glendale Medical Office Building	0	13,230	0	0	69,299	6,013	105,000	1,143	0	5,533	6,930	668	14,167
52	AMF II	Staybridge Suites Reno	0	0	0	0	38,266	16,617	80,000	7,636	0	0	7,653	1,753	4,890
53	AMF II	Town Center I & II	0	9,844	0	500,000	56,525	12,698	0	1,120	0	0	14,131	2,116	0
54	AMF II	Lincoln at Ivy Hills Apartments	0	767,344	0	0	226,060	34,045	0	13,748	0	0	19,315	5,030	0
55	Barclays	West Phoenix Mobile Home Park Portfolio	0	0	0	0	11,520	13,963	0	825	0	0	2,880	1,164	0
55.01	Barclays	Wigman Villa Mobile Home Park
55.02	Barclays	Estrella Villa Mobile Home Park
56	Barclays	Monroe Center	0	28,391	0	0	50,770	13,770	0	2,392	0	5,953	10,233	1,530	0
57	AMF II	Edgebrook Center	0	0	0	0	22,331	17,937	450,000	1,447	0	5,787	9,148	6,004	0
58	Barclays	January Lane Townhomes	0	0	0	0	82,500	7,722	0	1,146	0	0	13,750	1,930	2,145
59	Barclays	South Towne Retail	0	0	0	0	52,765	1,131	90,000	1,733	0	6,497	10,202	1,131	0
60	AMF II	Foothill Crossing	0	0	0	150,000	63,100	2,651	0	0	0	1,930	12,620	1,325	0
61	KeyBank	Keep It Self Storage	905	0	0	0	12,162	8,337	0	905	0	0	6,081	695	0
62	Barclays	362 4th Avenue	0	0	10,250	0	0	12,853	0	0	0	0	0	1,071	0
63	AMF II	Holiday Inn Express Georgetown	0	0	0	0	27,274	17,992	0	2,764	0	0	6,819	1,653	0
64	AMF II	Solana Shopping Center	66,625	0	0	100,000	12,225	3,464	33,000	1,409	0	3,750	4,075	433	0
65	Barclays	5260 North Clark Street	0	0	0	0	21,800	17,401	0	376	0	2,354	7,267	1,450	0
66	KeyBank	Walgreens - Bonner Springs	0	0	0	0	0	0	0	0	0	0	0	0	0
67	AMF II	Lagoons MHC	0	0	0	0	44,637	38,719	93,400	1,254	0	0	5,580	4,007	28,000
68	Barclays	Walgreens - Elgin	0	0	0	0	0	0	0	0	0	0	0	0	0
69	Barclays	130 South Bemiston Avenue	0	433,438	0	0	79,886	0	0	2,527	0	7,150	15,977	1,815	0
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	0	0	0	150,000	0	0	0	450	0	0	0	0	0
71	AMF II	Holland Crossing Apartments	84,478	0	0	0	4,468	8,082	0	2,119	0	0	4,468	2,694	0
72	KeyBank	Marketplace of Americus	810	0	0	40,000	27,731	3,342	0	810	0	2,900	5,546	836	0
73	KeyBank	Walgreens - Waynesboro	0	0	0	0	0	0	0	0	0	0	0	0	0
74	Barclays	Heritage Medical Park	0	14,688	0	0	43,811	0	0	691	0	2,763	6,259	390	0
75	Barclays	Tempe Corporate Centre	0	5,750	0	0	25,228	1,959	0	759	0	4,215	6,307	490	0
76	Barclays	Warner Robins MHC	0	6,250	0	0	19,015	3,390	0	938	0	0	2,716	1,130	0
77	Barclays	St. Paul Building	0	0	0	0	3,999	3,225	220,000	705	0	3,278	3,999	537	0

A-1-14

ANNEX A-1

			RESERVE CAPS(20)								LARGEST TENANT (3), (21), (22), (23)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
1	JPMCB	Legacy Place	215,865							No	Whole Foods	60,236	01/31/30
2	JPMCB	Americold Cold Storage Portfolio								No
2.01	JPMCB	Salem								No
2.02	JPMCB	Plover								No
2.03	JPMCB	Hermiston								No
2.04	JPMCB	Moses Lake								No
2.05	JPMCB	Fremont								No
2.06	JPMCB	Gadsden								No
2.07	JPMCB	Tomah								No
2.08	JPMCB	Tarboro								No
2.09	JPMCB	Delhi								No
2.10	JPMCB	Burlington								No
2.11	JPMCB	Marshall								No
2.12	JPMCB	Springdale								No
2.13	JPMCB	Montgomery								No
2.14	JPMCB	Texarkana								No
2.15	JPMCB	Birmingham								No
3	JPMCB	IDS Center								No	Briggs and Morgan	132,140	05/31/15
4	Barclays	Southridge Mall								No	Macy’s	149,374	01/31/28
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments								No
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments								No
6.01	KeyBank	Windsor Place Apartments								No
6.02	KeyBank	Pathways Apartments								No
7	Barclays	Steelyard Commons Shopping Center	158,952							No	Best Buy	30,038	01/31/18
8	JPMCB	Sunset Tower Hotel	2,000,000							No
9	JPMCB	408-416 Fulton Street	57,000							No	Unique Thrift Store	48,210	05/20/25
10	Barclays	Liberty Tree Mall & Strip Center								No	Loews Liberty Tree Theatre (ground lease)	80,800	12/31/18
11	Barclays	PNC Center	257,202		1,850,000					No	PNC Bank	66,137	12/31/15
12	Barclays	Mission Grove Shopping Center	351,230							No	K-Mart (ground lease)	104,231	11/30/21
13	JPMCB	Shelbyville Road Plaza Phase II	63,972		200,000					No	Jo-Ann Fabrics	30,236	01/31/19
14	JPMCB	Sava Holdings IHG Portfolio								No
14.01	JPMCB	Candlewood Suites DFW South								No
14.02	JPMCB	Staybridge Suites Plano/Richardson								No
14.03	JPMCB	Holiday Inn DFW Airport South								No
15	JPMCB	Links at Georgetown								No
16	AMF II	Chelsmore Multifamily Portfolio	180,000							No
16.01	AMF II	315-325 West 30th Street								No
16.02	AMF II	139 West 14th Street								No
16.03	AMF II	251 West 15th Street								No
16.04	AMF II	131-133 West 15th Street								No
16.05	AMF II	351 West 29th Street								No
16.06	AMF II	78 Washington Place								No
16.07	AMF II	140 West 15th Street								No
17	Barclays	Healthspring Operational Headquarters	102,309							Yes	HealthSpring Inc.	170,515	05/14/22
18	JPMCB	DoubleTree - Chicago Northshore								No
19	Barclays	211 Fort Washington			3,000,000					No	US Attorney	114,401	11/30/17
20	JPMCB	Candleton Village								No
21	JPMCB	The Element Apartments								No
22	Barclays	Courtyard Houston Medical Center								No
23	JPMCB	Cedar Hill Crossing			515,000					No	Kohl’s	86,584	01/31/21
24	KeyBank	Northway Center			435,000					No	Academy Sports & Outdoors	62,320	07/31/19
25	AMF II	Santa Monica Physicians Center	22,265		198,000					No	The Regents of the University of CA	6,266	04/30/20
26	Barclays	Bridgeport Center			450,000					No	Florida Medical Quality Assurance	38,548	11/30/17
27	Barclays	Fountain Square Apartment Portfolio	596,000							No
28	Barclays	Freeway Business Park			739,452					No	CP REDI LLC	97,600	07/31/18
29	Barclays	Shops at Gun Hill Road - Home Depot								Yes	Home Depot	132,000	01/31/18
30	KeyBank	Homewood Suites - Miami								No
31	Barclays	Park 50								No	PPG Industries	37,000	01/31/18
32	KeyBank	Bluerock Net Lease Portfolio			100,000					Yes
32.01	KeyBank	Walgreens - Abilene								Yes	Walgreens	14,560	04/30/79
32.02	KeyBank	Walgreens - Haltom								Yes	Walgreens	13,905	02/28/54
32.03	KeyBank	TCF Bank - Ground Lease								Yes	TCF National Bank	4,068	10/31/24
32.04	KeyBank	Applebee’s - Jonesboro								Yes	Applebee’s	5,346	10/31/31
32.05	KeyBank	Dollar General - East Hartford								Yes	Dollar General	9,002	04/30/28
32.06	KeyBank	Dollar General - Jacksonville								Yes	Dollar General	9,026	10/31/27
33	AMF II	Courtyard Paramus								No
34	Barclays	Pipeline Village East & West	199,165		500,000					No	Toys R Us	49,210	01/31/15
35	Barclays	Rosedale Marketplace	153,397		300,000					No	Babies R Us	43,960	01/31/16
36	KeyBank	GSA Building - Jersey City								Yes	General Services Administration (GSA)	41,447	03/25/22
37	Barclays	LA Fitness Houston Portfolio								Yes
37.01	Barclays	LA Fitness - Energy Corridor								Yes	LA Fitness - Energy Corridor	45,000	05/31/21
37.02	Barclays	LA Fitness - West Oaks								Yes	LA Fitness - West Oaks	45,000	12/31/20
38	Barclays	North East Commerce Center								No	Herr Foods, Inc.	192,000	07/31/17
39	JPMCB	Peachtree Industrial Park			600,000					No	Suniva Inc	89,708	05/31/19
40	AMF II	Safeway at Conifer Town Center								Yes	Safeway, Inc.	65,000	11/30/26
41	AMF II	TownePlace Suites - BWI							212,285	No
42	AMF II	Villas by the Lake Apartments								No
43	Barclays	Holiday Inn Express - Flowood								No
44	JPMCB	626 West Jackson			285,953					No	IDEO LLC	20,442	05/31/19
45	JPMCB	Marquis Williamsburg								No	Kohl’s	89,911	01/31/28
46	AMF II	Vero Green Apartments								No
47	Barclays	Carbon Plaza			1,000,000					No	Giant Food	84,116	02/05/18
48	AMF II	Midtown Shopping Center			240,000					No	Kroger	51,600	05/31/23
49	Barclays	Huntsville Plaza	36,156							No	Earth Fare	26,998	05/31/25
50	AMF II	Valley View Business Center II			250,000					No	Complete Auto Repair Specialist	10,020	10/31/16

A-1-15

ANNEX A-1

			RESERVE CAPS(20)								LARGEST TENANT (3), (21), (22), (23)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
51	Barclays	Glendale Medical Office Building							190,000	No	Glendale Neurological	31,926	04/30/28
52	AMF II	Staybridge Suites Reno							750,000	No
53	AMF II	Town Center I & II			500,000					No	Steinmart	37,335	05/31/14
54	AMF II	Lincoln at Ivy Hills Apartments	250,000							No
55	Barclays	West Phoenix Mobile Home Park Portfolio								No
55.01	Barclays	Wigman Villa Mobile Home Park								No
55.02	Barclays	Estrella Villa Mobile Home Park								No
56	Barclays	Monroe Center			350,000					No	Hobby Lobby	54,831	05/31/20
57	AMF II	Edgebrook Center			300,000					No	Fiesta	30,891	12/31/17
58	Barclays	January Lane Townhomes								No
59	Barclays	South Towne Retail	80,000		225,000					No	Hobby Lobby	51,522	12/31/16
60	AMF II	Foothill Crossing			250,000					No	El Torito	7,166	04/30/22
61	KeyBank	Keep It Self Storage								No
62	Barclays	362 4th Avenue								Yes	Fresenius Dialysis Center	9,525	12/31/22
63	AMF II	Holiday Inn Express Georgetown	500,000							No
64	AMF II	Solana Shopping Center			350,000					No	La Montanita Co-Op Market	19,207	04/30/22
65	Barclays	5260 North Clark Street	25,000		75,000					No	Lady Gregory	8,590	08/31/25
66	KeyBank	Walgreens - Bonner Springs								Yes	Walgreens	14,820	01/31/85
67	AMF II	Lagoons MHC								No
68	Barclays	Walgreens - Elgin								Yes	Walgreens	14,490	09/30/77
69	Barclays	130 South Bemiston Avenue	90,982		257,400					No	Curtis, Heinz, Garrett	8,974	06/30/17
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	16,200							Yes	Chuck E Cheese’s	15,000	01/31/18
71	AMF II	Holland Crossing Apartments								No
72	KeyBank	Marketplace of Americus			174,000					No	Winn Dixie	47,718	02/21/26
73	KeyBank	Walgreens - Waynesboro								Yes	Walgreens	13,650	10/31/83
74	Barclays	Heritage Medical Park			66,322					No	Greater Metro Orthopedics	11,248	09/30/14
75	Barclays	Tempe Corporate Centre								No	East Valley Primary	8,152	06/30/16
76	Barclays	Warner Robins MHC								No
77	Barclays	St. Paul Building	25,380		157,356					No	Tidewater Legal Aid	9,796	07/31/14

A-1-16

ANNEX A-1

			2nd LARGEST TENANT (3), (21), (22), (23)			3rd LARGEST TENANT (3), (21), (22), (23)			4th LARGEST TENANT (3), (21), (22), (23)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	JPMCB	Legacy Place	Citizens Bank	47,641	06/30/20	L.L. Bean	29,806	07/31/19	Kings Bowling Alley	25,000	09/30/19
2	JPMCB	Americold Cold Storage Portfolio
2.01	JPMCB	Salem
2.02	JPMCB	Plover
2.03	JPMCB	Hermiston
2.04	JPMCB	Moses Lake
2.05	JPMCB	Fremont
2.06	JPMCB	Gadsden
2.07	JPMCB	Tomah
2.08	JPMCB	Tarboro
2.09	JPMCB	Delhi
2.10	JPMCB	Burlington
2.11	JPMCB	Marshall
2.12	JPMCB	Springdale
2.13	JPMCB	Montgomery
2.14	JPMCB	Texarkana
2.15	JPMCB	Birmingham
3	JPMCB	IDS Center	Lindquist & Vennum	118,936	12/31/16	Gray Plant Mooty	100,000	03/31/23	Merchant & Gould	77,403	08/31/19
4	Barclays	Southridge Mall	Kohl’s	85,247	01/31/20	H&M	16,627	01/31/22	Old Navy	12,860	06/30/23
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments
6.01	KeyBank	Windsor Place Apartments
6.02	KeyBank	Pathways Apartments
7	Barclays	Steelyard Commons Shopping Center	Marshalls	28,608	05/31/17	K & G Menswear	22,410	08/31/18	Staples	20,388	05/31/17
8	JPMCB	Sunset Tower Hotel
9	JPMCB	408-416 Fulton Street	House of Hoops by Footlocker	7,077	01/31/29
10	Barclays	Liberty Tree Mall & Strip Center	Marshalls	46,898	01/31/19	Sports Authority	33,609	01/31/23	Michael’s	27,490	07/31/17
11	Barclays	PNC Center	Carmody MacDonald	25,233	08/31/14	Chartis Claims, Inc.	22,397	11/30/17	Sansone Group	16,704	07/31/14
12	Barclays	Mission Grove Shopping Center	Mission Grove Theaters	66,400	02/28/37	Ralphs	45,654	10/31/16	Stein Mart	32,000	03/31/17
13	JPMCB	Shelbyville Road Plaza Phase II	Off Broadway Shoes	21,200	03/31/14	Cost Plus “World Market”	18,357	01/31/15	Fan Outfitters	10,210	08/31/15
14	JPMCB	Sava Holdings IHG Portfolio
14.01	JPMCB	Candlewood Suites DFW South
14.02	JPMCB	Staybridge Suites Plano/Richardson
14.03	JPMCB	Holiday Inn DFW Airport South
15	JPMCB	Links at Georgetown
16	AMF II	Chelsmore Multifamily Portfolio
16.01	AMF II	315-325 West 30th Street
16.02	AMF II	139 West 14th Street
16.03	AMF II	251 West 15th Street
16.04	AMF II	131-133 West 15th Street
16.05	AMF II	351 West 29th Street
16.06	AMF II	78 Washington Place
16.07	AMF II	140 West 15th Street
17	Barclays	Healthspring Operational Headquarters
18	JPMCB	DoubleTree - Chicago Northshore
19	Barclays	211 Fort Washington	US Bankruptcy	74,387	12/31/18	US Customs & Border	32,179	07/31/17	Barris, Scott	29,074	01/15/21
20	JPMCB	Candleton Village
21	JPMCB	The Element Apartments
22	Barclays	Courtyard Houston Medical Center
23	JPMCB	Cedar Hill Crossing	Staples	23,942	07/31/15	Petco	12,475	06/30/16	Party City	9,510	01/31/14
24	KeyBank	Northway Center	Conn’s	21,868	11/30/16	Goodwill Industries	19,906	01/31/20	OfficeMax	19,636	01/31/15
25	AMF II	Santa Monica Physicians Center	John S. Bettinger, DDS	2,183	04/30/18	Tristan Bickman, MD	1,943	03/31/23	David H. Yoshimaru, DDS	1,772	05/31/18
26	Barclays	Bridgeport Center	Delta Airlines	35,394	12/31/15	LabCorp	24,317	04/30/22	United Way of Tampa	17,264	04/30/18
27	Barclays	Fountain Square Apartment Portfolio
28	Barclays	Freeway Business Park	City of Columbus	35,521	07/31/14	American Institute for Research	33,352	06/30/14	Columbus Distributing	30,400	12/31/15
29	Barclays	Shops at Gun Hill Road - Home Depot
30	KeyBank	Homewood Suites - Miami
31	Barclays	Park 50	International Tech	27,200	07/31/16	Jedson Engineering	21,771	03/31/14	Buckhorn Materials	21,527	11/30/15
32	KeyBank	Bluerock Net Lease Portfolio
32.01	KeyBank	Walgreens - Abilene
32.02	KeyBank	Walgreens - Haltom
32.03	KeyBank	TCF Bank - Ground Lease
32.04	KeyBank	Applebee’s - Jonesboro
32.05	KeyBank	Dollar General - East Hartford
32.06	KeyBank	Dollar General - Jacksonville
33	AMF II	Courtyard Paramus
34	Barclays	Pipeline Village East & West	Babies R Us	30,790	01/31/17	Petco Southwest Inc	20,339	01/31/16	Party City	12,852	01/31/17
35	Barclays	Rosedale Marketplace	Office Max	21,932	01/31/18	Cost Plus	20,253	01/31/20	Dollar Tree	9,600	07/31/15
36	KeyBank	GSA Building - Jersey City
37	Barclays	LA Fitness Houston Portfolio
37.01	Barclays	LA Fitness - Energy Corridor
37.02	Barclays	LA Fitness - West Oaks
38	Barclays	North East Commerce Center	GSA	153,600	03/31/16
39	JPMCB	Peachtree Industrial Park	Adva Optical Networking North	67,483	11/03/19
40	AMF II	Safeway at Conifer Town Center	Safeway Fuel Pad	800	11/30/26
41	AMF II	TownePlace Suites - BWI
42	AMF II	Villas by the Lake Apartments
43	Barclays	Holiday Inn Express - Flowood
44	JPMCB	626 West Jackson	Applegate & Thorne-Thomsen, P.C.	14,554	08/31/22	Thompson Flanagan & Company LLC	9,918	07/15/17	Rightpoint Consulting, LLC	6,586	06/01/16
45	JPMCB	Marquis Williamsburg	Dick’s Sporting Goods	45,000	01/31/22
46	AMF II	Vero Green Apartments
47	Barclays	Carbon Plaza	Big Lots	28,000	01/13/17	Lehighton Entertainment Group “Mahoning Cinema”	24,827	12/31/16	Rite Aid Corporation	9,600	06/30/16
48	AMF II	Midtown Shopping Center	Big Lots	37,171	01/31/19	Ashland Gattiland, Inc.	17,500	01/31/16	Rent-A-Center	5,381	05/31/17
49	Barclays	Huntsville Plaza	Jo-Ann Fabrics	15,459	01/31/22	Powerhouse Fitness	14,922	10/31/20	Guitar Center	14,202	10/31/21
50	AMF II	Valley View Business Center II	Linc Services, LLC	7,200	01/31/14	LED Universal, LLC	7,200	05/31/18	Advantage Plus Consulting	6,454	12/31/17

A-1-17

ANNEX A-1

			2nd LARGEST TENANT (3), (21), (22), (23)			3rd LARGEST TENANT (3), (21), (22), (23)			4th LARGEST TENANT (3), (21), (22), (23)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
51	Barclays	Glendale Medical Office Building	21st Century Oncology	6,497	03/31/23	Quest Research Institute	1,675	11/30/17	LabCorp	998	07/31/15
52	AMF II	Staybridge Suites Reno
53	AMF II	Town Center I & II	PetSmart	19,389	02/06/18	Home Town Buffet (Ground Lease)	9,784	12/31/16	TD Ameritrade	3,879	12/31/19
54	AMF II	Lincoln at Ivy Hills Apartments
55	Barclays	West Phoenix Mobile Home Park Portfolio
55.01	Barclays	Wigman Villa Mobile Home Park
55.02	Barclays	Estrella Villa Mobile Home Park
56	Barclays	Monroe Center	Dunham’s Sports	41,000	01/31/18	Ollies Bargain Outlet	29,505	09/30/19	Staples	18,194	12/31/21
57	AMF II	Edgebrook Center	Family Dollar	9,150	12/31/15	Bridgestone/Firestone	8,360	06/30/16	Uniform Superstore	5,040	12/31/13
58	Barclays	January Lane Townhomes
59	Barclays	South Towne Retail	Planet Fitness	20,000	07/31/23	Dollar Tree	10,300	09/30/19	West Marine Products	4,000	01/31/18
60	AMF II	Foothill Crossing	Sleep Train Mattress Center	4,950	09/30/17	Citibank	4,000	10/31/17	El Pollo Loco	2,645	08/31/27
61	KeyBank	Keep It Self Storage
62	Barclays	362 4th Avenue
63	AMF II	Holiday Inn Express Georgetown
64	AMF II	Solana Shopping Center	Undisputed	3,600	01/31/18	Real Butcher Shop	3,000	10/31/17	Park Ship & Mail	1,593	09/30/16
65	Barclays	5260 North Clark Street	Realty & Mortgage	5,455	06/01/28	Pars Grocery	3,829	07/31/19	PH Productions	1,706	05/31/17
66	KeyBank	Walgreens - Bonner Springs
67	AMF II	Lagoons MHC
68	Barclays	Walgreens - Elgin
69	Barclays	130 South Bemiston Avenue	Geile/Leon Inc.	5,571	10/31/15	Worldwide Express	5,533	09/30/17	Blick & Associates	4,893	02/28/18
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s
71	AMF II	Holland Crossing Apartments
72	KeyBank	Marketplace of Americus	CATO	4,640	01/31/14	Amedisys Home Health	2,800	11/30/13	Alltel Wireless	1,760	10/31/14
73	KeyBank	Walgreens - Waynesboro
74	Barclays	Heritage Medical Park	Finizio-Radiology Imaging Assoc., P.C.	10,108	12/31/14	Oncology-Hematology Assoc., P.A. Katzen	8,865	07/31/18	Pediatrix Medical Group of the Mid-Atlantic, P.C.	2,940	02/28/17
75	Barclays	Tempe Corporate Centre	Triad Chiropractic	7,055	08/31/16	Vibrant Care	3,940	05/31/16	Morrison Vein & Lase	3,369	09/30/14
76	Barclays	Warner Robins MHC
77	Barclays	St. Paul Building	Commonwealth of Virginia	7,708	12/31/17	Norfolk Sheriff’s Office	3,459	12/31/13	Cox Virginia Telecom	3,128	06/30/16

A-1-18

ANNEX A-1

5th LARGEST TENANT (3), (21), (22), (23)

					Lease	Loan
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(24)
1	JPMCB	Legacy Place	Urban Outfitters	11,505	01/31/20	Refinance	SDM Holdings LLC
2	JPMCB	Americold Cold Storage Portfolio				Refinance	Americold Realty Operating Partnership, L.P.
2.01	JPMCB	Salem
2.02	JPMCB	Plover
2.03	JPMCB	Hermiston
2.04	JPMCB	Moses Lake
2.05	JPMCB	Fremont
2.06	JPMCB	Gadsden
2.07	JPMCB	Tomah
2.08	JPMCB	Tarboro
2.09	JPMCB	Delhi
2.10	JPMCB	Burlington
2.11	JPMCB	Marshall
2.12	JPMCB	Springdale
2.13	JPMCB	Montgomery
2.14	JPMCB	Texarkana
2.15	JPMCB	Birmingham
3	JPMCB	IDS Center	Hays Group	53,682	04/30/18	Acquisition	Dalet Properties Management, LLC, Dalet Investment Properties, LLLP, Dalet Investment Properties (US), LLLP
4	Barclays	Southridge Mall	Shoe Dept. Encore	10,623	06/30/23	Refinance	Simon Property Group, L.P.
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments				Acquisition	Glenn R. Hanson, James M. Malandrinos
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments				Acquisition	Glenn R. Hanson, James M. Malandrinos
6.01	KeyBank	Windsor Place Apartments
6.02	KeyBank	Pathways Apartments
7	Barclays	Steelyard Commons Shopping Center	Old Navy	19,000	07/31/17	Refinance	Mitchell Schneider
8	JPMCB	Sunset Tower Hotel				Refinance	Peter Krulewitch, Jeff Klein
9	JPMCB	408-416 Fulton Street				Refinance	Jeff Sutton, Eli Gindi, Jeffrey Gindi
10	Barclays	Liberty Tree Mall & Strip Center	Kids For Less	23,107	04/30/23	Refinance	Mayflower Realty LLC
11	Barclays	PNC Center	Spartech Corporation	16,035	11/30/14	Refinance	Gregory P. Forester
12	Barclays	Mission Grove Shopping Center	Mission Grove Car Wash	7,100	08/16/18	Refinance	Mark Rubin, Pamela Rubin et al.
13	JPMCB	Shelbyville Road Plaza Phase II	Quest Outdoors	9,191	03/31/16	Refinance	J. Scott Hagan
14	JPMCB	Sava Holdings IHG Portfolio				Refinance	Suhas S. Naik, Ajay V. Kothari
14.01	JPMCB	Candlewood Suites DFW South
14.02	JPMCB	Staybridge Suites Plano/Richardson
14.03	JPMCB	Holiday Inn DFW Airport South
15	JPMCB	Links at Georgetown				Acquisition	M. Patrick Carroll, Darren W. DeVore
16	AMF II	Chelsmore Multifamily Portfolio				Refinance	Joan Price Rahav
16.01	AMF II	315-325 West 30th Street
16.02	AMF II	139 West 14th Street
16.03	AMF II	251 West 15th Street
16.04	AMF II	131-133 West 15th Street
16.05	AMF II	351 West 29th Street
16.06	AMF II	78 Washington Place
16.07	AMF II	140 West 15th Street
17	Barclays	Healthspring Operational Headquarters				Acquisition	Griffin Capital Corporation
18	JPMCB	DoubleTree - Chicago Northshore				Refinance	Waterton Tactical Real Estate Fund I, L.L.C., Waterton Commercial Properties, L.L.C.
19	Barclays	211 Fort Washington	Department of Labor	22,337	05/11/18	Refinance	Jean Minskoff Grant, Francis C. Grant III, Alan Minskoff, Royanne Minskoff, Robb Aley Allan, Sara Minskoff Allan
20	JPMCB	Candleton Village				Acquisition	W. Leonard Blevins, Winco, L.L.C.
21	JPMCB	The Element Apartments				Acquisition	Optimus US Real Estate LP
22	Barclays	Courtyard Houston Medical Center				Acquisition	Chatham Lodging Trust
23	JPMCB	Cedar Hill Crossing	Dollar Tree	7,958	03/31/17	Acquisition	Asher Roshanzamir
24	KeyBank	Northway Center	Jo-Ann Fabrics	11,300	05/31/16	Refinance	Scott Satterfield, Greg Helm
25	AMF II	Santa Monica Physicians Center	Sundance Physical Therapy	1,665	01/31/14	Refinance	Albert Taban
26	Barclays	Bridgeport Center	Thompson Publishing Group	9,571	03/31/15	Acquisition	Sergio Socolsky
27	Barclays	Fountain Square Apartment Portfolio				Refinance	STS Family Trust U/A/D July 31, 2007, Cary Rosenblum, Benjamin Brewer, Ryan Seibels, C. Hunter Nelson
28	Barclays	Freeway Business Park	Ohio Dept. of Health	28,800	06/30/13	Refinance	Robert E. Yoakam, Sr., James L. Deagle, Robert T. Taggart
29	Barclays	Shops at Gun Hill Road - Home Depot				Refinance	Forest City Enterprises, Inc.
30	KeyBank	Homewood Suites - Miami				Refinance	Apple REIT Seven, Inc.
31	Barclays	Park 50	MilAir	16,000	05/31/14	Refinance	Gregory K. Crowell, Daniel R. Rolfes
32	KeyBank	Bluerock Net Lease Portfolio				Refinance	Bluerock Real Estate, L.L.C.
32.01	KeyBank	Walgreens - Abilene
32.02	KeyBank	Walgreens - Haltom
32.03	KeyBank	TCF Bank - Ground Lease
32.04	KeyBank	Applebee’s - Jonesboro
32.05	KeyBank	Dollar General - East Hartford
32.06	KeyBank	Dollar General - Jacksonville
33	AMF II	Courtyard Paramus				Refinance	Anne Herrera, The Anne M. Herrera 2004 Irrevocable Trust
34	Barclays	Pipeline Village East & West	Mens Warehouse	6,000	02/28/15	Refinance	Alan C. Fox
35	Barclays	Rosedale Marketplace	Men’s Warehouse	8,488	05/31/22	Refinance	Tanurb
36	KeyBank	GSA Building - Jersey City				Refinance	A. Alex Lari
37	Barclays	LA Fitness Houston Portfolio				Refinance	Carl J. Greenwood, James F. McKenzie
37.01	Barclays	LA Fitness - Energy Corridor
37.02	Barclays	LA Fitness - West Oaks
38	Barclays	North East Commerce Center				Acquisition	Samuel Kirschenbaum, Benjamin Rubin
39	JPMCB	Peachtree Industrial Park				Acquisition	Jonathan Garrity, Edward Epstein
40	AMF II	Safeway at Conifer Town Center				Refinance	2005 ZST/TBT Descendant’s Trust - T Trust, Zaffar S. Tabani
41	AMF II	TownePlace Suites - BWI				Refinance	Michael M. Dickens
42	AMF II	Villas by the Lake Apartments				Acquisition	J. David Kelsey, Matthew A. Sharp
43	Barclays	Holiday Inn Express - Flowood				Refinance	L. Rodney Chamblee
44	JPMCB	626 West Jackson	IMG Worldwide, Inc	4,473	06/30/16	Refinance	Scott Goodman, Andrew Gloor
45	JPMCB	Marquis Williamsburg				Acquisition	Cole Operating Partnership IV, LP
46	AMF II	Vero Green Apartments				Refinance	Robert J. Finlay
47	Barclays	Carbon Plaza	Evielan, LLC	8,957	10/31/17	Refinance	Alan Jaffey, Craig Jaffey
48	AMF II	Midtown Shopping Center	China Wok	2,565	01/31/15	Acquisition	Michael G. Bisciotti
49	Barclays	Huntsville Plaza	Chipotle	2,400	06/30/22	Acquisition	Yale I. Paprin
50	AMF II	Valley View Business Center II	Steven’s Frozen Chillers	5,690	09/30/14	Refinance	Terrall C. York

A-1-19

ANNEX A-1

			5th LARGEST TENANT (3), (21), (22), (23)

					Lease	Loan
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(24)
51	Barclays	Glendale Medical Office Building	Dr. Leleszi	545	06/30/13	Refinance	Realty Enterprises SPE, Inc., Christine Jonna Piligian, Louis E. Rentz, Michael A. Nigro, Howard S. Rossman, et al.
52	AMF II	Staybridge Suites Reno				Refinance	Sushil Patel, Lynn C. Fritz
53	AMF II	Town Center I & II	Vicara Station	3,538	07/31/20	Refinance	Travis Family Investments, Inc.
54	AMF II	Lincoln at Ivy Hills Apartments				Acquisition	Roger Beit, Mark Paley
55	Barclays	West Phoenix Mobile Home Park Portfolio				Refinance	The Vanderhout Family Limited Partnership, Cornelis B. Vanderhout
55.01	Barclays	Wigman Villa Mobile Home Park
55.02	Barclays	Estrella Villa Mobile Home Park
56	Barclays	Monroe Center				Acquisition	Jason W. Moore
57	AMF II	Edgebrook Center	All Smiles Dental	4,386	07/01/21	Acquisition	Fernando De Leon
58	Barclays	January Lane Townhomes				Refinance	Teddy D. Etheridge, Stefan T. Toth, Leonard G. Toth
59	Barclays	South Towne Retail	Radio Shack	2,500	08/31/18	Refinance	David Israel
60	AMF II	Foothill Crossing	H Massage	1,200	04/15/18	Acquisition	Soheil Alexander Soleimani
61	KeyBank	Keep It Self Storage				Refinance	Ben A. Dalby
62	Barclays	362 4th Avenue				Refinance	Steven J. Guttman
63	AMF II	Holiday Inn Express Georgetown				Refinance	Vinay Bhatt
64	AMF II	Solana Shopping Center	Pho Kim	1,416	02/28/18	Refinance	Robert Rubenstein
65	Barclays	5260 North Clark Street	RJ Greyman (RAD Vintage)	1,649	09/30/15	Refinance	Harold Rider, Sr., Sigmund Petrovich
66	KeyBank	Walgreens - Bonner Springs				Acquisition	Peter Y. Jensen
67	AMF II	Lagoons MHC				Refinance	Charles Johnston, Alexander Stewart
68	Barclays	Walgreens - Elgin				Refinance	Lawrence B. Levey
69	Barclays	130 South Bemiston Avenue	Hankin & Devereaux	3,616	12/31/14	Refinance	Gregory P. Forester
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s				Refinance	Forest City Enterprises, Inc.
71	AMF II	Holland Crossing Apartments				Refinance	James E. Dixon, Jr.
72	KeyBank	Marketplace of Americus	Merle Norman Salon and Spa	1,400	05/31/13	Refinance	Victory Real Estate Investments, LLC
73	KeyBank	Walgreens - Waynesboro				Acquisition	Peter Y. Jensen
74	Barclays	Heritage Medical Park				Refinance	Stephen Berlin
75	Barclays	Tempe Corporate Centre	Arizona Exclusive In	3,333	01/31/16	Refinance	Tempe CC, L.L.C.
76	Barclays	Warner Robins MHC				Acquisition	Louis J. Rogers
77	Barclays	St. Paul Building	Archer Western	2,499	12/31/15	Refinance	Gary W. Maxwell

A-1-20

ANNEX A-1
									Total Debt	Total Debt		Total Debt
			Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(25)	Permitted (Y/N)	Exist (Y/N)(26)	Amount ($)	Type	Balance ($)	DSCR	Current LTV %	Debt Yield %
1	JPMCB	Legacy Place	Yes	Hard	No	Yes	75,000,000	A-2 Note	200,000,000	1.45	54.8%	8.6%
2	JPMCB	Americold Cold Storage Portfolio	Yes	Soft	No	Yes	212,000,000	A-2 Note (110.0mm) / Mezzanine Loan (102.0mm)	321,583,576	1.42	74.8%	10.7%
2.01	JPMCB	Salem
2.02	JPMCB	Plover
2.03	JPMCB	Hermiston
2.04	JPMCB	Moses Lake
2.05	JPMCB	Fremont
2.06	JPMCB	Gadsden
2.07	JPMCB	Tomah
2.08	JPMCB	Tarboro
2.09	JPMCB	Delhi
2.10	JPMCB	Burlington
2.11	JPMCB	Marshall
2.12	JPMCB	Springdale
2.13	JPMCB	Montgomery
2.14	JPMCB	Texarkana
2.15	JPMCB	Birmingham
3	JPMCB	IDS Center	Yes	Hard	Yes	Yes	92,510,258	A-1 Note / Permitted Mezzanine	182,510,258	1.68	71.3%	11.0%
4	Barclays	Southridge Mall	Yes	CMA	No	Yes	75,000,000	A-1 Note	125,000,000	1.53	69.1%	9.2%
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments	Yes	Soft	No	Yes	4,525,000	Mezzanine Loan	28,375,000	1.11	86.4%	8.0%
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments	Yes	Soft	No	Yes	4,475,000	Mezzanine Loan	27,325,000	1.11	86.4%	8.0%
6.01	KeyBank	Windsor Place Apartments
6.02	KeyBank	Pathways Apartments
7	Barclays	Steelyard Commons Shopping Center	Yes	CMA	No	Yes	6,000,000	Mezzanine Loan	46,000,000	1.22	80.1%	8.5%
8	JPMCB	Sunset Tower Hotel	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9	JPMCB	408-416 Fulton Street	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
10	Barclays	Liberty Tree Mall & Strip Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
11	Barclays	PNC Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
12	Barclays	Mission Grove Shopping Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	Shelbyville Road Plaza Phase II	Yes	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
14	JPMCB	Sava Holdings IHG Portfolio	Yes	Hard	No	Yes	7,000,000	Mezzanine Loan	33,000,000	1.45	83.8%	10.0%
14.01	JPMCB	Candlewood Suites DFW South
14.02	JPMCB	Staybridge Suites Plano/Richardson
14.03	JPMCB	Holiday Inn DFW Airport South
15	JPMCB	Links at Georgetown	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16	AMF II	Chelsmore Multifamily Portfolio	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16.01	AMF II	315-325 West 30th Street
16.02	AMF II	139 West 14th Street
16.03	AMF II	251 West 15th Street
16.04	AMF II	131-133 West 15th Street
16.05	AMF II	351 West 29th Street
16.06	AMF II	78 Washington Place
16.07	AMF II	140 West 15th Street
17	Barclays	Healthspring Operational Headquarters	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	DoubleTree - Chicago Northshore	Yes	Hard	No	Yes	5,000,000	Mezzanine Loan	28,467,614	1.44	64.7%	9.6%
19	Barclays	211 Fort Washington	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
20	JPMCB	Candleton Village	Yes	Soft	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
21	JPMCB	The Element Apartments	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
22	Barclays	Courtyard Houston Medical Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23	JPMCB	Cedar Hill Crossing	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24	KeyBank	Northway Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
25	AMF II	Santa Monica Physicians Center	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
26	Barclays	Bridgeport Center	Yes	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
27	Barclays	Fountain Square Apartment Portfolio	Yes	CMA	No	Yes	3,500,000	Preferred Equity	20,750,000	1.17	89.2%	8.0%
28	Barclays	Freeway Business Park	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29	Barclays	Shops at Gun Hill Road - Home Depot	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
30	KeyBank	Homewood Suites - Miami	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	Barclays	Park 50	Yes	CMA	Yes	No	NAP	Permitted Unsecured Subordinate Loan	NAP	NAP	NAP	NAP
32	KeyBank	Bluerock Net Lease Portfolio	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
32.01	KeyBank	Walgreens - Abilene
32.02	KeyBank	Walgreens - Haltom
32.03	KeyBank	TCF Bank - Ground Lease
32.04	KeyBank	Applebee’s - Jonesboro
32.05	KeyBank	Dollar General - East Hartford
32.06	KeyBank	Dollar General - Jacksonville
33	AMF II	Courtyard Paramus	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Barclays	Pipeline Village East & West	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	Barclays	Rosedale Marketplace	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
36	KeyBank	GSA Building - Jersey City	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37	Barclays	LA Fitness Houston Portfolio	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Barclays	LA Fitness - Energy Corridor
37.02	Barclays	LA Fitness - West Oaks
38	Barclays	North East Commerce Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
39	JPMCB	Peachtree Industrial Park	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40	AMF II	Safeway at Conifer Town Center	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
41	AMF II	TownePlace Suites - BWI	Yes	Springing	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
42	AMF II	Villas by the Lake Apartments	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
43	Barclays	Holiday Inn Express - Flowood	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
44	JPMCB	626 West Jackson	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
45	JPMCB	Marquis Williamsburg	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
46	AMF II	Vero Green Apartments	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
47	Barclays	Carbon Plaza	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
48	AMF II	Midtown Shopping Center	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
49	Barclays	Huntsville Plaza	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
50	AMF II	Valley View Business Center II	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1

									Total Debt	Total Debt		Total Debt
			Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(25)	Permitted (Y/N)	Exist (Y/N)(26)	Amount ($)	Type	Balance ($)	DSCR	Current LTV %	Debt Yield %
51	Barclays	Glendale Medical Office Building	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
52	AMF II	Staybridge Suites Reno	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
53	AMF II	Town Center I & II	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
54	AMF II	Lincoln at Ivy Hills Apartments	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
55	Barclays	West Phoenix Mobile Home Park Portfolio	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
55.01	Barclays	Wigman Villa Mobile Home Park
55.02	Barclays	Estrella Villa Mobile Home Park
56	Barclays	Monroe Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
57	AMF II	Edgebrook Center	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
58	Barclays	January Lane Townhomes	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
59	Barclays	South Towne Retail	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
60	AMF II	Foothill Crossing	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
61	KeyBank	Keep It Self Storage	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
62	Barclays	362 4th Avenue	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
63	AMF II	Holiday Inn Express Georgetown	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
64	AMF II	Solana Shopping Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
65	Barclays	5260 North Clark Street	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
66	KeyBank	Walgreens - Bonner Springs	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
67	AMF II	Lagoons MHC	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
68	Barclays	Walgreens - Elgin	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
69	Barclays	130 South Bemiston Avenue	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
71	AMF II	Holland Crossing Apartments	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
72	KeyBank	Marketplace of Americus	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
73	KeyBank	Walgreens - Waynesboro	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
74	Barclays	Heritage Medical Park	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
75	Barclays	Tempe Corporate Centre	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
76	Barclays	Warner Robins MHC	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
77	Barclays	St. Paul Building	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2010	2010	2010	2011	2011	2011	2012	2012	2012	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Legacy Place																1
2	JPMCB	Americold Cold Storage Portfolio																2
2.01	JPMCB	Salem																2.01
2.02	JPMCB	Plover																2.02
2.03	JPMCB	Hermiston																2.03
2.04	JPMCB	Moses Lake																2.04
2.05	JPMCB	Fremont																2.05
2.06	JPMCB	Gadsden																2.06
2.07	JPMCB	Tomah																2.07
2.08	JPMCB	Tarboro																2.08
2.09	JPMCB	Delhi																2.09
2.10	JPMCB	Burlington																2.10
2.11	JPMCB	Marshall																2.11
2.12	JPMCB	Springdale																2.12
2.13	JPMCB	Montgomery																2.13
2.14	JPMCB	Texarkana																2.14
2.15	JPMCB	Birmingham																2.15
3	JPMCB	IDS Center																3
4	Barclays	Southridge Mall																4
5	KeyBank	Colony Hills Portfolio Loans - Yester Oaks Apartments																5
6	KeyBank	Colony Hills Portfolio Loans - Windsor Place and Pathways Apartments																6
6.01	KeyBank	Windsor Place Apartments																6.01
6.02	KeyBank	Pathways Apartments																6.02
7	Barclays	Steelyard Commons Shopping Center																7
8	JPMCB	Sunset Tower Hotel	78.4%	285.04	223.44	81.7%	311.92	254.85	80.7%	322.24	259.91	83.9%	320.21	268.50	83.9%	320.21	268.50	8
9	JPMCB	408-416 Fulton Street																9
10	Barclays	Liberty Tree Mall & Strip Center																10
11	Barclays	PNC Center																11
12	Barclays	Mission Grove Shopping Center																12
13	JPMCB	Shelbyville Road Plaza Phase II																13
14	JPMCB	Sava Holdings IHG Portfolio				79.2%	76.84	60.89	81.9%	78.36	64.17	82.1%	79.12	64.95	82.1%	79.12	64.95	14
14.01	JPMCB	Candlewood Suites DFW South				90.8%	56.66	51.43	91.7%	58.83	53.96	91.9%	58.97	54.17	91.9%	58.97	54.17	14.01
14.02	JPMCB	Staybridge Suites Plano/Richardson				75.7%	90.80	68.73	80.3%	89.75	72.11	80.7%	91.12	73.53	80.7%	91.12	73.53	14.02
14.03	JPMCB	Holiday Inn DFW Airport South				68.0%	97.44	66.25	71.2%	98.91	70.38	71.3%	100.03	71.35	71.3%	100.03	71.35	14.03
15	JPMCB	Links at Georgetown																15
16	AMF II	Chelsmore Multifamily Portfolio																16
16.01	AMF II	315-325 West 30th Street																16.01
16.02	AMF II	139 West 14th Street																16.02
16.03	AMF II	251 West 15th Street																16.03
16.04	AMF II	131-133 West 15th Street																16.04
16.05	AMF II	351 West 29th Street																16.05
16.06	AMF II	78 Washington Place																16.06
16.07	AMF II	140 West 15th Street																16.07
17	Barclays	Healthspring Operational Headquarters																17
18	JPMCB	DoubleTree - Chicago Northshore	72.0%	93.88	67.59	76.0%	97.65	74.21	76.6%	106.17	81.33	76.1%	106.77	81.20	76.1%	106.77	81.20	18
19	Barclays	211 Fort Washington																19
20	JPMCB	Candleton Village																20
21	JPMCB	The Element Apartments																21
22	Barclays	Courtyard Houston Medical Center	47.9%	101.00	48.00	65.7%	111.00	73.00	73.0%	121.00	88.00				73.0%	121.00	88.57	22
23	JPMCB	Cedar Hill Crossing																23
24	KeyBank	Northway Center																24
25	AMF II	Santa Monica Physicians Center																25
26	Barclays	Bridgeport Center																26
27	Barclays	Fountain Square Apartment Portfolio																27
28	Barclays	Freeway Business Park																28
29	Barclays	Shops at Gun Hill Road - Home Depot																29
30	KeyBank	Homewood Suites - Miami	86.1%	112.32	96.71	91.3%	115.63	105.57	87.8%	124.39	109.21				87.8%	124.39	109.21	30
31	Barclays	Park 50																31
32	KeyBank	Bluerock Net Lease Portfolio																32
32.01	KeyBank	Walgreens - Abilene																32.01
32.02	KeyBank	Walgreens - Haltom																32.02
32.03	KeyBank	TCF Bank - Ground Lease																32.03
32.04	KeyBank	Applebee’s - Jonesboro																32.04
32.05	KeyBank	Dollar General - East Hartford																32.05
32.06	KeyBank	Dollar General - Jacksonville																32.06
33	AMF II	Courtyard Paramus	71.1%	117.37	83.45	75.9%	118.21	89.72	74.4%	116.38	86.58	73.7%	117.70	86.74	73.7%	117.70	86.74	33
34	Barclays	Pipeline Village East & West																34
35	Barclays	Rosedale Marketplace																35
36	KeyBank	GSA Building - Jersey City																36
37	Barclays	LA Fitness Houston Portfolio																37
37.01	Barclays	LA Fitness - Energy Corridor																37.01
37.02	Barclays	LA Fitness - West Oaks																37.02
38	Barclays	North East Commerce Center																38
39	JPMCB	Peachtree Industrial Park																39
40	AMF II	Safeway at Conifer Town Center																40
41	AMF II	TownePlace Suites - BWI	69.6%	100.14	69.67	75.9%	95.14	72.21	72.0%	102.04	73.46	71.6%	100.69	72.04	71.6%	101.31	72.54	41
42	AMF II	Villas by the Lake Apartments																42
43	Barclays	Holiday Inn Express - Flowood	59.9%	98.83	59.24	66.2%	97.48	64.50	71.2%	101.65	72.32	72.4%	102.06	73.89	72.4%	102.60	73.89	43
44	JPMCB	626 West Jackson																44
45	JPMCB	Marquis Williamsburg																45
46	AMF II	Vero Green Apartments																46
47	Barclays	Carbon Plaza																47
48	AMF II	Midtown Shopping Center																48
49	Barclays	Huntsville Plaza																49
50	AMF II	Valley View Business Center II																50

A-1-23

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2010	2010	2010	2011	2011	2011	2012	2012	2012	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
51	Barclays	Glendale Medical Office Building																51
52	AMF II	Staybridge Suites Reno	61.9%	96.28	59.59	66.2%	95.42	63.18	70.3%	93.60	65.78	69.0%	95.06	65.59	69.0%	95.06	65.59	52
53	AMF II	Town Center I & II																53
54	AMF II	Lincoln at Ivy Hills Apartments																54
55	Barclays	West Phoenix Mobile Home Park Portfolio																55
55.01	Barclays	Wigman Villa Mobile Home Park																55.01
55.02	Barclays	Estrella Villa Mobile Home Park																55.02
56	Barclays	Monroe Center																56
57	AMF II	Edgebrook Center																57
58	Barclays	January Lane Townhomes																58
59	Barclays	South Towne Retail																59
60	AMF II	Foothill Crossing																60
61	KeyBank	Keep It Self Storage																61
62	Barclays	362 4th Avenue																62
63	AMF II	Holiday Inn Express Georgetown				58.4%	96.37	56.28	61.4%	99.08	60.83				61.4%	99.08	60.83	63
64	AMF II	Solana Shopping Center																64
65	Barclays	5260 North Clark Street																65
66	KeyBank	Walgreens - Bonner Springs																66
67	AMF II	Lagoons MHC																67
68	Barclays	Walgreens - Elgin																68
69	Barclays	130 South Bemiston Avenue																69
70	Barclays	Shops at Gun Hill Road - Chuck E. Cheese’s																70
71	AMF II	Holland Crossing Apartments																71
72	KeyBank	Marketplace of Americus																72
73	KeyBank	Walgreens - Waynesboro																73
74	Barclays	Heritage Medical Park																74
75	Barclays	Tempe Corporate Centre																75
76	Barclays	Warner Robins MHC																76
77	Barclays	St. Paul Building																77

A-1-24

Footnotes to Annex A-1

(1)
“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller; “AMF II” denotes Archetype Mortgage Funding II LLC, as Mortgage Loan Seller; “KeyBank” denotes KeyBank National Association, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, Americold Cold Storage Portfolio, the total portfolio consists of 77,464,416 cubic feet of storage space and a total pallet capacity of 462,569 pallets as of December 31, 2012.

With respect to Loan No. 32, Bluerock Net Lease Portfolio, the measurement of the tenant-owned improvements on the TCF Bank - Ground Lease mortgaged property are used in the calculation of Units, Occupancy %, Original Balance per Unit ($), Current Balance per Unit ($) and Largest Tenant Unit Size.

(3)
In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting, but have not yet commenced paying rent and/or are not in occupancy. In certain other cases, mortgaged properties may have tenants that are currently dark, but still continue to pay rent.

With respect to Loan No. 4, Southridge Mall, occupancy includes temporary tenants occupying 20,524 square feet.

With respect to Loan No. 7, Steelyard Commons Shopping Center, Aldi, the sixth largest tenant by square footage has executed a ground lease but has not taken occupancy. Aldi executed a ground lease for 15,808 square feet at the mortgaged property on November 1, 2012, at which it is constructing its own building primarily at its own cost. Aldi’s rent will commence on the earlier of (i) the tenant opening for business or (ii) the date which is 300 days after it takes possession. The lease term is 15 years and has an outside commencement date of February 2014, but Aldi is expected to commence paying rent in October 2013.

With respect to Loan No. 7, Steelyard Commons Shopping Center, the largest tenant by square footage, Best Buy, is dark but the tenant continues to pay its rent obligation and its lease expires January 1, 2018. 50% of the tenant’s base rent is included in the underwriting.

With respect to Loan No. 10, Liberty Tree Mall & Strip Center, occupancy includes temporary tenants occupying 76,269 square feet.

With respect to Loan No. 11, PNC Center, Smith Amundsen, the eighth largest tenant by square footage has executed a lease but has not yet taken occupancy of its space. Smith Amundsen is expected to take occupancy in June 2013 and is included in the occupancy and underwriting.

With respect to Loan No. 13, Shelbyville Road Plaza Phase II, Catherine’s, the thirteenth largest tenant by square footage, has executed a lease but has not yet taken occupancy of its space.  The tenant is included in the occupancy and underwriting.

With respect to Loan No. 16, Chelsmore Multifamily Portfolio, a fire occurred at the 251 West 15th Street mortgaged property in early April 2013.  In total, 14 apartments and portions of the common area sustained various degrees of damage.  Three of the apartment units that were damaged have been restored and are currently occupied.  The remaining eleven damaged apartment units are currently unoccupied and under repair.  It was estimated that it would take approximately 6 to 8 weeks from the date of the fire to complete repairs to the damaged units and common areas.  The lost rent for the duration of the 11 damaged apartment units being uninhabitable, and the cost of repairs for said units, are covered by the mortgaged property’s insurance policy.  The Occupancy % reported on Annex A-1 for the mortgaged property includes the uninhabitable apartment units as being occupied.

With respect to Loan No. 24, Northway Center, the tenant, Davita, currently occupies a 5,400 square feet space but has executed an amendment to its lease detailing the terms of a future move to a new, 10,479 square feet space within the mortgaged property.

With respect to Loan No. 57, Edgebrook Center, the fifth largest tenant by square footage, All Smiles Dental, is in occupancy of its space but has filed for bankruptcy.  The Occupancy % reported on Annex A-1 for the mortgaged property includes All Smiles Dental as being in occupancy, however, the tenant was treated as vacant in determining the UW NCF.

A-1-25

Footnotes to Annex A-1

With respect to Loan No. 64, Solana Shopping Center, the third largest tenant by square footage, Real Butcher Shop, is currently dark due to a fire which delayed the tenant’s move in date.  The Occupancy % reported on Annex A-1 for the mortgaged property includes Real Butcher Shop as being in occupancy.  The tenant continues to pay rent on the entire space.  A reserve in the amount of $33,000, representing 12 months of rent, was taken at the closing of the mortgage loan and will be released upon the tenant taking occupancy.

(4)
With respect to all mortgage loans, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though for certain mortgage loans the appraiser provided “as-stabilized” values based on certain criteria being met.

(5)
With respect to Loan No. 1, Legacy Place, the mortgage loan is part of a $200,000,000 Whole Loan which is comprised of two pari passu components (Notes A-1 and  Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $125,000,000 and is being contributed to the JPMBB 2013-C12 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $75,000,000 and was contributed to the JPMCC 2013-LC11 Trust. Unless otherwise clearly indicated, all loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 2, Americold Cold Storage Portfolio, the mortgage loan is part of a $220,000,000 Whole Loan which is comprised of two pari passu components (Notes A-1 and  Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $109,791,788 and is being contributed to the JPMBB 2013-C12 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $109,791,788 and is expected to be contributed to a future securitization trust. Unless otherwise clearly indicated, all loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 3, IDS Center, the mortgage loan is part of a $182,510,258 Whole Loan which is comprised of two pari passu components (Notes A-1 and  Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $90,000,000 and is being contributed to the JPMBB 2013-C12 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $92,510,258 and is expected to be contributed to a future securitization trust. Unless otherwise clearly indicated, all loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 4, Southridge Mall, the mortgage loan is part of a $125,000,000 Whole Loan which is comprised of two pari passu components (Notes A-1 and  Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is being contributed to the JPMBB 2013-C12 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75,000,000 and is expected to be contributed to a future securitization trust. Unless otherwise clearly indicated, all loan level metrics are based on the Whole Loan balance.

(6)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), Maturity/ARD Balance ($) is allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	Each number identifies a group of related borrowers.

(8)
For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, Trustee Fee Rate (including the Certificate Administrator Fee Rate) and the Senior Trust Advisor Fee Rate (together, the “Admin Fee %”).

(9)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)
With respect to all mortgage loans, with the exception of mortgage loans that are interest-only for the entire term, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

A-1-26

Footnotes to Annex A-1

(11)
With respect to Loan No. 9, 408-416 Fulton Street, the mortgage loan has an ARD feature with an anticipated repayment date of May 1, 2023, with an increase in the interest rate equal to 3.0% per annum plus the greater of (i) 3.8% per annum, or (ii) the current 10-year swap yield as determined on the first Business Day after the ARD, until the Final Mat Date of November 1, 2028. In no event shall the increased interest rate exceed the initial interest rate plus 5.0% per annum.

With respect to Loan No. 32, Bluerock Net Lease Portfolio, the mortgage loan has an ARD feature with an anticipated repayment date of June 1, 2023, with an increase in the interest rate equal to 2.5% per annum plus the greater of (i) 4.15% per annum, or (ii) the 10-year swap yield as determined on the first Business Day after the ARD, until the Final Mat Date of June 1, 2028.

With respect to Loan No. 45, Marquis Williamsburg, the mortgage loan has an ARD feature with an anticipated repayment date of May 1, 2023, with an increase in the interest rate equal to 3.0% per annum plus the greater of (i) 3.9% per annum, or (ii) the current 10-year swap yield, until the Final Mat Date of December 1, 2027. In no event shall the increased interest rate exceed the initial interest rate plus 5.0% per annum.

With respect to Loan No. 66, Walgreens - Bonner Springs, the mortgage loan has an ARD feature with an anticipated repayment date of April 1, 2023, with an increase in the interest rate equal to 2.0% per annum plus the greater of (i) 4.51% per annum, or (ii) the Treasury Rate for the week ending prior to the ARD, until the Final Mat Date of January 1, 2035.

With respect to Loan No. 68, Walgreens – Elgin, the mortgage loan has an ARD feature with an anticipated repayment date of June 1, 2023, with an increase in the interest rate equal to 3.0% per annum plus the greater of (i) 4.175% per annum, or (ii) the 10-year swap yield as determined on the first Business Day after the ARD, until the Final Mat Date of June 1, 2038.

With respect to Loan No. 73, Walgreens - Waynesboro, the mortgage loan has an ARD feature with an anticipated repayment date of June 1, 2023, with an increase in the interest rate equal to 2.0% per annum plus the greater of (i) 4.52% per annum, or (ii) the Treasury Rate for the week ending prior to the ARD, until the Final Mat Date of October 1, 2033.

(12)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” component of the prepayment provision represents free payments including the Maturity Date.

(13)	With respect to some mortgage loans, historical financial information may not be available due to the when the mortgaged properties were constructed and/or acquired.

With respect to Loan Nos. 39 (Peachtree Industrial Park), 40 (Safeway at Conifer Town Center), 42 (Villas by the Lake Apartments), 45 (Marquis Williamsburg) and 60 (Foothill Crossing), the related mortgaged properties are newly constructed and/or acquired and some historical financials may not be available.

With respect to Loan No. 46, Vero Green Apartments, 2010 NOI ($) represents March 2010 through December 2010 annualized.

With respect to Loan No. 50, Valley View Business Center II, the related mortgaged property was in receivership from September 2011 to March 2012 and historical financials are not representative of normal operations.

With respect to Loan No. 59, South Towne Retail, the 2011 NOI ($), 2011 Revenue ($) and 2011 Expenses ($) represents 6 months annualized.

With respect to Loan No. 67, Lagoons MHC, the related mortgaged property was acquired in November 2011 and the seller of the mortgaged property did not provide historical financials for 2011.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these mortgaged properties are the same.

With respect to Loan No. 17, Healthspring Operational Headquarters, the UW Revenues ($), UW NOI ($), UW NCF ($) were calculated based on the average rents of HealthSpring Inc., the sole tenant of the related mortgaged property, during the term of the mortgage loan.

A-1-27

Footnotes to Annex A-1

With respect to Loan No. 40, Safeway at Conifer Town Center, the UW Revenues ($), UW NOI ($), UW NCF ($) were calculated based on the average rents of Safeway, Inc. (including the Safeway Fuel Pad), the sole tenant of the related mortgaged property, during the term of the mortgage loan.

With respect to Loan No. 62, 362 4th Avenue, the UW Revenues ($), UW NOI ($), UW NCF ($) were calculated based on the average rents of Fresenius Dialysis Center, the sole tenant of the related mortgaged property, during the term of the mortgage loan.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)
With respect to Loan No. 2.09, Americold Cold Storage Portfolio (Delhi), the mortgaged property has benefited from a tax abatement and real estate taxes were underwritten based on the real estate taxes as reduced by the abatement. The program expires in 2016, with an option to extend to 2021 if the borrower complies with the terms and conditions of the tax abatement program, which is prior to the Maturity Date of the mortgage loan.

With respect to Loan No. 17, Healthspring Operational Headquarters, the mortgaged property is comprised of two buildings that are each ground leased from the fee owner, Industrial Development Board of the Metropolitan Government of Nashville and Davidson County. The structure is in place to effectuate a payment in lieu of property taxes (“PILOT”) agreement in favor of HealthSpring. The lender has a mortgage on the fee interest in the mortgaged property and the borrower has a leasehold interest in the property, with an option to acquire the mortgaged property at the expiration or termination of the PILOT arrangement for a nominal purchase price of $100 for each building. The ground leases expire on August 16, 2021. Once the land is privately owned, all real estate taxes begin accruing and are the obligations of the borrower.

With respect to Loan No. 39, Peachtree Industrial Park, a portion of the mortgaged property has benefited from a PILOT agreement and real estate taxes were underwritten based on the real estate taxes as reduced by the agreement.  The PILOT agreement expires in 2018, which is prior to the Final Mat Date of the mortgage loan.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(18)
Represents the monthly amounts required to be deposited by the borrower. In certain cases, reserves with $0 balance are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents.  In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

(19)	In certain cases, during the term of the mortgage loan, the monthly amount being collected may be altered subject to the conditions of the respective mortgage loan documents.

With respect to Loan No. 3, IDS Center, the Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) will change to $33,880 per month and $161,742 per month, respectively, in the event that the retail component of the mortgaged property is released.

With respect to Loan No. 14, Sava Holdings IHG Portfolio, additional reserves will be collected if the franchise agreements for all mortgaged properties are not renewed with a term extending at least two years beyond the term of the mortgage loan. The reserves will be collected as follows: beginning with the payment date on July 1, 2014, 1% of Gross Revenue, beginning with the payment date on July 1, 2015, 2% of Gross Revenue, beginning with the payment date on July 1, 2016, 3% of Gross Revenue and beginning on the payment date on July 1, 2017, 4% of Gross Revenue.

With respect to Loan No. 21, The Element Apartments, the Monthly Capex Reserve ($) will increase to $7,350 per month in the event that the condominium association is not collecting at least $62.00 per unit per annum for replacements and repairs to the mortgaged property.

With respect to Loan No. 23, Cedar Hill Crossing, the Monthly TI/LC Reserve ($) will increase by $4,167 per month in the event that Albertson’s goes dark or is subject to bankruptcy.

With respect to Loan No. 24, Northway Center, commencing on the first payment date and continuing up to and including the May 1, 2014 payment, the borrower is required to escrow $25,000 for the Monthly TI/LC Reserve ($).  Beginning with the June 1, 2014 payment and continuing thereafter the Monthly TI/LC Reserve ($) payment will be $9,084.

A-1-28

Footnotes to Annex A-1

With respect to Loan No. 32, Bluerock Net Lease Portfolio, commencing on the July 1, 2020 payment, the borrower is required to escrow $833 for the Monthly TI/LC Reserve ($).  The reserve is subject to a cap of $100,000. Following the occurrence of a TCF Bank lease termination, the borrower is required to deposit any lease termination fees into the TI/LC Reserve.  Any amounts collected in connection with the TCF Bank lease termination do not count towards the TI/LC Reserve cap.

With respect to Loan No. 36, GSA Building - Jersey City, in the event that the borrower has not delivered a newly executed GSA Lease by September 26, 2020 meeting terms and conditions satisfactory to the lender, all excess cash flow shall be deposited into the TI/LC Reserve account in accordance with the cash management agreement.

With respect to Loan No. 39, Peachtree Industrial Park, commencing January 1, 2017, the Monthly TI/LC Reserve ($) of $8,333 is due on each payment date.

With respect to Loan No. 40, Safeway at Conifer Town Center, the borrower is initially required to deposit an amount equal to $15,636.94 on each monthly payment date into the real estate tax reserve.  Safeway, Inc. pays taxes directly to the local taxing authority.  Monthly deposits shall only be required until such time as the local taxing authority has adjusted its billing to reflect the current size of the Safeway store parcel.

With respect to Loan No. 43, Holiday Inn Express – Flowood, the borrower will make quarterly payments into the FF&E reserve in January, April, July and October of each year of an amount equal to 4% of gross income for the calendar quarter ending three months prior to the payment date.

With respect to Loan No. 52, Staybridge Suites Reno, commencing on the monthly payment date occurring in July 2013, the borrower is required to deposit an amount equal to $4,890 on each monthly payment date into a PIP reserve.  Monthly deposits shall only be required to the extent that the balance of the reserve is less than $750,000.

With respect to Loan No. 63, Holiday Inn Express Georgetown, the borrower is required to deposit on each monthly payment date an amount equal to one-twelfth of  4% of the gross income from operations for the mortgaged property as determined by lender (the “FF&E Deposit Amount”) for the repair and replacement of the furniture, fixtures and equipment at or in or used in the operation of the mortgaged property; provided, however, that the amount of such FF&E Deposit Amount will be increased to one-twelfth of 6% of the gross income if required by the terms of the related franchise agreement.

If, by no later than the date which is twelve months from the date of the closing of the mortgage loan, the borrower provides satisfactory evidence that the franchise agreement has been extended for an additional term expiring no earlier than the date which is two years after the maturity date of the mortgage loan, then for the two year period commencing on the date on which such evidence of extension is provided, the applicable percentage used in calculating the FF&E Deposit Amount shall be reduced to 2% for such two year period (subject to the lender’s ability to increase such percentage to 6% if required by the terms of the franchise agreement).  However, as long as the mortgaged property maintains acceptable annual franchise scores then monthly deposits shall only be required to the extent that the balance of the reserve is less than $500,000.

With respect to Loan No. 67, Lagoons MHC, the borrower is required to deposit on each monthly payment date occurring in December, January, February, March and April an amount equal to $28,000 into a seasonality reserve.  Funds in the reserve will be applied to monthly debt service payments on the payment dates occurring in June, July, August, September, October and November in an amount equal to $23,333.33 per such applicable month (however the first such disbursement shall occur on the monthly payment date occurring in August 2013).  The lender may adjust the monthly deposit amount to an amount such that the debt service coverage ratio as determined by lender is no less than 1.20x during the months of December, January, February, March and April and the monthly disbursement amount shall be adjusted accordingly.

A-1-29

Footnotes to Annex A-1

(20)
Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 11, PNC Center, the monthly deposits into the TI/LC reserve are not required if the TI/LC reserve account exceeds (i) until the occurrence of a PNC reserve release event, $1,850,000 or (ii) thereafter, $1,110,000.

With respect to Loan No. 34, Pipeline Village East & West, upon delivery of evidence that leases for more than 12,000 square feet have expiration dates after the maturity date, the TI/LC Reserve Cap ($) will be reduced from $500,000 to $250,000.

With respect to Loan No. 56, Monroe Center, the borrower’s obligation to make monthly deposits into the rollover reserve fund will be suspended for so long as the balance on deposit is equal to or greater than $350,000; provided that (i) no event of default exists and (ii) the occupancy rate for the mortgaged property equals no less than 80%.

(21)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(22)
In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

For example, with respect to Loan No. 25, Santa Monica Physicians Center, the largest tenant by square footage, The Regents of the University of CA, occupies two spaces.  One leased space expires on April 30, 2020 (4,110 square feet) and the other leased space expires on September 15, 2019 (2,156 square feet).

With respect to Loan No. 40, Safeway at Conifer Town Center, Safeway entities lease the entire mortgaged property under two separate leases.

(23)
The lease expirations shown are based on full lease terms, however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

For example, with respect to Loan No. 3, IDS Center, the third largest tenant by square footage, Gray Plant Mooty, has the right to contract its space by (i) 2,653 square feet, (ii) 3,824 square feet or (iii) 8,617 square feet, as of March 31 of each year, starting in 2019 and ending in 2022, with 12 months’ notice and payment of a termination fee.  The tenant also has the right to contract its lease by 8,897 square feet on the first day of July, August, September or October 2013, with at least 30 days’ notice.  Merchant & Gould, the fourth largest tenant by square footage, has the right to terminate its lease on August 31, 2017, with 12 months’ notice and payment of a termination fee.  The tenant also has the right to contract its lease by 8,019 square feet at any time after March 15, 2015, with 12 months’ notice and payment of a termination fee.

With respect to Loan No. 19, 211 Fort Washington, the largest tenant by square footage, US Attorney, has a lease expiration of November 30, 2017, but may terminate its lease anytime after November 30, 2012 with 120 days’ advance written notice.

With respect to Loan No. 19, 211 Fort Washington, the second largest tenant by square footage, US Bankruptcy, has a lease expiration of December 31, 2018, but may terminate its lease anytime after December 31, 2013 with 60 days’ advance written notice.

With respect to Loan No. 19, 211 Fort Washington, the fourth largest tenant by square footage, Barris, Scott, has a lease expiration of January 15, 2021, but may terminate its lease on January 14, 2016. Barris, Scott’s right to exercise its termination option is conditioned upon (i) delivery of written notice no later than January 14, 2015, (ii) no event of default under the lease, (iii) no rent remains unpaid from the termination notice date to January 13, 2016 and (iv) payment of a termination fee in the amount of $455,000 on or before January 14, 2016.

With respect to Loan No. 26, Bridgeport Center, the largest tenant by square footage, Florida Medical Quality Assurance, has a lease expiration of November 30, 2017, but may terminate its lease at anytime with six months advance written notice as long as the tenant is not in default on its lease. The tenant must pay a termination fee equal to all unamortized commissions and tenant improvement dollars, together with a payment equal to three months of base rent and operating expense reimbursements.

A-1-30

Footnotes to Annex A-1

With respect to Loan No. 28, Freeway Business Park, the largest tenant by square footage, CP REDI LLC, has a lease expiration of July 31, 2018, but may terminate its lease on either July 31, 2015 or July 31, 2017 with nine months advance notice so long as the tenant is not in default of its lease.  The tenant must pay a termination fee of $278,351 or $182,249 for terminating its lease on either July 31, 2015 or July 31, 2017, respectively.

With respect to Loan No. 32, Bluerock Net Lease Portfolio, the sole tenant of the TCF Bank - Ground Lease mortgaged property, TCF National Bank, has an actual ground lease expiration of October 31, 2024, however, the tenant can terminate the ground lease beginning November 1, 2020 with at least 12 months’ notice (but not exceeding 540 days’ notice) and the payment of a termination fee.

With respect to Loan No. 38, North East Commerce Center, the second largest tenant by square footage, GSA, has a lease expiration of March 31, 2016, but may terminate its lease anytime with 90 days’ advance written notice.

With respect to Loan No. 39, Peachtree Industrial Park, the second largest tenant by square footage, Adva Optical Networking North, has the right to terminate its lease in February 2016, with 6 months’ notice and payment of a termination fee.

With respect to Loan No. 44, 626 West Jackson, the largest tenant by square footage, IDEO LLC, has the right to terminate its lease in June 2016 with 12 months’ notice and the payment of a termination fee.  Thompson Flanagan & Company LLC, the third largest tenant by square footage, has the right to terminate its lease in July 2015, with 9 months’ notice and payment of a termination fee.

With respect to Loan No. 59, South Towne Retail, the second largest tenant by square footage, Planet Fitness, received 15 months of free rent from August 1, 2012 unto November 1, 2013.  At closing, the lender escrowed $90,000 into an account which will be released in monthly increments until Planet Fitness commences rent payment.

With respect to Loan No. 66, Walgreens - Bonner Springs, the sole tenant, Walgreens, has the right to terminate its lease effective as of January 31, 2035 and the last date of any month thereafter with 12 months’ notice.

With respect to Loan No. 69, 130 South Bemiston Avenue, the largest tenant by square footage, Curtis, Heinz, Garrett, has a lease expiration of June 30, 2017, but may terminate its lease on July 1, 2015 with six months’ advance written notice and payment of a termination fee.

With respect to Loan No. 73, Walgreens - Waynesboro, the sole tenant, Walgreens, has the right to terminate its lease effective as of October 31, 2033 and the last date of any month thereafter with 12 months’ notice.

(24)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 12, Mission Grove Shopping Center, the Principal / Carveout Guarantor is Mark Rubin, Pamela Rubin, Mark Rubin, as Trustee of the Mark and Pamela Rubin Family Trust dated June 17, 1997 and Pamela Rubin, as Trustee of the Mark and Pamela Rubin Family Trust dated June 17, 1997.

With respect to Loan No. 51, Glendale Medical Office Building, the Principal / Carveout Guarantor is Realty Enterprises SPE, Inc., Christine Jonna Piligian, Louis E. Rentz, Michael A. Nigro, Howard S. Rossman, P. Harold Finkel, Anne M. Pawlak-Simpson, The Louis E. Rentz Trust, U/T/A dated October 2, 1996, The P. Harold Finkel Trust dated August 26, 1996 and The Anne M. Pawlak-Simpson Revocable Living Trust dated March 2, 1990.

(25)	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan No. 57, Edgebrook Center, the related mortgage loan closed without a lockbox.  The borrower reserved $450,000 in escrow with the lender to be held as additional collateral for the mortgage loan until such time that a CMA Lockbox is put in place.

A-1-31

Footnotes to Annex A-1

(26)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt, and (c) preferred equity.

With respect to Loan Nos. 5 and 6, the Colony Hills Portfolio Loans, $9.0 million of a mezzanine loan with a total principal balance of $14.0 million has been allocated to the Colony Hills Portfolio Properties (the “Colony Hills Portfolio Mezzanine Loan”).  The Colony Hills Portfolio Mezzanine Loan that is part of the larger $14.0 million mezzanine loan (the “Acquisition Mezzanine Loan”) assisted the sponsor of the Colony Hills Portfolio Loans in its acquisition of five multifamily properties, including the Colony Hills Portfolio Properties and two other properties that do not serve as collateral for the Colony Hills Portfolio Loans (the “Other Mortgaged Properties”).  The Acquisition Mezzanine Loan is secured by the equity interests in the borrowers, the borrowers of the Other Mortgaged Properties, and approximately 66% of the equity interest in the mezzanine borrower, and was provided by an affiliate of Richmond Hill Investment Company.

The Acquisition Mezzanine Loan has a coterminous maturity with the Colony Hills Portfolio Loans, is interest-only and has an 11.00000% coupon.  The Colony Hills Portfolio Loans, including the Colony Hills Portfolio Mezzanine Loan, has a Cut-off Date LTV of 86.4%, a UW NCF DSCR of 1.11x and a UW NOI Debt Yield of 8.0%.  The Colony Hills Portfolio Loans, including the Acquisition Mezzanine Loan and any mortgage debt from the Other Mortgaged Properties (while also taking into consideration their underwritten net cash flow and appraised value), has a Cut-off Date LTV of 86.4%, a UW NCF DSCR of 1.10x and a UW NOI Debt Yield of 8.0%.

With respect to Loan No. 14, Sava Holdings IHG Portfolio, the mezzanine loan is structured with monthly principal payments through December 1, 2014 of the lesser of (i) $27,778 or (ii) all excess cash flow due to the mezzanine lender such that the balance of the mezzanine loan is reduced to $6.5 million by December 1, 2014.

With respect to Loan No. 41, TownePlace Suites - BWI, the borrower has unsecured debt in the outstanding principal amount of $630,808.13 as of the origination of the mortgage loan in the form of member loans to HP BWI TPS Associates, LLC.  Additionally, the mortgage loan documents permit future unsecured loans from members up to a total amount of $1,000,000, provided that (i) any such loans are non-recourse to the borrower and any of its assets, including the mortgaged property, and the unsecured debt is payable only out of excess cash flow after mortgage loan debt service, (ii) the member loan is evidenced by (A) a promissory note stating that the respective lender is a third-party beneficiary and (B) a separate subordination and standstill agreement, and (iii) no mezzanine loan related to such mortgage loan is then outstanding.

A-1-32

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

											ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

$1,636,084	-	$9,999,999	37	$211,381,240	15.8%	4.37201%	117	1.72x	11.3%	66.5%	53.1%
$10,000,000	-	$19,999,999	19	283,341,639	21.1	4.23549%	117	1.63x	10.7%	66.8%	53.1%
$20,000,000	-	$29,999,999	11	261,214,160	19.5	4.12978%	92	1.65x	10.5%	66.9%	57.6%
$30,000,000	-	$49,999,999	6	210,505,439	15.7	3.93811%	101	2.10x	11.9%	59.2%	52.7%
$50,000,000	-	$99,999,999	2	140,000,000	10.4	3.94786%	119	1.63x	10.4%	70.5%	59.3%
$100,000,000	-	$125,000,000	2	234,791,788	17.5	3.90636%	119	1.88x	11.9%	53.0%	42.3%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

3.41450%	-	4.00000%	15	$611,112,811	45.6%	3.88246%	113	1.92x	11.6%	60.7%	51.1%
4.00001%	-	4.25000%	27	437,616,835	32.6	4.12824%	100	1.66x	10.5%	66.3%	56.0%
4.25001%	-	4.50000%	14	148,149,595	11.0	4.34124%	119	1.57x	10.2%	65.7%	53.5%
4.50001%	-	4.75000%	18	114,775,026	8.6	4.62754%	119	1.58x	11.3%	66.7%	50.6%
4.75001%	-	5.00000%	2	27,180,000	2.0	4.92986%	120	1.75x	16.1%	60.0%	39.6%
5.00001%	-	6.00000%	1	2,400,000	0.2	6.00000%	120	1.72x	12.8%	66.7%	56.5%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Original Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

	60		8	$176,717,614	13.2%	4.03529%	60	1.77x	10.6%	67.0%	61.8%
	84		1	37,000,000	2.8	4.05000%	83	1.88x	10.9%	59.2%	53.8%
	108		1	27,150,000	2.0	3.96000%	107	1.52x	9.5%	74.4%	62.6%
	119		1	7,000,000	0.5	4.30000%	119	1.74x	11.5%	68.6%	55.2%
	120		66	1,093,366,653	81.5	4.11693%	119	1.77x	11.3%	62.9%	50.9%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

59	-	60	8	$176,717,614	13.2%	4.03529%	60	1.77x	10.6%	67.0%	61.8%
61	-	84	1	37,000,000	2.8	4.05000%	83	1.88x	10.9%	59.2%	53.8%
85	-	116	2	46,350,000	3.5	4.18369%	110	1.52x	9.7%	74.2%	63.1%
117	-	120	66	1,081,166,653	80.6	4.11131%	119	1.77x	11.3%	62.7%	50.7%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

A-2-1

ANNEX A-2

Original Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Interest Only			2	$43,556,000	3.2%	3.81964%	119	2.31x	9.4%	58.6%	58.6%
	180		1	5,179,764	0.4	4.17000%	119	1.32x	12.3%	54.0%	22.2%
	240		3	36,136,084	2.7	4.85148%	120	1.64x	15.2%	60.3%	37.7%
	300		12	211,932,739	15.8	4.10004%	119	2.03x	13.8%	57.9%	41.9%
	360		59	1,044,429,679	77.9	4.08804%	107	1.69x	10.5%	65.1%	55.3%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Interest Only			2	$43,556,000	3.2%	3.81964%	119	2.31x	9.4%	58.6%	58.6%
179	-	293	4	41,315,848	3.1	4.76605%	120	1.60x	14.8%	59.5%	35.8%
294	-	299	7	170,803,739	12.7	4.01877%	119	2.15x	14.3%	55.3%	40.0%
300	-	330	5	41,129,000	3.1	4.43751%	120	1.53x	11.7%	68.4%	50.1%
331	-	360	59	1,044,429,679	77.9	4.08804%	107	1.69x	10.5%	65.1%	55.3%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Amortization Types

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Balloon			51	$659,706,280	49.2%	4.17165%	113	1.91x	12.6%	61.4%	47.7%
IO-Balloon			20	611,800,000	45.6	4.04023%	106	1.58x	9.8%	66.1%	57.5%
ARD-Interest Only			2	43,556,000	3.2	3.81964%	119	2.31x	9.4%	58.6%	58.6%
ARD-Balloon			4	26,171,987	2.0	4.26536%	120	1.48x	9.0%	69.3%	54.9%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Partial Interest Only Periods

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

12	-	24	15	$406,050,000	30.3%	4.03841%	99	1.61x	10.1%	70.1%	60.9%
25	-	36	3	149,200,000	11.1	4.06485%	119	1.46x	8.8%	57.7%	50.0%
37	-	60	2	56,550,000	4.2	3.98837%	120	1.72x	10.6%	59.1%	52.9%
Total / Wtd. Avg:			20	$611,800,000	45.6%	4.04023%	106	1.58x	9.8%	66.1%	57.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

1.26x	-	1.30x	1	$11,800,000	0.9%	4.21000%	120	1.26x	8.5%	64.1%	46.5%
1.31x	-	1.40x	5	37,859,382	2.8	4.22857%	120	1.37x	9.4%	71.8%	56.8%
1.41x	-	1.50x	17	315,297,821	23.5	4.18410%	116	1.45x	9.0%	63.2%	52.7%
1.51x	-	1.60x	16	309,625,546	23.1	4.15865%	101	1.55x	10.0%	70.0%	59.3%
1.61x	-	1.75x	14	202,435,032	15.1	4.13260%	116	1.68x	10.9%	69.1%	57.1%
1.76x	-	2.00x	14	189,874,256	14.2	4.24344%	112	1.87x	12.6%	60.1%	48.9%
2.01x	-	2.25x	4	79,153,458	5.9	3.88747%	101	2.16x	11.0%	57.2%	51.6%
2.26x	-	3.38x	6	195,188,773	14.6	3.76684%	108	2.55x	15.7%	52.6%	41.3%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

A-2-2

ANNEX A-2

Cut-off Date LTV Ratios(2)(3)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

46.5%	-	49.9%	5	$91,396,241	6.8%	3.87297%	119	2.45x	14.7%	47.1%	39.2%
50.0%	-	54.9%	8	307,475,250	22.9	3.96172%	112	1.86x	11.8%	53.0%	42.5%
55.0%	-	59.9%	8	153,508,762	11.4	4.15533%	110	1.99x	11.7%	58.5%	49.5%
60.0%	-	64.9%	9	97,638,994	7.3	4.25714%	119	1.65x	11.0%	64.0%	48.5%
65.0%	-	69.9%	20	236,327,464	17.6	4.19953%	100	1.66x	10.5%	68.4%	57.5%
70.0%	-	74.9%	25	428,137,556	31.9	4.13819%	109	1.57x	10.1%	72.9%	61.6%
75.0%	-	77.6%	2	26,750,000	2.0	4.18897%	120	1.49x	9.9%	77.0%	63.1%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

LTV Ratio at Maturity/ARD(1)(2)(3)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

22.2%	-	39.9%	8	$208,103,877	15.5%	3.98224%	119	2.32x	15.6%	51.6%	36.6%
40.0%	-	44.9%	6	87,478,305	6.5	4.21194%	119	1.85x	11.7%	51.4%	42.1%
45.0%	-	49.9%	10	229,263,351	17.1	4.05734%	110	1.61x	9.8%	56.6%	47.3%
50.0%	-	54.9%	14	156,083,360	11.6	4.27645%	111	1.74x	11.4%	65.0%	52.7%
55.0%	-	59.9%	22	303,806,408	22.7	4.08691%	114	1.73x	10.2%	69.2%	58.3%
60.0%	-	64.9%	12	243,398,966	18.1	4.12548%	105	1.61x	10.4%	72.0%	61.7%
65.0%	-	69.3%	5	113,100,000	8.4	4.07835%	84	1.45x	8.9%	73.8%	66.9%
Total / Wtd. Avg:			77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Type of Mortgaged Properties

						Weighted Averages

				Aggregate	% of				Cut-off
			Number of	Cut-off	Initial			UW	Date	LTV Ratio
			Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type			Properties	Balance	Balance	Occupancy	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Retail
Anchored			19	$360,355,123	26.9%	93.6%	1.61x	10.0%	62.4%	53.6%
Regional Mall			2	84,947,409	6.3	96.2%	2.29x	13.4%	59.8%	49.0%
Freestanding			12	56,326,860	4.2	100.0%	1.49x	9.8%	61.3%	46.6%
Unanchored			2	40,179,764	3.0	96.0%	2.11x	9.4%	57.7%	53.6%
Subtotal:			35	$541,809,156	40.4%	94.9%	1.74x	10.4%	61.6%	52.1%

Multifamily
Garden			12	$163,650,000	12.2%	95.1%	1.51x	9.5%	73.3%	64.3%
Mid-Rise			7	24,900,000	1.9	100.0%	1.43x	8.8%	51.1%	41.1%
Subtotal:			19	$188,550,000	14.1%	95.7%	1.50x	9.4%	70.3%	61.3%

Office
CBD			6	$81,588,964	6.1%	87.7%	1.60x	12.5%	66.8%	49.8%
Suburban			4	58,506,546	4.4	88.5%	1.70x	11.8%	68.6%	54.8%
Medical			4	33,400,000	2.5	96.0%	1.56x	9.9%	67.2%	55.7%
Subtotal:			14	$173,495,511	12.9%	89.6%	1.63x	11.8%	67.5%	52.6%

Hotel
Full Service			3	$67,467,614	5.0%	79.9%	1.98x	11.3%	57.9%	52.5%
Extended Stay			5	52,536,831	3.9	82.2%	2.03x	12.4%	62.9%	49.9%
Limited Service			4	47,449,578	3.5	72.0%	1.66x	10.6%	62.1%	47.5%
Subtotal:			12	$167,454,022	12.5%	78.4%	1.91x	11.5%	60.6%	50.3%

Industrial
Cold Storage			15	$109,791,788	8.2%	78.1%	2.36x	15.7%	51.0%	36.5%
Warehouse			1	10,800,000	0.8	100.0%	2.45x	15.2%	53.7%	48.7%
Flex			1	7,490,399	0.6	100.0%	1.82x	11.4%	74.9%	60.0%
Subtotal:			17	$128,082,187	9.5%	81.2%	2.34x	15.4%	52.6%	38.9%

Mixed Use
Office/Retail			1	$90,000,000	6.7%	89.0%	1.68x	11.0%	71.3%	60.1%
Industrial/Office			2	27,600,000	2.1	94.2%	1.66x	11.2%	73.8%	59.1%
Retail/Office			1	4,494,815	0.3	100.0%	1.44x	9.9%	68.1%	55.4%
Subtotal:			4	$122,094,815	9.1%	90.6%	1.67x	11.0%	71.7%	59.7%

Manufactured Housing			4	$12,365,000	0.9%	81.5%	1.67x	10.7%	70.0%	57.0%

Self Storage			1	$5,093,576	0.4%	76.1%	2.42x	14.5%	46.5%	37.3%

Other-Leased Fee			1	$2,290,000	0.2%	100.0%	1.46x	8.7%	73.2%	58.5%

Total / Wtd. Avg:			107	$1,341,234,267	100.0%	90.4%	1.77x	11.1%	63.6%	52.7%

A-2-3

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgage	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Massachusetts	2	$159,947,409	11.9%	95.6%	1.87x	11.0%	53.0%	45.0%
Texas	15	134,040,173	10.0	88.5%	1.74x	10.9%	66.8%	54.7%
California	6	102,973,340	7.7	86.8%	1.83x	11.3%	56.1%	48.0%
Minnesota	2	102,283,992	7.6	88.1%	1.68x	11.0%	70.8%	59.4%
New York	11	85,844,873	6.4	100.0%	1.78x	9.1%	55.1%	49.3%
Wisconsin	4	75,960,818	5.7	90.9%	1.78x	11.3%	63.8%	51.6%
Ohio	4	75,250,000	5.6	90.7%	1.61x	10.8%	70.5%	60.5%
Alabama	7	66,832,182	5.0	91.8%	1.68x	10.7%	68.7%	61.2%
Florida	5	64,510,844	4.8	91.9%	1.69x	10.8%	68.9%	58.2%
Georgia	7	57,539,003	4.3	94.0%	1.58x	10.0%	71.5%	61.4%
Kentucky	3	52,865,034	3.9	90.8%	1.51x	9.7%	74.3%	61.1%
Illinois	5	43,017,429	3.2	86.9%	1.83x	11.0%	60.6%	51.5%
Michigan	4	41,766,838	3.1	89.4%	1.76x	15.0%	65.0%	45.7%
Missouri	3	40,640,129	3.0	80.1%	1.70x	11.6%	69.8%	55.4%
Oregon	2	27,966,963	2.1	75.4%	2.36x	15.7%	51.0%	36.5%
New Jersey	2	25,777,367	1.9	85.7%	1.38x	9.4%	66.7%	49.0%
Maryland	3	23,932,538	1.8	88.5%	2.01x	12.9%	57.1%	46.7%
Tennessee	1	23,596,546	1.8	100.0%	1.81x	11.5%	64.6%	51.8%
South Carolina	1	20,600,000	1.5	93.6%	1.37x	8.3%	77.6%	65.6%
Washington	2	17,202,377	1.3	80.2%	2.36x	15.7%	51.0%	36.5%
Nevada	2	14,358,848	1.1	85.2%	1.78x	11.5%	70.6%	54.5%
Nebraska	1	10,455,173	0.8	88.0%	2.36x	15.7%	51.0%	36.5%
Virginia	2	10,192,084	0.8	97.4%	2.41x	11.4%	58.5%	55.4%
Colorado	1	10,000,000	0.7	100.0%	1.49x	8.9%	73.0%	58.5%
Mississippi	1	8,955,292	0.7	72.4%	1.71x	11.6%	64.0%	47.3%
Arizona	3	8,545,000	0.6	86.3%	1.60x	10.3%	72.9%	58.7%
Pennsylvania	1	8,500,000	0.6	99.8%	1.89x	13.0%	57.2%	45.7%
North Carolina	1	6,792,119	0.5	72.2%	2.36x	15.7%	51.0%	36.5%
Louisiana	1	6,148,340	0.5	83.2%	2.36x	15.7%	51.0%	36.5%
New Mexico	1	4,514,000	0.3	84.7%	1.48x	11.2%	74.0%	54.8%
Arkansas	2	4,446,567	0.3	77.4%	2.36x	15.7%	51.0%	36.5%
Kansas	1	4,378,987	0.3	100.0%	1.47x	9.0%	65.8%	53.4%
Connecticut	1	1,400,000	0.1	100.0%	1.46x	8.7%	73.2%	58.5%

Total / Wtd. Avg:	107	$1,341,234,267	100.0%	90.4%	1.77x	11.1%	63.6%	52.7%

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Defeasance	61	$780,668,865	58.2%	4.18477%	111	1.75x	11.1%	64.8%	53.3%
Yield Maintenance	16	560,565,402	41.8	3.98699%	109	1.79x	11.2%	61.9%	51.9%
Total / Wtd. Avg:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)(3)	Ratio(2)(3)	Maturity/ARD(1)(2)(3)

Refinance	54	$968,905,106	72.2%	4.09145%	112	1.81x	11.4%	61.0%	49.8%
Acquisition	23	372,329,160	27.8	4.12982%	105	1.64x	10.4%	70.2%	60.1%
Total / Wtd. Avg:	77	$1,341,234,267	100.0%	4.10210%	110	1.77x	11.1%	63.6%	52.7%

(1) In the case of Loan Nos. 9, 32, 45, 66, 68 and 73 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Stated Remaining Term and LTV Ratio at Maturity/ARD are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 5 and 6, the loans are cross collateralized and cross defaulted. As such the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and LTV Ratio At Maturity/ARD calculations are based on the combined Cut-off Date Balances and Maturity Date/ARD Balances, as applicable.
(3) In the case of Loan Nos. 1, 2, 3 and 4 the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN
INFORMATION

Annex A-3	JPMBB 2013-C12

Legacy Place

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-1

Annex A-3	JPMBB 2013-C12

Legacy Place

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-2

Annex A-3	JPMBB 2013-C12

Legacy Place

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-3

Annex A-3	JPMBB 2013-C12

Legacy Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$125,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$125,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	9.3%	Net Rentable Area (SF):	483,569
Loan Purpose:	Refinance	Location:	Dedham, MA
Borrower:	Legacy Place Properties LLC	Year Built / Renovated:	2009 / N/A
Sponsor:	SDM Holdings LLC	Occupancy:	94.9%
Interest Rate:	3.99000%	Occupancy Date:	2/27/2013
Note Date:	4/16/2013	Number of Tenants:	76
Maturity Date:	5/1/2023	2010 NOI:	$10,451,849
Interest-only Period:	36 months	2011 NOI:	$13,568,682
Original Term:	120 months	2012 NOI:	$15,915,727
Original Amortization:	360 months	TTM NOI(2):	$15,756,967
Amortization Type:	IO-Balloon	UW Economic Occupancy:	97.5%
Call Protection:	L(25),Grtr1%orYM(89),O(6)	UW Revenues:	$25,064,386
Lockbox:	Hard	UW Expenses:	$7,920,263
Additional Debt:	Yes	UW NOI(3):	$17,144,123
Additional Debt Balance:	$75,000,000	UW NCF:	$16,601,270
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$365,000,000 / $755
		Appraisal Date:	3/11/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$414
Taxes:	$305,225	$305,225	N/A	Maturity Date Loan / SF:	$358
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.8%
Replacement Reserves:	$5,996	$5,996	$215,865	Maturity Date LTV:	47.4%
TI/LC:	$32,916	$32,917	N/A	UW NCF DSCR:	1.45x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.6%

(1) Legacy Place is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $200.0 million. The Financial Information presented in the chart above reflects the entire $200.0 million whole loan.
(2) TTM NOI represents the trailing twelve-month period ending April 2013.
(3) UW NOI is higher than TTM NOI primarily due to new leases and contractual rent bumps for existing tenants. Since June 2012, leases representing approximately $0.5 million of annual revenue have been executed.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Legacy Place loan is secured by a first mortgage lien on a 483,569 square foot lifestyle center located in Dedham, Massachusetts. The loan has an outstanding principal balance of $200.0 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $75.0 million, and was previously securitized in the JPMCC 2013-LC11 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan were used to refinance previously existing debt of approximately $189.1 million, fund upfront reserves of $0.3 million, pay closing costs of $1.6 million and return $8.9 million of equity to the sponsor. The previously existing debt, with an aggregate original principal balance of $196.0 million, was provided by a balance sheet lender.

The Borrower. The borrowing entity for the loan is Legacy Place Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is SDM Holdings LLC. The borrower is owned by a joint venture between TIAA-CREF, WS Development and National Amusements. SDM Holdings LLC is owned by Jeremy M. Sclar, Thomas J. DeSimone, and Richard A. Marks, each a member of the executive management team for WS Development. WS Development, founded in 1990, develops, owns, manages and leases a portfolio of over 80 properties including lifestyle centers, power centers, community centers, and mixed-use developments. The company has a portfolio of approximately 19 million square feet of existing retail space, and an additional 3.5 million square feet under development.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-4

Annex A-3	JPMBB 2013-C12

Legacy Place

The Property.  Legacy Place is a 483,569 square foot grocery anchored lifestyle center, located in Dedham, Massachusetts. The property was constructed in 2009, and is comprised of six buildings located on approximately 40.4 acres.  The property is anchored by Whole Foods (60,236 square feet), Citizens Bank (47,641 square feet of office space), L.L. Bean (29,806 square feet) and Kings Bowling Alley (25,000 square feet) and shadow anchored by an 18-screen Cinema de Lux movie theater. The Whole Foods at the property serves as the company’s largest store in New England and is also the first store in Massachusetts to generate on-site power with fuel cell technology and solar panels. Additionally, there are approximately 2,800 surface and garage parking spaces at the property, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of net rentable area.

As of February 27, 2013, the property was approximately 94.9% occupied by 76 tenants. The property’s tenancy caters to a mid to upscale customer, with tenants that include Apple, Anthropologie, H&M, J. Crew, Lululemon, Orvis, Victoria’s Secret and Williams-Sonoma. The property also contains a significant food component and includes restaurant tenants such as Yard House, PF Changs and Met Bar & Grill. Gross sales for all tenants that reported as of the twelve-month period ending February 28, 2013 were approximately $229.3 million. Sales per square foot were $582 for tenants occupying greater than 10,000 square feet and $554 for tenants occupying less than 10,000 square feet, for the twelve-month period ending February 28, 2013. Occupancy costs for in-line tenants occupying less than 10,000 square feet were 10.5% during the same time period.

Legacy Place is located in a heavily commercial corridor at the intersection of Routes 1 and 128, approximately 10 miles from the Boston central business district. Route 1, which intersects with Interstate 95 approximately 0.2 miles south of the property, is a heavily trafficked six-lane highway that has an average traffic count of approximately 41,105 cars per day. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 204,331 people, with an average household income of $94,931 as of 2012. The secondary trade area, defined as being within a ten-mile radius of the property, contains approximately 1.1 million people with an average household income of $90,543 as of 2012. The appraisal concluded that rents in the market average approximately $43.68 per square foot and range from $36.00 to $60.00 per square foot. The appraisal concluded that market rental rates are $60.00 for spaces less than 2,500 square feet, $45.00 for spaces between 2,500 and 5,000 square feet, $38.00 for spaces between 5,000 and 10,000 square feet and $36.00 for spaces greater than 10,000 square feet. The appraisal concluded that current rents at the property are slightly below the market average at $43.08 per square foot. According to the appraisal, the property’s primary competition consists of six properties that are detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Dedham Mall	1970 / 2007	620,553	N/A	99.0%	1.6 miles	Lowe’s, Sears, Super Stop & Shop, Dick’s Sporting Goods, Toy’s R Us, Bob’s Discount Furniture, TJ Maxx, A.C. Moore, DSW, Old Navy
The Mall at Chestnut Hill	1974 / 1989	478,232	$680	99.0%	6.3 miles	Bloomingdales’s, Bloomingdale’s Home
South Shore Plaza	1961 / 1997	1,161,096	$700	97.0%	7.5 miles	Lord & Taylor, Macy’s, Sears
Derby Street Shops	1960 / 2004	436,000	N/A	N/A	14.2 miles	Kohl’s, Whole Foods, Barnes & Noble, Crate & Barrel
Natick Collection	1966 / 2007	1,692,059	$500	90.0%	9.5 miles	Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears
Patriot Place	2007 / N/A	1,300,000	N/A	97.0%	10.4 miles	Bass Pro, Bed, Bath & Beyond, Christmas Tree Shops, Staples, Off Broadway Shoes, Showcase Cinema
Total / Weighted Average		5,687,940	$596	95.2%
(1) Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	94.6%	93.8%	94.9%	94.9%
In-line Sales PSF(4)(5)	$441	$504	$551	$554
Occupancy Costs(4)(6)(7)(8)	13.7%	12.4%	11.4%	10.5%
(1) TTM represents the trailing twelve-month period ending February 28, 2013.
(2) Historical occupancies are as of December 31 of each respective year.
(3) TTM Occupancy is as of February 27, 2013.
(4) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(5) In-line Sales PSF excluding Apple were $346, $400, $434 and $437 for 2010, 2011, 2012 and TTM, respectively.
(6) Historical Occupancy Costs are based on borrower provided information and certain assumptions.
(7) TTM Occupancy Costs are based on the rents and reimbursements for the respective tenants as of February 27, 2013.
(8) Occupancy Costs excluding Apple were 17.5%, 15.9, 14.5% and 13.3% for 2010, 2011, 2012 and TTM, respectively.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-5

Annex A-3	JPMBB 2013-C12

Legacy Place

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Whole Foods	NA / BBB- / NA	60,236	12.5%	$25.50	$1,039	3.6%	1/31/2030
Citizens Bank(4)	A3 / A / A-	47,641	9.9%	$23.30	N/A	N/A	6/30/2020
L.L. Bean	NA / NA / NA	29,806	6.2%	$29.00	$307	14.8%	7/31/2019
Kings Bowling Alley	NA / NA / NA	25,000	5.2%	$28.00	$237	12.6%	9/30/2019
Urban Outfitters	NA / NA / NA	11,505	2.4%	$37.00	$261	17.0%	1/31/2020
Anthropologie	NA / NA / NA	11,482	2.4%	$41.00	$305	14.5%	1/31/2020
Gap	Baa3 / BB+ / BBB-	11,311	2.3%	$49.90	$385	18.2%	1/31/2020
City Sports	NA / NA / NA	11,230	2.3%	$49.44	$344	20.4%	8/31/2019
H&M	NA / NA / NA	10,160	2.1%	$19.95	$391	5.1%	1/31/2020
Yard House	NA / NA / NA	10,018	2.1%	$40.00	$879	5.4%	3/14/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve-month period ending February 28, 2013 for all tenants.
(4) Sales PSF and Occupancy Costs data is not applicable.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,662	5.1%	NAP	NAP	24,662	5.1%	NAP	NAP
2013 & MTM	3	2,702	0.6	$181,857	1.1%	27,364	5.7%	$181,857	1.1%
2014	2	8,150	1.7	356,667	2.1	35,514	7.3%	$538,524	3.1%
2015	0	0	0.0	0	0.0	35,514	7.3%	$538,524	3.1%
2016	2	1,568	0.3	116,837	0.7	37,082	7.7%	$655,361	3.8%
2017	0	0	0.0	0	0.0	37,082	7.7%	$655,361	3.8%
2018	1	733	0.2	57,750	0.3	37,815	7.8%	$713,111	4.1%
2019	19	116,413	24.1	4,727,314	27.4	154,228	31.9%	$5,440,425	31.5%
2020	36	225,389	46.6	8,361,847	48.5	379,617	78.5%	$13,802,272	80.0%
2021	3	10,108	2.1	485,516	2.8	389,725	80.6%	$14,287,788	82.8%
2022	7	26,697	5.5	1,021,452	5.9	416,422	86.1%	$15,309,239	88.8%
2023	1	2,723	0.6	122,535	0.7	419,145	86.7%	$15,431,774	89.5%
2024 & Beyond	2	64,424	13.3	1,814,122	10.5	483,569	100.0%	$17,245,896	100.0%
Total	76	483,569	100.0%	$17,245,896	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$13,815,084	$15,948,034	$16,636,046	$16,783,812	$17,245,896	$35.66	67.4%
Vacant Income	0	0	0	0	641,212	1.33	2.5
Gross Potential Rent	$13,815,084	$15,948,034	$16,636,046	$16,783,812	$17,887,108	$36.99	69.9%
Total Reimbursements	5,598,131	7,261,911	7,579,688	8,076,426	7,685,638	15.89	30.1
Net Rental Income	$19,413,215	$23,209,945	$24,215,734	$24,860,238	$25,572,746	$52.88	100.0%
(Vacancy/Credit Loss)	(70,988)	(108,418)	(20,573)	0	(641,212)	(1.33)	(2.5)
Other Income	114,247	132,289	132,852	189,557	132,852	0.27	0.5
Effective Gross Income	$19,456,474	$23,233,816	$24,328,013	$25,049,795	$25,064,386	$51.83	98.0%

Total Expenses(4)	$9,004,625	$9,665,134	$8,412,286	$9,292,828	$7,920,263	$16.38	31.6%

Net Operating Income	$10,451,849	$13,568,682	$15,915,727	$15,756,967	$17,144,123	$35.45	68.4%

Total TI/LC, Capex/RR	0	0	0	0	542,853	1.12	2.2
Net Cash Flow	$10,451,849	$13,568,682	$15,915,727	$15,756,967	$16,601,270	$34.33	66.2%
(1) TTM column represents the trailing twelve-month period ending April 2013.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place is higher than historical years primarily due to new leases and contractual rent bumps for existing tenants. Since June 2012, leases representing approximately $0.5 million of annual revenue have been executed.
(4) Underwritten expenses are based on 2012 expenses and a management fee of 3.0%, which is approximately $490,000 lower than the actual 2012 management fee.  The management fees are subordinate to the mortgage loan. TTM expenses are higher than 2012 primarily due to increased common area maintenance expenses related to increased snow removal costs. These expenses are reimbursed by tenants and consequently the TTM reimbursements are higher than both 2012 and the underwritten reimbursements.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-6

Annex A-3	JPMBB 2013-C12

Legacy Place

Ground Lease. The borrower has a leasehold interest in the portion of the property on which the theater is situated. The ground lease commenced in 2008 and has a final expiration on March 20, 2107. Ground rent due under the ground lease is $1 annually and was paid in full upfront by the borrower.

Property Management. The property is managed by S.R. Weiner & Associates, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $305,225 for real estate taxes, $32,916 for the TI/LC reserves and $5,996 for upfront replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $305,225.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

“Cash Sweep Event” means the occurrence of: (i) the DSCR based on the trailing three-month period falling below 1.10x, (ii) an event of default or (iii) the borrower or the affiliated property manager becoming subject to a bankruptcy action.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,996 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $215,865 ($0.45 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $32,917 (approximately $0.82 per square foot annually) for tenant improvement and leasing commissions.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily into a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent a Cash Sweep Event has occurred and is continuing then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Release of Property. The borrower is permitted to release a parcel of land with a private right-of-way, for which no rent was underwritten and no value was attributed in the appraisal, in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-7

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-8

Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-10

Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-11

Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment (M/S/K):	Baa3 / NR / BBB-	Title:	Fee
Original Principal Balance(1):	$110,000,000	Property Type - Subtype:	Industrial – Cold Storage
Cut-off Date Principal Balance(1):	$109,791,788	Net Rentable Area (SF):	3,615,545
% of Pool by IPB:	8.2%	Location:	Various
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	74.5%
Sponsor:	Americold Realty Operating Partnership, L.P.	Occupancy Date:	12/31/2012
Interest Rate:	3.81113%	Number of Customers:	304
Note Date:	5/1/2013	2010 NOI:	$33,121,246
Maturity Date:	5/1/2023	2011 NOI:	$32,201,187
Interest-only Period:	None	2012 NOI:	$34,588,973
Original Term:	120 months	TTM NOI(3):	$34,048,923
Original Amortization:	300 months	UW Economic Occupancy:	74.5%
Amortization Type:	Balloon	UW Revenues:	$76,557,758
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Expenses:	$42,025,531
Lockbox:	Soft	UW NOI:	$34,532,227
Additional Debt:	Yes	UW NCF:	$32,208,294
Additional Debt Balance(4):	$212,000,000	Appraised Value / Per SF:	$430,140,000 / $119
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$0	$124,596	N/A	Maturity Date Loan / SF:	$43
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.0%
Replacement Reserves:	$0	$193,661	N/A	Maturity Date LTV:	36.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.36x
Other:	$989,339	$0	N/A	UW NOI Debt Yield:	15.7%

(1) The Americold Cold Storage Portfolio is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $220.0 million. The Financial Information presented in the chart above reflects the entire $220.0 million whole loan.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) TTM NOI represents the trailing twelve-month period ending January 31, 2013.
(4) Additional Debt Balance includes $110.0 million of pari passu mortgage debt and $102.0 million of mezzanine debt.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Americold Cold Storage Portfolio loan is secured by a first mortgage lien on a portfolio of 15 temperature-controlled warehouses totaling approximately 3.6 million square feet that are located in nine states. The loan has an outstanding principal balance of approximately $219.6 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $109.8 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $109.8 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term and amortizes on a 25-year schedule. Proceeds from the Whole Loan along with $102.0 million of mezzanine debt and approximately $32.8 of new sponsor equity were used to refinance previously existing debt including prepayment penalties of approximately $331.0 million, acquire the fee interest in two of the properties for $17.3 million, pay closing costs of $5.5 million and fund upfront reserves of $1.0 million. The previously existing debt, with an aggregate original principal balance of $325.0 million, was securitized in CD 2007-CD4 and CGCMT 2007-C6. The previously existing debt was secured by 15 properties, of which 12 (representing approximately $268.0 million of the $325.0 million of existing debt) are included in the current financing.

The Borrowers. The borrowing entities for the loan are ART Mortgage Borrower Propco 2013 LLC and ART Mortgage Borrower Opco 2013 LLC, each a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Americold Realty Operating Partnership, L.P. The sponsor is controlled by Americold Realty Trust (“Americold”), the leader in the temperature-controlled warehouse business with a leading market position in the United States based on the size of its operations.  As of year-end 2012, Americold operated 169 warehouses with a total capacity in excess of 1.0 billion cubic feet with properties located in the United States, Canada, Australia, New Zealand, Argentina and China. Within North America, Americold owns and/or operates 151 warehouses totaling approximately 874.0 million cubic feet and is larger than its next three largest competitors combined. Americold is owned by The Yucaipa Companies, a private equity firm founded by Ron Burkle specializing in retail, manufacturing, distribution and hospitality industries.

The Properties. The portfolio is comprised of 15 temperature-controlled warehouse facilities that are located in nine states, totaling approximately 3.6 million square feet. With total storage capacity of approximately 77.5 million cubic feet, the portfolio, if owned independently, would represent the eighth largest temperature-controlled warehouse company in North America based on capacity. The properties are located in Oregon, Wisconsin, Washington, Alabama, Nebraska, North Carolina, Louisiana, Missouri and Arkansas and are generally located within close proximity to customers’ operations, allowing them to optimize their distribution strategies. Temperature-controlled warehouse facilities provide an important link in the food supply chain as they serve as a link between food producers and end-users and outlets (restaurants, supermarkets and grocery stores).

The food distribution industry has been historically stable with recession-resistant characteristics that have resulted in relatively consistent demand for the properties and stable operating performance in terms of occupancy and revenues. The portfolio’s performance through the recent recession provides evidence for this as occupancy levels and revenue remained stable (73.4% average occupancy since 2008 with a low and high occupancy during the period of 72.0% and 74.5%, respectively) and revenues for 2007 to 2012 of $72.8, $74.8, $71.2, $72.0, $74.2 and $76.2 million, respectively. The portfolio’s historical stability is enhanced by Americold’s size, number of locations and density of network which allows the company to maintain relationships with regional, national and multinational food producers and distributors with temperature-controlled storage needs.

The portfolio was 74.5% physically occupied by over 200 unique customers in 2012. Of the total revenue in 2012, approximately 40% came from investment grade companies including Lamb Weston (a wholly-owned subsidiary of ConAgra), Tyson Foods, Ocean Spray Cranberries, Sara Lee, Hormel Foods and ConAgra Foods. Unlike other real estate asset classes, the temperature-controlled warehouse industry operates on contracts that typically range from two to five years instead of long-term leases. The contracts address both the storage and handling charge rates which accounted for 50.6% and 49.4% of 2012 total revenue respectively. The handling component is based upon throughput, meaning the volume of goods moving into and out of the warehouses for each customer. The handling component also includes other charges for processing, freezing and packaging of goods. The storage component addresses the charge to keep a certain volume of products within a warehouse for a specific period of time. Despite the short term nature of the contracts, a large portion of customers continue to renew contracts and use a property for an extended period of time. Of the approximately $76.2 million of revenue in 2012, approximately 49.7% was from customers with a relationship of at least 20 years and 26.1% was from customers with a relationship in excess of 35 years.

The properties were constructed between 1963 and 2010 and range in size from 116,401 to 669,650 square feet. The portfolio consists of six production attached warehouses, five production advantaged warehouses and four public warehouses. Production attached warehouses are attached to a processing or production plant and generally serve a single customer. Production advantaged warehouses are generally located near a customer’s processing facilities and generally have a single customer contributing over 50% of the warehouse revenues. Public warehouses generally service multiple customers where no single customer accounts for over 50% of the revenue. The portfolio has a diverse exposure to various food categories being stored within the portfolio. Of the total revenue in 2012, approximately 32% was from potatoes, 24% from fruits and vegetables, 13% from poultry, 13% from meat, 6% from bakery and the remaining came from seafood, ice cream, consumer packaged goods and other miscellaneous goods.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-13

Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

Portfolio Summary
Property	State	Warehouse Type	Warehouse Square Feet	Warehouse Cubic Feet	Allocated Loan Amount(1)	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Salem	OR	Production Advantaged	669,650	11,956,332	$30,550,000	13.9%	$56,200,000	$4,702,729
Plover	WI	Production Attached	478,467	9,114,426	26,610,000	12.1	49,000,000	3,996,286
Hermiston	OR	Production Attached	221,330	3,992,670	25,490,000	11.6	46,800,000	3,696,501
Moses Lake	WA	Production Attached	370,783	7,084,258	23,560,000	10.7	43,300,000	3,506,614
Fremont	NE	Production Advantaged	144,035	3,171,931	20,950,000	9.5	38,400,000	3,120,006
Gadsden	AL	Public Warehouse	153,809	3,857,019	18,160,000	8.3	36,100,000	2,759,011
Tomah	WI	Production Attached	188,417	4,748,455	14,790,000	6.7	27,300,000	2,135,952
Tarboro	NC	Production Attached	181,106	4,934,300	13,610,000	6.2	25,100,000	2,125,770
Delhi	LA	Production Attached	136,445	4,574,332	12,320,000	5.6	29,300,000	1,418,633
Burlington	WA	Public Warehouse	225,843	4,488,480	10,910,000	5.0	20,000,000	1,327,441
Marshall	MO	Production Advantaged	191,220	4,757,406	8,190,000	3.7	17,600,000	1,306,433
Springdale	AR	Production Advantaged	232,956	5,466,381	6,100,000	2.8	12,300,000	821,753
Montgomery	AL	Production Advantaged	127,461	2,581,536	5,200,000	2.4	11,700,000	854,627
Texarkana	AR	Public Warehouse	177,622	4,706,114	2,810,000	1.3	10,740,000	471,724
Birmingham(2)	AL	Public Warehouse	116,401	2,030,776	750,000	0.3	6,300,000	(35,187)
Total			3,615,545	77,464,416	$220,000,000	100.0%	$430,140,000	$32,208,294
(1) Allocated Loan Amount based on the Whole Loan.
(2) The Underwritten Net Cash Flow at the Birmingham facility is negative due to the underwritten management fee and capex reserves. The 2012 year-end NOI was $40,435.

Occupancy for the portfolio, as set forth below, is based on an end of month summary of pallets in use divided by the total pallet capacity. Effective occupancy is an occupancy metric used in the temperature-controlled warehouse sector and is an important measure of the portfolio’s performance since optimal efficiency is generally achieved at approximately 90.0% in-place occupancy, which allows for the efficient movement of goods within the facilities.

Historical Occupancy(1)
Property	2012 Pallet Capacity	2008	2009	2010	2011	2012
Salem	86,000	67.6%	77.9%	78.8%	74.5%	75.1%
Plover	34,144	92.8%	97.9%	94.8%	94.2%	91.7%
Hermiston	36,500	80.2%	82.8%	74.2%	69.3%	75.8%
Moses Lake	60,000	79.3%	72.9%	87.1%	86.2%	83.0%
Fremont	17,413	84.2%	88.2%	73.3%	86.1%	88.0%
Gadsden	15,731	84.2%	70.0%	82.7%	86.2%	78.8%
Tomah	64,000	66.3%	55.2%	58.8%	49.1%	60.5%
Tarboro	17,480	100.0%	79.3%	94.8%	83.6%	72.2%
Delhi(2)	13,500	N/A	N/A	33.6%	73.0%	83.2%
Burlington	43,000	46.2%	57.3%	65.1%	64.6%	74.1%
Marshall	17,761	46.0%	48.0%	39.2%	43.4%	50.0%
Springdale	21,510	96.4%	80.1%	78.3%	82.8%	88.3%
Montgomery	10,355	80.0%	80.3%	89.9%	84.4%	83.2%
Texarkana	17,100	86.1%	65.3%	47.1%	36.1%	53.6%
Birmingham	8,075	68.9%	29.6%	41.1%	48.6%	44.1%
Total / Actual Occupancy	462,569	74.0%	72.0%	74.4%	72.1%	74.5%
Effective Occupancy(3)		82.2%	80.0%	82.7%	80.1%	82.8%
(1) Historical Occupancies are the average of each respective year.
(2) The Delhi warehouse was constructed in 2010.
(3) Effective Occupancy is actual occupancy divided by 90.0%.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

Property Summary
Property	Year Built / Renovated	Clear Heights	Rail Service	Number of Customers(1)	Largest Customer	% of 2012 Revenue	Customer Tenure	Lease Expiration(2)
Salem	1963 / 1981	22'	Yes	43	Norpac Foods	60.0%	50 years	N/A
Plover	1978 / 1981	34'	Yes	4	McCain Foods	97.3%	14 years	N/A
Hermiston	1975 / 1996	28'	Yes	7	Lamb Weston	95.1%	42 years	N/A
Moses Lake	1967 / N/A	19' - 28’	Yes	12	JR Simplot Company	53.0%	40 years	N/A
Fremont	1968 / 2010	28' - 40'	Yes	22	Hormel Foods	48.9%	40 years	N/A
Gadsden	1991 / 1994	32’	Yes	49	Sunrise Foods	16.1%	11 years	N/A
Tomah	1989 / 1994	49’	No	3	Ocean Spray Cranberries	96.1%	24 years	N/A
Tarboro	1988 / 2000	34’	Yes	7	Sara Lee Corporation	92.0%	25 years	N/A
Delhi	2010 / N/A	34’	Yes	3	Lamb Weston	98.0%	3 years	N/A
Burlington	1965 / 1968	20’ - 28’	Yes	42	Icicle Seafoods	36.2%	12 years	N/A
Marshall	1985 / 1992	28’ - 38’	Yes	9	ConAgra Foods	84.9%	32 years	N/A
Springdale	1982 / 1993	32’	Yes	10	Tyson Foods	97.7%	25 years	N/A
Montgomery	1989 / N/A	34’	Yes	14	Foster Poultry Farms	16.1%	14 years	N/A
Texarkana	1992 / 1996	24' - 34’	Yes	30	JBS	43.3%	20 years	N/A
Birmingham	1963 / 1986	23' - 32’	Yes	49	SRA Foods	18.0%	5 years	N/A
Total				304
(1) As of December 31, 2012. The portfolio has a total of approximately 236 unique customers; some of which are present at multiple properties.
(2) The borrower does not typically enter into leases or other occupancy agreements for the properties.  Instead, the borrower typically contracts with its customers for storage, warehousing and handling services.  These contracts generally require payment only for goods actually stored and for services actually rendered.

Top Fifteen Customer Summary
Customer	Properties(1)	Ratings(2) Moody’s/S&P/Fitch	Tenure(3)	2010 Revenue	2011 Revenue	2012 Revenue	% of 2012 Total Revenue
Lamb Weston	Hermiston, Delhi, Moses Lake	Baa2 / BBB- / BBB-	27 years	$6,705,032	$9,056,223	$10,225,710	13.4%
McCain Foods	Plover, Tomah	NA / NA / NA	14 years	10,823,194	10,495,458	10,021,346	13.2%
Norpac Foods	Salem, Hermiston	NA / NA / NA	49 years	5,743,599	6,344,619	6,690,872	8.8%
Tyson Foods	Springdale, Gadsden, Texarkana	Baa3 /BBB / BBB	24 years	6,064,757	4,661,926	4,561,024	6.0%
Ocean Spray Cranberries	Tomah, Burlington	NA / A- / NA	21 years	4,783,423	4,507,805	4,481,342	5.9%
Sara Lee Corporation	Tarboro	Baa2 / BBB / BBB	25 years	5,482,617	4,782,119	4,133,530	5.4%
JR Simplot Company	Moses Lake	NA / NA / NA	40 years	3,623,947	3,560,996	3,772,049	5.0%
National Frozen Foods	Moses Lake	NA / NA / NA	15 years	3,108,842	3,211,159	3,274,659	4.3%
Smithfield Companies	Fremont, Marshall, Burlington	B1 / BB / NA	8 years	2,227,096	3,319,309	3,251,801	4.3%
Hormel Foods Corp	Fremont	A2 / A / NA	40 years	2,678,561	3,079,821	3,216,597	4.2%
ConAgra Foods	Mashall	Baa2 / BBB- / BBB-	31 years	2,707,601	2,879,462	2,647,055	3.5%
Foster Poultry Farms	Montgomery, Salem	NA / NA / NA	14 years	2,787,137	2,855,126	2,351,509	3.1%
JBS	Texarkana, Gadsden	Ba3 / BB / NA	12 years	1,401,039	1,023,724	1,750,033	2.3%
Meduri Farms	Salem	NA / NA / NA	10 years	600,843	572,964	1,587,573	2.1%
Kerr Concentrate	Salem, Burlington	NA / NA / NA	30 years	1,767,395	1,455,751	1,457,943	1.9%
(1) Reflects properties where the customer is currently doing business as of year-end 2012.
(2) Ratings provided are for the parent company of the entity listed in the “Customer” field.
(3) For customers that are located at multiple properties the Tenure is weighted based on 2012 revenue from each respective property.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Occupied Pallet	%(2)
Pallet Capacity(3)	463,279	478,711	462,569	462,569	462,569
Occupied Pallets(3)	344,821	345,035	344,778	344,778	344,778
Actual Occupancy	74.4%	72.1%	74.5%	74.5%	74.5%
Effective Occupancy(4)	82.7%	80.1%	82.8%	82.8%	82.8%

Rent & Storage(5)	$37,406,989	$37,117,130	$38,537,617	$38,842,054	$38,842,054	$112.66	50.7%
Handling & Other(6)	34,636,593	37,046,207	37,664,127	36,903,617	37,715,704	109.39	49.3
Total Revenue	$72,043,582	$74,163,338	$76,201,744	$75,745,671	$76,557,758	$222.05	100.0%

Labor Costs	$23,134,080	$25,056,900	$24,820,368	$24,880,741	$25,083,610	$72.75	32.8%
Total Facility Costs(7)	10,262,131	10,522,294	10,539,756	10,564,870	10,787,316	31.29	14.1
Total Equipment & Warehouse Costs(8)	3,144,271	3,678,362	3,670,005	3,673,406	3,576,875	10.37	4.7
General & Administrative	1,259,645	1,591,081	1,426,514	1,412,468	1,412,468	4.10	1.8
Management Fee(9)	1,122,210	1,113,514	1,156,128	1,165,262	1,165,262	3.38	1.5
Total Expenses	$38,922,336	$41,962,151	$41,612,771	$41,696,747	$42,025,531	$121.89	54.9%

Net Operating Income	$33,121,246	$32,201,187	$34,588,973	$34,048,923	$34,532,227	$100.16	45.1%

Total Capex(10)	2,323,932	2,323,932	2,323,932	2,323,932	2,323,932	6.74	3.0

Net Cash Flow	$30,797,314	$29,877,254	$32,265,040	$31,724,991	$32,208,294	$93.42	42.1%
(1) TTM column represents the trailing twelve-month period ending January 31, 2013.
(2) Percent column represents percent of Total Revenue.
(3) TTM Pallet Capacity and TTM Occupied Pallets are based on 2012 total.
(4) Effective Occupancy is actual occupancy divided by 90.0%.
(5) Rent & Storage revenue reflects the per pallet charge a customer pays to store goods within a facility for a period of time.
(6) Handling & Other revenue reflects the fee charged to customers to move a pallet into and out of the facility as well as other charges for processing, freezing and packaging of goods.
(7) Total Facility Costs include power, real estate taxes, insurance and facility maintenance expenses.
(8) Total Equipment & Warehouse Costs include items such as racking equipment, pallets, warehouse supplies, protective clothing and office equipment.
(9) Management Fee calculated as 3.0% of storage revenue and included for illustrative purposes for all years. The properties do not have a contractual management fee.
(10) Total Capex calculated as $0.03 per warehouse cubic foot.

Property Management. The portfolio is managed by ART Manager L.L.C. and AmeriCold Logistics LLC, which are affiliates of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $989,339 for required repairs that are required to be completed within 12 months of the loan closing.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $124,596.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket or umbrella policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $193,661 (approximately $0.03 per warehouse cubic foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the receivables account controlled by the property manager, which account also receives rents and payments from other properties that are not collateral for the loan. The receivables account is subject to a negative pledge. All funds in the receivables account are swept within three business days to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent (i) an event of default exists under the mortgage loan or either of the related mezzanine loans, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the DSCR (including the mezzanine loans) falls below 1.10x, all excess cash flow will be deposited into an excess cash flow reserve account controlled by the lender and held as additional collateral for the loan.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-16

Annex A-3	JPMBB 2013-C12

Americold Cold Storage Portfolio

Release of Properties. The borrower may release one or more individual properties from the collateral of the loan provided that, among other things, (i) no event of default exists; (ii) the borrower pays a release price of 115% of the applicable allocated loan amount and the applicable yield maintenance premium; (iii) the DSCR (including the mezzanine loans) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.38x or (b) the DSCR of the properties immediately preceding the release of the individual property; and (iv) the mezzanine borrowers pay a release price of 115% of the applicable allocated mezzanine loan amounts and otherwise comply with the mezzanine loan documents.

The borrower is also permitted to make transfers of certain non-income producing portions of the properties to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents without a prepayment premium.

Additional Debt. A senior mezzanine loan of $70.0 million secured by the equity interest in the borrower was provided by and is currently held by JPMCB. A junior mezzanine loan of $32.0 million secured by the equity interest in the senior mezzanine borrower was provided by JPMCB and was sold to a third-party investor. Each mezzanine loan is interest-only and has a coterminous maturity with the mortgage loan. The senior mezzanine loan has a 7.37500% coupon and the junior mezzanine loan has a 11.50000% coupon. Including both mezzanine loans, the Cut-off Date LTV is 74.8%, the UW NCF DSCR is 1.42x and the UW NOI Debt Yield is 10.7%. JPMCB may securitize the senior mezzanine loan in the future. See “Risk factors – Potential Risks to Certificateholders as a Result of a Securitization of the Americold Mezzanine Loan” in the Free Writing Prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-17

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-18

Annex A-3	JPMBB 2013-C12

IDS Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-19

Annex A-3	JPMBB 2013-C12

IDS Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-20

Annex A-3	JPMBB 2013-C12

IDS Center

FLOOR
Mechanical
51
Dady & Gardner, Inc.
7,280 SF Exp. 10/2016
Schwebel, Goetz & Sie
50
Vacant
23,179 SF
49
Aethlon Capital
1,965 SF MTM
48
Patterson, Thuente
22,088 SF Exp. 12/2019
Rothschild
2,396 SF Exp. 7/2017
47
Winslow Capital
Winslow Capital
Winslow Capital
19,682 SF Exp. 8/2018
46
Schall Executive
2,564 SF Exp. 12/2015
Nichols, Kaster, Kirkma
22,539 SF Exp. 6/2015
45
Cumberland Partners
Borene Law Firm
44
Lindquist & Vennum
24,397 SF Exp. 12/2016
43
Lindquist & Vennum
24,397 SF Exp. 12/2016
42
Lindquist & Vennum
24,397 SF Exp. 12/2016
41
Lindquist & Vennum
24,397 SF Exp. 12/2016
40
Vacant
Lindquist & Vennum
23,348 SF Exp. 12/2016
39
Vacant
Fruth, Jamison & Elsa
Richard D. Goff
Borene
Martin McAllister
Gary Greenberg
38
Duke Financial
4,047 SF Exp. 6/2016
McKinsey & Company, Inc.
37
Kelly & Berens, PA
5,455 SF Exp. 2/2018
Cobb & Associates
Briol & Associates
7,850 SF Exp. 5/2014
Norwest
Clover Fields
36
Newman Capital, Ltd.
2,966 SF Exp. 11/2013
Norwest Venture Capital Management
21,029 SF Exp. 6/2015
35
Spherion Pacific
4,385 SF MTM
Douglas W. Leatherdale
The M&A Group
Marks Baughn Securities
The MN Bus. Part.
Bank of America
12,759 SF Exp. 2/2017
34
Wells Fargo Advisors
16,272 SF Exp. 12/2023
Mattel Sales Corp
4,959 SF Exp. 12/2016
33
SIT Investment Association
23,260 SF Exp. 3/2015
32
Merchant & Gould
24,070 SF Exp. 8/2019
31
Merchant & Gould
23,671 SF Exp. 8/2019
30
Merchant & Gould
23,671 SF Exp. 8/2019
29
Vacant
551 SF
Vacant – Raw
23,800 SF
28
Vacant
2,248 SF
NRG Energy Center Minn
10,071 SF Exp. 3/2018
DLA Piper
9,296 SF Exp. 11/2022
27
Vacant
23,304 SF
26
Briggs and Morgan
23,364 SF Exp. 5/2015
25
Briggs and Morgan
23,796 SF Exp. 5/2015
24
Briggs and Morgan
23,040 SF Exp. 5/2015
23
Briggs and Morgan
23,262 SF Exp. 5/2015
22
Briggs and Morgan
23,365 SF Exp. 5/2015
21
Fulbright & Jaworski
23,365 SF Exp. 10/2014
20
Lommen, Abdo, Cole, King
23,365 SF Exp. 12/2014
19
Vacant
4,022 SF
Mpls. Portfolio Mgmt
4,324 SF Exp. 2/2014
Fine Associates
2,788 SF Exp. 12/2015
Briggs and Morgan
15,313 SF Exp. 5/2015
18
Vacant
1,476 SF
Okabena Company
16,490 SF Exp. 8/2015
17
Advantage Crystal, Inc.
2,085 SF Exp. 4/2014
Wagner, Falconer & Judd
15,205 SF Exp. 10/2015
White Oaks Wealth Adv
6,616 SF Exp. 12/2021
16
Fulbright & Jaworski
10,465 SF Exp. 10/2014
Northern Trust Bank
7,616 SF Exp. 7/2015
Crayola
5,147 SF Exp. 7/2017
15
Vacant
22,950 SF
14
Vacant
3,581 SF
Vacant
1,535 SF
Cassidy Turley
12,440 SF Exp. 9/2023
13
Vacant
1,376 SF
Littler Mendelson
21,693 SF Exp. 5/2016
12
Vacant
7,344 SF
Semper Development
1,798 SF Exp. 1/2014
Riverbridge Partners
9,363 SF Exp. 3/2023
MTV Network
1,798 SF Exp. 4/2017
11
Vacant
4,078 SF
Associated Bank
16,727 SF Exp. 12/2013
Zimmerman Reed
15,179 SF Exp. 11/2019
10
Natural Resource Group
23,219 SF Exp. 11/2016
9
Jarsal Business Center
22,764 SF Exp. 6/2015
Mechanical
8
Vacant
1,125 SF
Minneapolis Foundation
24,632 SF Exp. 9/2015
Hays Group
13,096 SF Exp. 4/2018
7
Hays Group
38,586 SF Exp. 4/2018
6
Vacant
909 SF
Vacant
6,095 SF
Gray, Plant, Moody
28,824 SF Exp. 3/2023
5
Gray, Plant, Moody
35,587 SF Exp. 3/2023
4
Gray, Plant, Moody
35,587 SF Exp. 3/2023
3
Wells Fargo
6,565 SF Exp. 12/2018
Wells Fargo
28,760 SF Exp. 12/2013
Vacant
Mechanical
MTM
2013
2014
2015
2016
2017+

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-21

Annex A-3	JPMBB 2013-C12

IDS Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-22

Annex A-3	JPMBB 2013-C12

IDS Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	6.7%	Net Rentable Area (SF):	1,410,415
Loan Purpose:	Acquisition	Location:	Minneapolis, MN
Borrower:	BRI 1855 IDS Center, LLC	Year Built / Renovated:	1972 / 1992-2012
Sponsors(2):	Various	Occupancy:	89.0%
Interest Rate:	4.00000%	Occupancy Date:	3/31/2013
Note Date:	4/25/2013	Number of Tenants:	130
Maturity Date:	5/1/2023	2010 NOI:	$18,901,931
Interest-only Period:	24 months	2011 NOI:	$19,951,491
Original Term:	120 months	2012 NOI:	$20,258,314
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$43,841,362
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$23,774,838
Lockbox:	Hard	UW NOI:	$20,066,524
Additional Debt:	Yes	UW NCF:	$17,559,402
Additional Debt Balance:	$92,510,258	Appraised Value / Per SF:	$256,000,000 / $182
Additional Debt Type:	Pari Passu	Appraisal Date:	3/5/2013

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$890,411	$671,885	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.3%
Replacement Reserves:	$38,403	$38,403	N/A	Maturity Date LTV:	60.1%
TI/LC:	$183,333	$183,333	N/A	UW NCF DSCR:	1.68x
Other:	$14,657,832	$0	N/A	UW NOI Debt Yield:	11.0%

(1) IDS Center is part of a loan evidenced by two pari passu notes with an aggregate principal balance of approximately $182.5 million. The Financial Information presented in the chart above reflects the entire $182.5 million whole loan.
(2) For a full description of the Sponsors, please refer to “The Sponsors” section below.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The IDS Center loan is secured by a first mortgage lien on a 1,410,415 square foot Class A multi-tenant office building and retail complex located in Minneapolis, Minnesota. The loan has an outstanding principal balance of approximately $182.5 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $90.0 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $92.5 million and is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of the Note A-1, the trustee, as holder of Note A-2, will be the controlling holder of the Whole Loan and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan.  Following the securitization of Note A-1, the trustee with respect to such other securitization, as holder of Note A-1, will be the controlling holder of the Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consultation rights with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan along with sponsor equity of approximately $82.2 million were used to acquire the property for $245.3 million, fund upfront reserves of $15.8 million and pay closing costs of $3.6 million.

The Borrower. The borrowing entity for the loan is BRI 1855 IDS Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse guarantors are Dalet Properties Management, LLC, Dalet Investment Properties, LLLP and Dalet Investment Properties (US), LLLP. The sponsors are affiliates of Beacon Partners IDS, LLC, Menora Mivtachim and Harel Insurance. The sponsors’ general partners are principals of Beacon Investment Properties, LLC (“Beacon”).  Beacon is a full-service commercial real estate operator and fund manager with approximately five million square feet of commercial real assets under management.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-23

Annex A-3	JPMBB 2013-C12

IDS Center

The Property. IDS Center is a centrally located mixed-use complex located on an entire city block within the central business district of Minneapolis, Minnesota. IDS Center is comprised of multiple components connected by a centralized glass enclosed plaza called the Crystal Court. The components of the center include a 1,238,101 square foot, 57-story office tower with an eight-story annex, a 100,810 square foot enclosed two-story retail center, a 71,504 square foot concourse level, the AAA four diamond Marquette Hotel (not included in the collateral) and a three-level below grade parking garage. The property was constructed in 1972 and has been periodically renovated over the years with approximately $41.8 million of capital improvements since 1992. The borrower acquired the property from Inland American Real Estate Trust for a purchase price net of seller concessions of approximately $245.3 million ($174 per square foot).

As of March 2013, the property was 89.0% leased to 130 tenants. The largest tenant at the property, Briggs and Morgan, leases 9.4% of the net rentable area through May 2015. Briggs and Morgan has been a tenant at the property since 1990 and has expanded its space multiple times from 53,225 square feet to 132,140 square feet currently. Founded in 1882, Briggs and Morgan is a Midwest law firm serving clients across the United States. The second largest tenant, Lindquist & Vennum, leases approximately 8.4% of the net rentable area through December 2016. Lindquist & Vennum has been a tenant at the property since 1972 and has expanded its space multiple times from 31,373 square feet to 118,936 square feet currently. Lindquist & Vennum is a law firm that has approximately 200 attorneys and offices in Minnesota, Colorado and South Dakota. The third largest tenant, Gray Plant Mooty, leases 7.1% of the net rentable area through March 2023 and has been a tenant at the property since 2004. Gray Plant Mooty was founded in 1866 and is the longest-standing law firm in Minneapolis.  In addition to its offices in Minneapolis, Gray Plant Mooty has offices in St. Cloud and Washington, D.C.

The 100,810 square foot retail component of the property consists of two-stories of retail, which as of March 2013 was 96.0% leased to 26 tenants. Retail tenants include Gap and Banana Republic, as well as multiple banking branches such as Wells Fargo, U.S. Bank and Charles Schwab. Beneath the retail portion is a 71,504 square foot below-grade concourse. As of March 2013, this section of the property was approximately 36.3% leased to three tenants. The office, retail and concourse sections of the property are connected to the Crystal Court, a 24,000 square foot steel and glass enclosed atrium structure. The Crystal Court hosts a myriad of non-profit and civic-minded events every year.

IDS Center is located within the heart of the central business district of Minneapolis and is often considered the crossroads of downtown Minneapolis. The property is connected to an enclosed pedestrian skyway system which links the property to adjacent properties in all four directions. The Marquette Hotel has reciprocal easement agreements with the IDS Center whereby the two properties share parking, concourse, ground and skyway levels. The hotel pays the borrower a portion of expenses related to the maintenance of the space. Regional access to the area is provided by Interstates 94 and 35. There are also several state highways and main roadways offering direct access to the area including Highways 55, 47 and 65.  Public transportation is provided by Metro Transit which serves the entire “Twin Cities” area including downtown Minneapolis, St. Paul and the nearby campuses of the University of Minnesota.  In addition, a new light rail transit system connects various stops in the central business district to the Minneapolis-St. Paul International Airport and the Mall of America.

According to the appraisal, the Minneapolis central business district contained approximately 23.3 million square feet of office space as of the fourth quarter of 2012. Class A vacancy in the submarket was estimated at 11.7% with an average asking rent of $13.70 per square foot on a triple-net basis, as of the fourth quarter of 2012. The appraisal identified eight competitive properties built between 1983 and 2001 and ranging in size from approximately 588,908 to 1.4 million square feet. The competitive set reported an average occupancy of approximately 92.8%.  According to the appraisal, leases in the previous six months at the competitive properties have ranged from $17.00 to $20.00 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
94.6%	93.5%	90.8%	89.0%
(1) Historical occupancies are as of December 31 of each respective year. (2) Current occupancy is as of March 31, 2013.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-24

Annex A-3	JPMBB 2013-C12

IDS Center

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Briggs and Morgan	Office	NA / NA / NA	132,140	9.4%	$17.07	5/31/2015
Lindquist & Vennum	Office	NA / NA / NA	118,936	8.4%	$18.00	12/31/2016
Gray Plant Mooty(2)	Office	NA / NA / NA	100,000	7.1%	$13.50	3/31/2023
Merchant & Gould(3)(4)	Office	NA / NA / NA	77,403	5.5%	$17.07	8/31/2019
Hays Group	Office	NA / NA / NA	53,682	3.8%	$12.00	4/30/2018
Fulbright & Jaworski	Office	NA / NA / NA	33,830	2.4%	$13.93	10/31/2014
Winslow Capital Management	Office	NA / NA / NA	25,240	1.8%	$18.66	8/30/2018
Minneapolis Foundation	Office	NA / NA / NA	24,632	1.7%	$13.00	9/30/2015
Lommen, Abdo, Cole, King	Office	NA / NA / NA	23,365	1.7%	$14.00	12/31/2014
Malt-O-Meal Company	Office	NA / NA / NA	23,304	1.7%	$18.75	8/31/2014
(1) Based on the underwritten rent roll.
(2) Gray Plant Mooty has the right to contract its space by 8,897 square feet on the first day of July, August, September or October of 2013 with at least 30 days notice and payment of a contraction fee. The tenant also has the right, effective on March 31st of each year commencing in 2019 and ending in 2022, to contract its space by 2,653 square feet, 3,824 square feet or 8,617 square feet, respectively, with 12-months notice and payment of a contraction fee.
(3) 5,991 square feet of the Merchant & Gould Net Rentable Area is in the concourse.
(4) Merchant & Gould has the right to terminate its lease on August 31, 2017, with 12 months notice and payment of a termination fee. The tenant also has the right to contract its space by 8,019 square feet any time after March 15, 2015, with 12-months notice and payment of a contraction fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	154,913	11.0%	NAP	NAP	154,913	11.0%	NAP	NAP
2013 & MTM	18	50,490	3.6	$1,128,407	5.2%	205,403	14.6%	$1,128,407	5.2%
2014	39	143,158	10.2	2,419,566	11.2	348,561	24.7%	$3,547,974	16.4%
2015	18	303,924	21.5	5,088,803	23.5	652,485	46.3%	$8,636,777	39.8%
2016	23	253,015	17.9	4,746,085	21.9	905,500	64.2%	$13,382,862	61.7%
2017	6	27,916	2.0	475,392	2.2	933,416	66.2%	$13,858,254	63.9%
2018	10	184,908	13.1	3,133,228	14.5	1,118,324	79.3%	$16,991,481	78.4%
2019	4	115,762	8.2	1,980,591	9.1	1,234,086	87.5%	$18,972,072	87.5%
2020	2	3,668	0.3	132,108	0.6	1,237,754	87.8%	$19,104,179	88.1%
2021	2	14,646	1.0	299,904	1.4	1,252,400	88.8%	$19,404,083	89.5%
2022	2	10,184	0.7	172,712	0.8	1,262,584	89.5%	$19,576,795	90.3%
2023	5	141,417	10.0	2,096,926	9.7	1,404,001	99.5%	$21,673,721	100.0%
2024 & Beyond(2)	1	6,414	0.5	0	0.0	1,410,415	100.0%	$21,673,721	100.0%
Total	130	1,410,415	100.0%	$21,673,721	100.0%
 (1) Based on the underwritten rent roll.
 (2) Represents space occupied by the management offices.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-25

Annex A-3	JPMBB 2013-C12

IDS Center

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$21,085,417	$21,269,271	$21,685,343	$21,673,721	$15.37	47.5%
Vacant Income	0	0	0	2,294,728	1.63	5.0
Gross Potential Rent	$21,085,417	$21,269,271	$21,685,343	$23,968,449	$16.99	52.6%
Total Reimbursements	20,709,404	20,289,399	20,668,908	21,640,141	15.34	47.4
Net Rental Income	$41,794,821	$41,558,670	$42,354,251	$45,608,590	$32.34	100.0%
(Vacancy/Credit Loss)	(201,990)	(13,632)	56,737	(2,294,728)	(1.63)	(5.0)
Other Income	547,212	584,524	507,404	527,500	0.37	1.2
Effective Gross Income	$42,140,043	$42,129,562	$42,918,392	$43,841,362	$31.08	96.1%

Total Expenses	$23,238,112	$22,178,071	$22,660,078	$23,774,838	$16.86	54.2%

Net Operating Income	$18,901,931	$19,951,491	$20,258,314	$20,066,524	$14.23	45.8%

Total TI/LC, Capex/RR	0	0	0	2,507,122	1.78	5.7
Net Cash Flow	$18,901,931	$19,951,491	$20,258,314	$17,559,402	$12.45	40.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2) The Underwritten Rents in Place is composed of approximately 85.3%, 12.8% and 1.9% from office, retail and concourse rents, respectively.

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $7.4 million for outstanding tenant improvement and leasing commission obligations associated with 25 tenants, $5.9 million for required repairs (which includes $3.1 million for facade maintenance, $2.6 million for roof replacement and $0.3 million for elevator repairs), $1.4 million for abated rent associated with six tenants, $890,411 for initial tax reserves, $183,333 for rollover reserves and $38,403 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $671,885.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $38,403 (approximately $0.33 per square foot annually) into the replacement reserves escrow.  In the event the retail component is released, this amount will be reduced to $33,880.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit approximately $183,333 ($1.56 per square foot annually) into the TI/LC escrow. In the event the retail component is released, this amount will be reduced to $161,742.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR based on the immediately preceding trailing three-month period falls below 1.25x, (ii) there is an event of default under the loan documents, or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of the Retail Component. The borrower may release the retail component and a portion of the concourse from the collateral for the loan after June 1, 2015 subject to following conditions and other conditions set forth in the loan documents: (i) no event of default exists; (ii) payment of $25,000,000 and any applicable yield maintenance fees; (iii) after giving effect to the release of the retail component, the DSCR for the property is not less than the greater of (x) the DSCR of the property based on the trailing three-month period immediately preceding the release and (y) 1.50x; (iv) after giving effect to the release of the retail component the LTV based on the Whole Loan and any applicable mezzanine loan is not greater than 72.0%; and (v) the borrower shall pay to the lender a non-refundable release fee equal to $100,000.

Future Additional Debt. A mezzanine loan of up to $30.0 million may be obtained by the borrower or its affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 70.0% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.40x, and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the Whole Loan.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-26

Annex A-3	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-27

Annex A-3	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-28

Annex A-3	JPMBB 2013-C12

Southridge Mall

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-29

Annex A-3	JPMBB 2013-C12

Southridge Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	3.7%	Net Rentable Area (SF):	553,801
Loan Purpose:	Refinance	Location:	Greendale, WI
Borrower:	Southridge Limited Partnership	Year Built / Renovated:	1970 / 2012
Sponsor:	Simon Property Group, L.P.	Occupancy(2):	95.0%
Interest Rate:	3.85400%	Occupancy Date:	3/19/2013
Note Date:	5/22/2013	Number of Tenants:	94
Maturity Date:	6/6/2023	2010 NOI:	$10,396,929
Interest-only Period:	24 months	2011 NOI:	$10,354,219
Original Term:	120 months	2012 NOI:	$10,257,110
Original Amortization:	360 months	TTM NOI(3):	$10,608,695
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$20,828,544
Lockbox:	CMA	UW Expenses:	$9,376,389
Additional Debt:	Yes	UW NOI(4):	$11,452,155
Additional Debt Balance:	$75,000,000	UW NCF:	$10,779,543
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$181,000,000 / $327
		Appraisal Date:	5/13/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$226
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$189
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.53x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

(1) Southridge Mall is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $125.0 million. The Financial Information presented in the chart above reflects the entire $125.0 million whole loan.
(2) Includes temporary tenants. Excluding temporary tenants, the property is 91.3% occupied.
(3) TTM NOI represents the trailing twelve-month period ending March 31, 2013.
(4) UW NOI is higher than TTM NOI due to new leases and contractual rent bumps for existing tenants. Since January 2013, leases representing approximately $1.8 million of annual revenue have been executed.
(5) For a full description of escrows and reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Southridge Mall loan is secured by a first mortgage lien on 553,801 square feet of a 1.2 million square foot regional mall located in Greendale, Wisconsin. The loan has an outstanding principal balance of $125.0 million (the “Whole Loan”), which is comprised of two pari passu notes (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $50.0 million and is being contributed to the JPMBB 2013-C12 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $75.0 million, is currently held by Barclays Bank PLC and is expected to be contributed to a future securitized trust. Prior to securitization of the Note A-1, the trustee, as holder of Note A-2, will be the controlling holder of the Whole Loan and the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan.  Following the securitization of Note A-1, the trustee with respect to such other securitization, as holder of Note A-1, will be the controlling holder of the Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consultation rights with respect to certain major decisions.The Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan and borrower net deposits of $0.4 million were used to refinance previously existing debt of approximately $124.6 million and pay closing costs of $0.9 million. The previously existing debt, with an aggregate original principal balance of $124.0 million, was securitized in JPMCC 2005-CB11.

The Borrower. The borrowing entity for the loan is Southridge Limited Partnership, a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-30

Annex A-3	JPMBB 2013-C12

Southridge Mall

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P. Simon Property Group, L.P. is Simon Property Group, Inc.’s majority-owned partnership subsidiary that owns all of its real estate properties and other assets. Simon Property Group, Inc. (“Simon”) is an S&P 100 company and the largest real estate company in the world. Simon currently owns or has interests in 327 retail real estate properties in North America and Asia comprising 242 million square feet.

The Property.  Southridge Mall is a 1,163,777 square foot regional mall, of which 553,801 square feet serve as collateral for the loan. The property, located in Greendale, Wisconsin, was originally constructed in 1970 and is a two-story enclosed mall located on a 119.9 acre parcel of land.  It is the largest mall in Wisconsin and the only mall in the southern portion of the Milwaukee market. The mall recently underwent a $44.9 million renovation in 2012, which included the addition of a modern Macy’s department store which replaced a former Dillard’s space. In addition, major exterior and interior renovations were performed including new entrances, flooring, lighting, skylights and a brand new food court. Anchor tenant, Boston Store, renovated its store in 2012 for a reported $10.0 million, $2.0 million of which was contributed by the sponsor. The property contains 7,223 parking spaces, resulting in a parking ratio of 6.21 spaces per 1,000 square feet of net rentable area.

As of March 19, 2013, the space serving as collateral for the loan was approximately 95.0% occupied and the entire property was 97.6% occupied. Anchors at the property include Boston Store (219,400 square feet), Sears (214,700 square feet), JCPenney (175,876 square feet), Macy’s (149,374 square feet) and Kohl’s (85,247 square feet). Of the five anchors, Macy’s and Kohl’s are included in the collateral for the loan. The collateral also features major tenants including H&M, Old Navy and Shoe Department Encore. Other national tenants include Express/Express Men, Victoria’s Secret and Charlotte Russe.  In-line sales per square foot for stores less than 10,000 square feet were approximately $359, $400 and $426 in 2010, 2011 and 2012, repectively.  Occupancy costs for tenants less than 10,000 square feet for 2010, 2011 and 2012 were 16.1%, 15.3% and 14.8%, respectively.

Southridge Mall is located in the community of Greendale, Wisconsin, situated in the south central quadrant of Milwaukee County. Interstate 894/43 is less than 1.0 mile to the north of the property and Interstate 94 is located 3.0 miles to the north. Both interstate routes provide good access to the remainder of the Milwaukee core based statistical area and beyond.  According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 257,973 people, with an average household income of $58,591 as of 2013. According to the appraisal, the secondary trade area might span up to ten miles from the site given its regional accessibility and location of competitive properties. The property is the dominant retail property in the local area and a major draw.

The appraisal concluded that in-line rents in the market average approximately $28.73 per square foot and range from $20.00 to $65.00 per foot. The appraisal concluded that current in-line rents at the property are slightly below the market average. According to REIS, the overall vacancy rate for the region was 12.5%, while the property’s submarket vacancy rate was 10.6% as of the first quarter 2013. Vacancy rates at the property’s submarket for community shopping centers and neighborhood shopping centers were 7.7% and 13.7%, respectively. According to the appraisal, the property’s primary competition consists of three properties that are detailed in the table below. Southridge Mall is the only mall in the market with five anchors.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Mayfair Mall	1958 / 2001	1,113,800	$475	93.6%	8.0 miles	Macy’s, Boston Store and AMC Theatres
Brookfield Square	1967 / 1997, 2007	1,049,557	$435	96.0%	12.0 miles	Boston Store, JCPenney and Sears
Bayshore Town Center	1954 / 2006	1,258,585	$325	93.0%	15.0 miles	Boston Store, Sears and Kohls
Total / Weighted Average		4,585,909	$438	94.0%
 (1) Per the appraisal.

Historical and Current Occupancy (1)

	2010	2011	2012	Current(2)
Non-Anchor(3)	94.7%	90.5%	88.5%	91.3%
Total Mall(4)(5)	85.7%	84.6%	96.8%	97.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of March 19, 2013.
(3)	Occupancy excludes collateral and non-collateral anchor tenants.
(4)	Includes non-collateral anchors. The net rentable area serving as collateral for the mortgage loan is currently 95.0% occupied.
(5)	Increase in Total Mall Occupancy from 2010 to 2012 is due to Macy’s leasing a vacant anchor space in March, 2012, formerly occupied by Dillard’s.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-31

Annex A-3	JPMBB 2013-C12

Southridge Mall

Historical In-line Sales and Occupancy Costs(1)(2)(3)

	2010	2011	2012
In-Line Sales PSF	$359	$400	$426
Occupancy Costs	16.1%	15.3%	14.8%
(1) Based on the collateral square feet.
(2) In-line Sales and Occupancy Costs are as of December 31 of each respective year.
(3) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Macy’s(4)	Baa3 / BBB / NA	149,374	27.0%	$4.02	N/A	N/A	1/31/2028
Kohl’s	Baa1 / BBB+ / BBB+	85,247	15.4%	$9.64(5)	$206	5.6%	1/31/2020
H&M	NA / NA / NA	16,627	3.0%	$14.11	$205	8.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	12,860	2.3%	$24.81	N/A	N/A	6/30/2023
Shoe Dept. Encore	NA / NA / NA	10,623	1.9%	$13.65	N/A	N/A	6/30/2023
Express/Express Men	NA / BB / NA	8,166	1.5%	$27.00	$305	16.7%	4/30/2014
Victoria’s Secret	NA / BB / NA	8,001	1.4%	$27.00	$590	8.3%	1/31/2024
Charlotte Russe	B2 / NA / NA	7,042	1.3%	$34.08	$233	12.8%	1/31/2017
Tilly’s	NA / NA / NA	7,000	1.3%	$17.73	$175	28.5%	1/31/2023
Footaction USA	NA / NA / NA	6,825	1.2%	$30.98	$187	28.1%	1/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2012 for all tenants.
(4)	Macy’s opened its store in March 2012.
(5)
Kohl’s annual gross base rent is $821,895 or $9.64 per square foot. In lieu of the landlord’s contribution toward tenant allowances, Kohl’s gross base rent will be reduced by $396,715 annually through the lease term, resulting in an annual net effective base rent of $425,180 or $4.99 per square foot. Simon, rated ”A” by S&P, has guaranteed the total amount of reduced rent, or $2,644,766.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	48,217	8.7%	NAP	NAP	48,217	8.7%	NAP	NAP
2013 & MTM	9	15,752	2.8	$769,962	7.1%	63,969	11.6%	$769,962	7.1%
2014	15	37,746	6.8	1,377,450	12.7	101,715	18.4%	$2,147,412	19.8%
2015	6	14,513	2.6	521,270	4.8	116,228	21.0%	$2,668,682	24.6%
2016	11	22,522	4.1	912,225	8.4	138,750	25.1%	$3,580,907	33.0%
2017	9	19,326	3.5	1,061,451	9.8	158,076	28.5%	$4,642,357	42.7%
2018	2	5,677	1.0	139,417	1.3	163,753	29.6%	$4,781,774	44.0%
2019	6	11,640	2.1	646,137	5.9	175,393	31.7%	$5,427,912	50.0%
2020	5	97,814	17.7	1,382,796	12.7	273,207	49.3%	$6,810,707	62.7%
2021	4	8,561	1.5	484,528	4.5	281,768	50.9%	$7,295,235	67.1%
2022	8	38,784	7.0	922,521	8.5	320,552	57.9%	$8,217,756	75.6%
2023	14	60,682	11.0	1,466,518	13.5	381,234	68.8%	$9,684,274	89.1%
2024 & Beyond	5	172,567	31.2	1,182,097	10.9	553,801	100.0%	$10,866,371	100.0%
Total	94	553,801	100.0%	$10,866,371	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes temporary tenant square footage of 20,524.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-32

Annex A-3	JPMBB 2013-C12

Southridge Mall

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)

Rents in Place(3)(4)	$9,705,787	$9,136,030	$9,712,306	$9,929,141	$10,866,371	$19.62	57.3%
Overage Rent	117,098	98,088	119,718	125,580	81,488	0.15	0.4
Gross Potential Rent	$9,822,885	$9,234,118	$9,832,024	$10,054,721	$10,947,859	$19.77	57.8%
Total Reimbursements	6,381,953	6,204,448	7,282,219	7,449,484	8,003,606	14.45	42.2
Net Rental Income	$16,204,838	$15,438,566	$17,114,243	$17,504,205	$18,951,464	$34.22	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	0	0.00	0.0
Other Income	2,064,629	2,203,017	2,018,566	2,065,165	1,877,080	3.39	9.9
Effective Gross Income	$18,269,467	$17,641,583	$19,132,809	$19,569,370	$20,828,544	$37.61	109.9%

Total Expenses	$7,872,538	$7,287,364	$8,875,699	$8,960,675	$9,376,389	$16.93	45.0%

Net Operating Income	$10,396,929	$10,354,219	$10,257,110	$10,608,695	$11,452,155	$20.68	55.0%

Total TI/LC, Capex/RR	0	0	0	0	672,612	1.21	3.2
Net Cash Flow	$10,396,929	$10,354,219	$10,257,110	$10,608,695	$10,779,543	$19.46	51.8%
(1)	TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place based on in-place leases as of March 19, 2013, which is reflective of the UW Economic Occupancy of 95.0%.
(4) Underwritten Rents in Place are higher than TTM due to new leases and contractual rent bumps for existing tenants. Since January 2013, leases representing approximately $1.8 million of annual revenue have been executed.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, no reserves were escrowed.  However, in lieu of cash, the sponsor, Simon Property Group, L.P. rated “A” by S&P, delivered a tenant allowance guaranty for the outstanding Buca tenant allowance in the amount of $975,000. At any time the tenant allowance guaranty is in effect, the borrower may elect to deposit funds as required under the loan documents which will automatically terminate the tenant allowance guaranty. In addition, the sponsor, Simon Property Group, L.P. delivered a Kohl’s Rent Allowance Guaranty for the outstanding Kohl’s tenant allowance in the amount of $2,644,766 in lieu of cash. At any time the Kohl’s Rent Allowance Guaranty is in effect, the borrower may elect to deposit funds as required under the loan documents which will automatically terminate the Kohl’s Rent Allowance Guaranty. In lieu of tenant improvement allowance, Kohl’s elected to pay for their improvements and receive the allowance in form of an ongoing monthly rent credit of $33,060 per month. The guaranty obligations will be automatically reduced on the date by the amounts set forth in the loan documents.

Tax Escrows – Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the tax escrow is waived.

Insurance Escrows – Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the insurance escrow is waived, unless the borrower has provided satisfactory evidence that insurance is maintained under a blanket insurance policy acceptable to the lender.

Replacement Reserves – Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the replacement reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below) the borrower is required to deposit $11,600 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $278,400 (approximately $0.50 per square foot).

TI/LC Reserves - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the TI/LC reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below) the borrower is required to deposit $46,350 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,112,400 (approximately $2.00 per square foot).

“Reserve Period” means the period commencing on the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.25x, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.25x.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-33

Annex A-3	JPMBB 2013-C12

Southridge Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (defined below). During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account will be held as additional security for the loan.

“Cash Sweep Period” means the period (i) commencing on the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.25x, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.25x or (ii) during the continuance of an event of default.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-34

Annex A-3	JPMBB 2013-C12

Colony Hills Portfolio Loans

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-35

Annex A-3	JPMBB 2013-C12

Colony Hills Portfolio Loans

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-36

Annex A-3	JPMBB 2013-C12

Colony Hills Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Two cross-collateralized and cross-defaulted loans with three properties
Original Principal Balance(1):	$46,700,000
Cut-off Date Principal Balance(1):	$46,700,000	Title:	Fee
% of Pool by IPB:	3.5%	Property Type - Subtype:	Multifamily - Garden
Loan Purpose:	Acquisition	Net Rentable Area (Units):	1,215
Borrowers(2):	Various	Location:	Mobile, AL
Sponsors:	Glenn R. Hanson and James M. Malandrinos	Year Built / Renovated:	Various / Various
		Occupancy:	95.7%
Interest Rate:	4.10000%	Occupancy Date:	5/9/2013
Note Date:	5/20/2013	Number of Tenants:	N/A
Maturity Date:	6/1/2018	2010 NOI:	$3,115,609
Interest-only Period:	12 months	2011 NOI:	$4,659,708
Original Term:	60 months	2012 NOI:	$4,506,181
Original Amortization:	360 months	TTM NOI(3):	$4,494,955
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.9%
Call Protection:	L(24),Def(33),O(3)	UW Revenues:	$8,819,089
Lockbox:	Soft	UW Expenses:	$4,376,502
Additional Debt:	Yes	UW NOI:	$4,442,586
Additional Debt Balance(1)(4):	$9,000,000	UW NCF:	$4,108,461
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Unit:	$64,490,000 / $53,078
		Appraisal Date:	3/20/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$38,436
Taxes:	$326,317	$54,386	N/A	Maturity Date Loan / Unit:	$35,701
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.4%
Replacement Reserves:	$209,034	$27,844	N/A	Maturity Date LTV:	67.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.52x
Other:	$451,235	$0	N/A	UW NOI Debt Yield:	9.5%

(1) Aggregate balance of two cross-collateralized and cross-defaulted loans.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) TTM NOI represents the trailing twelve-month period ending January 31, 2013.
(4) Allocated balance to the Colony Hills Portfolio Properties.  For a full description of the Additional Debt, please refer to the “Additional Debt” section below.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Yester Oaks Apartments loan and Windsor Place Apartments and Pathways Apartments loan (together, the “Colony Hills Portfolio Loans”) are two cross-collateralized and cross-defaulted loans with outstanding principal balances of $23.85 million and $22.85 million, respectively.  The Colony Hills Portfolio Loans are secured by first mortgage liens on three multifamily properties totaling 1,215 units located in Mobile, Alabama (each, a “Property”, and collectively, the “Colony Hills Portfolio Properties” or the “Portfolio”). The Colony Hills Portfolio Loans have a five-year term, and subsequent to a 12-month interest-only period, amortize on a 30-year schedule. Proceeds from the loans, along with $9.0 million of allocated mezzanine debt and approximately $10.4 million of borrower equity, were used to acquire the properties for $63.1 million, fund upfront reserves of $1.0 million and pay closing costs of approximately $1.9 million.

The Borrowers. The borrowing entities for the Colony Hills Portfolio Loans are CHC Yester Oaks, LLC, CHC Windsor Place, LLC and CHC Pathways, LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The Colony Hills Portfolio Loans sponsors and nonrecourse carve-out guarantors are Glenn R. Hanson and James M. Malandrinos. Glenn Hanson is the CEO and founder of Colony Hills Capital (“CHC”).  Founded in 2008, CHC is a privately held real estate investment firm that invests in existing income-producing apartment complexes of 100 units or greater in stable tertiary and sub-markets of major metropolitan areas in the southeastern United States.  Acquisition of the Colony Hills Portfolio Properties was part of a five property portfolio which occurred in May 2013. Upon acquisition of the portfolio, CHC increased their total units under management to 2,751.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Colony Hills Portfolio Loans

The Properties. The Portfolio consists of three multifamily properties totaling 1,215 units located in Mobile, Alabama.  The Colony Hills Portfolio Properties were built between 1951 and 1986 and fully renovated between 2000 and 2012. As of May 9, 2013, the Portfolio was 95.7% leased and has had an average occupancy of 93.4% between 2009 and 2012. Within the past 12 years, the prior owner spent approximately $33.9 million ($27,899 per unit) on capital improvements. The sponsor purchased the Portfolio in May 2013 for approximately $63.1 million ($51,955 per unit).

Property Summary
Property	Loan Pool	Location	Units	Year Built	Year Renovated	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Yester Oaks Apts.	A	Mobile, AL	587	1971-1977	2000-2005	$23,850,000	51.1%	$32,940,000	$2,128,060

Windsor Place Apts.	B	Mobile, AL	384	1980-1986	2000-2005	16,585,261	35.5	22,900,000	1,409,943
Pathways Apts.	B	Mobile, AL	244	1951	2000-2012	6,264,739	13.4	8,650,000	570,458
Windsor Place Apts. & Pathways Apts.			628			$22,850,000	48.9%	$31,550,000	$1,980,401
Total			1,215			$46,700,000	100.0%	$64,490,000	$4,108,461

Historical and Current Occupancy(1)
Property	2009	2010	2011	2012	Current(2)
Yester Oaks Apartments	94.4%	90.5%	97.1%	96.6%	97.3%
Windsor Place Apartments	91.1%	89.9%	92.0%	94.2%	92.4%
Pathways Apartments	90.7%	90.6%	95.1%	96.2%	97.1%
Weighted Average	92.6%	90.3%	95.1%	95.8%	95.7%
(1) Historical occupancies are the average for each respective year.
(2) Current occupancies are as of May 9, 2013.

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In- place Rents
1 Bed / 1 Bath	440	36.2%	419	95.2%	839	$599
2 Bed / 1 Bath	234	19.3	226	96.6%	734	$571
2 Bed / 1.5 Bath	348	28.6	335	96.3%	1,145	$713
2 Bed / 2 Bath	76	6.3	68	89.5%	1,304	$810
2 Bed / 2.5 Bath	36	3.0	35	97.2%	1,137	$736
3 Bed / 1 Bath	4	0.3	4	100.0%	910	$655
3 Bed / 2 Bath	31	2.6	30	96.8%	1,180	$748
3 Bed / 2.5 Bath	46	3.8	46	100.0%	1,585	$830
Total/ Wtd. Avg.	1,215	100.0%	1,163	95.7%	981	$656
(1) Data from borrower rent roll as of May 9, 2013.

Yester Oaks Apartments. Yester Oaks Apartments is a 587-unit garden style multifamily property located in Mobile, Alabama, approximately 5.5 miles southwest of the Mobile central business district. The Property was constructed in phases between 1971 and 1977 and renovated between 2000 and 2005. Yester Oaks Apartments consists of 68 apartment buildings and three non-residential buildings located on approximately 37.9 acres. As of May 9, 2013, the Property was 97.3% leased and had an average occupancy of 94.7% from 2009 through 2012. The Property features a mix of one, two and three bedroom units with amenities that include three swimming pools, a clubhouse, two tennis courts and laundry facilities. Within the past 12 years, the prior owner spent approximately $19.0 million ($32,293 per unit) on capital improvements. According to the appraisal, Yester Oaks Apartments is located within the Mobile Metro market which reported a vacancy rate of 6.2% as of the fourth quarter of 2012. According to the appraisal, the immediate area has a median household income of $37,600, compared to $39,228 for the greater Mobile metropolitan statistical area. The appraiser identified five competitive properties ranging from 202 to 675 units which were constructed between 1963 and 1987. The competitive set reported a weighted average vacancy of approximately 8%.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Colony Hills Portfolio Loans

Windsor Place Apartments. Windsor Place Apartments is a 384-unit garden style multifamily property located in Mobile, Alabama, approximately 5.4 miles southwest of the Mobile central business district. The Property was constructed in phases between 1980 and 1986 and renovated between 2000 and 2005. Windsor Place Apartments consists of 44 apartment buildings and five non-residential buildings located on approximately 30.6 acres. As of May 9, 2013, the Property was 92.4% leased and had an average occupancy of 91.8% from 2009 through 2012. The Property features a mix of one, two and three bedroom units with amenities that include two swimming pools, a playground, a clubhouse, two tennis courts and laundry facilities. Within the past 12 years, the prior owner spent approximately $10.2 million ($26,671 per unit) on capital improvements. According to the appraisal, Windsor Place Apartments is located within the Mobile Metro market which reported a vacancy rate of 6.2% as of the fourth quarter of 2012. According to the appraisal, the immediate area has a median household income of $34,286, compared to $39,228 for the greater Mobile metropolitan statistical area. The appraiser identified five competitive properties ranging from 202 to 675 units which were constructed between 1963 and 1979. The competitive set reported a weighted average vacancy of approximately 7%.

Pathways Apartments. Pathways Apartments is a 244-unit garden style multifamily property located in Mobile, Alabama, approximately 3.5 miles west of the Mobile central business district. The Property was constructed in 1951 and renovated between 2000 and 2012. Pathways Apartments consists of 55 apartment buildings and one non-residential building located on approximately 21.7 acres. As of May 9, 2013, the Property was 97.1% leased and had an average occupancy of 93.1% from 2009 through 2012. The Property features a mix of two and three bedroom units with amenities that include a swimming pool, a playground and laundry facilities. Within the past 12 years, the prior owner spent approximately $4.7 million ($19,258 per unit) on capital improvements. According to the appraisal, Pathways Apartments is located within the Mobile Metro market which reported a vacancy rate of 6.2% as of the fourth quarter of 2012. According to the appraisal, the immediate area has a median household income of $36,326, compared to $39,228 for the greater Mobile metropolitan statistical area. The appraiser identified five competitive properties ranging from 202 to 675 units, which were constructed between 1963 and 1987. The competitive set reported a weighted average vacancy of approximately 8%.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$8,448,060	$8,974,276	$9,089,752	$9,080,355	$9,152,580	$7,533	95.6%
Vacant Income	959,600	540,744	465,248	474,645	418,642	345	4.4
Gross Potential Rent	$9,407,660	$9,515,020	$9,555,000	$9,555,000	$9,571,222	$7,878	100.0%
(Vacancy/Credit Loss)(4)	(1,350,181)	(1,042,331)	(900,863)	(896,131)	(1,005,034)	(827)	(10.5)
Other Income	230,616	236,248	256,400	252,901	252,901	208	2.6
Effective Gross Income	$8,288,095	$8,708,937	$8,910,537	$8,911,770	$8,819,089	$7,259	92.1%

Total Expenses	$5,172,486	$4,049,229	$4,404,356	$4,416,815	$4,376,502	$3,602	49.6%

Net Operating Income	$3,115,609	$4,659,708	$4,506,181	$4,494,955	$4,442,586	$3,656	50.4%

Total Capex/RR	0	0	0	0	334,125	275	3.8
Net Cash Flow	$3,115,609	$4,659,708	$4,506,181	$4,494,955	$4,108,461	$3,381	46.6%
(1) TTM column represents the trailing twelve-month period ending January 31, 2013.
(2) Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on the May 9, 2013 rent rolls annualized.
(4) Underwritten Vacancy/Credit Loss includes vacancy, concessions and bad debt.

Property Management. The Portfolio is managed by Provence Real Estate, LLC, a Georgia limited liability company, an affiliate of the borrowers.

Escrows and Reserves. At closing, the borrowers deposited into escrow $447,985 for required repairs, $326,317 for real estate taxes, $209,034 for replacement reserves and $3,250 for the implementation of environmental operations and maintenance plans.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $54,386.

Insurance Escrows - The requirement of the borrower to make monthly deposits to the insurance reserve is waived so long as no event of default exists, the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents, and all insurance premiums have been paid.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $27,844 (approximately $275 per unit annually) for replacement reserves.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Colony Hills Portfolio Loans

Lockbox / Cash Management. The Colony Hills Portfolio Loans are structured with a soft lockbox. The borrower and manager are required to have all collected funds deposited into a lockbox account.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.  The lender will have a first priority security interest in the cash management account.  To the extent that (i) an event of default exists, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iii) the DSCR based on the trailing three-month period immediately preceding the date of such determination falls below 1.20x, all excess cash flow will be deposited into the cash management account and held as additional collateral for the Colony Hills Portfolio Loans.

Release of Properties. The borrowers may release an individual property from the collateral for the Colony Hills Portfolio Loans from the date after the lockout period provided that, among other things: (i) no event of default has occurred or is continuing; (ii) defeasance collateral of 125% of the applicable allocated loan amount is delivered; (iii) after giving effect to the release for the applicable individual property, the debt yield for the remaining properties is no less than the greater of (a) the debt yield as of the closing date and (b) the debt yield for all the properties (including the released property) immediately preceding the release of the applicable individual property; (iv) after giving effect to the release for the applicable individual property, the DSCR for the remaining properties is no less than the greater of (a) the DSCR as of the closing date or (b) the DSCR for all the properties (including the released property) immediately preceding the release of the applicable individual property; and (v) after giving effect to the release for the applicable individual property, the LTV for the remaining properties is no more than the lesser of (a) the LTV as of the closing date or (b) the LTV for all the properties (including the released property) immediately preceding the release of the applicable individual property.

In addition, CHC Yester Oaks, LLC may release a portion of the individual property under the Yester Oaks Apartments loan and acquire title to a portion of an adjacent parcel in connection with a land swap to correct an encroachment issue (the “Land Swap”), provided that, among other things: (i) there is no event of default; (ii) the borrower delivers a satisfactory title endorsement; (iii) the borrower delivers all third party reports or other papers the lender may reasonably require and (iv) the Land Swap is permitted under all REMIC requirements.

Additional Debt. $9.0 million of a mezzanine loan with a total principal balance of $14.0 million has been allocated to the Colony Hills Portfolio Properties (the “Colony Hills Portfolio Mezzanine Loan”).  The Colony Hills Portfolio Mezzanine Loan that is part of the larger $14.0 million mezzanine loan (the “Acquisition Mezzanine Loan”) assisted the sponsor of the Colony Hills Portfolio Loans in its acquisition of five multifamily properties, including the Colony Hills Portfolio Properties and two other properties that do not serve as collateral for the Colony Hills Portfolio Loans (the “Other Mortgaged Properties”).  The Acquisition Mezzanine Loan is secured by the equity interests in the borrowers, the borrowers of the Other Mortgaged Properties, and approximately 66% of the equity interest in the mezzanine borrower, and was provided by an affiliate of Richmond Hill Investment Company.  The Acquisition Mezzanine Loan has a coterminous maturity with the Colony Hills Portfolio Loans, is interest-only and has an 11.00000% coupon.  The Colony Hills Portfolio Loans, including the Colony Hills Portfolio Mezzanine Loan, has a Cut-off Date LTV of 86.4%, a UW NCF DSCR of 1.11x and a UW NOI Debt Yield of 8.0%.  The Colony Hills Portfolio Loans, including the Acquisition Mezzanine Loan and any mortgage debt from the Other Mortgaged Properties (while also taking into consideration their underwritten net cash flow and appraised value), has a Cut-off Date LTV of 86.4%, a UW NCF DSCR of 1.10x and a UW NOI Debt Yield of 8.0%.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-40

Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-41

Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-42

Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-43

Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.0%	Net Rentable Area (SF)(1):	264,718
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrower:	Steelyard Commons, LLC	Year Built / Renovated:	2007, 2008, 2011 / N/A
Sponsor:	Mitchell Schneider	Occupancy(1)(2):	95.0%
Interest Rate:	4.17700%	Occupancy Date:	4/3/2013
Note Date:	4/12/2013	Number of Tenants:	37
Maturity Date:	5/6/2018	2010 NOI:	$3,822,459
Interest-only Period:	12 months	2011 NOI:	$3,921,119
Original Term:	60 months	2012 NOI:	$3,710,936
Original Amortization:	360 months	UW Economic Occupancy:	93.1%
Amortization Type:	IO-Balloon	UW Revenues:	$8,414,903
Call Protection:	L(25),Def(31),O(4)	UW Expenses:	$4,523,792
Lockbox:	CMA	UW NOI(3):	$3,891,111
Additional Debt:	Yes	UW NCF:	$3,706,573
Additional Debt Balance:	$6,000,000	Appraised Value / Per SF:	$57,400,000 / $217
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	2/16/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$430,765	$107,691	N/A	Maturity Date Loan / SF:	$140
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$0	$4,415	$158,952	Maturity Date LTV:	64.8%
TI/LC:	$0	$11,038	N/A	UW NCF DSCR:	1.58x
Other:	$429,082	Springing	N/A	UW NOI Debt Yield:	9.7%

(1) Net Rentable Area (SF) and Occupancy include 36,240 square feet that the sponsor ground leases to Aldi, KeyBank and five restaurant tenants. Aldi is currently constructing its own building and is expected to commence paying rent October 2013.
(2) Occupancy includes 30,038 of Net Rentable Area (SF) leased to Best Buy rated Baa2/BB/BB- by Moody’s/S&P/Fitch.  The Best Buy space is dark but Best Buy continues to remain in compliance with its obligations under the lease. Excluding Best Buy, the property is 83.7% occupied.
(3) UW NOI is higher than 2012 NOI primarily due to new leases and contractual rent bumps for existing tenants. Since July 2012, leases representing approximately $292,000 of annual revenue have been executed.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Steelyard Commons Shopping Center loan has an outstanding principal balance of $40.0 million and is secured by a first mortgage lien on a 264,718 square foot anchored retail shopping center in Cleveland, Ohio. The loan has a five-year term and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule.  The proceeds of the loan along with $6.0 million of mezzanine debt and approximately $1.5 million of borrower equity were used to refinance previously existing debt of $45.4 million, fund upfront reserves of $0.9 million and pay closing costs of $1.3 million.  The property was developed by the sponsor for a reported $95.5 million and after subsequent parcel sales and transfers the sponsor is reporting a net cost basis of $61.7 million. Based on the reported net cost basis, closing costs and upfront reserves, the borrower has approximately $17.8 million of equity remaining.

The Borrower. The borrowing entity for the loan is Steelyard Commons, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mitchell Schneider. Mitchell Schneider is the founding principal of First Interstate Properties (“FIP”) and currently serves as the company’s president and chairman. FIP was founded in 1989 and owns ten retail properties aggregating over 3.0 million square feet.

The Property.  Steelyard Commons Shopping Center is a 264,718 square foot anchored retail shopping center located in Cleveland, Ohio. The majority of the property’s improvements were completed in 2007 and 2008 with a small out-parcel completed in 2011. The property is comprised of ten one-story buildings located on 56.6 acres and is part of a larger overall retail center developed by the sponsor that includes three shadow anchors: Wal-Mart Supercenter, Home Depot and Target. Steelyard Commons Shopping Center is anchored by Staples, Marshalls, K & G Menswear and Old Navy and includes four in-line buildings and eight single-tenant outparcels that are occupied by restaurants and retailers. There are 3,437 parking spaces, resulting in a parking ratio of 13.80 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

As of April 3, 2013, the property was approximately 95.0% leased by 37 tenants and occupied by 36 tenants. The tenant mix includes national tenants Staples, Marshalls, Target (non-collateral), Home Depot (non-collateral) and Wal-Mart Supercenter (non-collateral). Other major retailers include Petco, Old Navy, K & G Menswear, Famous Footwear, GNC, Radio Shack and Game Stop. Outparcel restaurants at the property include Chipotle, Steak N Shake, Burger King, Taco Bell, Applebee’s and IHOP. All outparcel restaurants are on ground leases except for Burger King.  The net rentable area leased to Best Buy through January 2018 has been dark since the first quarter 2012. Best Buy continues to remain in compliance with its obligations under the lease. The majority of the tenants at the property have been in occupancy since it was developed in 2007.  Of these tenants, there were 12 tenants that had lease expiration dates in 2012 and early 2013, of which 11 exercised renewal options or signed a new lease and the 12th space was absorbed by an existing tenant expanding their space at the property. In-line sales per square foot and occupancy cost for tenants occupying less than 10,000 square feet and reporting sales for full 12 months ending December 31, 2012 was approximately $281 and 10.2%, respectively.

Aldi executed a ground lease for a 15,808 square foot outparcel at the property on November 1, 2012, and is constructing its own building primarily at its own cost. Reserves are in place for the landlord’s obligation with respect to construction of the Aldi space and rent for the period prior to expected lease commencement (see “Escrows and Reserves” below).

Steelyard Commons Shopping Center is located in Cleveland, Ohio approximately two miles south of downtown Cleveland between the Ohio City and Newburgh Heights neighborhoods. Access to the property is provided by Steelyard Drive, a north-south local thoroughfare that also provides access to Interstate 71. Interstate 71 is a primary north-south highway adjacent to the property and passes through Cleveland, Ohio. The highway leads to downtown Cleveland and also connects with Interstate 90 less than a half-mile north of the property. According to the appraisal, the property has a primary trade area consisting of a three-mile radius that contains approximately 135,302 people. The appraisal concluded market rental rates per square foot are $15.00 - $30.00 for outparcel space, $8.00 - $20.00 for in-line space, $4.00 - $12.00 for major/junior anchor space and $3.00 - $7.00 for anchor space. The appraiser identified a competing 575,000 square foot retail power center located 3.5 miles south with a Marcs, Lowes, Value King, TJ Maxx and AMC 6 theatre. Additionally the appraiser identified one road 3.75 miles south of the property with individual retail properties totaling an aggregate of approximately 650,000 square feet, which includes a Wal-Mart, Home Depot, Sam’s Club, K-Mart and Best Buy. The competitive properties were built between 1980 and 1999 and have a weighted average occupancy of 96.1%.

Historical Occupancy, In-line Sales and Occupancy Costs

	2010(1)	2011(2)	2012(3)	Current(4)
Occupancy	89.7%	91.6%	94.7%	95.0%
In-line Sales PSF(5)	$248	$249	$281	N/A
Occupancy Costs(5)	10.9%	10.8%	10.2%	N/A
(1) 2010 Historical Occupancy is as of December 31.
(2) 2011 Historical Occupancy is as of November 30.
(3) 2012 Historical Occupancy is as of December 5.
(4) Current Occupancy is as of April 3, 2013.
(5) In-line Sales PSF and Occupancy Costs are for tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Best Buy(4)	Baa2 / BB / BB-	30,038	11.3%	$14.48	N/A	N/A	1/31/2018
Marshalls	A3 / A / NA	28,608	10.8%	$9.40	$236	6.4%	5/31/2017
K & G Menswear	NA / NA / NA	22,410	8.5%	$10.00	N/A	N/A	8/31/2018
Staples	Baa2 / BBB / BBB	20,388	7.7%	$10.00	N/A	N/A	5/31/2017
Old Navy	Baa3 / BBB- / BBB-	19,000	7.2%	$14.50	$229	9.1%	7/31/2017
Aldi(5)	NA / NA / NA	15,808	6.0%	$6.17	N/A	N/A	12/31/2017
Petco	B3 / B / NA	15,261	5.8%	$10.00	N/A	N/A	5/31/2017
Deal$	Caa1 / B+ / CCC+	12,000	4.5%	$10.75	N/A	N/A	5/31/2017
Rainbow	NA / NA / NA	10,625	4.0%	$21.50	N/A	N/A	1/31/2018
Famous Footwear	NA / NA / NA	7,020	2.7%	$16.25	$258	8.8%	3/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve-month period ending December 31, 2012 for all tenants.  However, Sales PSF for Marshalls represents sales for the twelve-month period ending December 31, 2011 as sales information for the twelve-month period ending December 31, 2012 was not available.
(4) The Best Buy space is dark but Best Buy continues to remain in compliance with its rental obligations under the lease.
(5) Aldi executed a ground lease for 15,808 square feet at the property on November 1, 2012, at which it is constructing its own building primarily at its own cost. Aldi’s rent will commence on the earlier of (i) the tenant Aldi opening for business or (ii) the date which is 300 days after it takes possession. The lease term is 15 years and has an outside commencement date of February 2014, but is expected to commence paying rent in October 2013.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,192	5.0%	NAP	NAP	13,192	5.0%	NAP	NAP
2013	4	10,757	4.1	$262,762	7.0%	23,949	9.0%	$262,762	7.0%
2014	0	0	0.0	0	0.0	23,949	9.0%	$262,762	7.0%
2015	1	1	0.0	6,843	0.2	23,950	9.0%	$269,606	7.2%
2016	0	0	0.0	0	0.0	23,950	9.0%	$269,606	7.2%
2017	18	147,335	55.7	1,918,788	51.1	171,285	64.7%	$2,188,393	58.2%
2018	6	71,035	26.8	1,062,038	28.3	242,320	91.5%	$3,250,431	86.5%
2019	1	1,825	0.7	33,763	0.9	244,145	92.2%	$3,284,194	87.4%
2020	0	0	0.0	0	0.0	244,145	92.2%	$3,284,194	87.4%
2021	0	0	0.0	0	0.0	244,145	92.2%	$3,284,194	87.4%
2022	1	2,540	1.0	68,580	1.8	246,685	93.2%	$3,352,774	89.2%
2023	0	0	0.0	0	0.0	246,685	93.2%	$3,352,774	89.2%
2024 & Beyond	6	18,033	6.8	405,424	10.8	264,718	100.0%	$3,758,197	100.0%
Total	37	264,718	100.0%	$3,758,197	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,507,786	$3,548,146	$3,790,980	$3,758,197	$14.20	42.5%
Vacant Income	0	0	0	260,552	0.98	2.9
Gross Potential Rent	$3,507,786	$3,548,146	$3,790,980	$4,018,749	$15.18	45.5%
Total Reimbursements	4,511,374	4,310,967	4,228,280	4,819,593	18.21	54.5
Net Rental Income(2)	$8,019,160	$7,859,113	$8,019,260	$8,838,342	$33.39	100.0%
(Vacancy/Credit Loss)	0	0	0	(620,696)	(2.34)	(7.0)
Other Income	15,189	130,170	127,791	197,257	0.75	2.2
Effective Gross Income	$8,034,349	$7,989,283	$8,147,050	$8,414,903	$31.79	95.2%

Total Expenses	$4,211,890	$4,068,164	$4,436,114	$4,523,792	$17.09	53.8%

Net Operating Income	$3,822,459	$3,921,119	$3,710,936	$3,891,111	$14.70	46.2%

Total TI/LC, Capex/RR	0	0	0	184,538	0.70	2.2
Net Cash Flow	$3,822,459	$3,921,119	$3,710,936	$3,706,573	$14.00	44.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Net Rental Income is higher than historical years primarily due to new leases and contractual rent bumps for existing tenants. Since July 2012, leases representing approximately $292,000 of annual revenue have been executed.

Property Management. The property is managed by First Interstate Properties, Ltd., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower escrowed approximately $430,765 for real estate taxes and $429,082 for the Aldi Reserve (defined below).

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equals a monthly payment of $107,691.

Insurance Escrows - At the lender’s discretion, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, the lender may require the borrower to obtain a separate policy and collect 1/12 of the insurance premiums estimated to be payable for the renewal of the coverage.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,415 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $158,952 ($0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $11,038 (approximately $0.50 per square foot annually) for tenant improvement and leasing commissions.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Steelyard Commons Shopping Center

Marshalls/Staples Reserve - In the event (i) Marshalls or Staples provides a lease termination notice or (ii) Marshalls fails to renew by November 30, 2016 or (iii) Staples fails to renew by August 31, 2016 then the borrower will be required to make a one-time deposit of $230,000 into the TI/LC reserve.

Aldi Reserve - At closing, the borrower deposited $429,082 into the Aldi Reserve to cover (i) the landlord’s tenant improvement obligations and (ii) the amount of rent that would have accrued from the closing date through January 26, 2014 had the rent commenced at the time of closing.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a triggering event. To the extent (i) there is an event of default, (ii) the debt service coverage ratio based on the trailing twelve-month period falls below 1.10x (including the mezzanine loan) or (iii) Marshalls and/or Staples provide a termination notice or fail to extend their leases prior to the dates listed above and if the borrower does not deposit the $230,000 Marshalls/ Staples Reserve, then all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

Additional Debt. A mezzanine loan of $6.0 million secured by the equity interests in the borrower was provided by a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.50000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.1%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 8.5%.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Sunset Tower Hotel

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Sunset Tower Hotel

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Sunset Tower Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.8%	Rooms:	81
Loan Purpose:	Refinance	Location:	West Hollywood, CA
Borrower:	KKHG Sunset Tower, LLC	Year Built / Renovated:	1929 / 2012
Sponsors:	Peter Krulewitch and Jeff Klein	Occupancy:	83.9%
Interest Rate:	4.05000%	Occupancy Date:	4/30/2013
Note Date:	4/23/2013	Number of Tenants:	N/A
Maturity Date:	5/1/2020	2010 NOI(1):	$1,760,806
Interest-only Period:	24 months	2011 NOI(1):	$2,877,502
Original Term:	84 months	2012 NOI(1):	$3,666,157
Original Amortization:	360 months	TTM NOI(1)(2):	$3,923,246
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.9%
Call Protection:	L(25),Grtr1%orYM(55),O(4)	UW Revenues:	$15,476,511
Lockbox:	CMA	UW Expenses:	$11,458,564
Additional Debt:	N/A	UW NOI(1):	$4,017,947
Additional Debt Balance:	N/A	UW NCF:	$4,017,947
Additional Debt Type:	N/A	Appraised Value / Per Room:	$62,500,000 / $771,605
		Appraisal Date:	3/13/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$456,790
Taxes:	$104,141	$26,035	N/A	Maturity Date Loan / Room:	$414,971
Insurance:	$12,503	$12,503	N/A	Cut-off Date LTV:	59.2%
FF&E Reserves:	$66,567	4% of Gross Revenue	$2,000,000	Maturity Date LTV:	53.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.88x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.9%

(1) Historical, TTM and UW NOI are shown net of a reserve for FF&E of 4% of total gross revenues.
(2) TTM NOI represents the trailing twelve-month period ending April 30, 2013.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Sunset Tower Hotel loan has an outstanding principal balance of $37.0 million and is secured by a first mortgage lien on an 81-room full service hotel in West Hollywood, California. The loan has a 7-year term and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan were used to refinance previously existing debt and related costs of approximately $26.3 million, fund closing costs of $0.7 million, fund upfront reserves of $0.2 million and return equity of $9.8 million to the sponsor.

The Borrower. The borrowing entity for the loan is KKHG Sunset Tower, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse guarantors are Peter Krulewitch and Jeff Klein.  Peter Krulewitch and Jeff Klein are the principals and founders of Kingston Klein Hotel Group, LLC and have over 60 years of experience in the commercial real estate and hospitality industries.

The Property. The Sunset Tower Hotel is an 81-room, full service hotel located in West Hollywood, California. The property was built in 1929 and most recently renovated in 2012. Hotel amenities include two restaurants, an outdoor pool, a fitness center, a 4,225 square foot spa and salon and a five-level subterranean parking garage. The hotel features a variety of guest room configurations located on various floors of the 15-story structure. Room amenities include: custom furnishings, artwork, flat panel televisions, complimentary wireless internet, iPod docking stations, Nespresso coffee-makers and gourmet mini-bars. The hotel has been renamed several times since being built in 1929 and was previously known as: The St. James’ Club and The Argyle. The property’s Art Deco style and history make the building a Hollywood landmark; in addition, the property is listed on the National Register of Historic Places. It has appeared in a number of films, including The Italian Job, Get Shorty, The Player and Strange Days. In addition, the hotel is often the venue of entertainment industry parties.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Sunset Tower Hotel

The property underwent renovations in 2011 and 2012 to increase the room count from 74 to 81 guest rooms, perform bathroom renovations and add new carpeting to corridors. In addition, the sponsors have continually implemented capital improvements to the property since acquiring it in 2004.  From 2005 to 2012, the sponsors invested approximately $12.4 million ($152,545 per key) in capital expenditures.

The property is located in the heart of the famous Sunset Strip, which is a 1.5 mile strip of Sunset Boulevard that passes through West Hollywood. The Sunset Strip is characterized by a collection of premier boutiques, restaurants, music venues, comedy clubs and nightclubs. The property is located in the West Hollywood submarket of the Los Angeles West office market. This area is home to many executives in the greater Los Angeles area and includes the upscale residential locations of Beverly Hills, Bel Air, Brentwood, Westwood, Santa Monica, and Hancock Park. The Los Angeles West office market is the preferred location for tenants from the entertainment industry and is the headquarters location for numerous advertising agencies, which supply the bulk of commercial and meeting and group demand for the property and its hotel market.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Sunset Tower(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	72.6%	$317.21	$230.39	78.4%	$285.04	$223.44	108.0%	89.9%	97.0%
2011	75.9%	$342.68	$260.15	81.7%	$311.92	$254.85	107.6%	91.0%	98.0%
2012	77.8%	$344.85	$268.44	80.7%	$322.24	$259.91	103.7%	93.4%	96.8%
TTM(4)	79.6%	$349.08	$277.96	83.9%	$320.21	$268.50	105.4%	91.7%	96.6%
(1) Data provided by Smith Travel Research. The competitive set contains the following properties: Chateau Marmont Hotel, Mondrian Hotel, Sunset Marquis Hotel and London West Hollywood.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and or borrower provided operating statements for the property.
(4) TTM represents the trailing twelve-month period ending April 2013.

The Sunset Tower Hotel’s primary competitive set, as defined in the appraisal, consists of four hotels totaling 651 rooms. Additionally, according to the appraisal, there are no hotel projects under construction or in the final planning stages in the area that would be considered directly competitive. The table below provides a summary of the Sunset Tower Hotel and the properties in the competitive set and their estimated performance.

Competitive Hotels Profile(1)

				2012 Estimated Market Mix

Property	Rooms	Year Opened(2)	Meeting Space (SF)	Commercial	Meeting & Group	Leisure
Sunset Tower Hotel	81	1929	0	70%	20%	10%
Chateau Marmont Hotel	63	1927	0	60%	10%	30%
Mondrian Hotel	236	1959	2,700	50%	20%	30%
Sunset Marquis Hotel	152	1964	2,860	60%	20%	20%
London West Hollywood	200	1984	3,960	50%	20%	30%
Total	732
(1) Based on the appraisal.
(2) Some dates reflect reopening dates.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Sunset Tower Hotel

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.4%	81.7%	80.7%	83.9%	83.9%
ADR	$285.04	$311.92	$322.24	$320.21	$320.21
RevPAR	$223.44	$254.85	$259.91	$268.50	$268.50

Room Revenue	$5,849,116	$6,682,898	$7,496,988	$7,777,700	$7,938,264	$98,003	51.3%
Food and Beverage	5,085,851	5,709,359	6,315,794	6,673,865	6,811,641	84,094	44.0
Other Department Revenues	416,801	528,164	634,790	700,080	726,606	8,970	4.7
Total Revenue(4)	$11,351,768	$12,920,421	$14,447,572	$15,151,645	$15,476,511	$191,068	100.0%

Room Expense	$1,848,521	$1,825,166	$1,895,478	$1,959,821	$2,000,280	$24,695	25.2%
Food and Beverage Expense	3,667,579	3,960,462	4,139,949	4,353,622	4,443,499	54,858	65.2%
Other Departmental Expenses	99,434	109,315	93,955	92,894	87,258	1,077	12.0%
Departmental Expenses	$5,615,534	$5,894,943	$6,129,382	$6,406,337	$6,531,037	$80,630	42.2%

Departmental Profit	$5,736,234	$7,025,478	$8,318,190	$8,745,308	$8,945,474	$110,438	57.8%

Operating Expenses	$2,654,754	$2,692,136	$3,108,400	$3,213,612	$3,149,119	$38,878	20.3%
Gross Operating Profit	$3,081,480	$4,333,342	$5,209,790	$5,531,696	$5,796,355	$71,560	37.5%

Fixed Expenses	$410,018	$429,452	$398,375	$396,318	$540,287	$6,670	3.5%
Management Fee	454,026	516,817	577,903	606,066	619,060	7,643	4.0
FF&E	456,630	509,571	567,355	606,066	619,060	7,643	4.0
Total Other Expenses	$1,320,674	$1,455,840	$1,543,633	$1,608,450	$1,778,408	$21,956	11.5%

Net Operating Income	$1,760,806	$2,877,502	$3,666,157	$3,923,246	$4,017,947	$49,604	26.0%
Net Cash Flow	$1,760,806	$2,877,502	$3,666,157	$3,923,246	$4,017,947	$49,604	26.0%
(1)	TTM column represents the trailing twelve-month period ending April 30, 2013.
(2)	Per Room values based on 81 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Underwritten Revenues are higher than TTM due to some rooms being offline for renovations in 2012.

Property Management. The hotel is managed by KKHG Management LLC and the food and beverage operations are managed by KKHG Beverages LLC.  Both entities are affiliates of the borrower. The hotel management agreement calls for a base management fee of 4.0% of gross receipts. The food and beverage agreement provides that the manager will receive all income from food and beverage operations and pay the borrower 30.0% of all food and beverage revenue. Management fees are subordinate to the mortgage.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $104,141 for real estate taxes, $12,503 for insurance and $66,567 for FF&E reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $26,035.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $12,503.

FF&E Reserves - The borrower is required to escrow a monthly amount equal to 4.0% of gross revenue for the calendar month which is two months prior to each payment date for FF&E. The reserve is subject to a cap of $2,000,000 ($24,691 per key).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager were required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (defined herein). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or the manager; or (iii) the DSCR based on the trailing six-month period immediately preceding the date of such determination falls below 1.40x. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

408-416 Fulton Street

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

408-416 Fulton Street

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

408-416 Fulton Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Retail - Unanchored
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	55,287
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	408-416 Fulton Owner LLC	Year Built / Renovated:	1937 / 2013
Sponsors:	Jeff Sutton, Eli Gindi and Jeffrey Gindi	Occupancy:	100.0%
		Occupancy Date:	3/1/2013
Interest Rate:	3.80000%	Number of Tenants:	2
Note Date:	5/1/2013	2010 NOI:	$1,927,578
Anticipated Repayment Date(1):	5/1/2023	2011 NOI:	$2,658,329
Interest-only Period:	120 months	2012 NOI(2):	$2,685,582
Original Term(3):	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$4,029,013
Amortization Type:	ARD-Interest Only	UW Expenses:	$888,076
Call Protection:	L(25),Def(92),O(3)	UW NOI(2):	$3,140,936
Lockbox:	Springing	UW NCF:	$3,007,878
Additional Debt:	N/A	Appraised Value / Per SF:	$60,000,000 / $1,085
Additional Debt Balance:	N/A	Appraisal Date:	4/1/2013
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$633
Taxes:	$195,936	$39,187	N/A	ARD Loan / SF:	$633
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.3%
Replacement Reserves:	$950	$950	$57,000	ARD LTV:	58.3%
TI/LC:	$500,000	$0	N/A	UW NCF DSCR:	2.23x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.0%

(1) The loan is structured with an anticipated repayment date (“ARD”) of May 1, 2023. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is 3.0% plus the greater of (i) the initial interest rate and (ii) the then current 10-year swap rate. The maximum interest rate on the loan shall not exceed 8.80%. The final maturity date of the loan is November 1, 2028.
(2) UW NOI is higher than 2012 NOI primarily as a result of Zales Jewelers leaving and House of Hoops by Footlocker signing a new lease to expand its space at a higher rent per square foot.
(3) Represents the Original Term to the ARD.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The 408-416 Fulton Street loan has an outstanding principal balance of $35.0 million and is secured by a first mortgage lien on a 55,287 square foot retail property located in Brooklyn, New York. The loan is structured with an anticipated repayment date (“ARD”) of May 1, 2023, and a final maturity date of November 1, 2028.  The loan is interest-only through the ARD. Proceeds from the loan were used to repay previously existing debt and related costs of approximately $14.3 million, pay closing costs of $1.2 million, fund upfront reserves of $0.7 million and return equity of $18.8 million to the sponsor. The previously existing debt, which also included a lien on 420 Fulton Street, had an original principal balance of $17.0 million and was securitized in the MSDWC 2003-HQ2 transaction.

The Borrower. The borrowing entity for the loan is 408-416 Fulton Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jeff Sutton, Eli Gindi and Jeffrey Gindi.  Jeff Sutton is the Founder and President of Wharton Properties. Over the past 20 years, Mr. Sutton has amassed over 115 properties in prime locations throughout New York City including 717 Fifth Avenue, 609 Fifth Avenue, 599 Broadway in Soho and 1551 Broadway in Times Square.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

408-416 Fulton Street

The Property. 408-416 Fulton Street is a 55,287 square foot retail property located in Brooklyn, New York. The property was constructed in 1937 and is expected to finish renovations in June 2013 for the opening of House of Hoops by Footlocker. The property is a four-story building located on the southeast corner of Fulton Street and Gallatin Place.  As of March 2013, the property was 100.0% leased by two tenants, Unique Thrift Store (“Unique Thrift”) and House of Hoops by Footlocker (“Footlocker”).

The largest tenant at the property, Unique Thrift, leases 87.2% of the net rentable area through May 2025.  Unique Thrift is a retailer that offers used merchandise at discount prices. Unique Thrift is a brand of Apogee Retail Inc., which is owned by Golden Gate Capital. Golden Gate Capital is an active investor in various industries and in the last five years has invested in or acquired approximately 20 brands with combined revenues of approximately $11 billion.  Some of its brands include Eddie Bauer, PacSun, Payless ShoeSource and Express. As of March 2013, Unique Thrift leased 48,210 square feet at the property at a net rate of $29.00 per square foot.  Unique Thrift leases approximately 2,662 square feet of the ground floor and all of floors two through four and the basement space.

The second tenant at the property, Footlocker, leases 12.8% of the net rentable area through January 2029.  Footlocker recently executed a new approximately 16-year lease on 7,077 square feet, which commenced in April 2013. The lease represents an expansion for Footlocker, which was previously leasing 3,927 square feet, at a net rate of $83.18 per square foot, prior to the adjacent space becoming available.  In the larger space, Footlocker is building out a new store for its House of Hoops brand. House of Hoops is a retail collaboration between Footlocker and Nike that caters to basketball brands, often offering products not carried by their other retail concepts and having early or exclusive access to certain Nike products. As of April 2013, Footlocker leased 7,077 square feet of ground floor space at a net rate of $296.74 per square foot.

The property is located along the Fulton Mall in Downtown Brooklyn. The property’s location is less than 1,500 feet from six subway stations that have stops for the 2, 3, 4, 5, A, B, C, D, F, G, N, R and Q lines. The property is also located within less than one-mile from the Barclays Center, the Brooklyn Hospital Center, the New York City College of Technology and Long Island University. According to the appraisal, the property’s primary area had a 2010 Census population of approximately 209,944 and an average 2013 household income of $103,347.

According to the appraisal, Fulton Street is one of the busiest areas in Brooklyn due to its proximity to Downtown Brooklyn, which is visited by over 250,000 people every day. In addition, Fulton Street was recently modernized as part of a project between the New York City Economic Development Corporation, Fulton Street Mall Improvement Association and the Downtown Brooklyn Partnership.  From 2009 to early 2011, they performed a $15 million revitalization project to create a cleaner, more contemporary physical environment on Fulton Street with less clutter, improved landscaping, modern street furniture and additional seating and public spaces.

Historical and Current Occupancy(1)

2009	2010	2011	2012	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1) Historical Occupancies are as of December 31 for each respective year.
(2) Current Occupancy is as of March 2013. Footlocker has taken occupancy of the space but is not expected to open for business until June 2013.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Lease Expiration Date
Unique Thrift	NA / NA / NA	48,210	87.2%	$29.00	40.0%	N/A	5/20/2025
Footlocker (House of Hoops)	Ba3 / BB+ / NA	7,077	12.8%	$296.74	60.0%	N/A	1/31/2029
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3) Sales PSF is not available for Unique Thrift and Footlocker is expected to open for business in June 2013.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

408-416 Fulton Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024 & Beyond	2	55,287	100.0	3,497,875	100.0	55,287	100.0%	$3,497,875	100.0%
Total	2	55,287	100.0%	$3,497,875	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,222,660	$2,736,317	$2,743,713	$3,497,875	$63.27	82.5%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,222,660	$2,736,317	$2,743,713	$3,497,875	$63.27	82.5%
Total Reimbursements	456,170	826,193	760,644	743,191	13.44	17.5
Net Rental Income	$2,678,830	$3,562,510	$3,504,357	$4,241,066	$76.71	100.0%
(Vacancy/Credit Loss)	0	0	0	(212,053)	(3.84)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$2,678,830	$3,562,510	$3,504,357	$4,029,013	$72.87	95.0%

Total Expenses	$751,252	$904,181	$818,775	$888,076	$16.06	22.0%

Net Operating Income	$1,927,578	$2,658,329	$2,685,582	$3,140,936	$56.81	78.0%

Total TI/LC, Capex/RR	0	0	0	133,059	2.41	3.3
Net Cash Flow	$1,927,578	$2,658,329	$2,685,582	$3,007,878	$54.40	74.7%
(1)Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)Underwritten Rents in Place are higher than historical years primarily due to the recent execution of the 7,077 square foot Footlocker lease at $296.74 per square foot.

Property Management. The property is self-managed by the borrower.

Escrows and Reserves. At closing, the borrower deposited into escrow $500,000 for tenant improvements for Footlocker, $195,936 for real estate taxes and $950 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $39,187.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $950 (approximately $0.21 per square foot annually) for replacement reserves. The reserve shall not exceed $57,000.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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408-416 Fulton Street

Lockbox / Cash Management. The loan is structured with a springing lockbox which must be established in the event of (i) the DSCR falls below 1.75x for any trailing three-month period immediately preceding a date of determination, or (ii) a Cash Sweep Event (defined below). After the lockbox account is established, the borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. In the event of a Cash Sweep Event, the borrower shall establish a cash management account to which all rents will be swept daily from the lockbox account and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of the borrower or the manager; (iii) the DSCR based on the trailing three-month period immediately preceding the date of such determination falls below 1.65x; (iv) the payment date that is one month prior to the ARD; or (v) Footlocker becomes subject to a bankruptcy action or ceases business operations at the property.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (M/S/K)	NR / NR / AA	Title:	Fee
Original Principal Balance:	$35,000,000	Property Type - Subtype:	Retail - Regional Mall
Cut-off Date Principal Balance:	$34,947,409	Net Rentable Area (SF)(1):	448,983
% of Pool by IPB:	2.6%	Location:	Danvers, MA
Loan Purpose:	Refinance	Year Built / Renovated:	1973 / 1992, 1999
Borrower:	Mall at Liberty Tree, LLC	Occupancy(2):	98.0%
Sponsor:	Mayflower Realty LLC	Occupancy Date:	2/12/2013
Interest Rate:	3.41450%	Number of Tenants:	50
Note Date:	4/24/2013	2010 NOI:	$7,091,778
Maturity Date:	5/6/2023	2011 NOI:	$6,600,075
Interest-only Period:	None	2012 NOI	$6,466,897
Original Term:	120 months	TTM NOI(3):	$6,509,088
Original Amortization:	360 months	UW Economic Occupancy:	86.8%
Amortization Type:	Balloon	UW Revenues:	$10,539,132
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$3,756,140
Lockbox:	CMA	UW NOI(4):	$6,782,993
Additional Debt:	N/A	UW NCF:	$6,304,313
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,000,000 / $167
Additional Debt Type:	N/A	Appraisal Date:	4/4/2013

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(1):	$78
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(1):	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	36.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	3.38x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	19.4%

(1) Net Rentable Area (SF) includes 80,800 square feet that the sponsor ground leases to Loews Liberty Tree Theatre. All calculations are based on the total collateral Net Rentable Area (SF) of 448,983.
(2) Includes temporary tenants. Excluding temporary tenants, the property is 81.0% occupied.
(3) TTM NOI represents the trailing twelve-month period ending March 31, 2013.
(4) Increase in UW NOI from TTM NOI is due to new leases and contractual rent bumps from existing tenants. Leases commencing in 2013 contributed approximately $163,000 in additional underwritten base rent.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Liberty Tree Mall & Strip Center loan has an outstanding principal balance of approximately $34.9 million and is secured by a first mortgage lien on a 448,983 square foot enclosed regional mall and strip center located in Danvers, Massachusetts. The loan has a 10-year term and amortizes on a 30-year schedule. The proceeds of the loan along with approximately $0.7 million of borrower equity were used to refinance previously existing debt of $35.2 million and pay closing costs of $0.5 million. The previously existing debt, with an original balance of $35.0 million, was securitized in LBUBS 2003-C8.

The Borrower. The borrowing entity for the loan is Mall at Liberty Tree, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mayflower Realty LLC, a Delaware limited liability company. The borrower, Mall at Liberty Tree, LLC, is wholly-owned by Mayflower Realty LLC. Mayflower Realty LLC is a joint venture between Simon Property Group, L.P., Canada Pension Plan Investment Board and Teachers Insurance and Annuity Association of America. Mayflower Realty LLC owns a portfolio consisting of 13 regional malls, primarily in the New England area.

Simon Property Group, L.P. is Simon Property Group, Inc.’s majority-owned partnership subsidiary that owns all of its real estate properties and other assets. Simon Property Group, Inc. (“Simon”) is an S&P 100 company and the largest real estate company in the world. Simon currently owns or has interests in 327 retail real estate properties in North America and Asia comprising 242 million square feet.

Canada Pension Plan Investment Board (“CPPIB”) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of approximately 18.0 million Canadian contributors and

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

beneficiaries. CPPIB invests in public and private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of the Canada Pension Plan. As of March 31, 2013, CPPIB had total assets of approximately $211.6 billion (Canadian) and a total net worth of approximately $183.3 billion (Canadian).

Teachers Insurance and Annuity Association of America is a national full-service financial services organization with approximately $520.0 billion in assets under management and 8,000 employees in more than 80 local offices as of March 31, 2013. They are also the leading provider of retirement services in the academic, research, medical and cultural fields.

The Property.  Liberty Tree Mall & Strip Center is an 856,283 square foot, one-story regional shopping center and detached strip center of which 448,983 square feet serve as collateral for the loan. The property, located in Danvers, Massachusetts, was originally constructed in 1973 as an enclosed mall and has been expanded and converted to a hybrid mall/power center over the years. The property contains 3,896 parking spaces, resulting in a parking ratio of 4.55 spaces per 1,000 square feet of net rentable area.

As of February 12, 2013, the space serving as collateral for the loan was 98.0% occupied including temporary tenants and 81.0% occupied excluding temporary tenants.  Occupancy for the entire property including non-collateral and temporary tenants was 99.0%. Non-collateral anchors at the property include Ann & Hope (211,300 square feet) and Target (196,000 square feet). Ann & Hope and Target sub-lease portions of their respective spaces to Kohl’s, Best Buy, Pier 1 Imports, Staples, Nordstrom Rack, Off Broadway Shoes and Dollar Tree. The property collateral features Marshalls, Michael’s, Sports Authority, A.C. Moore, Mall Tots, Kids For Less and Old Navy. The collateral also includes a 20-screen, stadium style theatre that is ground leased to Loews Liberty Tree Theatre through December 31, 2018. Loews Liberty Tree Theatre reported sales of $390,505 per screen as of the trailing twelve-month period ending March 31, 2013. In-line sales per square foot for stores less than 10,000 square feet were approximately $281, $289, $309 and $326 in 2010, 2011, 2012 and the trailing twelve-month period ending March 31, 2013, respectively.  Occupancy costs for tenants less than 10,000 square feet for 2010, 2011, 2012 and the trailing twelve-month period ending March 31, 2013 were 15.9%, 14.8%, 14.5% and 14.0%, respectively.

The property is located in Essex County, within the greater Danvers area and is situated in the northeast corner of Massachusetts. According to the appraisal, the property has a primary trade area consisting of a ten-mile radius that contains approximately 517,355 people with an average household income of $86,461 as of 2012. The secondary trade area, defined as being within a 15-mile radius of the property, contains 1.2 million people with an average household income of $84,564 as of 2012. According to REIS, as of the first quarter 2013, vacancy rates for community shopping centers and neighborhood shopping centers in Boston were 5.4% and 8.0%, respectively. The property is located in the North Shore/Route 123 North submarket of Boston with a submarket vacancy rate of 7.7%. The appraisal concluded per square foot market rental rates of $28.00 for spaces less than 1,000 square feet, $40.00 for spaces between 1,000 and 2,000 square feet, $16.00 for spaces between 2,000 and 5,000 square feet, $15.00 for spaces greater than 5,000 square feet, $75.00 for jewelry spaces, $70.00 for food court spaces, $180.00 for kiosk spaces, $21.00 for major tenant exterior spaces, $5.00 for major interior tenant spaces and $28.00 for strip center spaces.

The sponsor also owns Northshore Mall, a higher end 1,579,820 square foot super-regional mall located one mile south of the property. The Liberty Tree Mall & Strip Center property is a complementary mall and power center that caters to a different demographic and has the only movie theatre in the area.  The two properties have co-existed for 40 years. According to the appraisal, the property’s primary competition consists of five properties that are detailed in the below table:

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Northshore Mall(2)	1958 / 1993	1,579,820	$600	99.0%	1 mile	JCPenney, Macy’s, Macy’s Men & Furniture, Nordstrom, Sears
Burlington Mall	1968 / 1996	1,317,061	$750	97.0%	18 miles	Macy’s, Lord & Taylor, Sears, Crate & Barrel, Nordstrom
Square One Mall	1959 / 1994	928,659	$330	93.0%	7 miles	Macy’s, Sears, Dick’s Sporting Goods
The Loop	2000 / N/A	462,913	N/A	94.0%	20 miles	Home Depot, Loews Cinema, Marshalls, Old Navy, Stop & Shop
The Mall at Rockingham Park	1991 / 1993	1,019,955	$1,000	98.0%	33 miles	JCPenney, Lord & Taylor, Macy’s, Sears
Total / Weighted Average		5,308,408	$673	97.0%
(1) Based on the appraisal.
(2) Northshore Mall is controlled by the sponsor.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

Historical Occupancy, In-line Sales and Occupancy Costs(1)
	2010(2)	2011(2)	2012(2)	TTM
Occupancy	93.0%	88.4%	85.8%	98.0%(3)
In-line Sales PSF(5)	$281	$289	$309	$326(4)
Occupancy Costs(5)	15.9%	14.8%	14.5%	14.0%
(1) Based on the collateral square footage of 448,983.
(2) Historical occupancies are as of December 31 of each respective year and include temporary tenants.
(3) TTM Occupancy is as of February 12, 2013 and includes temporary tenants. TTM Occupancy excluding temporary tenants is 81.0%. The increase in occupancy from 2012 to TTM is due to Mattress Outlet & Home taking temporary occupancy of Sports Authority’s former 43,802 square foot space in the back of the property.
(4) In-line Sales PSF are as of the trailing twelve-month period ending March 31, 2013.
(5) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Loews Liberty Tree Theatre(4)	NA / B / NA	80,800	18.0%	$11.28	$390,505	17.3%	12/31/2018
Marshalls	A3 / A / NA	46,898	10.4%	$10.00	$233	6.2%	1/31/2019
Sports Authority(5)	B3 / B- / NA	33,609	7.5%	$23.00	$127	23.3%	1/31/2023
Michael’s	B3 / B / NA	27,490	6.1%	$20.00	N/A	N/A	7/31/2017
Kids For Less	NA / NA / NA	23,107	5.1%	$3.46	N/A	N/A	4/30/2023
A.C. Moore	NA / NA / NA	22,754	5.1%	$19.63	$219	13.6%	1/31/2018
Mall Tots	NA / NA / NA	21,514	4.8%	$4.88	N/A	N/A	12/31/2014
Old Navy	Baa3 / BBB- / BBB-	20,125	4.5%	$27.50	$301	13.0%	1/31/2015
Five Below	NA / NA / NA	7,720	1.7%	$26.00	$249	10.7%	1/31/2019
Buffalo Wild Wings	NA / NA / NA	6,968	1.6%	$24.50	$467	7.6%	6/30/2021
(1) Based on the underwritten rent roll and excludes temporary tenants.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the trailing twelve-month period ending March 31, 2013.
(4) Sales PSF reflects sales per screen for Loews Liberty Tree Theatre. Sales per screen is based on a total of 20 screens.
(5) Sports Authority relocated from a 43,802 square foot space in the back of the property to a 33,609 square foot space in the front. As of the trailing twelve-month period ending March 31, 2013, sales have increased 6.3% from calendar year end 2012.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant (3)	NAP	85,254	19.0%	NAP	NAP	85,254	19.0%	NAP	NAP
2013 & MTM	3	4,264	0.9	$80,850	1.2%	89,518	19.9%	$80,850	1.2%
2014	10	39,493	8.8	745,865	10.8	129,011	28.7%	$826,716	12.0%
2015	5	22,965	5.1	832,469	12.1	151,976	33.8%	$1,659,185	24.0%
2016	2	4,655	1.0	115,053	1.7	156,631	34.9%	$1,774,238	25.7%
2017	7	37,572	8.4	1,021,628	14.8	194,203	43.3%	$2,795,866	40.5%
2018	6	110,343	24.6	1,605,932	23.3	304,546	67.8%	$4,401,798	63.7%
2019	3	55,267	12.3	719,700	10.4	359,813	80.1%	$5,121,498	74.2%
2020	1	585	0.1	88,199	1.3	360,398	80.3%	$5,209,697	75.4%
2021	7	20,937	4.7	638,556	9.2	381,335	84.9%	$5,848,253	84.7%
2022	3	7,797	1.7	203,705	3.0	389,132	86.7%	$6,051,958	87.6%
2023	2	56,716	12.6	853,007	12.4	445,848	99.3%	$6,904,965	100.0%
2024 & Beyond	1	3,135	0.7	0	0.0	448,983	100.0%	$6,904,965	100.0%
Total	50	448,983	100.0%	$6,904,965	100.0%
(1) Based on the underwritten rent roll.
(2) Net Rentable Area Expiring includes 80,800 square feet that the sponsor ground leases to Loews Liberty Tree Theatre.
(3) Includes temporary tenant square footage of 76,269.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-66

Annex A-3	JPMBB 2013-C12

Liberty Tree Mall & Strip Center

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,481,764	$6,960,904	$6,595,078	$6,656,679	$6,904,965	$15.38	63.7%
Vacant Income	0	0	0	0	1,264,334	2.82	11.7
Gross Potential Rent	$7,481,764	$6,960,904	$6,595,078	$6,656,679	$8,169,299	$18.20	75.3%
Total Reimbursements	2,733,896	2,642,638	2,688,596	2,712,944	2,677,665	5.96	24.7
Net Rental Income	$10,215,660	$9,603,542	$9,283,674	$9,369,623	$10,846,964	$24.16	100.0%
(Vacancy/Credit Loss)	(95,419)	25,647	(17,132)	33,729	(1,264,334)	(2.82)	(11.7)
Other Income	942,714	980,259	937,001	927,782	956,502	2.13	8.8
Effective Gross Income	$11,062,955	$10,609,448	$10,203,543	$10,331,134	$10,539,132	$23.47	97.2%

Total Expenses	$3,971,177	$4,009,373	$3,736,646	$3,822,046	$3,756,140	$8.37	35.6%

Net Operating Income	$7,091,778	$6,600,075	$6,466,897	$6,509,088	$6,782,993	$15.11	64.4%

Total TI/LC, Capex/RR	0	0	0	0	478,680	1.07	4.5
Net Cash Flow	$7,091,778	$6,600,075	$6,466,897	$6,509,088	$6,304,313	$14.04	59.8%
(1) TTM column represents the trailing twelve-month period ending March 31, 2013.
(2) Percentage column represents the percent of Net Rental Income for all revenue lines and represents the percent of Effective Gross Income for the remainder of fields.
(3) The increase in Underwritten Rents in Place from the TTM is due to new leases and contractual rent bumps from existing tenants. Leases commencing in 2013 contributed approximately $163,000 in additional underwritten base rent.

Property Management. The property is managed by Simon Property Group Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront reserves were escrowed at closing.

Tax Escrows - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the tax escrow is waived.

Insurance Escrows - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the insurance escrow is waived, as long as the borrower has provided satisfactory evidence that insurance is maintained under a blanket insurance policy acceptable to the lender.

Replacement Reserves - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the replacement reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below), the borrower is required to escrow $9,205 (approximately $0.25 per square foot annually) on a monthly basis for replacement reserves. The reserve is subject to a cap of $220,920 (approximately $0.49 per square foot annually).

TI/LC Reserves - Other than during the Reserve Period (defined below), the requirement for the borrower to make monthly deposits to the TI/LC reserve is waived. Following the occurrence and during the continuance of the Reserve Period (defined below), the borrower is required to escrow $30,685 (approximately $0.82 per square foot annually) on a monthly basis for tenant improvement and leasing commissions. The reserve is subject to a cap of $736,440 (approximately $1.64 per square foot annually).

“Reserve Period” means the period commencing on the date upon which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters, and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.50x for two consecutive calendar quarters.

Theatre Reserve - During the continuation of a Theatre Trigger Event (defined below), the borrower is required to deposit with the lender all excess cash until the aggregate amount of $2,424,000 has been deposited into the theatre reserve account.

“Theatre Trigger Event” means the earliest occurrence of the following: (i) date the Loews Liberty Tree Theatre gives notice of its election to terminate its lease, or (ii) if the Loews Liberty Tree Theatre “goes dark”, vacates, ceases to occupy or discontinues its operations at the theatre premises. Loews Liberty Tree Theatre must give 12 months’ notice prior to the end of the existing term to renew its lease.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (defined below). During the continuance of a Cash Sweep Period, all rents will be swept into a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account will be held as additional security for the loan.

“Cash Sweep Period” means the period commencing on the earlier to occur of (A) a Reserve Period or (B) a Theatre Trigger Event.

Cap on Guaranty. There is a cap on the nonrecourse and loss carve-out liabilities of the guarantor in the amount of $8.8 million.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-68

Annex A-3	JPMBB 2013-C12

PNC Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-69

Annex A-3	JPMBB 2013-C12

PNC Center

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-70

Annex A-3	JPMBB 2013-C12

PNC Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,600,000	Title:	Fee
Cut-off Date Principal Balance:	$32,558,030	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	295,634
Loan Purpose:	Refinance	Location:	Clayton, MO
Borrower:	Clayton Central Owner, LLC	Year Built / Renovated:	1973 / 1998
Sponsor:	Gregory P. Forester	Occupancy:	82.6%
Interest Rate:	4.15000%	Occupancy Date:	3/1/2013
Note Date:	4/25/2013	Number of Tenants:	22
Maturity Date:	5/6/2023	2010 NOI:	$3,583,813
Interest-only Period:	None	2011 NOI:	$3,470,471
Original Term:	120 months	2012 NOI:	$3,519,307
Original Amortization:	360 months	UW Economic Occupancy:	82.5%
Amortization Type:	Balloon	UW Revenues:	$7,436,433
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$3,933,794
Lockbox:	CMA	UW NOI:	$3,502,639
Additional Debt:	N/A	UW NCF:	$3,032,454
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,000,000 / $152
Additional Debt Type:	N/A	Appraisal Date:	3/13/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$470,409	$94,082	N/A	Maturity Date Loan / SF:	$88
Insurance:	$0	$6,948	N/A	Cut-off Date LTV:	72.4%
Replacement Reserves:	$0	$7,144	$257,202	Maturity Date LTV:	57.9%
TI/LC:	$0	$30,833	$1,850,000	UW NCF DSCR:	1.59x
Other:	$503,750	Springing	N/A	UW NOI Debt Yield:	10.8%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The PNC Center loan has an outstanding principal balance of approximately $32.6 million and is secured by a first mortgage lien on a 295,634 square foot office building located in Clayton, Missouri. The loan has a 10-year term and amortizes on a 30-year amortization schedule. The proceeds of the loan along with approximately $3.2 million of borrower equity were used to refinance previously existing debt in the amount of approximately $34.3 million, fund upfront reserves of $1.0 million and pay closing costs of $0.4 million. The borrower purchased the property in 2008 for $48.0 million. Based on the purchase price, closing costs and upfront reserves, the borrower has approximately $17.6 million in remaining equity.

The Borrower. The borrowing entity for the loan is Clayton Central Owner, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and the non-recourse carveout guarantor is Gregory P. Forester. Ninety-nine percent of the equity invested in PNC Center comes from Michael Eisner, the former chief executive officer of Disney. In 2002, Gregory P. Forester founded Forester Properties, Inc. along with affiliated entities, Forester Investments, LLC and Forester Real Estate Fund I, LLC as an opportunistic real estate investment, finance and management group. Collectively, these companies are referred to as “FPI and its Affiliates.”  According to the sponsor, FPI and its Affiliates currently own and operate a portfolio consisting of 14 properties totaling 2.7 million square feet of commercial space. FPI and its Affiliates’ holdings include retail, office and industrial properties and have a total capitalization of approximately $259 million with an approximate 64.8% loan to total capitalization on average.

The Property. PNC Center is a 17-story, 295,634 square foot, Class A office building located in Clayton, Missouri. The property was constructed in 1973 and renovated in 1998 and sits on a 1.40 acre site. The property is located in the central business district of Clayton, Missouri and offers access to the county courthouse and related government buildings, all located one block west. The collateral includes a four-level, below-grade parking garage containing 667 spaces resulting in a parking ratio of approximately 2.3 spaces per 1,000 square feet of net rentable area. In addition, the borrower leases 105 parking spaces from St. Louis County in an adjacent municipal parking garage to the west of the property. The parking garage lease expires in December 31, 2016 and has four five-year renewal options.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-71

Annex A-3	JPMBB 2013-C12

PNC Center

As of March 1, 2013, the property was 82.6% leased to 22 tenants. The property benefits from a concentration of law, banking, real estate and financial services firms, due to its location near the county courthouse. The largest tenant, PNC Bank, occupies 66,137 square feet (22.4% of the net rentable area) and has a lease expiration of December 31, 2015. PNC Bank operates its regional headquarters at this location and paid to have naming rights to the property. The second largest tenant at the property, Carmody MacDonald, occupies 25,233 square feet (8.5% of the net rentable area) and has a lease expiration of August 31, 2014. Carmody MacDonald is a St. Louis-based, full service law firm founded in 1981. The third largest tenant at the property, Chartis Claims, Inc. (“Chartis”) occupies 22,397 square feet (7.6% of the net rentable area) and has a lease expiration of November 30, 2017. Chartis is a subsidiary of American International Group, Inc., which is an international insurance organization serving customers in more than 130 countries. In the third quarter of 2012, the Chartis segment was renamed AIG Property Casualty. No other tenant at the property occupies more than 5.7% of the net rentable area. Three of the top 10 tenants have investment grade ratings from at least two rating agencies. These tenants account for 32.8% of the net rentable area and 39.6% of the rents in place.

The property is located in the middle of the Clayton central business district. Clayton is in close proximity to a number of affluent residential suburbs, including Ladue, University City, Frontenac and Creve Coeur. Within a one-mile radius of the property, the 2012 median household income and home price were approximately $82,000 and $448,000, respectively, versus approximately $52,000 and $139,000, respectively, for the St. Louis metropolitan statistical area as a whole.  The Clayton submarket contains an overall inventory of approximately 6.8 million square feet of office space, of which approximately 4.3 million square feet are Class A properties. According to the appraisal, the submarket reported an overall vacancy rate of 13.0% with asking rents of $19.84 per square foot and Class A vacancy rate of 11.8% with asking rents of $28.01 per square foot, as of year-end 2012. The appraisal identified six competitive properties built between 1983 and 1989 that range in size from 80,120 to 579,846 square feet. The properties in the competitive set had recently executed leases with rental rates ranging from $21.00 to $27.00 per square foot. The weighted average occupancy for the six properties that make up the competitive set is 81.1%

Historical and Current Occupancy(1)
	2010	2011	2012	Current(2)
Occupancy	86.8%	86.8%	82.6%	82.6%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current occupancy is as of March 1, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
PNC Bank	A3 / A- / A+	66,137	22.4%	$23.50	12/31/2015
Carmody MacDonald	NA / NA / NA	25,233	8.5%	$23.50	8/31/2014
Chartis Claims, Inc.	Baa1 / A- / BBB	22,397	7.6%	$26.00	11/30/2017
Sansone Group	Baa3 / BB+ / BB+	16,704	5.7%	$24.00	7/31/2014
Spartech Corporation	NA / NA / NA	16,035	5.4%	$26.00	11/30/2014
Helfrey Neirs & Jones	NA / NA / NA	12,759	4.3%	$25.50	3/31/2014
BSA / Marcus & Millichap	NA / NA / NA	10,129	3.4%	$25.00	6/30/2015
Smith Amundsen(3)	NA / NA / NA	9,900	3.3%	$22.50	4/30/2024
Thompson Street	NA / NA / NA	8,526	2.9%	$24.00	5/31/2018
Raymond James(4)	Baa2 / BBB / NA	8,486	2.9%	$26.50	1/31/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Smith Amundsen has a signed lease and is expected to take occupancy June 2013. The lender has reserved one year of base rent, or $222,750, which may be released to the borrower when (i) the tenant is in occupancy, (ii) the tenant is paying full contractual rent, (iii) the tenant has delivered the estoppel certificate to the lender and (iv) the landlord has satisfied all landlord obligations, including reimbursements for tenant improvements.

(4) Of the total space rented to Raymond James, 2,751 square feet is rented on a month-to-month basis.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-72

Annex A-3	JPMBB 2013-C12

PNC Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	51,502	17.4%	NAP	NAP	51,502	17.4%	NAP	NAP
2013 & MTM	2	8,922	3.0	$236,433	4.0%	60,424	20.4%	$236,433	4.0%
2014	8	85,668	29.0	2,105,348	35.3	146,092	49.4%	$2,341,781	39.3%
2015	3	78,120	26.4	1,855,224	31.1	224,212	75.8%	$4,197,005	70.4%
2016	3	12,659	4.3	309,269	5.2	236,871	80.1%	$4,506,274	75.6%
2017	1	22,397	7.6	582,322	9.8	259,268	87.7%	$5,088,596	85.4%
2018	5	26,466	9.0	646,638	10.9	285,734	96.7%	$5,735,234	96.3%
2019	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2020	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2021	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2022	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2023	0	0	0.0	0	0.0	285,734	96.7%	$5,735,234	96.3%
2024 & Beyond	1	9,900	3.3	222,750	3.7	295,634	100.0%	$5,957,984	100.0%
Total	23	295,634	100.0%	$5,957,984	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,910,204	$5,944,004	$5,770,734	$5,957,984	$20.15	77.4%
Vacant Income	0	0	0	1,261,799	4.27	16.4
Gross Potential Rent	$5,910,204	$5,944,004	$5,770,734	$7,219,783	$24.42	93.8%
Total Reimbursements	506,678	460,879	556,300	476,924	1.61	6.2
Net Rental Income	$6,416,882	$6,404,883	$6,327,034	$7,696,707	$26.03	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,574,909)	(5.33)	(20.5)
Other Income	967,808	1,010,899	1,091,901	1,314,635	4.45	17.1
Effective Gross Income	$7,384,690	$7,415,782	$7,418,935	$7,436,433	$25.15	96.6%

Total Expenses	$3,800,877	$3,945,311	$3,899,628	$3,933,794	$13.31	52.9%

Net Operating Income	$3,583,813	$3,470,471	$3,519,307	$3,502,639	$11.85	47.1%

Total TI/LC, Capex/RR	0	0	0	470,185	1.59	6.3
Net Cash Flow	$3,583,813	$3,470,471	$3,519,307	$3,032,454	$10.26	40.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Forester Properties, Inc., an affiliate of the sponsor. Certain on-site management duties and leasing are subcontracted to a local property manager, Sansone Group/DDR LLC, which is a tenant at the property.

Escrows and Reserves. At closing, the borrower escrowed approximately $470,409 for real estate taxes, $231,000 for required repairs and $272,750 in other reserves described below.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax, which currently equals to a monthly payment of $94,082.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equals to a monthly payment of $6,948.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,144 (approximately $0.29 per square foot annually). The reserve is subject to a cap of $257,202 (approximately $0.87 per square foot).

Smith Amundsen Reserve – At closing, the borrower escrowed one year of base rent, or $222,750, into the Smith Amundsen Reserve which may be released to the borrower when (i) the tenant is in occupancy, (ii) the tenant is paying full contractual rent, (iii) the tenant has delivered an estoppel certificate to the lender and (iv) the landlord has satisfied all landlord obligations, including reimbursements for tenant improvements.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-73

Annex A-3	JPMBB 2013-C12

PNC Center

Raymond James Reserve - The borrower escrowed approximately eight months of base rent, or $50,000, into the Raymond James Reserve.  As long as no default exists, the lender will disburse funds in the Raymond James reserve in an amount of $6,250 to the borrower after each payment date commencing in June 2013, until all funds have been released.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $30,833 (approximately $1.25 per square foot annually). Deposits are not required if the TI/LC reserve account exceeds (i) $1,850,000, until the occurrence of a PNC Reserve Release Event (defined below) and (ii) $1,110,000 thereafter.

PNC Reserve - On or before December 31, 2014, the borrower is required to pay to the lender a reserve amount equal to $700,000 or provide the lender with a letter of credit. If such payment is not made or the letter of credit is not furnished, the borrower is required to pay the lender on each payment date starting in January 2015 the sum of $58,333 until the balance in the account reaches a balance of $700,000. Funds in such account are permitted to be disbursed back to the borrower solely with respect to tenant improvement costs and leasing commissions incurred with respect to (i) an Acceptable PNC Lease Extension (defined below) or (ii) a PNC Space Re-Tenanting Event (defined below).  Upon a PNC Reserve Release Event (defined below) and so long as no event of default exists, the lender will disburse to the borrower all remaining funds in the PNC Reserve account or release the letter of credit.

“PNC Reserve Release Event” means the earliest to occur of (i) an Acceptable PNC Lease Extension (defined below), (ii) a PNC Space Re-Tenanting Event (defined below) or (iii) the lender’s determination that the debt service coverage ratio for the property based on annualized net operating income for the three-month period immediately preceding the last day of each applicable quarter based on the assumption that the PNC space is vacant or partially vacant is greater than 1.20x for two consecutive quarters. At such event, the lender may release 50% of the amount in the PNC Reserve account or reduce the letter of credit requirement by 50%. If the debt service coverage ratio is above 1.25x for two consecutive quarters, the lender may release 100% of the amount in the PNC Reserve account or the borrower may return any outstanding PNC Bank letter of credit. The debt service coverage ratio under this clause will be tested beginning on December 31, 2014 for the prior two quarters ending on such date and at the end of each quarter thereafter until a PNC Reserve Release Event has occurred.

“Acceptable PNC Lease Extension” means (i) the extension of the PNC lease for a minimum term of three years pursuant to an amendment to the PNC lease approved by the lender and (ii) the debt service coverage is greater than 1.15x for two consecutive quarters.

“PNC Space Re-Tenanting Event” means that (i) substantially all of the PNC space has been leased to one or more replacement tenants executing one or more leases in accordance with the loan agreement, (ii) such tenants are in occupancy of substantially all of the PNC space and are paying full base rent under their respective leases, (iii) all tenant improvements have been completed, all concessions have been satisfied and all applicable costs, expenses and leasing commissions with respect to such replacement lease(s) have been paid, (iv) all such replacement tenants have delivered tenant estoppel certificates in form and substance acceptable to the lender and (v) the lender has determined the debt service coverage ratio for the preceding two quarters of such event is above 1.15x.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send notice to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event (defined below). During the continuance of a Triggering Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Triggering Event, all funds deposited into the cash management account will be held as additional security for the loan. During the continuance of a Low DSCR Period (defined below), all excess cash in the cash management account will be deposited into an excess cash reserve account.  If a Low DSCR Period does not exist, all excess will be returned to the borrower.

“Triggering Event” means the occurrence of the earlier of: (i) an event of default or (ii) the debt service coverage ratio based on the net operating income for the immediately preceding twelve-month period is less than 1.15x.

"Low DSCR Period" means any period commencing on the last day of the second consecutive calendar quarter for which the debt service coverage ratio for the property is less than 1.15x and ending on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio for the property is greater than or equal to 1.20x. In addition, the lender may, in its sole discretion, apply such amounts in the excess cash reserve to other reserve funds.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-74

Annex A-3	JPMBB 2013-C12

Mission Grove Shopping Center
200

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	352,630
Loan Purpose:	Refinance	Location:	Riverside, CA
Borrower:	Mission Grove Plaza, L.P.	Year Built / Renovated:	1991 / 2000
Sponsors(1):	Various	Occupancy:	90.6%
Interest Rate:	4.02000%	Occupancy Date:	5/1/2013
Note Date:	5/23/2013	Number of Tenants:	35
Maturity Date:	6/6/2023	2010 NOI:	$3,983,011
Interest-only Period:	60 months	2011 NOI:	$3,816,254
Original Term:	120 months	2012 NOI:	$3,741,417
Original Amortization:	360 months	UW Economic Occupancy:	82.1%
Amortization Type:	IO-Balloon	UW Revenues:	$5,243,113
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,456,492
Lockbox:	CMA	UW NOI:	$3,786,621
Additional Debt:	N/A	UW NCF:	$3,497,243
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$66,100,000 / $187
Additional Debt Type:	N/A	Appraisal Date:	4/2/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$88
Taxes:	$25,833	$25,833	N/A	Maturity Date Loan / SF:	$80
Insurance:	$0	$0	N/A	Cut-off Date LTV:	46.9%
Replacement Reserves:	$0	$9,756	$351,230	Maturity Date LTV:	42.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.96x
Other(2):	$100,480	$0	N/A	UW NOI Debt Yield:	12.2%

(1) Sponsors are Mark Rubin, Pamela Rubin, and Mark Rubin and Pamela Rubin as trustees of the Mark and Pamela Rubin Family Trust dated June 17, 1997.
(2) Other Initial Escrows and Reserves includes an upfront engineering reserve.

The Loan. The Mission Grove Shopping Center loan has an outstanding principal balance of $31.0 million and is secured by a first mortgage lien on an anchored retail center located in Riverside, California. The loan has a 10-year term and, subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. The proceeds from the loan were used to refinance previously existing debt of approximately $29.4 million, pay closing costs of $0.3 million, pay a $0.5 million prepayment penalty fee, and return $0.8 million of sponsor equity. The loan’s sponsor and nonrecourse carve-out guarantors are Mark Rubin, Pamela Rubin, and Mark Rubin and Pamela Rubin as trustees of the Mark and Pamela Rubin Family Trust dated June 17, 1997. Mark Rubin and Alexander Lowy, the primary principles of Regional Properties, Inc. (“Regional Properties”), have been building and developing residential, office, retail and industrial properties for over forty years, directly and through partnerships and corporations owned or controlled by them. The primary business activities of Regional Properties are to acquire, develop and either sell or lease real estate properties. Including the Mission Grove Shopping Center, Regional Properties currently owns 11 commercial real estate properties.

The Property. Mission Grove Shopping Center is a 352,630 square foot retail center located in Riverside, California. The property was constructed in 1991, renovated in 2000 and consists of one major multi-tenant retail building, a freestanding movie theater and numerous single-tenant and multi-tenant pad buildings. The property was 90.6% occupied as of May 1, 2013 by 35 tenants including anchor tenants K-Mart, Mission Grove Theaters, Ralphs grocery store and Stein Mart. Additionally, there is a mix of national in-line and restaurant tenants including Radio Shack, GNC, Starbucks, McDonalds, Taco Bell, IHOP and Subway.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-75

Annex A-3	JPMBB 2013-C12

Mission Grove Shopping Center

The Market. The property is located in Riverside County, approximately five miles southeast of downtown Riverside and 55 miles east of Los Angeles. Riverside County is located in the southern portion of California and together with San Bernardino County is known as the Inland Empire. Access and commercial exposure of the property is strong due to its hard corner location and direct frontage along Alessandro Boulevard and Trautwein Road, two main arterials within the trade area. According to the appraisal, population and average household income within a three-mile radius are $65,310 and $99,955, respectively. The property’s neighborhood (3 mile radius) has increasing population growth over the last 13 years. According to the appraisal, the property is located in the Moreno Valley/Riverside/Corona submarket which reported a vacancy of 7.2% and average rents of $20.34 per square foot as of 2012 year-end. The property’s trade area overall retail occupancy is 96.4%, which has increased over the last few years (94.0% in the second quarter of 2011). Asking rents have increased to $26.16 per square foot from $24.24 over the same period, an 8% change. Additionally, retail sales within Riverside have improved as annual retail sales in 2011 were estimated at approximately $18.0 billion, which is a 12.1% increase from 2009.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Rent PSF	Sales PSF(3)	Lease Expiration Date
K-Mart(4)	NA / CCC+ / NA	104,231	29.6%	$4.02	$130(5)	11/30/2021
Mission Grove Theaters	NA / NA / NA	66,400	18.8%	$5.87	$127,959(6)	2/28/2037
Ralphs	Ba3 / NA / NA	45,654	12.9%	$18.73	$406(7)	10/31/2016
Stein Mart	NA / NA / NA	32,000	9.1%	$8.50	$142	3/31/2017
Mission Grove Car Wash	NA / NA / NA	7,100	2.0%	$21.01	$138	8/16/2018
Romano’s Chicago Pizzeria	NA / NA / NA	6,300	1.8%	$27.19	N/A	6/15/2017
Cactus Cantina	NA / NA / NA	5,000	1.4%	$24.80	$406	10/31/2014
Tarbell Realty	NA / NA / NA	5,000	1.4%	$35.04	N/A	6/15/2014
Bank of America	Baa2 / A- / A	4,639	1.3%	$42.85	N/A	8/18/2018
IHOP	NA / NA / NA	4,586	1.3%	$42.09	N/A	2/4/2027
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF are as of the trailing twelve-month period ending March 31, 2013 unless otherwise noted.
(4)	K-Mart owns the improvements and leases the ground from the sponsor.
(5)	Sales PSF are as of trailing twelve-month period ending November 30, 2012.
(6)	Calculated on a per screen basis. Mission Grove Theaters consists of 14 screens.
(7)	Sales PSF are as of trailing twelve-month period ending January 1, 2013.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,460,517	$4,521,960	$4,425,365	$4,473,157	$4,314,826	$12.24	67.6%
Vacant Income	0	0	0	0	938,061	2.66	14.7
Gross Potential Rent	$4,460,517	$4,521,960	$4,425,365	$4,473,157	$5,252,887	$14.90	82.3%
Total Reimbursements	854,520	1,013,844	920,846	928,287	1,130,100	3.20	17.7
Net Rental Income	$5,315,037	$5,535,804	$5,346,211	$5,401,444	$6,382,987	$18.10	100.0%
(Vacancy/Credit Loss)	(33,912)	(64,173)	(153,033)	(174,147)	(1,139,874)	(3.23)	(17.9)
Other Income	76,120	0	0	433	0	0	0
Effective Gross Income	$5,357,245	$5,471,631	$5,193,178	$5,227,730	$5,243,113	$14.87	82.1%

Total Expenses	$1,374,234	$1,655,377	$1,451,761	$1,442,017	$1,456,492	$4.13	27.8%

Net Operating Income	$3,983,011	$3,816,254	$3,741,417	$3,785,713	$3,786,621	$10.74	72.2%

Total TI/LC, Capex/RR	0	0	0	0	289,379	0.82	5.5
Net Cash Flow	$3,983,011	$3,816,254	$3,741,417	$3,785,713	$3,497,242	$9.92	66.7%

Occupancy	97.1%	94.4%	92.0%	90.6%(3)	82.1%
(1)  TTM column represents the trailing twelve-month period ending March 31, 2013.
(2)  Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)  TTM Occupancy reflects occupancy as of May 1, 2013.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-76

Annex A-3	JPMBB 2013-C12

Shelbyville Road Plaza Phase II

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,150,000	Title:	Fee
Cut-off Date Principal Balance:	$27,150,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	159,865
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	SRP, LLC, A Kentucky Limited	Year Built / Renovated:	2005 / 2008
	Liability Company	Occupancy:	90.8%
Sponsor:	J. Scott Hagan	Occupancy Date:	4/1/2013
Interest Rate:	3.96000%	Number of Tenants:	22
Note Date:	4/30/2013	2010 NOI:	$1,174,318
Maturity Date:	5/1/2022	2011 NOI:	$1,651,265
Interest-only Period:	12 months	2012 NOI(1):	$2,034,957
Original Term:	108 months	UW Economic Occupancy:	90.4%
Original Amortization:	360 months	UW Revenues:	$3,196,190
Amortization Type:	IO-Balloon	UW Expenses:	$605,371
Call Protection:	L(13),Grtr1%orYM(91),O(4)	UW NOI(1):	$2,590,819
Lockbox:	CMA	UW NCF:	$2,357,326
Additional Debt:	N/A	Appraised Value / Per SF:	$36,500,000 / $228
Additional Debt Balance:	N/A	Appraisal Date:	2/15/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$170
Taxes:	$117,654	$16,808	N/A	Maturity Date Loan / SF:	$143
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.4%
Replacement Reserves:	$2,666	$2,666	$63,972	Maturity Date LTV:	62.6%
TI/LC:	$13,327	$13,327	$200,000	UW NCF DSCR:	1.52x
Other(2):	$370,126	$0	N/A	UW NOI Debt Yield:	9.5%

(1) Underwritten NOI is higher than the 2012 NOI due to leases starting in 2013 for Lane Bryant (5,000 square feet), Catherine’s (3,461 square feet) and Koko Fit (2,063 square feet).
(2) Other Initial Escrows and Reserves includes an outstanding tenant improvements and leasing commissions reserve of $338,400 and a free rent reserve of $31,726.

The Loan. The Shelbyville Road Plaza Phase II loan has an outstanding principal balance of approximately $27.2 million and is secured by a first mortgage lien on an anchored retail center located in Louisville, Kentucky. The loan has a 9-year term and, subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $25.2 million, pay closing costs of $0.2 million, fund upfront reserves of $0.5 million and return $1.2 million to the sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is J. Scott Hagan, the chairman of Hagan Properties. Hagan Properties is a full-service real estate development company specializing in the development, redevelopment, leasing, management and marketing of shopping centers, apartments and condominiums in Kentucky. Hagan Properties currently has 510,000 square feet of shopping centers and over 650 condominiums under development.

The Property. Shelbyville Road Plaza consists of a 391,590 square foot retail center on approximately 13.12 acres, of which 159,865 square feet serve as collateral for the loan. The property is located in Louisville, Kentucky, along Shelbyville Road, and was constructed in 2005. As of April 1, 2013 the collateral was 90.8% leased to 22 tenants and is anchored by Jo-Ann Fabrics, Off Broadway Shoes and Cost Plus “World Market”. Additionally, there are approximately 481 surface parking spaces, or 3.01 spaces per 1,000 square feet of net rentable area. Adjacent to the property is the GGP-owned Mall St. Matthews, the first enclosed suburban shopping mall in the state of Kentucky. Mall St. Matthews has over 1.1 million square feet and is anchored by JCPenney and Dillard’s.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-77

Annex A-3	JPMBB 2013-C12

Shelbyville Road Plaza Phase II

The Market. The property is located in Louisville in Jefferson County, which is in north central Kentucky within the Louisville metropolitan statistical area. Primary access to the property is provided by Shelbyville Road, a major thoroughfare which provides access from Shelbyville to the east and the Louisville central business district to the west. The property has a primary trade area consisting of a three-mile radius that contains an estimated 2012 population of 86,103 people with a median household income of $49,799. The secondary trade area consists of a five-mile radius that contains an estimated 2012 population of 230,885 people with a median household income of $47,757. According to the appraisal, the property is located in the Central submarket, but competes within the bordering East retail submarket which reported a vacancy rate of 11.3% and asking rents of $16.82 per square foot as of year-end 2012. The appraiser identified nine competitive properties ranging in size from approximately 103,306 square feet to 549,000 square feet which reported an average vacancy rate of approximately 2.9%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Jo-Ann Fabrics	Caa1 / B / NA	30,236	18.9%	$14.00	$188	9.6%	1/31/2019
Off Broadway Shoes	NA / NA / NA	21,200	13.3%	$14.50	$222	8.2%	3/31/2014
Cost Plus “World Market”	NA / NA / NA	18,357	11.5%	$15.45	$229	8.5%	1/31/2015
Fan Outfitters	NA / NA / NA	10,210	6.4%	$18.00	$216	10.1%	8/31/2015
Quest Outdoors	NA / NA / NA	9,191	5.7%	$20.00	$280	8.6%	3/31/2016
BW3	NA / NA / NA	6,060	3.8%	$27.00	$421	7.4%	3/31/2019
Davita Dialysis	B2 / BB- / NA	5,404	3.4%	$20.00	N/A	N/A	6/30/2021
Kiddie Kastle	NA / NA / NA	5,010	3.1%	$13.96	N/A	N/A	5/31/2013
Lane Bryant	NA / NA / NA	5,000	3.1%	$22.00	N/A	N/A	4/30/2018
Jason’s Deli	NA / NA / NA	4,881	3.1%	$26.00	$430	6.9%	3/31/2019
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF are as of December 31, 2012.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$1,467,347	$1,892,361	$2,180,884	$2,627,461	$16.44	74.3%
Vacant Income	0	0	0	338,238	2.12	9.6
Gross Potential Rent	$1,467,347	$1,892,361	$2,180,884	$2,965,699	$18.55	83.9%
Total Reimbursements	179,083	321,410	402,726	568,729	3.56	16.1
Net Rental Income	$1,646,430	$2,213,771	$2,583,610	$3,534,428	$22.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(338,238)	(2.12)	(9.6)
Other Income	4,946	0	1,132	0	0.00	0.0
Effective Gross Income	$1,651,376	$2,213,771	$2,584,742	$3,196,190	$19.99	90.4%

Total Expenses	$477,059	$562,506	$549,785	$605,371	$3.79	18.9%

Net Operating Income	$1,174,318	$1,651,265	$2,034,957	$2,590,819	$16.21	81.1%

Total TI/LC, Capex/RR	0	0	0	233,493	1.46	7.3
Net Cash Flow	$1,174,318	$1,651,265	$2,034,957	$2,357,326	$14.75	73.8%

Occupancy(2)(3)	65.5%	82.3%	85.1%	90.4%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place and Occupancy are higher than 2012 due to leases starting in 2013 for Lane Bryant (5,000 square feet), Catherine’s (3,461 square feet) and Koko Fit (2,063 square feet).
(3) Historical occupancy reflects the average for each respective year.

Future Additional Debt. A mezzanine loan may be obtained in connection with a sale of the property to a third party, provided certain terms and conditions are satisfied including, but not limited to, the following (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 80% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) is not less than 1.45x, (iv) the debt yield prior to the date of the funding of the mezzanine loan is at least 9.5% and (v) the maturity date of the mezzanine loan is no earlier than the maturity date of the mortgage loan.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-78

Annex A-3	JPMBB 2013-C12

Sava Holdings IHG Portfolio

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Hotel - Various
% of Pool by IPB:	1.9%	Rooms:	429
Loan Purpose:	Refinance	Location:	Various, TX
Borrower:	Four2Nine Holdings, LLC	Year Built / Renovated:	2007, 2008 / N/A
Sponsors:	Suhas S. Naik and Ajay V. Kothari	Occupancy:	82.1%
Interest Rate:	3.83260%	Occupancy Date:	3/31/2013
Note Date:	5/23/2013	Number of Tenants:	N/A
Maturity Date:	6/1/2018	2011 NOI:	$3,130,701
Interest-only Period:	None	2012 NOI:	$3,367,279
Original Term:	60 months	TTM NOI(1):	$3,370,963
Original Amortization:	360 months	UW Economic Occupancy:	82.1%
Amortization Type:	Balloon	UW Revenues:	$11,226,111
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$7,919,853
Lockbox:	Hard	UW NOI:	$3,306,258
Additional Debt:	Yes	UW NCF:	$3,306,258
Additional Debt Balance:	7,000,000	Appraised Value / Per Room:	$39,400,000 / $91,841
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	March 2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$60,606
Taxes:	$207,607	$41,521	N/A	Maturity Date Loan / Room:	$54,844
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.0%
FF&E:	$37,420	4% of Gross Revenue	N/A	Maturity Date LTV:	59.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.27x
Other:(2)	$0	Springing	N/A	UW NOI Debt Yield:	12.7%

(1) TTM NOI represents the trailing twelve-month period ending March 31, 2013.
(2) Commencing with the payment date on July 1, 2014, the borrower is required to escrow 1% of gross revenue from operations until all franchise agreements are extended to at least two years past the maturity date. In the event the franchise agreements are not renewed within 12 payment dates, the required escrow amount increases by an additional 1% of gross income every 12 payment dates.

The Loan. The Sava Holdings IHG Portfolio loan has an outstanding principal balance of $26.0 million and is secured by a first mortgage lien on a portfolio of three hotels located in Texas. The five-year loan amortizes on a 30-year schedule. The proceeds of the loan plus borrower equity of $0.3 million were used to repay previously existing net debt of approximately $31.9 million, pay closing costs of $1.1 million and fund upfront reserves of $0.2 million. The sponsors, Suhas S. Naik and Ajay V. Kothari, are the principals of Sava Holdings LTD (“Sava”), a venture investment company headquartered in Irving, Texas. The sponsors developed the portfolio for a cost of approximately $39.6 million ($92,000 / key). Sava and its affiliates operate a portfolio of six hotels totaling 913 keys, including those under the Starwood, IHG and Wyndham flags. Mr. Naik has been involved in hotel development and management in the Dallas/Forth Worth area for over 20 years, and has developed, managed and sold over a dozen properties during this time.

The Properties. The properties, comprised of the Candlewood Suites DFW South, Staybridge Suites Plano/Richardson and Holiday Inn DFW Airport South, are extended stay and full service hotels that were constructed in 2007, 2007 and 2008, respectively, and contain an aggregate of 429 rooms. The Candlewood Suites DFW South is a four-story, 174-room extended stay hotel with amenities that include a fitness center, outdoor patio, business center, on-site guest laundry facilities, convenience store, complimentary high speed internet and 750 square feet of meeting space. The Staybridge Suites Plano/Richardson is a four-story, 112-room extended stay hotel with amenities that include a fitness center, indoor pool and whirlpool, 24-hour market pantry, business center, media room, storage units, on-site guest laundry facilities and 1,440 square feet of meeting space. The Holiday Inn DFW Airport South is a six-story, 143-room full service hotel with amenities that include a fitness center, outdoor pool, business center, 24-hour convenience store, on-site guest laundry facilities and 2,550 square feet of meeting space.

The Market. The properties are located within the Dallas-Fort Worth-Arlington metropolitan statistical area, the fourth largest metropolitan statistical area in the United States. According to the appraiser, the market has a population of approximately 6.7 million people with an average inflation-adjusted per-capita personal income of $40,988 and total retail sales of $93.9 billion as of year-end 2012.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-79

Annex A-3	JPMBB 2013-C12

Sava Holdings IHG Portfolio

Below is a chart showing the historical performance of the Candlewood Suites DFW South versus its competitive set:

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Candlewood Suites DFW South(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	63.9%	$82.52	$52.73	90.8%	$56.66	$51.43	142.1%	68.7%	97.5%
2012	67.1%	$84.34	$56.62	91.7%	$58.83	$53.96	136.7%	69.8%	95.3%
TTM(4)	65.2%	$82.15	$53.57	91.9%	$58.97	$54.17	141.0%	71.8%	101.1%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Fairfield Inn & Suites Dallas DFW Airport South Irving, Best Western Plus Arlington North, Candlewood Suites Arlington, TownePlace Suites Arlington Near Six Flags and Comfort Suites Arlington.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4) TTM represents the trailing twelve-month period ending March 31, 2013.

Below is a chart showing the historical performance of the Staybridge Suites Plano/Richardson versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Staybridge Suites Plano/Richardson(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	76.7%	$93.18	$71.49	75.7%	$90.80	$68.73	98.7%	97.4%	96.1%
2012	68.7%	$97.03	$66.70	80.3%	$89.75	$72.11	116.9%	92.5%	108.1%
TTM(4)	70.2%	$97.06	$68.13	80.7%	$91.12	$73.53	115.0%	93.9%	107.9%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Courtyard Dallas Plano Parkway at Preston Road, Residence Inn Dallas Richardson, Homewood Suites Plano North Dallas, Hyatt House Dallas Richardson, Homewood Suites Plano Richardson and Candlewood Suites Dallas Plano East Richardson.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4) TTM represents the trailing twelve-month period ending March 31, 2013.

Below is a chart showing the historical performance of the Holiday Inn DFW Airport South versus its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn DFW Airport South(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	62.1%	$103.08	$64.03	68.0%	$97.44	$66.25	109.5%	94.5%	103.5%
2012	65.5%	$102.12	$66.93	71.2%	$98.91	$70.38	108.7%	96.9%	105.2%
TTM(4)	66.5%	$102.49	$68.14	71.3%	$100.03	$71.35	107.2%	97.6%	104.7%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Hyatt Place Dallas North Arlington Grand Prairie, La Quinta Inn & Suites DFW Airport South Irving, Courtyard DFW Airport South Irving, Hilton Garden Inn Dallas Fort Worth Airport South, Holiday Inn Arlington NE Rangers Ballpark and Hilton Garden Inn Dallas Arlington.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4) TTM represents the trailing twelve-month period ending March 31, 2013.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-80

Annex A-3	JPMBB 2013-C12

Sava Holdings IHG Portfolio

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	79.2%	81.9%	82.1%	82.1%
ADR	$76.84	$78.36	$79.12	$79.12
RevPAR	$60.89	$64.17	$64.95	$64.95

Room Revenue	$9,534,157	$10,075,838	$10,170,134	$10,170,134	$23,707	90.6%
Food and Beverage	614,871	683,173	635,583	635,583	1,482	5.7
Other Revenue	444,236	442,923	420,394	420,394	980	3.7
Total Revenue	$10,593,264	$11,201,934	$11,226,111	$11,226,111	$26,168	100.0%

Room Expense	2,100,706	2,330,119	2,403,713	2,403,713	5,603	23.6
Food and Beverage Expense	790,136	895,881	873,509	873,509	2,036	137.4
Other Departmental Expenses	273,334	261,983	255,254	255,254	595	60.7
Departmental Profit	$7,429,088	$7,713,951	$7,693,635	$7,693,635	$17,934	68.5%

Operating Expenses	2,499,063	2,435,192	2,429,928	2,429,929	5,664	21.6
Gross Operating Profit	$4,930,025	$5,278,759	$5,263,707	$5,263,706	$12,270	46.9%

Fixed Expenses	562,596	609,836	610,129	635,852	1,482	5.7
Management Fee	289,973	307,149	297,740	336,783	785	3.0
Franchise Fee	523,024	546,418	535,831	535,770	1,249	4.8
FF&E	423,731	448,077	449,044	449,044	1,047	4.0
Total Other Expenses	$1,799,324	$1,911,480	$1,892,744	$1,957,450	$4,563	17.4%

Net Operating Income	$3,130,701	$3,367,279	$3,370,963	$3,306,258	$7,707	29.4%
Net Cash Flow	$3,130,701	$3,367,279	$3,370,963	$3,306,258	$7,707	29.4%
(1) TTM column represents the trailing twelve-month period ending March 31, 2013.
(2) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Release of Properties. The loan contains no release provisions.

Additional Debt. A mezzanine loan of $7.0 million secured by the equity interests in the borrower was provided by JPMCB and sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.50000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 83.8%, the UW NCF DSCR is 1.45x and the UW NOI Debt Yield is 10.0% The mezzanine loan is structured with monthly principal payments through December 1, 2014 of the lesser of (i) $27,778 or (ii) all excess cash flow due to the mezzanine lender such that the balance of the mezzanine loan is reduced to $6.5 million by December 1, 2014.

Prior Bankruptcy. Two of the mortgaged properties were included in bankruptcy filings when the sponsor placed the owners of the properties into Chapter 11 bankruptcy. The bankruptcy was in connection with a maturity default on construction financing. The sponsors continued to invest money in the assets during the development of the assets and upon completion of the assets, but ultimately needed to restructure the construction financing to be able to service the debt. Chapter 11 was filed in April 2010 and after a successful restructure, the bankruptcy was terminated in August 2011. See “Risk Factors – Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-81

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-82

Annex A-3	JPMBB 2013-C12

Links at Georgetown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,550,000	Title:	Fee
Cut-off Date Principal Balance:	$25,550,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	1.9%	Number of Units:	360
Loan Purpose:	Acquisition	Location:	Savannah, GA
Borrower:	Arium Links, LLC	Year Built / Renovated:	1999 / N/A
Sponsors:	M. Patrick Carroll and Darren W. DeVore	Occupancy:	91.9%
		Occupancy Date:	3/13/2013
Interest Rate:	3.95000%	Number of Tenants:	N/A
Note Date:	4/26/2013	2010 NOI:	$1,579,430
Maturity Date:	5/1/2023	2011 NOI:	$2,078,767
Interest-only Period:	48 months	2012 NOI(1):	$1,972,559
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$3,759,451
Amortization Type:	IO-Balloon	UW Expenses:	$1,573,478
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI(1):	$2,185,974
Lockbox:	Springing	UW NCF:	$2,080,854
Additional Debt:	N/A	Appraised Value / Per Unit:	$34,600,000 / $96,111
Additional Debt Balance:	N/A	Appraisal Date:	3/25/2013
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$70,972
Taxes:	$193,084	$27,583	N/A	Maturity Date Loan / Unit:	$62,866
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.8%
Replacement Reserves:	$8,927	$8,927	N/A	Maturity Date LTV:	65.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other(2):	$1,165,000	$0	N/A	UW NOI Debt Yield:	8.6%

(1) Underwritten NOI is higher than 2012 NOI due to lower concessions being offered at the property since 2012.
(2) Other Initial Escrows and Reserves represents an engineering reserve of $50,000 and an upgrade reserve of approximately $1.1 million to fund near term improvements, including upgrades to the interiors, landscape replacement, upgrades to the gym area and repairs of the pool area.

The Loan. The Links at Georgetown loan has an outstanding balance of approximately $25.6 million and is secured by a first mortgage lien on a 360-unit, Class A multifamily property located in Savannah, Georgia. The loan has a 10-year term and, subsequent to a 48-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $8.5 million of sponsor equity, were used to acquire the property for approximately $32.5 million, fund upfront reserves of $1.4 million and pay closing costs of $0.2 million. The sponsors and nonrecourse carve-out guarantors are M. Patrick Carroll and Darren W. DeVore. The sponsors acquired the property in a joint venture with NorthStar Realty Finance Corporation, a publicly traded REIT (NYSE: NRF) with $7.4 billion of assets under management as of December 31, 2012.

The Property. Links at Georgetown is a 360-unit, Class A multifamily property located on approximately 35.4 acres in Savannah, Georgia. The property was built in 1999. The property consists of 39 residential buildings and a one-story clubhouse. Amenities at the property include two swimming pools, a 24-hour fitness center, an internet café, a car care center, a children’s playground, a tennis court and picnic/grill areas. Occupancy as of March 13, 2013 was 91.9%.

The Market. The property is located within the Savannah metropolitan statistical area and the South submarket in Savannah, Georgia. The property is located half a mile from Interstate 95 and just north of Abercorn Expressway, approximately 7 miles from the Savannah central business district. Major employers in the area comprise a mix of major trade and transportation, healthcare and government businesses, including Gulfstream Aerospace Corporation, Memorial Health University Medical Center, the Fort Stewart and Hunter Army Airfield and the Georgia Port Authority. In addition, Mitsubishi is constructing a new $350 million facility in the area, that is expected to be completed in mid-2013. According to the appraisal, as of August 2012, the submarket included 8,651 units and had a total occupancy of 94.0% with average asking rents of $824 per unit. The appraisal identified six competitive properties, all located approximately two miles from the property with an average occupancy of 93.7%.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-83

Annex A-3	JPMBB 2013-C12

Links at Georgetown

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)
1 Bed / 1 Bath	134	37.2%	123	91.8%
2 Bed / 2 Bath	190	52.8	174	91.6%
3 Bed / 2 Bath	36	10.0	34	94.4%
Total	360	100.0%	331	91.9%
(1) Based on the underwritten rent roll.
(2) Represents current occupancy as of March 13, 2013.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Unit	%(1)
Rents in Place(2)	$3,067,812	$3,496,605	$3,560,422	$3,504,219	$9,734	92.0%
Vacant Income	643,489	221,183	304,012	305,993	850	8.0
Gross Potential Rent	$3,711,301	$3,717,788	$3,864,434	$3,810,212	$10,584	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,711,301	$3,717,788	$3,864,434	$3,810,212	$10,584	100.0%
(Vacancy/Credit Loss)(3)(4)	(1,053,638)	(476,936)	(660,900)	(305,993)	(850)	(8.0)
Other Income	204,666	204,621	245,924	255,232	709	6.7
Effective Gross Income	$2,862,329	$3,445,473	$3,449,458	$3,759,451	$10,443	98.7%

Total Expenses	$1,282,899	$1,366,706	$1,476,899	$1,573,478	$4,371	41.9%

Net Operating Income(4)	$1,579,430	$2,078,767	$1,972,559	$2,185,974	$6,072	58.1%

Total Capex/RR	0	0	0	105,120	292	2.8
Net Cash Flow	$1,579,430	$2,078,767	$1,972,559	$2,080,854	$5,780	55.3%

Occupancy(5)	84.7%	94.7%	92.8%	92.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are based on the March 13, 2013 rent roll annualized.
(3) Underwritten Vacancy/Credit Loss includes vacancy, concessions and bad debt.
(4) Underwritten Net Operating Income is higher than 2012 due to lower concessions being offered at the property since 2012.
(5) Historical occupancy reflects the average for each respective year.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-84

Annex A-3	JPMBB 2013-C12

Chelsmore Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,900,000	Title:	Fee
Cut-off Date Principal Balance:	$24,900,000	Property Type - Subtype:	Multifamily - Mid-Rise
% of Pool by IPB:	1.9%	Net Rentable Area (Units):	239
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Chelsmore Apartments	Occupancy(2):	100.0%
Interest Rate:	4.33200%	Occupancy Date:	5/1/2013
Note Date:	5/23/2013	Number of Tenants:	N/A
Maturity Date:	6/6/2023	2010 NOI:	$2,088,666
Interest-only Period:	None	2011 NOI:	$2,104,759
Original Term:	120 months	2012 NOI:	$2,232,633
Original Amortization:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	Balloon	UW Revenues:	$3,672,848
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,493,417
Lockbox:	Springing	UW NOI:	$2,179,431
Additional Debt:	N/A	UW NCF:	$2,119,431
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$48,700,000 / $203,766
Additional Debt Type:	N/A	Appraisal Date:	4/22/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$104,184
Taxes:	$0	$71,718	N/A	Maturity Date Loan / Unit:	$83,739
Insurance:	$55,687	$5,062	N/A	Cut-off Date LTV:	51.1%
Replacement Reserves:	$0	$5,000	$180,000	Maturity Date LTV:	41.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other(3):	$114,063	$0	N/A	UW NOI Debt Yield:	8.8%

(1) The borrowers include Chelsea 139, LLC, PR 15 LLC, Chelsea 140, LLC, Chelsea 251, LLC, PR 30, LLC, 78 Washington Place LLC and PR 29 LLC.
(2) In early April 2013, a fire occurred at the 251 West 15th Street property.  In total, 14 apartments and portions of the common area sustained various degrees of damage.  Three of the apartment units that were damaged have been restored and are currently occupied.  The remaining eleven damaged apartment units are currently unoccupied and under repair.  It was estimated that it would take approximately 6 to 8 weeks from the date of the fire to complete repairs to the damaged units and common areas.  The lost rent for the duration of the 11 damaged apartment units being uninhabitable and the cost of repairs for the units is covered by the property’s insurance policy.  The Occupancy reported for the property includes the uninhabitable apartment units as being occupied.
(3) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The Chelsmore Multifamily Portfolio loan has an outstanding balance of $24.9 million and is secured by a first mortgage lien on seven multifamily properties consisting of 239 units and 1,800 square feet of retail space located in New York, New York. The loan has a 10-year term and amortizes on a 30-year schedule. Proceeds from the loan were used to pay off existing debt of approximately $11.9 million, fund upfront reserves of $169,750, pay closing costs of $1.4 million and to return $11.4 million of equity to the sponsor. The sponsor is Chelsmore Apartments and the nonrecourse carve-out guarantor is Joan Price Rahav. Chelsmore Apartments is a third generation, privately-owned and operated real estate company founded by the Price family in 1953.  Chelsmore Apartments owns approximately 900 units located entirely within Manhattan.

The Properties. The Chelsmore Multifamily Portfolio consists of seven multifamily properties containing 239 units and 1,800 square feet of retail space located in New York, New York. The properties consist of 13 four-story and five-story walk up apartment buildings along with 1,800 square feet of ground floor retail space that were built between 1900 and 1928 and have been upgraded over the last 20 years.  Occupancy as of May 1, 2013 was 100.0%.

The Market. The properties are located within the Manhattan market and the Chelsea and Greenwich Village submarkets in New York, New York.  Chelsea is situated in the middle to lower western portion of Manhattan.  Greenwich Village is adjacent to Chelsea, and is home to New York University. According to the appraisal, as of the year-end 2012, the Manhattan multifamily residential market had a total occupancy of 97.8%. Across the portfolio, the appraiser concluded market rents of $1,000 to $1,500 for single room occupancy units, $1,700 to $2,100 for studio units, $2,300 to $2,400 for one-bedroom units, $3,200 for two-bedroom units and $5,000 for four-bedroom units.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-85

Annex A-3	JPMBB 2013-C12

Chelsmore Multifamily Portfolio

Property Summary
Property	Location	Units	Year Built	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value
315-325 West 30th Street	New York, NY	90	1920	$9,900,000	39.8%	$19,400,000
139 West 14th Street	New York, NY	23	1901	4,500,000	18.1	8,800,000
251 West 15th Street	New York, NY	29	1928	2,500,000	10.0	4,800,000
131-133 West 15th Street	New York, NY	34	1910	2,400,000	9.6	4,700,000
351 West 29th Street	New York, NY	27	1910	2,000,000	8.0	3,900,000
78 Washington Place	New York, NY	16	1900	1,800,000	7.2	3,600,000
140 West 15th Street	New York, NY	20	1920	1,800,000	7.2	3,500,000
Total		239		$24,900,000	100.0%	$48,700,000

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)(3)
Single Room Occupancy	112	47.3	112	100.0%
Studio	101	41.8	101	100.0
1 Bed / 1 Bath	24	10.0	24	100.0
2+ Bed / 2 Bath	2	0.8	2	100.0
Total	239	100.0%	239	100.0%
(1) Based on the property rent rolls.
(2) Represents current occupancy as of May 1, 2013.
(3) Occupancy includes 11 units that are currently uninhabitable as a result of a fire, as described above in footnote (2) under the “Property Information” chart.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Unit	%(1)
Rents in Place(2)	$3,202,656	$3,404,810	$3,583,020	$3,761,699	$15,739	100.0%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$3,202,656	$3,404,810	$3,583,020	$3,761,699	$15,739	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,202,656	$3,404,810	$3,583,020	$3,761,699	$15,739	100.0%
(Vacancy/Credit Loss)	0	0	0	(112,851)	(472)	(3.0)
Other Income(3)	0	0	0	24,000	100	0.6
Effective Gross Income	$3,202,656	$3,404,810	$3,583,020	$3,672,848	$15,368	97.6%

Total Expenses	$1,113,990	$1,300,051	$1,350,387	$1,493,417	$6,249	40.7%

Net Operating Income	$2,088,666	$2,104,759	$2,232,633	$2,179,431	$9,119	59.3%

Total Capex/RR	0	0	0	60,000	251	1.6
Net Cash Flow	$2,088,666	$2,104,759	$2,232,633	$2,119,431	$8,868	57.7%

Occupancy(4)	98.8%	99.3%	99.5%	97.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are based on the May 1, 2013 rent roll annualized.
(3) Other Income represents laundry income that was historically recorded in Gross Potential Rent.
(4) Historical occupancy reflects the average for each respective year.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-86

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS  IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-87

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7 - 9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15 - 16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation Detail	20
	Interest Shortfall Reconciliation Detail	21 - 22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179 Contact: Brian Baker Phone Number: (212) 834-3813	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	LNR Partners, LLC 1601 Washington Avenue Miami Beach, FL 33139 Contact: www.lnrpartners.com Phone Number: (305) 695-5600	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee (Wells Fargo Bank, N.A.)	0.00
Interest Adjustments	0.00		Certificate Administration Fee (Wells Fargo Bank, N.A.)	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
Total Other Collected		0.00	Net Swap Counterparty Payments Paid	0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2013-C12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2013
		Record Date:	06/28/2013
		Determination Date:	07/11/2013

Supplemental Reporting

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2013-C12
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer:  LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.
Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Annex C-1

Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.
The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.
The senior trust advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

Annex C-2

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated June 1, 2013.

Annex C-3

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this free writing prospectus. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the free writing prospectus.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the free writing prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Serviced Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Serviced Mortgage Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.      Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further

Annex D-1-1

limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.      Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since June 3, 2013.

7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in paragraph (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or

Annex D-1-2

other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

Annex D-1-3

10.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.    Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding

Annex D-1-4

governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.    Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.    Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Annex D-1-5

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

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19.    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.    No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.    REMIC. The Mortgage Loan or AB Whole Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan or AB Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan or AB Whole Loan and (B) either: (a) such Mortgage Loan or AB Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or AB Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan or AB Whole Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan or AB Whole Loan; or (b) substantially all of the proceeds of such Mortgage Loan or AB Whole Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan or AB Whole Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or AB Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or AB Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or AB Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

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23.    Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:

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(i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan or AB Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan or AB Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or AB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or AB Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or AB Whole Loan.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, no such Mortgage Loan or AB Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan or AB Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

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30.    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date

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Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

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With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

   (A)      The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

   (B)      The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

   (C)      The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

   (D)      The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

   (E)      The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

   (F)      The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

   (G)            The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

   (H)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

   (I)      The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

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   (J)      Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

   (K)      In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

   (L)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.    Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.    ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.    Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an

Annex D-1-13

affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.    Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.    Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.    Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any

Annex D-1-14

such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.    Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or

Annex D-1-15

industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.    Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.    Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained

Annex D-1-16

in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

Annex D-1-17

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Sava Holdings IHG Portfolio (Loan No. 14)
(Hospitality Provisions) – Comfort letters were issued for the benefit of the lender which may be relied upon by the Trust, provided that the lender gives notice to the franchisor of the assignment of the related Mortgage Loan to the Trust within sixty (60) days of such assignment.

5	DoubleTree-Chicago Northshore (Loan No. 18)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust, provided that the lender gives notice to the franchisor of the assignment of the related Mortgage Loan to the Trust within thirty (30) days of such assignment.

9	Americold Cold Storage Portfolio (Loan No. 2)
(Junior Liens) – There is a senior mezzanine loan in the amount of $70,000,000 held by JPMorgan Chase Bank, National Association, and a junior mezzanine loan in the amount of $32,000,000 held by ACREFI Mortgage Lending, LLC.  In connection with the mezzanine loans, the Mortgage Loan Seller and the mezzanine lenders entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	IDS Center (Loan No. 3)
(Junior Liens) – Future mezzanine debt up to the amount of $30,000,000 is permitted in connection with the sale of the Mortgaged Property to a third party in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum LTV Ratio of not greater than 70%; (ii) a combined minimum DSCR of at least 1.40x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	Shelbyville Road Plaza Phase II (Loan No. 13)
(Junior Liens) – Future mezzanine debt is permitted in connection with the sale of the Mortgaged Property to a third party in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum LTV Ratio of not greater than 80%; (ii) a combined minimum DSCR of at least 1.45x; (iii) a combined minimum debt yield of at least 9.5%; and (iv) the execution of an intercreditor agreement satisfactory to the lender.

9	Sava Holdings IHG Portfolio (Loan No. 14)
(Junior Liens) – There is a mezzanine loan in the amount of $7,000,000 held by a third party.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is

Annex D-2-1

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
included in the related Mortgage File.
9	DoubleTree-Chicago Northshore (Loan No. 18)
(Junior Liens) – There is a mezzanine loan in the amount of $5,000,000 held by a third party.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	Candleton Village (Loan No. 20)
(Junior Liens) – Future mezzanine debt is permitted in connection with the sale of the Mortgaged Property to a third party in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum LTV Ratio of not greater than 75%; (ii) a combined minimum DSCR of at least 1.35x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

14	Legacy Place (Loan No. 1)
(Condemnation) – One of the tax parcels (Parcel 149-7) comprising the related Mortgaged Property is a private right of way. At closing, a portion of that parcel was deeded to the adjacent property, which is not part of the collateral for the Mortgage Loan. It is contemplated that this right of way may be dedicated to the Township or taken through condemnation or eminent domain and provisions for release of this parcel are included in the related Mortgage Loan documents.  There was no value attributed to the parcel in the related appraisal.

18	Legacy Place (Loan No. 1)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) with respect to earthquake or windstorm coverage, the lesser of (a) five percent (5%) of the insured value or (b) the maximum deductible amount required by any Rating Agency, and (ii) $100,000 for all other such coverage.  The amounts of these deductibles may be considered higher than customary.

With respect to windstorm and earthquake coverage, the deductible shall be satisfactory to lender in its reasonable discretion, but not in excess of the lesser of (i) five percent (5%) of the total insurable value of the Mortgaged Property required hereunder or (ii) such maximum deductible amount required by any Rating Agency for such coverage.

The related Mortgage Loan documents approve Affiliated FM Insurance Company as a permitted insurer for so long as the ratings of such insurer are not withdrawn or downgraded below “Api” by S&P and “A” by Fitch, Inc.

18	Americold Cold Storage Portfolio (Loan No. 2)	(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage,

Annex D-2-2

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

subject to a minimum of $250,000, (ii) $500,000 for high hazard flood coverage, and (iii) $250,000 for all other such coverage.  The amount of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that: (i) if such syndicate consists of five (5) or more members, (A) at least percent (60%) of the insurance coverage and one hundred percent (100%) of the first layer of such coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Fitch, Inc. and Moody’s), and (B) and the remaining forty percent (40%) of the insurance coverage shall be provided by insurance companies having a rating of “BBB” or better by S&P (and the equivalent ratings by Fitch, Inc. and Moody’s); and (ii) if such syndicate consists of four (4) or fewer members, at least seventy-five percent (75%) of the insurance coverage shall be provided by insurance companies having a rating of “A” or better by S&P (and the equivalent ratings by Fitch, Inc. and Moody’s), and the remaining twenty-five percent (25%) shall be provided by insurance companies having a rating of “BBB” or better by S&P (and the equivalent ratings by Fitch, Inc. and Moody’s).  If more than five (5) insurance companies issue the policies, then the ratings by Fitch, Inc. and Moody’s, as applicable, will not be required.

The related Mortgage Loan documents approve Ironshore Specialty Insurance Company as a permitted insurer for so long as the ratings of such insurer are not withdrawn or downgraded below “Baa1” by Moody’s.

18	Links at Georgetown (Loan No. 15)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage, and (ii) $50,000 for all other such coverage.  The amount of these deductibles may be considered higher than customary.

18	Marquis Williamsburg (Loan No. 45)
(Insurance) – If any tenant (or its corporate guarantor) at the related Mortgaged Property is rated “BBB-” or better by S&P (or an equivalent rating from another rating agency) and is required by its lease to maintain insurance for its leased premises, then the all-risk special form property insurance with respect to that premises may have a deductible equal to the deductible specified in such lease.  The amounts of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit a tenant to provide insurance satisfying the requirements of the related Mortgage Loan documents with respect to its improvements or self-insure in accordance with such tenant’s lease (provided that such tenant or its corporate guarantor maintains a credit rating of at least “BBB-”

Annex D-2-3

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(or the equivalent rating by any rating agency) from S&P), provided that (x) such insurance shall name each of the related Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.

“Tenant Insurance Conditions” means that (i) no default shall exist under the applicable lease beyond the expiration of any applicable notice and cure periods, (ii) no event of default under the related Mortgage Loan documents shall exist, and (iii) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance pursuant to the related Mortgage Loan documents.

19	Legacy Place (Loan No. 1)
(Access; Utilities; Separate Tax Lots) - One of the tax parcels (Parcel 149-7) comprising the related Mortgaged Property is a private right of way. At closing, a portion of that parcel was deeded to the adjacent property, which is not part of the collateral for the Mortgage Loan. It is contemplated that this right of way may be dedicated to the Township or taken through condemnation or eminent domain and provisions for release of this parcel are included in the related Mortgage Loan documents. The tax escrow being collected includes the full amount of taxes for this parcel.

26	Sunset Tower Hotel (Loan No. 8)
(Local Law Compliance) – The related Mortgaged Property is not fully compliant with the Americans with Disabilities Act.  The related Mortgagor is required to complete all upgrades to bring the Mortgaged Property into compliance or provide evidence to the lender that it is not required to comply with such upgrades by October 23, 2014.  The required upgrades are (i) the installation of two (2) hearing kits at the Mortgaged Property, (ii) the installation of a permanent handicapped lift at the pool (or such other upgrades that will bring the pool into compliance with the law), and (iii) upgrades to the ADA accessible guest rooms.  The total estimated cost of the upgrades is $16,500, and the lender did not reserve any funds for such upgrades.

26	DoubleTree-Chicago Northshore (Loan No. 18)
(Local Law Compliance) – The zoning report obtained in connection with the closing of the related Mortgage Loan noted a violation due to the absence of an “Accessible Parking Sign” in the south parking lot of the related Mortgaged Property.  The Mortgagor has agreed to install this sign pursuant to the related Mortgage Loan documents.

26	626 West Jackson (Loan No. 44)
(Local Law Compliance) – There are several open code violations at the related Mortgaged Property.  The related Mortgage Loan documents require the Mortgagor to remedy all open violations within ninety (90) days of the date of origination of the Mortgage Loan, subject to force majeure.

Annex D-2-4

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Legacy Place (Loan No. 1)
(Recourse Obligations) - In lieu of the related guarantor being a party to the environmental indemnity agreement, the related Mortgagor provided an environmental insurance policy.

The carve-out for material physical waste of the Mortgaged Property is limited to the extent that net operating income made available to Mortgagor is sufficient to pay such charges (so long as any insufficiency does not arise from the intentional misappropriation or conversion of revenues).

The filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Mortgagor shall not result in the Mortgage Loan becoming fully recourse, if Mortgagor has been advised by counsel that not acquiescing would likely subject the Mortgagor to sanctions or would otherwise constitute bad faith.

The obligations and liabilities of Mortgagor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied:  (i) the Mortgage Loan shall have been paid or defeased in full and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination and the date the Mortgage Loan is paid or defeased in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid or defeased in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) three (3) years have passed since date that the Mortgage Loan has been paid or defeased in full.

28	Americold Cold Storage Portfolio (Loan No. 2)
(Recourse Obligations) – The related Mortgagor is not liable for any loss carve-outs to the extent that such liability was caused solely by the actions or omissions of any person or entity other than the related Mortgagor, guarantor, property manager or their respective affiliates.

The carve-out for material physical waste is limited to the intentional waste of the Mortgaged Properties by the related Mortgagor and its affiliates and to the extent there are sufficient funds from operations at the Mortgaged Properties.

The carve-out for transfers in violation of the Mortgage Loan documents excludes any transfers resulting from enforcement of any taxes, mechanic’s liens, judgment liens or other non-consensual liens and indebtedness for the deferred purchase price

Annex D-2-5

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of property or services in connection with the operation, leasing, maintenance or ownership of the Mortgaged Properties, to the extent that there are insufficient funds from operations at the Mortgaged Properties to pay for the same.

The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim (i) with respect to an individual Mortgaged Property after being released from the lien of the Mortgage in accordance with the Mortgage Loan documents and (ii) with respect to all of the Mortgaged Properties after payment of the Mortgage Loan in full, provided that two (2) years have passed since the date of the release of the Mortgaged Property or payment in full of the Mortgage Loan, as applicable, and the lender shall have received, at Mortgagor’s expense, an updated environmental report showing no (a) non-compliance with any environmental laws, (b) environmental liens on the Mortgaged Property or Mortgaged Properties, as applicable, (c) administrative or judicial proceedings in connection with any environmental matters, or (d) presence of any hazardous substances which have not been remediated in accordance with applicable laws.

28	IDS Center (Loan No. 3)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied:  (i) the Mortgage Loan shall have been paid in full, (ii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iii) three (3) years have passed since date that the Mortgage Loan has been paid in full.

28	408-416 Fulton Street (Loan No. 9)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied:  (i) the Mortgage Loan shall have been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the

Annex D-2-6

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.

The obligations and liabilities of the related guarantor with respect to all carve-outs shall terminate and be of no further force and effect with respect to any claims asserted after the date the Mortgage Loan is paid or defeased in full.

The carve-out for material physical waste is limited to the acts and omissions of the related Mortgagor, its managing member and their affiliates and to the extent there are sufficient funds from operations at the Mortgaged Property.

An involuntary bankruptcy petition “acquiesced in” by the related Mortgagor is not a recourse obligation, and the guarantors will not have any liability resulting from the Mortgagor making any truthful admission based upon the advice of counsel or under applicable laws.

The carve-out for transfers in violation of the Mortgage Loan documents excludes any transfers resulting from foreclosure of any taxes or other charges to the extent that there are insufficient funds from operations at the Mortgaged Properties to pay for the same, any foreclosure by the lender or any transfer resulting from a condemnation provided the Mortgagor has complied with the Mortgage Loan documents.

The guarantors on the Mortgage Loan have not signed the environmental indemnity.  In lieu of the guarantors signing the indemnity, Sutton Environmental LLC, which is an affiliated entity, has signed the indemnity and is responsible for indemnifying the lender along with the Mortgagor for environmental matters.

28	Shelbyville Road Plaza Phase II (Loan No. 13)
(Recourse Obligations) – The carve-out for material physical waste is limited to the acts and omissions of the related Mortgagor, affiliates and their respective agents and representatives.

The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied:  (i) the Mortgage Loan shall have been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii)

Annex D-2-7

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) one (1) year has passed since date that the Mortgage Loan has been paid in full.

28	Sava Holdings IHG Portfolio (Loan No. 14)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor's expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.

28	Links at Georgetown (Loan No. 15)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied:  (i) the Mortgage Loan shall have been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination and the date the Mortgage Loan is paid in full, in any environmental laws, the effect of which would make a lender or mortgagee liable in respect to any matter for which they would have been otherwise entitled to indemnification, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender shall have received, at Mortgagor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification, and (iv) twenty-four (24) months have passed since date that the Mortgage Loan has been paid in full.

The carve-out for material physical waste is limited to the acts and omissions of the related Mortgagor, its managing member, the guarantor and their affiliates and to the extent there are sufficient

Annex D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

funds from operations at the Mortgaged Property (unless such insufficiency results from the intentional misappropriation or conversion of revenues by the Mortgagor, the managing member, the guarantor or their affiliates).

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the related Mortgage Loan shall no longer be fully recourse to Mortgagor and guarantor solely as a result of such trigger, provided, however, Mortgagor and guarantor remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.  Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	The Element Apartments (Loan No. 21)
(Recourse Obligations) – The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied: (i) the Mortgage Loan shall have been paid in full; and (ii) the lender shall have received, at Mortgagor's expense, an updated environmental report dated within ninety (90) days of the requested release showing that there exists no matter for which the lender is entitled to indemnification; and (iii) three (3) years have passed since date that the Mortgage Loan has been paid in full.

28	Cedar Hill Crossing (Loan No. 23)	(Recourse Obligations) – The carve-out for material physical waste is limited to the related Mortgagor, its sole member and the guarantor.
28	Marquis Williamsburg (Loan No. 45)
(Recourse Obligations) – The carve-out for material physical waste is limited to waste caused or permitted by the related Mortgagor, its managing member (if any) and the related guarantor, or waste which any of the foregoing has knowledge of and acquiesced to.

29	IDS Center (Loan No. 3)
(Mortgage Releases) – The related Mortgagor may obtain a release of the retail component of the related Mortgaged Property subject to compliance with the related Mortgage Loan documents, including any payments as required by the REMIC provisions of the Code.  The release price is $25,000,000.

29	Candleton Village (Loan No. 20)
(Mortgage Releases) – The related Mortgagor may obtain a release of an outparcel of the related Mortgaged Property subject to compliance with the related Mortgage Loan documents, including any payments as required by the REMIC provisions of the Code. The release price is $600,000.

Annex D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
30	Americold Cold Storage Portfolio (Loan No. 2)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents do not require the Mortgagor to provide quarterly rent rolls.
31	Legacy Place (Loan No. 1)
(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, then with respect to insurance coverage for acts or perils of terrorism, the related Mortgagor is not required to spend more than two (2) times the cost of the annual premiums for the then-current all-risk insurance and business interruption/rental loss insurance required by the related Mortgage Loan documents.

31	Americold Cold Storage Portfolio (Loan No. 2)
(Acts of Terrorism Exclusion) – The related Mortgagor may maintain insurance coverage for acts or perils of terror with a deductible that does not exceed $500,000 or, if greater, the prevailing insurance market deductible for such coverage (provided that the lender approves such increase in its reasonable discretion). The amount of this deductible may be considered higher than customary.

If TRIA or a similar statute is not in effect, then with respect to insurance coverage for acts or perils of terrorism, the related Mortgagor is not required to spend more than two (2) times the cost of the annual premiums for the then-current all-risk insurance (based on a stand-alone and not a blanket policy) required by the related Mortgage Loan documents.

31	Marquis Williamsburg (Loan No. 45)
(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, then with respect to insurance coverage for acts or perils of terrorism, the related Mortgagor is not required to spend more than two and one half (2.5) times the cost of the annual premiums for the then-current all-risk insurance (excluding any portion related to terrorism or earthquake coverage) and business interruption/rental loss insurance required by the related Mortgage Loan documents.

32	Links at Georgetown (Loan No. 15)
(Due on Sale or Encumbrance) – The lender’s consent shall not be required in connection with transfers related to any merger, acquisition, consolidation or sale of all of the assets in the Mortgagor or other restricted parties under the Mortgage Loan documents to a publicly traded company or any “Northstar Qualified Transferee” provided that (i) the successor entity has a net worth that is greater than the net worth of such restricted party, (ii) if the restricted party is subject to the guaranty or environmental indemnity agreement, an acceptable guarantor has delivered an acceptable replacement guaranty and environmental indemnity to the lender, (iii) the Mortgagor delivers an acceptable insolvency opinion, and (iv) the related Mortgaged Property is managed by a qualified property manager, which is defined in the Mortgage Loan documents as a reputable and experienced

Annex D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

management organization (which may be an affiliate of Mortgagor) possessing experience in managing properties similar in size, scope, use and value as the Mortgaged Property and which has received rating agency confirmation.

“Northstar Qualified Transferee” means any person or entity that has a net worth in excess of $1 billion or any person or entity that receives rating agency confirmation. In no event shall a transferee be deemed to be a Northstar Qualified Transferee if such transferee (A) is an embargoed person, (B) is or has during the previous ten (10) years been the subject of a bankruptcy or insolvency action, (C) has any outstanding material judgments against it or (D) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

33	Americold Cold Storage Portfolio (Loan No. 2)
(Single Purpose Entity) – The related property manager maintains a receivables account into which all revenues from the Mortgaged Properties are deposited, which revenues are swept to the cash management account within three (3) business days of being deposited.  The receivables account also receives rents and payments from other properties that are not collateral for the Mortgage Loan, and the property manager is responsible for sending revenues from the Mortgaged Properties to the cash management account.  The account is subject to a negative pledge.

33	Sunset Tower Hotel (Loan No. 8)	(Single Purpose Entity) – The related Mortgage Loan documents permit the affiliated property manager to maintain bank accounts in concert with the related Mortgagor.
38	408-416 Fulton Street (Loan No. 9)
(ARD Loans) – The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date. On each payment date occurring after the Anticipated Repayment Date, the related Mortgagor makes a constant monthly payment of principal and interest. The Mortgage Loan may not substantially fully amortize over its stated term.

38	Marquis Williamsburg (Loan No. 45)
(ARD Loans) – The related Mortgage Loan is interest only for each payment date up to and including the Anticipated Repayment Date. The Mortgage Loan may not substantially fully amortize over its stated term.  The maturity date is not 60 months or more past the Anticipated Repayment Date.

39	Cedar Hill Crossing (Loan No. 23)	(Rent Rolls; Operating Histories) – The operating histories for the related Mortgaged Property were certified by an agent of the seller, not the Mortgagor.

Annex D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
41	Sava Holdings IHG Portfolio (Loan No. 14)
(Bankruptcy) – The sponsor of the Mortgage Loan placed two affiliates into Chapter 11 bankruptcy in 2010, which included two (2) of the Mortgaged Properties, the Staybridge Suites Plano/Richardson individual Mortgaged Property and the Holiday Inn DFW Airport South individual Mortgaged Property.  The related property owners emerged from bankruptcy on August 15, 2011 after their construction loans were restructured during the proceedings.

43	Legacy Place (Loan No. 1)
(Environmental Matters) – The related Mortgagor has obtained an environmental insurance policy for the Mortgaged Property, naming the lender as insured, in lieu of having the related guarantor be a party to the environmental indemnity.  The policy extends through May 1, 2023, which is not more than five (5) years past the maturity date.  The policy also has an aggregate limit of $2,000,000 and a deductible of $50,000 and was prepaid prior to closing.

43	Americold Cold Storage Portfolio (Loan No. 2)
(Environmental Matters) – The environmental assessment for the Montgomery, Alabama individual Mortgaged Property, indicated the presence of oil stains on the pavement near a trash compactor.  The assessment recommended that the related Mortgagor clean the staining and provided a high end estimate of $20,000 to complete the clean up.  The Mortgagor was required to deposit 115% of the estimated amount into the deferred maintenance reserve and is required to complete the clean up within twelve (12) months of the origination date of the Mortgage Loan.

43	DoubleTree-Chicago Northshore (Loan No. 18)
(Environmental Matters) – The lender required the related Mortgagor to obtain an environmental insurance policy for the Mortgaged Property, naming the lender as insured, in lieu of performing a Phase II investigation as recommended by the related environmental report obtained at closing.  The policy extends through April 8, 2021, which is not more than five (5) years past the maturity date.  The policy also has an aggregate limit of $1,000,000 and a deductible of $25,000 and was prepaid prior to closing.

43	Shelbyville Road Plaza Phase II (Loan No. 13)
(Environmental Matters) – The environmental assessment revealed the former presence of a dry cleaner on an adjacent property, which has impacted the soil and groundwater.  The Kentucky Department of Environmental Protection (KDEP) has approved monitored natural attenuation with bi-annual monitoring as a remedial action, and the related Mortgage Loan documents require the Mortgagor to monitor the wells, perform any other remedial action requested by the KDEP and provide a “no-further action” letter after the KDEP has approved the remediation.

Annex D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
44	Americold Cold Storage Portfolio (Loan No. 2)
(Lease Estoppels) – The related Mortgagor does not typically enter into leases or other occupancy agreements.  Instead, the Mortgagor generally contracts with its customers to provide storage and handling services.  Accordingly, no estoppels were obtained at origination of the Mortgage Loan.

Annex D-2-13

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Steelyard Commons Shopping Center (Loan No. 7)	(Junior Liens) – The equity interest in the Mortgagor is pledged to a mezzanine lender in connection with a mezzanine loan in the amount of $6,000,000. An intercreditor agreement is in place.
9	Bridgeport Center (Loan No. 26)
(Junior Liens) – The related Mortgage Loan documents permit future mezzanine debt after two years from the closing date of the Mortgage Loan, subject to, among other things, (i) a maximum combined LTV ratio (mortgage and mezzanine loan) of 73.5%, (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.50x and (iii) the execution of an intercreditor agreement satisfactory to the lender.

15	Healthspring Operational Headquarters (Loan No. 17)
(Actions Concerning Mortgage Loan) – The guarantor reports that it is currently subject to a class action securities arbitration claim for securities law violations concerning the failure to disclose the fact that a lease guarantee was pledged as collateral for a loan.  The investors seek recovery in the amount of $9,000,000 as well as punitive damages.  The guarantor’s insurance carrier has assumed the defense and an additional guarantor has entered into a guaranty with lender which springs upon the insolvency or bankruptcy of the current guarantor.

15	Warner Robins MHC (Loan No. 76)
(Actions Concerning Mortgage Loan) – The guarantor reports that it is a named defendant in a breach of contract suit whereby the plaintiff is seeking $9,999,000 in damages relating to an alleged failure by an entity that the guarantor was at one time an officer of to comply with an alleged repurchase obligation under an agreement between the plaintiff and said entity.  As of the closing date of the Mortgage Loan, the case was stayed and rendered inactive. A motion by the plaintiff to reactivate the case in June, 2012, was denied by the court.

18	Southridge Mall (Loan No. 4)
(Insurance) – The related Mortgage Loan documents allow the Mortgaged Property to be insured by the following insurance companies: (A)(1) if there is more than one but less than five insurance companies collectively issuing the policies, 75% or more of the insured amount and the first layer of such coverage must have a claims paying ability rating of “A” or better and the remaining 25% or less at least “BBB”, and (2) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount and the first layer of such coverage must have a claims paying ability rating of “A” or better and the remaining 40% must have a claims paying ability rating of “BBB” or better or (B) such other ratings approved by the lender from time to time.  All ratings must be as stated, or the equivalent thereof, by S&P and at least one other Rating Agency.

18	Liberty Tree Mall & Strip	(Insurance) – The related Mortgage Loan documents allow the Mortgaged Property to be insured by the following insurance

Annex D-2-14

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Center (Loan No. 10)
companies: (A)(1) if there is more than one but less than five insurance companies collectively issuing the policies, 75% or more of the insured amount and the first layer of such coverage must have a claims paying ability rating of “A” or better and the remaining 25% or less at least “BBB”, and (2) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount and the first layer of such coverage must have a claims paying ability rating of “A” or better and the remaining 40% must have a claims paying ability rating of “BBB” or better or (B) such other ratings approved by the lender from time to time.  All ratings must be as stated, or the equivalent thereof, by S&P and at least one other Rating Agency.

18	Bridgeport Center (Loan No. 26)	(Insurance) – The Mortgaged Property is insured by a flood insurance provider with a rating by A.M. Best Company, Inc. of “A- VII”.
18	Walgreens – Elgin (Loan No. 68)
(Insurance) – Pursuant to the Mortgage Loan documents, all insurance proceeds are required to be paid to the single-tenant at the Mortgaged Property.  The lender does not have the right to hold and disburse any insurance proceeds.  Pursuant to such tenant’s lease, the tenant is obligated to reconstruct the Mortgaged Property upon the occurrence of a casualty.

26	211 Fort Washington (Loan No. 19)
(Local Law Compliance) – The Mortgaged Property is legal nonconforming due to the building’s height, which Mortgaged Property may not be rebuilt to the current height after a condemnation. Mortgagor has obtained casualty insurance in the amount of $73,500,000, which could be applied to the principal balance of the Mortgage Loan to pay such Mortgage Loan in full. The Mortgagor and guarantor are liable to the lender for any losses incurred in connection with the foregoing legal nonconforming height issue at the related Mortgaged Property.  No certificates of occupancies are on file with the City of Detroit due to the age of the building since the City does not retain records older than 15 years. In addition, certain other building code violations exist at the related Mortgaged Property. The Mortgagor and guarantor are liable to the lender for any losses incurred in connection with the foregoing building code violations.

27	211 Fort Washington (Loan No. 19)	(Licenses and Permits) – No certificates of occupancy are on file with the City of Detroit due to the age of the building since the City does not retain records older than 15 years.
28	Southridge Mall (Loan No. 4)
(Recourse Obligations) – There is no recourse for breaches of environmental covenants in the Mortgage Loan documents.  The Mortgagor and Guarantor provided an indemnity for breaches of environmental representations or warranties or failure to perform any covenants or obligations.

Guarantor’s liability under the Mortgage Loan shall not exceed

Annex D-2-15

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
$12,500,000.
28	Liberty Tree Mall & Strip Center (Loan No. 10)
(Recourse Obligations) – There is no recourse for breaches of environmental covenants in the Mortgage Loan documents.  The Mortgagor and Guarantor provided an indemnity for breaches of environmental representations or warranties or failure to perform any covenants or obligations.

Guarantor’s liability under the Mortgage Loan shall not exceed $8,750,000.

28	Shops at Gun Hill Road – Home Depot (Loan No. 29)
(Recourse Obligations) – Guarantor’s liability under the Mortgage Loan shall not exceed the lesser of (1) $3,400,000 and (2) the outstanding principal amount of the Mortgage Loan.  Guarantor’s recourse liability is limited to certain bankruptcy events of Mortgagor.

28	Shops at Gun Hill Road – Chuck E. Cheese’s (Loan No. 70)
(Recourse Obligations) – Guarantor’s liability under the Mortgage Loan shall not exceed the lesser of (1) $1,000,000 and (2) the outstanding principal amount of the Mortgage Loan.  Guarantor’s recourse liability is limited to certain bankruptcy events of Mortgagor.

31	Liberty Tree Mall & Strip Center (Loan No. 10) Southridge Mall (Loan No. 4)
(Acts of Terrorism Exclusion) – In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension (“TRIPRA”) is no longer in effect the Mortgagor shall obtain a stand-alone policy with a deductible in the maximum amount of $5,000,000.

31	Healthspring Operational Headquarters (Loan No. 17) Shops at Gun Hill Road – Home Depot (Loan No. 29) Shops at Gun Hill Road – Chuck E. Cheese’s (Loan No. 70)
(Acts of Terrorism Exclusion) – In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension (“TRIPRA”) is no longer in effect the Mortgagor shall not be required to spend more than two times the then-current terrorism insurance premium.

32	Southridge Mall (Loan No. 4) Liberty Tree Mall & Strip Center (Loan No. 10)
(Due on Sale or Encumbrance) – The related Mortgage Loan documents permit transfers of direct or indirect interests in Mortgagor to any person who satisfies the requirements set forth in the related Mortgage Loan documents including (a) any person or its affiliate who owns and operates a certain number of shopping centers and retail and shopping centers totaling a minimum square footage of leasable area set forth in the related Mortgage Loan documents, or (b) any person or its affiliate who has total assets in excess of $250,000,000 or (c) any person provided lender has received a no downgrade confirmation with respect to such transfer.  In all cases, a qualified manager must

Annex D-2-16

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
continue to manage the Mortgaged Property.
33	Steelyard Commons Shopping Center (Loan No. 7) LA Fitness Houston Portfolio (Loan No. 37)
(Single-Purpose Entity) – The Mortgagor is a recycled Single Purpose Entity which previously owned other property. The Mortgagor provided backward-looking representations and warranties under the Mortgage Loan documents.

36	Healthspring Operational Headquarters (Loan No. 17)
(Ground Leases) – The Ground Lease expires approximately one year prior to the stated maturity of the related Mortgage Loan as such Ground Lease is in place for only as long as a payment in lieu of property taxes agreement is outstanding.  The Mortgagor is required to convert its leasehold interest to fee simple prior to August 16, 2021 (the expiration date of the lease) for a purchase price equal to approximately $100.  Failure to do so will result in an event of default for which the Mortgagor and guarantor are personally liable to lender for losses it incurs arising out of or in connection with such failure to convert.

42	211 Fort Washington (Loan No. 19)	(Organization of Mortgagor) – One of the six guarantors, who has a less than 10% ownership interest in the Mortgagor, filed for bankruptcy in 1982.
43	Mission Grove Shopping Center (Loan No. 12)	(Environmental Conditions) – The term of the Environmental Insurance Policy extends three (3) years beyond the maturity of the Mortgage Loan.
43	Carbon Plaza (Loan No. 47)
(Environmental Conditions) – Prior to the origination of the Mortgage Loan, the related Mortgagor had in existence a borrower’s Environmental Insurance Policy relating to the existence of a gasoline station built in 2007 on the Mortgaged Property.  While no related adverse condition was disclosed in the environmental site assessment, the Mortgagor agreed in the related Mortgage Loan documents to renew the Environmental Insurance Policy annually and to add the lender as an additional insured to such policy.  Such policy does not extend at least five years beyond the maturity of the Mortgage Loan.

Annex D-2-17

Archetype Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	TownePlace Suites – BWI (Loan No. 41)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan closing is not enforceable by the securitization trust.  The comfort letter provides that upon written request to the franchisor to issue a replacement comfort letter within 90 days of the securitization closing date, which request identifies, among other things, the new holder of the Mortgage Loan, a replacement comfort letter will be issued.

5	Staybridge Suites Reno (Loan No. 52)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan closing is not enforceable by the securitization trust.  The comfort letter provides that upon written request to the franchisor to issue a replacement comfort letter within 90 days of the securitization closing date, which request identifies, among other things, the new holder of the Mortgage Loan, a replacement comfort letter will be issued.

5	Holiday Inn Express Georgetown (Loan No. 63)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan closing is not enforceable by the securitization trust.  The comfort letter provides that upon written request to the franchisor to issue a replacement comfort letter within 90 days of the securitization closing date, which request identifies, among other things, the new holder of the Mortgage Loan, a replacement comfort letter will be issued.

9	TownePlace Suites - BWI (Loan No. 41)
(Junior Liens) – From and after two years after the closing of the Mortgage Loan, the borrower may incur mezzanine debt subject to, among other things: (i) a combined DSCR of not less than 1.50:1.00; (ii) an aggregate LTV ratio of not more than 75%; (iii) a combined debt yield of not less than 10.25%; (iv) no outstanding loans from members of the borrower (each, a “Member Loan”); (v) the Mortgage Loan and the mezzanine loan must be co-terminus; and (vi) execution of an intercreditor agreement.

During the term of the Mortgage Loan, borrower may incur one or more Member Loans up to a combined original balance of $1,000,000 subject to, among other things: (i) the Member Loans are non-recourse to borrower and any of its assets, and amounts due under the Member Loans are payable only from excess cash flow after the payments required pursuant to the Mortgage Loan documents, (ii) execution of subordination and standstill agreements, and (iii) no outstanding mezzanine loan.

12	Chelsmore Multifamily Portfolio (Loan No. 16)
(Condition of Property) – Certain parts of the 251 West 15th Street Mortgaged Property sustained physical damage in connection with a fire.  The estimated remaining cost of repairs is $88,000, which is fully covered by insurance.  The borrower expects the repairs to be completed by July 1, 2013.

Annex D-2-18

Archetype Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Safeway at Conifer Town Center (Loan No. 40)
(Insurance) – The lender has agreed to accept Safeway’s existing property insurance, which has a deductible of $5,000,000; provided, however, that if at any time Safeway’s credit rating for senior unsecured debt is downgraded below a “BB-” rating by S&P or Fitch or below a “Ba3” rating by Moody’s, then the borrower must obtain and maintain property insurance in compliance with the requirements of the Mortgage Loan documents.

The terms of the Safeway leases will control the disbursement of insurance or condemnation proceeds; provided that (i) both Safeway leases are in full force and effect; (ii) no default by Safeway under either lease has occurred and is continuing; (iii) no event of default has occurred and is continuing; and (iv) the borrower and Safeway each continue to comply with all applicable terms of the Safeway leases related to the disbursement of such proceeds.  The Safeway store lease requires Safeway to rebuild after the occurrence of a casualty, and the Safeway fuel station lease provides that Safeway may rebuild or the insurance proceeds will be paid to the lender.

18	Midtown Shopping Center (Loan No. 48)
(Insurance) – Under the terms of its lease, Wendy’s is responsible for carrying the property insurance on its standalone building, as well as applying any related insurance proceeds to the restoration of its building.  Seller received evidence that Wendy’s has property insurance in place in the amount of $10,000,000.  However, Seller did not receive certain details relating to such insurance policy, nor has Wendy’s added Seller and its successors and assigns as a loss payee on such policy.  Wendy’s occupies 1.6% of the net rentable area of the Mortgaged Property and its rent constitutes 4.2% of the gross potential revenue of the Mortgaged Property

30	Courtyard Paramus (Loan No. 33)
(Financial Reporting and Rent Rolls) – The Mortgagor is required to deliver monthly and annual operating statements. In the event that Marriott, the hotel manager, provides quarterly statements instead of monthly statements, the Mortgagor is required to commence providing quarterly operating statements.

36(c)	Villas by the Lake Apartments (Loan No. 42)
(Ground Leases) – The Mortgaged Property is subject to a ground lease that will expire in 2018.  Upon expiration, the related borrower has the right to purchase the land for $1.  Under the Mortgage Loan documents, the borrower is required to exercise this purchase option. The failure to do so is an event of default and will cause the Mortgage Loan to become fully recourse to the related guarantors.

36(d)	Villas by the Lake Apartments (Loan No. 42)
(Ground Leases) – The ground lease is subordinate to a lien on the fee estate that secures bond financing; however, the bond trustee has provided in the bond loan documents that it will not foreclose on the fee estate for so long as the tenant is not in default under the ground lease.

Annex D-2-19

Archetype Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
36(g)	Villas by the Lake Apartments (Loan No. 42)
(Ground Leases) – Pursuant to the estoppel agreements obtained from the parties to the ground lease, the lender will receive notice of any default under the ground lease from the parties to the ground lease.  However, only the bondholder and bond trustee provided in their respective estoppel agreements that no notice of default will be effective against the lender unless notice is given to the lender.

36(h)	Villas by the Lake Apartments (Loan No. 42)
(Ground Leases) – While pursuant to the estoppel agreements obtained from the bondholder and bond trustee the lender will be permitted a reasonable opportunity to cure any defaults under the ground lease after the lender’s receipt of notice of any default, the ground lessor’s estoppel does not provide the same.

36(i)	Villas by the Lake Apartments (Loan No. 42)	(Ground Leases) – The ground lease, estoppel agreements and Mortgage Loan documents are silent as to the ground lessor entering into a new ground lease with lender.
39	Valley View Business Center II (Loan No. 50)
(Rent Rolls; Operating History) – The borrower provided a Certified Operating History for the trailing twelve-month period.  The Mortgaged Property was in receivership from September 15, 2011 to March 15, 2012.

39	Town Center I & II (Loan No. 53)	(Rent Rolls; Operating History) – The borrower provided Certified Operating Histories for 2012 and the trailing twelve-month period.
42	Various Mortgage Loans transferred by AMF II
(Organization of Mortgagor) – In some cases, the Seller did not perform searches of the public records for the last ten years’ prior history regarding bankruptcies or insolvencies or felony convictions for Major Sponsors (other than those Major Sponsors that are also a Controlling Owner or guarantor (for which such searches were performed)).

Annex D-2-20

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Colony Hills Portfolio Loans – Yester Oaks Apartments (Loan No. 5) Colony Hills Portfolio Loans – Windsor Place and Pathways Apartments (Loan No. 6)
(Junior Liens) – The sole member of the Mortgagors under the Yester Oaks Apartments Loan and the Pathways and Windsor Place Apartments Loan has pledged its ownership interests in such Mortgagors to secure mezzanine debt.

18	Walgreens – Bonner Springs (Loan No. 66) Walgreens – Waynesboro (Loan No. 73)
(Insurance) – Provided that no Walgreens Waiver Suspension Period is then in effect, the insurance which is required to be maintained by Walgreens Co. (“Walgreens”) under the Walgreens lease (or Walgreens compliance with the self-insurance provisions contained in the Walgreens lease) shall satisfy the insurance coverage requirements set forth in the Mortgage Loan documents, so long as the Walgreens lease remains in full force and effect and unmodified (including, without limitation, with respect to the absolute obligation of Walgreens to rebuild the Mortgaged Property at its sole cost and expense with no period of rent abatement or right to terminate the Walgreens lease in the event of casualty).  If at any time during the term of the Mortgage Loan: (i) a Walgreens Waiver Suspension Period shall be in effect; (ii) Walgreens fails to maintain the insurance which is required to be maintained by Walgreens under the Walgreens lease or fails to comply with the self-insurance provisions contained in the Walgreens lease; or (iii) the Walgreens lease is terminated or is modified so that Walgreens does not have the absolute obligation to rebuild or has the right to abatement rent or terminate the Walgreens lease in the event of a casualty; then Mortgagor shall obtain and maintain insurance policies complying with the provisions of the Mortgage Loan documents.  Walgreens Waiver Suspension Period means any period during which Walgreens fails to maintain a senior unsecured corporate credit rating of “BBB” or greater, as determined by S&P (or an equivalent rating by any other nationally recognized credit rating agency approved by lender).

So long as Walgreens is required, pursuant to the Walgreens lease, to reconstruct the improvements following a casualty or condemnation, the provisions of the Walgreens lease shall control as to the application of the net proceeds, and that any net proceeds received by Mortgagor shall be governed in accordance with the terms hereof.

Reserves with respect to taxes (and other related charges) and insurance premiums have been waived, provided that: (i) no Walgreens Waiver Suspension Event shall be in effect; (ii) no event of default exists; (iii) the Walgreens lease requires Walgreens to pay taxes directly, and Walgreens pays all taxes prior to the due date thereof; (iv) Mortgagor shall deliver to lender

Annex D-2-21

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

copies of all bills for taxes as soon as the same are received by Mortgagor; (v) lender shall have received evidence reasonably satisfactory to lender that all taxes have been paid as and when required pursuant to the terms and provisions of the Mortgage Loan documents; and (vi) the Walgreens lease is in full force and effect.

18	Bluerock Net Lease Portfolio (Loan No. 32)
(Insurance) – To the extent a tenant under a lease provides insurance or self-insurance satisfying the requirements of the Mortgage Loan documents with respect to its improvements at the applicable individual property, such insurance shall satisfy Mortgagor’s obligations thereunder, provided that (x) such insurance shall name each Mortgagor and lender as the additional insured, and (y) the Tenant Insurance Conditions are satisfied.

“Tenant Insurance Conditions” shall mean that (i) no default shall exist under the applicable lease beyond the expiration of any applicable notice and cure periods, (ii) the applicable lease has not expired or been terminated and is in effect, (iii) no event of default exists, and (iv) Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the applicable individual property as required by the Mortgage Loan documents.  In the event that the insurance coverage provided by the applicable tenant is ineffective upon termination of its lease or otherwise fails to satisfy the requirements of the Mortgage Loan documents, in whole or in part, Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the tenant’s premises in accordance with the terms of the Mortgage Loan documents.

18	GSA Building – Jersey City (Loan No. 36)
(Insurance) – The “availability threshold” for the lender having the right to hold and disburse insurance proceeds for repair or restoration is $250,000 rather than a percentage of the outstanding principal balance of the related Mortgage Loan.

28	Homewood Suites – Miami (Loan No. 30)
(Recourse Obligations) – The non-recourse provision of the Mortgage Loan providing for full recourse for transfers of the Mortgaged Property made in violation of the Mortgage Loan documents is limited so that an involuntary lien against the Mortgaged Property, other than a lien securing an extension of credit filed against the Mortgaged Property, shall not cause full recourse liability provided such lien (A) is fully bonded to the satisfaction of lender and discharged of record within 90 days of filing, or (B) within such 90 day period, lender receives affirmative title insurance from the title insurance company insuring the lien of the Mortgage that such lien is subject and subordinate to the lien of the Mortgage and no enforcement action is commenced by the applicable lien holder; provided, however, that the Mortgagor shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in

Annex D-2-22

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

connection with such lien.

The non-recourse provision of the Mortgage Loan providing for full recourse for transfers of equity interests in Mortgagor made without obtaining lender’s prior written consent to such transfers as required by the Mortgage Loan documents is limited so that Mortgagor’s failure to obtain such prior written consent shall not cause full recourse liability provided that lender subsequently accepts a cure of such failure (which lender is not obligated to accept and may reject or accept in its sole and absolute discretion); provided, however, that the Mortgagor shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such transfer.

28	Keep It Self Storage (Loan No. 61)
(Recourse Obligations) – The non-recourse provision of the Mortgage Loan providing for full recourse for transfers of equity interests in Mortgagor made in violation of the Mortgage Loan documents is limited so that Mortgagor’s failure to provide lender with the prior written notice of certain transfers required pursuant to the Mortgage Loan documents shall not cause full recourse liability provided that lender is provided, within 5 business days of the receipt thereof by Mortgagor’s general partner, acceptable documentation evidencing that such transfer satisfied the requirements of the Mortgage Loan documents so that lender’s consent thereto was not required; provided, however, that the Mortgagor shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such transfer.

28	Homewood Suites – Miami (Loan No. 30) Keep It Self Storage (Loan No. 61) Marketplace of Americus (Loan No. 72) Walgreens – Bonner Springs (Loan No. 66) Walgreens – Waynesboro (Loan No. 73)
(Recourse Obligations) – The non-recourse provision of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional misrepresentation.”

28	GSA Building – Jersey City (Loan No. 36)
(Recourse Obligations) – The carve out for losses and damages sustained in the case of misapplication, misappropriation or conversion of rents is limited to such actions following written notification of an event of default.

The carve out for loses and damages sustained in the case of

Annex D-2-23

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
material physical waste is limited to the extent that net cash flow available to the Mortgagor from operations of the Mortgaged Property is sufficient to prevent such waste.
30	Northway Center (Loan No. 24)
(Financial Reporting and Rent Rolls) – There are two TIC Mortgagors on this Mortgage Loan, and they are not expressly required to send combined annual financial statements, but the Mortgagor is required to send in annual and quarterly operating statements for the Mortgaged Property, and Mortgagor is obligated to provide additional financial information on the Mortgagor and the Mortgaged Property as requested by lender.

32	Bluerock Net Lease Portfolio (Loan No. 32)
(Due on Sale or Encumbrance) – If Mortgagor is a Delaware statutory trust, the holder of a beneficial ownership interest in Mortgagor (for the avoidance of doubt, including the initial issuances by Mortgagor and initial transfer by depositor) may transfer such interest without the consent of lender so long as (i) following such transfer, no single transferee (each, a “Beneficial Interest Owner Transferee”) owns more than 49% of the direct or indirect interests in Mortgagor that did not hold more than 49% prior to such transfer; provided that, to the extent a Beneficial Interest Owner Transferee owns 20% or more of the direct or indirect interests in Mortgagor immediately following such transfer, Mortgagor shall deliver, prior to such transfer and at Mortgagor’s sole cost and expense, customary searches reasonably acceptable to lender with respect to such Beneficial Interest Owner Transferee, (ii) following such transfer, “Guarantor” (or a “Permitted Guarantor Affiliate”) owns not less than 0.5% of the direct or indirect interests in Mortgagor, (iii) each Beneficial Interest Owner Transferee is an “Accredited Investor” and complies with the Investment Company Act representations set forth in the Mortgage Loan agreement, (iv) there shall be no more than 99 Beneficial Interest Owner Transferees in the aggregate, (v) each transfer complies with all applicable legal requirements, including applicable securities laws and regulations, (vi) no change of Control results from any such transfer, and (vii) Mortgagor continues to comply with the Investment Company Act representations set forth in the Mortgage Loan agreement.  Accredited Investor means Accredited Investor as defined in the regulations promulgated by the Securities and Exchange Commission.  Control means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person, whether through ownership of voting securities, by contract or otherwise.  Guarantor means Bluerock Real Estate, L.L.C., a Delaware limited liability company.  Permitted Guarantor Affiliate means any entity controlled by Ramin Kamfar.

Annex D-2-24

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	Marketplace of Americus (Loan No. 72)
(Single-Purpose Entity) – So long as no cash sweep is in existence, Mortgagor is allowed to share accounts with its affiliates so long as records are maintained by or on behalf of Mortgagor such that it can readily ascertain without undue effort, time or cost, the funds of Mortgagor that are contained in such accounts, transferred from such accounts and/or disbursed from such accounts to pay Mortgagor’s expenses.

Mortgagor may file a consolidated federal income tax return with its affiliates so long as Mortgagor’s assets and liabilities are separately identified.

Annex D-2-25

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
7/2013	$ 103,054,000.00	1/2018	$103,054,000.00
8/2013	$ 103,054,000.00	2/2018	$103,054,000.00
9/2013	$ 103,054,000.00	3/2018	$103,054,000.00
10/2013	$ 103,054,000.00	4/2018	$103,054,000.00
11/2013	$ 103,054,000.00	5/2018	$103,053,444.62
12/2013	$ 103,054,000.00	6/2018	$100,978,588.19
1/2014	$ 103,054,000.00	7/2018	$98,916,709.97
2/2014	$ 103,054,000.00	8/2018	$96,965,494.44
3/2014	$ 103,054,000.00	9/2018	$95,007,331.82
4/2014	$ 103,054,000.00	10/2018	$92,924,878.62
5/2014	$ 103,054,000.00	11/2018	$90,952,328.57
6/2014	$ 103,054,000.00	12/2018	$88,855,902.16
7/2014	$ 103,054,000.00	1/2019	$86,868,863.06
8/2014	$ 103,054,000.00	2/2019	$84,874,748.52
9/2014	$ 103,054,000.00	3/2019	$82,525,069.08
10/2014	$ 103,054,000.00	4/2019	$80,515,484.53
11/2014	$ 103,054,000.00	5/2019	$78,383,089.87
12/2014	$ 103,054,000.00	6/2019	$76,358,754.69
1/2015	$ 103,054,000.00	7/2019	$74,212,034.07
2/2015	$ 103,054,000.00	8/2019	$72,172,844.06
3/2015	$ 103,054,000.00	9/2019	$70,126,391.73
4/2015	$ 103,054,000.00	10/2019	$67,958,190.72
5/2015	$ 103,054,000.00	11/2019	$65,896,727.33
6/2015	$ 103,054,000.00	12/2019	$63,713,947.43
7/2015	$ 103,054,000.00	1/2020	$61,637,366.93
8/2015	$ 103,054,000.00	2/2020	$59,553,390.11
9/2015	$ 103,054,000.00	3/2020	$57,235,499.40
10/2015	$ 103,054,000.00	4/2020	$55,135,842.52
11/2015	$ 103,054,000.00	5/2020	$52,916,291.34
12/2015	$ 103,054,000.00	6/2020	$50,861,735.17
1/2016	$ 103,054,000.00	7/2020	$48,691,390.61
2/2016	$ 103,054,000.00	8/2020	$46,621,774.57
3/2016	$ 103,054,000.00	9/2020	$44,544,781.27
4/2016	$ 103,054,000.00	10/2020	$42,352,645.47
5/2016	$ 103,054,000.00	11/2020	$40,260,433.64
6/2016	$ 103,054,000.00	12/2020	$38,053,517.39
7/2016	$ 103,054,000.00	1/2021	$35,945,979.40
8/2016	$ 103,054,000.00	2/2021	$33,830,928.10
9/2016	$ 103,054,000.00	3/2021	$31,388,816.44
10/2016	$ 103,054,000.00	4/2021	$29,257,517.24
11/2016	$ 103,054,000.00	5/2021	$27,012,638.79
12/2016	$ 103,054,000.00	6/2021	$24,865,736.98
1/2017	$ 103,054,000.00	7/2021	$22,605,705.05
2/2017	$ 103,054,000.00	8/2021	$20,443,090.27
3/2017	$ 103,054,000.00	9/2021	$18,272,764.56
4/2017	$ 103,054,000.00	10/2021	$15,989,982.99
5/2017	$ 103,054,000.00	11/2021	$13,803,778.62
6/2017	$ 103,054,000.00	12/2021	$11,505,575.46
7/2017	$ 103,054,000.00	1/2022	$9,303,380.10
8/2017	$ 103,054,000.00	2/2022	$7,093,331.77
9/2017	$ 103,054,000.00	3/2022	$4,565,108.43
10/2017	$ 103,054,000.00	4/2022	$2,338,162.29
11/2017	$ 103,054,000.00	5/2022 and thereafter	$0.00
12/2017	$ 103,054,000.00

Annex E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series.  Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 26, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates.  If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 127 in this prospectus.

In this prospectus, the terms “Depositor,“ “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	26
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	27
Cause Special Risks	16	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	17	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	20	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	28
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	21	Material Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Material Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	29
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	22	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	24	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

Changes to REMIC Restrictions on		Reports to Certificateholders	57
Loan Modifications May Impact		Voting Rights	58
an Investment in the Certificates	32	Termination	59
In The Event of an Early		Book-Entry Registration and
Termination of a Swap		Definitive Certificates	59
Agreement Due to Certain Swap		DESCRIPTION OF THE POOLING
Termination Events, a Trust May		AGREEMENTS	62
Be Required to Make a Large		General	62
Termination Payment to any		Assignment of Mortgage Loans;
Related Swap Counterparty	33	Repurchases	62
Your Securities Will Have Greater		Representations and Warranties;
Risk if an Interest Rate Swap		Repurchases	63
Agreement Terminates	33	Collection and Other Servicing
DESCRIPTION OF THE TRUST		Procedures	64
FUNDS	33	Sub-Servicers	65
General	33	Special Servicers	65
Mortgage Loans	34	Certificate Account	65
MBS	38	Modifications, Waivers and
Certificate Accounts	39	Amendments of Mortgage Loans	68
Other Accounts	39	Realization Upon Defaulted
Credit Support	39	Mortgage Loans	68
Cash Flow Agreements	40	Hazard Insurance Policies	69
YIELD AND MATURITY		Due-on-Sale and
CONSIDERATIONS	40	Due-on-Encumbrance Provisions	69
General	40	Servicing Compensation and
Pass-Through Rate	40	Payment of Expenses	70
Payment Delays	40	Evidence as to Compliance	70
Certain Shortfalls in Collections of		Certain Matters Regarding the
Interest	41	Master Servicer and the
Yield and Prepayment		Depositor	71
Considerations	41	Servicer Termination Events	71
Weighted Average Life and Maturity	43	Amendment	71
Controlled Amortization Classes and		List of Certificateholders	72
Companion Classes	43	The Trustee	72
Other Factors Affecting Yield,		Duties of the Trustee	72
Weighted Average Life and		Certain Matters Regarding the
Maturity	44	Trustee	73
THE SPONSOR	46	Resignation and Removal of the
THE DEPOSITOR	47	Trustee	73
THE ISSUING ENTITY	47	DESCRIPTION OF CREDIT SUPPORT	73
USE OF PROCEEDS	47	General	73
DESCRIPTION OF THE		Subordinate Certificates	74
CERTIFICATES	48	Cross-Support Provisions	74
General	48	Insurance or Guarantees with
Distributions	48	Respect to Mortgage Loans	75
Distributions of Interest on the		Letter of Credit	75
Certificates	49	Certificate Insurance and Surety
Determination of Interest Rates	50	Bonds	75
Distributions of Principal on the		Reserve Funds	75
Certificates	55	Credit Support with Respect to MBS	76
Distributions on the Certificates in		CERTAIN LEGAL ASPECTS OF
Respect of Prepayment		MORTGAGE LOANS	76
Premiums	55	General	76
Allocation of Losses and Shortfalls	56	Types of Mortgage Instruments	76
Advances in Respect of		Leases and Rents	77
Delinquencies	56	Personalty	77

Foreclosure	77	Backup Withholding	111
Bankruptcy Laws	81	Reporting Requirements	112
Environmental Risks	84	Federal Income Tax Consequences
Due-on-Sale and		for Certificates as to which No
Due-on-Encumbrance	86	REMIC Election Is Made	112
Subordinate Financing	86	Standard Certificates	112
Default Interest and Limitations on		Stripped Certificates	115
Prepayments	87	3.8% Medicare Tax On “Net
Applicability of Usury Laws	87	Investment Income”	118
Servicemembers Civil Relief Act	87	Reporting Requirements and
Type of Mortgaged Property	88	Backup Withholding	118
Americans with Disabilities Act	88	Taxation of Certain Foreign
Anti-Money Laundering, Economic		Investors	119
Sanctions and Bribery	88	STATE AND OTHER TAX
Potential Forfeiture of Assets	89	CONSIDERATIONS	120
MATERIAL FEDERAL INCOME TAX		CERTAIN ERISA CONSIDERATIONS	120
CONSEQUENCES	89	General	120
Federal Income Tax Consequences		Plan Asset Regulations	121
for REMIC Certificates	90	Administrative Exemptions	121
General	90	Insurance Company General
Characterization of Investments in		Accounts	121
REMIC Certificates	90	Unrelated Business Taxable
Qualification as a REMIC	91	Income; Residual Certificates	122
Taxation of Regular Certificates	93	LEGAL INVESTMENT	122
Taxation of Residual Certificates	100	METHOD OF DISTRIBUTION	123
Taxes That May Be Imposed on the		INCORPORATION OF CERTAIN
REMIC Pool	107	INFORMATION BY REFERENCE	125
Liquidation of the REMIC Pool	109	WHERE YOU CAN FIND MORE
Administrative Matters	109	INFORMATION	125
Limitations on Deduction of Certain		LEGAL MATTERS	125
Expenses	109	FINANCIAL INFORMATION	125
Taxation of Certain Foreign		RATING	126
Investors	110	INDEX OF DEFINED TERMS	127
3.8% Medicare Tax On “Net
Investment Income”	111

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, National Association, a national banking association may be a sponsor. For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

● residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

● office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

●	may provide for defeasance of the mortgage loan; and

●	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

●	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

●
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	●	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates

Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

	●	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

	●	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

●
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

●
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

●
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans. Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax Consequences

The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time.  Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders” in this prospectus.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

●	The perceived liquidity of the certificates;

●
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

●
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

●
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

●
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

●	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans.  Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans.  We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

●
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule.  Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount.  Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund.  Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios.  The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates.  You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus.  Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one  to four family residential lending.  Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.  Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus.  If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.  Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property.  For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.  A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants.  Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	Changes in general or local economic conditions and/or specific industry segments;

●	Declines in real estate values;

●	Declines in rental or occupancy rates;

●	Increases in interest rates, real estate tax rates and other operating expenses;

●	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	Acts of God; and

●	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

●
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

●	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	Construction of competing hotels or resorts;

●	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

●	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.  The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements.  The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property.  It is more likely that those persons would have to apply for new licenses.  We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers.  The leasing of real estate is highly competitive.  The principal means of competition are price, location and the nature and condition of the facility to be leased.  A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.  Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities.  While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk.  Increased competition could adversely affect income from and market value of the mortgaged properties.  In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses.  Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	The fair market value of the related mortgaged property;

●	The level of available mortgage interest rates at the time of sale or refinancing;

●	The borrower’s equity in the related mortgaged property;

●	The borrower’s financial condition;

●	The operating history and occupancy level of the related mortgaged property;

●	Tax laws;

●	Reductions in government assistance/rent subsidy programs;

●	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

●	Prevailing general and regional economic conditions; and

●	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates.  Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.  For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates.  Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors.  However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels.  See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease.  This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●      space in the mortgaged properties could not be leased or re leased;

●      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●      tenants were unwilling or unable to meet their lease obligations;

●      a significant tenant were to become a debtor in a bankruptcy case;

●      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

●      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.  Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property.  In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.  This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances.  The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property.  This liability could exist even if a previous owner caused the environmental damage.  The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.  See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance.  The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

●	fire;

●	lightning;

●	explosion;

●	smoke;

●	windstorm and hail; and

●	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support.  See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager.  Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.  The property manager is generally responsible for:

●	operating the properties;

●	providing building services;

●	establishing and implementing the rental structure;

●	managing operating expenses;

●	responding to changes in the local market; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property.  This may adversely affect cash flow.  However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

●      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

●      potential environmental legislation or liabilities or other legal liabilities;

●      the availability of refinancing; and

●      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable.  Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.  In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus.  To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates.  There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws.  Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period.  The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.  A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

●	generally, will not be subject to offset by losses from other activities;

●	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

●	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates may substantially exceed the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce periodic payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) assignment of rents and leases.  The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law.  Those provisions also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●      the aggregate amount of distributions on the offered certificates;

●      their yield to maturity;

●      the rate of principal payments; and

●      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      various types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

●	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

●
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio and the Debt Yield of a loan secured by income-producing property as important factors in evaluating the risk of default on and / or losses related to that loan. The “Debt Service Coverage Ratio” or “DSCR” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The “Debt Yield” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period divided by (2) the outstanding principal amount of the mortgage loan secured by the related Mortgaged Property, expressed in percentage terms. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio and / or Debt Yield that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series.  As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial properties may be owner-occupied or leased to a small number of tenants.  Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” or “LTV” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

●	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)   the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)   the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

●	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method which calculates the cost of replacing the property at that date,

●	the income capitalization method which projects value based upon the property’s projected net cash flow, or

●	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

●	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

●
the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

●	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

●	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within fifteen days following that issuance.

MBS

MBS may include:

●
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

●	the original and remaining term to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate of the MBS or the formula for determining the rates,

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

●	a description of the credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and

●	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment.  However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period.  “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.  The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates.  If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls.  The related prospectus supplement will also describe any other amounts available to offset those shortfalls.  See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the Mortgaged Properties are located,

●	the quality of management of the Mortgaged Properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment,

●	the existence of Lock-out Periods,

●	requirements that principal prepayments be accompanied by Prepayment Premiums, and

●	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement.  Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.  The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur.  A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series.  The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.  The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.  Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan.  This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.    Excess Funds, or

3.    any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities LLC.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

●	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

●
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

●	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

●	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

●	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

●	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

●	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

●	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

●
“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

●
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

●
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

●	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

                             Bond Equivalent Yield =        N x D        x 100
                             360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

●
the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

●	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

●
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

●	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

●	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

●
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

●
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

●
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

●	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

●
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

●	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer.  See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

●	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

●	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

●
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

●	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.      any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.     to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.     if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.     if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.     to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.     to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.     if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.     to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.     to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.     to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.     to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”).  For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under the credit support,

●	any conditions to payment under the credit support not otherwise described in this prospectus,

●	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

●	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

●
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender the its right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

●	may pose an imminent or substantial endangerment to human health or welfare or the environment,

●	may result in a release or threatened release of any hazardous material,

●	may give rise to any environmental claim or demand, or

●
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the Initial Purchasers, the Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the Initial Purchasers, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the Initial Purchasers, the Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the Initial Purchasers, the Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Certificates.  In addition, each of the Depositor, the Issuing Entity, the Initial Purchasers, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes

●	a mortgage in default or as to which default is reasonably foreseeable,

●	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

●	a mortgage that was fraudulently procured by the mortgagor, and

●	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates.  The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset.  However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate.  The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.           the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors (each, a “variable rate”), or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  The election to amortize premium applies to all the premium bonds you hold at the beginning of the taxable year and to all premium bonds you acquire thereafter.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if you make the election with respect to a premium bond,  then you are deemed to make the election to amortize premium for all the premium bonds you hold at the beginning of the taxable year and all premium bonds you acquire thereafter.  If you make the election with respect to a market discount bond,  then you are deemed to make the election to accrue market discount for all the market discount bonds you acquire at the beginning of the taxable year and all market discount bonds you acquire thereafter.   The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Prepayment Premiums

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.      if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.      in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.      to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following the issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.      an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2)

and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)     the present value of any consideration given to the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.      the disposition of a qualified mortgage other than for:

(a)      substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)      foreclosure, default or imminent default of a qualified mortgage,

(c)      bankruptcy or insolvency of the REMIC Pool, or

(d)      a qualified (complete) liquidation,

2.       the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.       the receipt of compensation for services or

4.       the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—

Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA.

Under Sections 1471 through 1474 of the Code (“FATCA”) “foreign financial institutions” will be required to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. FATCA also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  FATCA imposes a 30% withholding tax on certain payments of income and gross proceeds to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  Withholding under FATCA will be effective for payments of income made after December 31, 2013, and for capital gains realized after December 31, 2016, but would not apply to obligations, such as any Regular Certificates, outstanding at any time before December 31, 2013.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the REMIC Certificates, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Persons should consult their advisors with respect to the application of the 3.8% Medicare tax to their income and gains, if any, with respect to the REMIC Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans  originated with original issue discount.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange

of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””, above.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

Holders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the “Amendments”) to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met).  Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to

Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

 The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, the underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by us to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by J.P. Morgan Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or J.P. Morgan Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of J.P. Morgan Securities LLC and, as such, J.P. Morgan Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to J.P. Morgan Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of offered certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and our controlling persons, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of offered certificates.  If you purchase offered certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.

All or part of any class of offered certiﬁcates may be acquired by us or by one or more of our afﬁliates in a secondary market transaction or from an afﬁliate.  Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by an NRSRO will be offered by this prospectus and the related prospectus supplement.  We may initially retain any class rated below investment grade, or any unrated class, and we may sell it at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal.  An underwriter may also act as agent in such transactions.  Sales may be made at negotiated prices determined at the time of sale.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the SEC.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

30/360	50	FAMC	38
401(c) Regulations	122	FATCA	111
91-day Treasury Bill Rate	54	Federal Funds Rate	53
91-day Treasury Bills	54	FHLMC	38
Accrual Certificates	49	FNMA	38
Accrued Certificate Interest	49	Garn Act	86
Actual/360	50	GNMA	38
Actual/365 (fixed)	50	Indirect Participants	59
Actual/Actual (accrual basis)	50	Insurance and Condemnation Proceeds	66
Actual/Actual (ISMA)	50	IRS	89
Actual/Actual (payment basis)	50	ISMA	50
ADA	88	Issuing Entity	1
Amendments	121	JPMCB	46
ARM Loans	37	L/C Bank	75
Assessment of Compliance	70	LIBOR Determination Date	51
Attestation Report	71	Liquidation Proceeds	66
Available Distribution Amount	48	Loan-to-Value Ratio	35
Bankruptcy Code	78	Lock-out Date	37
Bond Equivalent Yield	52	Lock-out Period	37
Book-Entry Certificates	48	LTV	35
Cash Flow Agreement	40	MBS	33
CERCLA	84	MBS Agreement	38
Certificate Owner	59	MBS Issuer	38
Clearstream	61	MBS Servicer	38
CMT Rate	52	MBS Trustee	38
Code	58	Mortgage Asset Seller	34
Commercial Paper Rate	52	Mortgage Notes	34
Cooperatives	34	Mortgaged Properties	34
CPR	43	Mortgages	34
Debt Service Coverage Ratio	35	Net Leases	35
Debt Yield	35	Net Operating Income	35
defective obligation	91	Nonrecoverable Advance	56
Definitive Certificates	48	Non-U.S. Person	106
Depositor	ii, 34	NRSRO	122
Designated CMT Reuters Page	52	OID Regulations	93
Determination Date	41	Participants	59
Direct Participants	59	Parties in Interest	120
Disqualified Organization	104, 122	Pass-Through Entity	105
Distribution Date Statement	57	Patriot Act	89
DOL	121	Permitted Investments	65
DSCR	35	Plans	120
DTC	48	Pooling Agreement	62
Due Dates	36	prepayment	43
Due Period	41	Prepayment Assumption	94
EDGAR	125	Prepayment Interest Shortfall	41
electing large partnership	105	Prepayment Premium	37
Euroclear	61	Prime Rate	54
Excess Funds	46	PTCE	121
excess servicing	114	Random Lot Certificates	93
Exchange Act	39	Record Date	49
Exemptions	121	Reference Banks	51

Reform Act	92	Servicer Termination Event	71
Registration Statement	125	Servicing Standard	64
Regular Certificateholder	93	Similar Law	120
Regular Certificates	90	SMMEA	122
Related Proceeds	56	SPA	43
Relief Act	87	Sponsor	46
REMIC	7, 90	Standard Certificateholder	112
REMIC Certificates	90	Standard Certificates	112
REMIC Pool	90	Startup Day	91
REMIC Regulations	89	Stripped Certificateholder	117
REO Property	64	Stripped Certificates	115
Residual Certificateholders	100	Subordinate Certificates	48
Residual Certificates	49	Sub-Servicing Agreement	65
Reuters Screen FEDCMT Page	52	Terms and Conditions	62
Reuters Screen FEDFUNDS1 Page	54	Title V	87
Reuters Screen FRBCMT Page	52	Treasury	89
Reuters Screen LIBOR01 Page	51	Treasury Notes	53
Reuters Screen US PRIME 1 Page	55	U.S. Person	106
SEC	37	Value	36
secured-creditor exemption	85	variable rate	96
Securities Act	39	Warranting Party	63
Senior Certificates	48

(THIS PAGE INTENTIONALLY LEFT BLANK)

IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The attached CD-ROM relates to this free writing prospectus. The CD-ROM contains Annex A-1 to this free writing prospectus, which will be included with and form part of the paper version of this free writing prospectus. Defined terms used in Annex A-1, but not otherwise defined therein, shall have the respective meanings assigned to them in the paper portion of this free writing prospectus. All of the information contained in the CD-ROM is subject to the same limitations and qualifications contained in this free writing prospectus. Prospective investors are strongly urged to read the paper portion of this free writing prospectus in its entirety prior to accessing the CD-ROM, and if the CD-ROM is received separately, any information on the CD-ROM will be supplemented in its entirety by the paper portion of this free writing prospectus. If the CD-ROM was not received in a sealed package, there can be no assurance that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Kunal Singh of J.P. Morgan Securities LLC at (212) 834-5467 to receive an original copy of the CD-ROM.

The delivery of this CD-ROM is not an offer to sell or a solicitation of an offer to buy any securities, nor an offer of any securities to any person in any country, state or other jurisdiction in which such offer would be unlawful. The delivery of this CD-ROM does not imply that the information set forth herein is correct as of any date subsequent to the date of such information.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,249,024,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMBB
Commercial Mortgage
Securities Trust 2013-C12
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2013-C12

Free Writing Prospectus
Summary of Certificates	S-2
Important Notice Regarding The Offered Certificates	S-8
Important Notice About Information Presented in This
Free Writing Prospectus and the Accompanying
Prospectus	S-9
Summary of Terms	S-11
Risk Factors	S-43
Description of the Mortgage Pool	S-104
Transaction Parties	S-164
Description of the Certificates	S-220
Servicing of the Mortgage Loans	S-256
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	S-291
Pending Legal Proceedings Involving Transaction
Parties	S-292
Yield and Maturity Considerations	S-293
Material Federal Income Tax Consequences	S-305
Certain State and Local Tax Considerations	S-307
Certain ERISA Considerations	S-308
Certain Legal Aspects of the Mortgage Loans	S-310
Legal Investment	S-311
Legal Matters	S-312
Ratings	S-312	Class A-1	$101,691,000
Index of Defined Terms	S-314	Class A-2	$162,984,000
		Class A-3	$33,613,000
Prospectus		Class A-4	$215,000,000
		Class A-5	$322,522,000
Summary of Prospectus	1	Class A-SB	$103,054,000
Risk Factors	9	Class X-A	$1,064,605,000
Description of the Trust Funds	33	Class X-B	$129,093,000
Yield and Maturity Considerations	40	Class A-S	$125,741,000
The Sponsor	46	Class B	$80,474,000
The Depositor	47	Class C	$48,619,000
The Issuing Entity	47	Class D	$55,326,000
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling Agreements	62
Description of Credit Support	73
Certain Legal Aspects of Mortgage Loans	76
Material Federal Income Tax Consequences	89	FREE WRITING PROSPECTUS
State and Other Tax Considerations	120
Certain ERISA Considerations	120
Legal Investment	122
Method of Distribution	123	J.P. Morgan
Incorporation of Certain Information by Reference	125
Where You Can Find More Information	125	CO-Lead Manager and Joint Bookrunner
Legal Matters	125
Financial Information	125	Barclays
Rating	126
Index of Defined Terms	127	CO-Lead Manager and Joint Bookrunner

		KeyBanc Capital Markets
		Co-Manager

		June[__], 2013